                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                            MEDIAONE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                                                 August 27, 1999

                             [MEDIAONE GROUP LOGO]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The Board of Directors of MediaOne Group, Inc. has approved a merger agreement that provides for the merger of MediaOne Group with and into Meteor Acquisition Inc., a wholly owned subsidiary of AT&T Corp. The merger will join AT&T, a worldwide communications leader, with MediaOne Group, a leader in the broadband communications industry, to create the leading carrier of end-to-end communications services for consumers and businesses. We believe that the combined company will be well-positioned to create and provide nationally-branded broadband services and to service new markets and exploit business opportunities.

    In the merger, holders of MediaOne Group common stock will receive, at their election, for each share of MediaOne Group common stock:

    - 1.4912 shares of AT&T common stock;

    - $85.00 in cash; or

    - $30.85 in cash and 0.95 of a share of AT&T common stock.

    Each stockholder's election may be subject to proration depending on the consideration other stockholders elect to receive in the merger. The proration will ensure that AT&T issues a total number of AT&T shares equal to 0.95 times the number of outstanding MediaOne Group shares. If too many MediaOne Group stockholders elect all stock, those holders will receive cash for some of their MediaOne Group shares notwithstanding their election. If too many MediaOne Group stockholders elect all cash, those holders will receive AT&T shares for some of their MediaOne Group shares notwithstanding their election. Holders who elect the cash and stock combination will always receive what they elect. We will treat holders who make no election as if they elected the cash and stock combination.

    In addition, to the extent the price of AT&T's common stock is less than $57.00 per share during a prescribed measurement period shortly prior to the closing, stockholders receiving AT&T common stock in the merger will also receive an additional cash payment to account for the difference between the actual price of AT&T common stock (subject to a floor of $51.30) and $57.00. For shares subject to the cash and stock election, the maximum additional cash payment will be $5.42 per share, and for shares subject to the all-stock election, the maximum additional cash payment will be $8.50 per share.

    AT&T will list the AT&T common stock issued in the merger on the New York Stock Exchange under the symbol "T."

    We are asking holders of MediaOne Group common stock to approve the adoption of the merger agreement. Your board of directors recommends that you vote in favor of the adoption of the merger agreement. We have scheduled a special meeting for our stockholders to vote on this proposal.

    The date, time and place of the meeting is:

    October 21, 1999
    10:00 A.M., LOCAL TIME
    THE TERRACE GARDENS AT DOVE VALLEY
      EVENT AND CONFERENCE CENTER
    13065 EAST BRIARWOOD AVENUE
    ENGLEWOOD, COLORADO 80112

                                          /S/ CHARLES M. LILLIS

                                          Charles M. Lillis
                                          CHAIRMAN OF THE BOARD AND CHIEF
                                          EXECUTIVE OFFICER
                                          MEDIAONE GROUP, INC.

    SEE "RISK FACTORS" ON PAGE I-20 FOR A DISCUSSION OF THE RISKS THAT STOCKHOLDERS SHOULD CONSIDER WITH RESPECT TO THE MERGER. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares of AT&T capital stock to be issued in the merger, or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    Proxy statement/prospectus dated August 27, 1999, and first mailed to stockholders on or about September 7, 1999.

                                                           [MEDIAONE GROUP LOGO]

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 21, 1999

To MediaOne Group Stockholders:

    We invite you to attend the MediaOne Group special meeting of stockholders, to be held on October 21, 1999 at 10:00 a.m., Mountain Time, at The Terrace Gardens at Dove Valley Event and Conference Center, 13065 East Briarwood Avenue, Englewood, Colorado 80112. At the meeting, we will ask you to consider and vote upon a proposal to approve the adoption of the merger agreement between MediaOne Group, Meteor Acquisition Inc. and AT&T Corp., as we describe in the attached proxy statement/prospectus. Your board of directors recommends that you vote in favor of the proposal.

    The close of business on September 2, 1999 is the record date for this meeting. Holders of all classes of MediaOne Group capital stock on the record date are entitled to notice of this meeting, but only holders of MediaOne Group common stock on the record date are entitled to vote at the meeting.

    The proxy statement/prospectus provides you with detailed information about the proposal to approve the adoption of the merger agreement. Whether or not you plan to attend the meeting, please take the time to vote by proxy. You may vote by proxy by:

    - returning the enclosed proxy card

    - calling the toll-free number listed on your proxy card or

    - accessing the web site listed on your proxy card.

    PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR STOCK AT THIS TIME.

                                          By order of the Board of Directors,

                                          /s/ FRANK M. EICHLER

                                          Frank M. Eichler
                                          EXECUTIVE VICE PRESIDENT--LAW AND
                                          PUBLIC POLICY, GENERAL COUNSEL AND
                                          SECRETARY

August 27, 1999

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE, OR AUTHORIZE THE INDIVIDUALS NAMED ON YOUR PROXY TO VOTE YOUR SHARES BY CALLING THE TOLL-FREE TELEPHONE NUMBER OR BY USING THE INTERNET AS DESCRIBED ON YOUR PROXY CARD.

    SHOULD YOU HAVE ANY QUESTIONS REGARDING THE SPECIAL MEETING OR THE ATTACHED PROXY STATEMENT/PROSPECTUS, PLEASE CALL OUR PROXY SOLICITOR, D.F. KING & CO., AT 1-800-848-3405.

                               TABLE OF CONTENTS

                                                 PAGE
                                               ---------
Chapter One--Overview........................        I-1

Questions and Answers About the Merger.......        I-1

Summary......................................        I-3

The Companies................................        I-3

MediaOne Group's Reasons for the Merger......        I-3

Recommendation to Stockholders...............        I-4

The Merger...................................        I-4

Summary Selected Historical and Pro Forma
  Financial Data.............................       I-11

How We Prepared the Financial Statements.....       I-11

Purchase of a Business Accounting
  Treatment..................................       I-11

Merger-Related Expenses......................       I-11

Selected Historical Financial Data of AT&T...       I-11

Selected Historical Financial Data of
  MediaOne Group.............................       I-15

Selected Pro Forma Condensed Financial
  Information................................       I-17

Unaudited Comparative Per Share
  Data.......................................       I-18

Risk Factors.................................       I-20

Value of AT&T Common Stock to be Received in
  the Merger May Fluctuate; All Holders May
  Not Receive the Same Value.................       I-20

Stockholders May Receive a Form of
  Consideration Different from What They
  Elect......................................       I-21

AT&T and MediaOne Group May Encounter
  Difficulties in Integrating Operations and
  May Not Achieve Cost Savings and Strategic
  and Other Benefits.........................       I-21

Regulatory Agencies May Impose Conditions on
  Approvals Relating to the Merger...........       I-22

                                                 PAGE
                                               ---------

Risks Relating to MediaOne Group's Interest
  in Time Warner Entertainment Company,
  L.P........................................       I-22

Cautionary Statements Relating to
  Forward-Looking Statements.................       I-23

Chapter Two--The Transaction.................       II-1

The Companies................................       II-1

MediaOne Group, Inc..........................       II-1

AT&T Corp....................................       II-1

Meteor Acquisition Inc.......................       II-1

The Merger Transaction.......................       II-1

General......................................       II-1

Background of the Merger.....................       II-2

MediaOne Group's Reasons for the Merger......       II-5

Factors Considered by, and Recommendation of,
  the MediaOne Group Board...................       II-7

AT&T's Reasons for the Merger................       II-9

Accounting Treatment.........................       II-9

Material U.S. Federal Income Tax Consequences
  of the Merger..............................      II-10

Antitrust Matters............................      II-11

Federal Communications Commission............      II-12

State and Local Governmental Authorities.....      II-12

Foreign Regulatory Filings...................      II-13

Other Regulatory Filings.....................      II-14

Appraisal Rights.............................      II-14

Federal Securities Laws Consequences.........      II-18

Comparative Per Share Market Price and
  Dividend Information.......................      II-19

Unaudited Pro Forma Condensed Combined
  Financial Statements.......................      II-20

Opinion of Financial Advisor.................      II-29

Comparable Trading Analysis..................      II-32

Discounted Cash Flow Analysis................      II-32

Precedent Transaction Analysis...............      II-33

                                                 PAGE
                                               ---------
Interests of Certain Persons in the Merger...      II-34

General......................................      II-34

Change of Control Severance Agreements.......      II-35

Stock Plans..................................      II-36

Other Executive Benefit Plans................      II-36

Maintenance of Benefits for MediaOne Group
  Employees..................................      II-37

Directors and Officers.......................      II-37

Indemnification and Insurance................      II-37

Chapter Three--The Merger
  Agreement..................................      III-1

Structure of the Merger......................      III-1

Timing of Closing............................      III-1

Merger Consideration.........................      III-1

Treatment of MediaOne Group Stock Options....      III-5

Election Procedure; Exchange of Shares.......      III-7

Appraisal Rights.............................      III-7

Principal Covenants..........................      III-8

Representations and Warranties...............     III-13

Conditions to the Completion of the Merger...     III-14

Termination of the Merger Agreement..........     III-16

Other Expenses...............................     III-18

Amendments; Waivers..........................     III-18

Chapter Four--The Meeting and
  Voting.....................................       IV-1

Information About the Meeting and Voting.....       IV-1

Matters Relating to the Meeting..............       IV-1

Vote Necessary to Approve Merger Proposal....       IV-2

Proxies......................................       IV-2

Other Business; Adjournments.................       IV-4

Chapter Five--Certain Legal Information......        V-1

Comparison of Stockholder Rights.............        V-1
                                                 PAGE
                                               ---------

Business Combinations........................        V-1

State Takeover Legislation...................        V-3

Rights of Dissenting Stockholders............        V-4

Amendments to Charters.......................        V-5

Amendments to Bylaws.........................        V-6

No Preemptive Rights.........................        V-7

Redemption of Capital Stock..................        V-7

Dividend Sources.............................        V-7

Duration of Proxies..........................        V-8

Stockholder Action...........................        V-8

Stockholder Proposals........................        V-9

Meetings of Stockholders.....................        V-9

Cumulative Voting............................        V-9

Number and Election of Directors.............       V-10

Removal of Directors.........................       V-10

Vacancies....................................       V-11

Indemnification of Directors and Officers....       V-12

Limitation of Personal Liability of
  Directors..................................       V-14

Description of AT&T Capital Stock............       V-15

Authorized Capital Stock.....................       V-15

AT&T Common Stock............................       V-15

AT&T Preferred Stock.........................       V-19

Legal Matters................................       V-24

Experts......................................       V-24

Chapter Six--Additional Information for
  Stockholders...............................       VI-1

Future Stockholder Proposals.................       VI-1

Where You Can Find More
  Information................................       VI-1

Annexes

Annex A  Merger Agreement                            A-1
Annex B  Opinion of Lehman Brothers Inc.             B-1
Annex C  Section 262 of the General
         Corporation Law of the State of
         Delaware                                    C-1

                                  CHAPTER ONE

                                    OVERVIEW

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHEN AND WHERE IS THE STOCKHOLDER MEETING?

A: The meeting will take place on October 21, 1999 in Englewood, Colorado. The exact location for the meeting is listed on page IV-1.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, please fill out, sign and mail your signed proxy card in the enclosed return envelope or give your proxy by telephone or the Internet as soon as possible, so that we may vote your shares at the MediaOne Group meeting.

In order to assure that we obtain your vote, please give your proxy as instructed on your proxy card even if you currently plan to attend the meeting in person.

Q: WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Send in a later-dated, signed proxy card to MediaOne Group's Secretary or vote again by telephone or the Internet before the MediaOne Group meeting. Or, you can attend the MediaOne Group meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to MediaOne Group's Secretary, by calling the toll-free number listed on the enclosed proxy card or by using the Internet, as instructed on the proxy card.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker cannot vote them on the proposal. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet voting.

If you do not give voting instructions to your broker, you will, in effect, be voting against the merger unless you appear in person at the MediaOne Group meeting with a proxy from your broker authorizing you to vote your "street name" shares, and vote in favor of the merger.

Q: IF I AM A PARTICIPANT IN THE MEDIAONE GROUP SAVINGS PLAN/EMPLOYEE STOCK OWNERSHIP PLAN, HOW DO I VOTE MY SHARES?

A: If you are a participant in the MediaOne Group Savings Plan/ESOP, a proxy will serve as a voting instruction card for the trustees of the Savings Plan/ESOP with respect to the shares of MediaOne Group common stock held in your account. The trustees will vote shares held in the Savings Plan/ESOP for which proxies are not received, as well as shares held in the suspense account of the Savings Plan/ESOP, in the same proportion as the shares for which proxies are received, although the trustees will, in any event, exercise voting obligations consistent with their fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.

Q: WHAT HAPPENED TO THE MERGER WITH COMCAST CORPORATION?

A: We terminated the merger agreement between MediaOne Group and Comcast so that we could accept the AT&T merger proposal. AT&T, on behalf of MediaOne Group, funded the $1.5 billion termination fee to Comcast required under the Comcast merger agreement.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After we complete the merger, we will send stockholders written instructions for exchanging their share certificates.

Q: HOW DO I INDICATE WHETHER I WOULD PREFER TO RECEIVE CASH, SHARES OF AT&T COMMON STOCK OR A COMBINATION OF CASH AND SHARES OF AT&T COMMON STOCK?

A: MediaOne Group stockholders will be able to indicate whether they would prefer to receive all cash, all shares of AT&T common stock or a combination of cash and shares of AT&T common stock, or to indicate that they have no preference. We will mail forms to the MediaOne Group stockholders for this purpose shortly after

CHAPTER ONE - OVERVIEW

the closing of the merger. We will then allocate the cash and AT&T common stock consideration among the holders of MediaOne Group common stock based on the preferences indicated in the elections that they submit, subject to proration based on the amount of cash and AT&T common stock available.

Q: WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A: MediaOne Group does not currently pay cash dividends on its common stock. Following the merger, AT&T expects to continue to pay its regular quarterly dividend on AT&T common stock at its current rate, subject to any change that AT&T's Board of Directors may determine. For information on the cash dividends paid by AT&T, see page II-19.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO HOLDERS OF MEDIAONE GROUP COMMON STOCK?

A: It depends on the form of consideration that you receive. For U.S. federal income tax purposes, generally you will be taxed on the cash portion of consideration received in the merger (including cash received in lieu of fractional shares) but the receipt of AT&T common stock will be tax free. Because of possible proration and the fact that cash will be paid in lieu of fractional shares, even if you elect to receive your consideration all in AT&T common stock, you may receive some cash, the receipt of which may be taxable. To review the material U.S. federal income tax consequences to stockholders in greater detail, see page II-10.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We currently expect to complete the merger in the first quarter of 2000. Because the merger is subject to government approvals and other conditions, we cannot predict the exact timing.

Q: WHOM DO I CALL IF I HAVE QUESTIONS ABOUT THE MEETING OR THE MERGER?

A: Stockholders may call our proxy solicitor, D.F. King, at 1-800-848-3405.

                                                          Chapter One - Overview

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ THIS DOCUMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO CAREFULLY. SEE "ADDITIONAL INFORMATION FOR STOCKHOLDERS--WHERE YOU CAN FIND MORE INFORMATION" ON PAGE VI-1.

THE COMPANIES (SEE PAGE II-1)

MEDIAONE GROUP, INC.
188 Inverness Drive West
Englewood, Colorado 80112
Tel: (303) 858-3000

MediaOne Group is one of the world's largest broadband communications companies, bringing the power of broadband to more than eight million customers in the United States, Europe and Asia. MediaOne Group also has interests in some of the world's fastest-growing wireless communications businesses, serving more than five million customers outside the United States. Internet users can obtain information about MediaOne Group and its services at HTTP://WWW.MEDIAONEGROUP.COM.

AT&T CORP.
32 Avenue of the Americas
New York, New York 10013-2412
Tel: (212) 387-5400

AT&T is among the world's communications leaders, providing voice, data and video communications services to large and small businesses, consumers and government entities. AT&T and its subsidiaries furnish domestic long distance, international long distance, regional, local and wireless telecommunications services, and cable television and Internet communications transmission services. AT&T also provides billing, directory, and calling card services to support its communications business. Internet users can obtain information about AT&T and its services at
HTTP://WWW.ATT.COM.

METEOR ACQUISITION INC.
c/o AT&T Corp.
32 Avenue of the Americas
New York, New York 10013-2412
Tel: (212) 387-5400

Meteor Acquisition Inc. (MERGER SUB) is a Delaware corporation formed and wholly owned by AT&T in Delaware solely for the purpose of merging with MediaOne Group.

MEDIAONE GROUP'S REASONS FOR THE MERGER

    - GREATER VALUE TO MEDIAONE GROUP STOCKHOLDERS. The value to MediaOne Group stockholders of the AT&T merger is greater than the value MediaOne Group stockholders would have received in the Comcast merger. Comcast had offered to exchange 2.2 shares of its stock for each share of MediaOne Group common stock, with a value per MediaOne Group share of approximately $72.26 as of April 30, 1999. By contrast, in the AT&T merger, MediaOne Group stockholders can elect to receive 1.4912 shares of AT&T common stock, $85.00 in cash or $30.85 in cash and 0.95 of a share of AT&T common stock for each share of MediaOne Group common stock, which had a total value per MediaOne Group share of $84.25 as of April 30, 1999. In addition, to the extent the price of AT&T common stock is less than $57.00 during a prescribed measurement period shortly prior to the closing, stockholders receiving AT&T common stock in the merger will also receive an additional cash payment to account for the difference between the actual price of AT&T common stock (subject to a floor of $51.30) and $57.00.

CHAPTER ONE - OVERVIEW

      For shares subject to a mixed cash and stock election, the maximum additional cash payment will be $5.42 per share and for shares subject to an all-stock election, the maximum additional cash payment will be $8.50 per share.

    - OPPORTUNITY TO PARTICIPATE AS STOCKHOLDERS OF AT&T. We believe that the merger will:

        - create a company that offers consumers and businesses "one-stop shopping" for all of their video entertainment, information and communications needs;

        - result in a company with more diversified sources of revenues and less reliance on cable subscriber revenues;

        - allow stockholders to participate in the growth of AT&T's business, including local telephone service through the broadband infrastructure; and

        - create opportunities for significant operational and financial cost savings through the integration of our operations.

Of course, these benefits depend on our ability to obtain the necessary approvals for the merger and to integrate the businesses of AT&T and MediaOne Group successfully after the merger, and on other uncertainties described on page I-20.

To review our reasons for the merger in greater detail, see "The
Transaction--The Merger Transaction--MediaOne Group's Reasons for the Merger" on page II-5.

RECOMMENDATION TO STOCKHOLDERS

The MediaOne Group Board believes that the merger is advisable and fair to you and in your best interest and recommends that you vote FOR approval of the adoption of the merger agreement.

THE MERGER

The merger agreement is attached as Annex A to this document. We encourage you to read the merger agreement as it is the legal document that governs the merger.

WHAT MEDIAONE GROUP COMMON STOCKHOLDERS WILL RECEIVE (SEE PAGE III-1)

In the merger, MediaOne Group common stockholders will have the right to make one of the following elections, subject to proration in the case of an all-stock election or an all-cash election:

    - an all-stock election to receive per share (1) 1.4912 shares of AT&T common stock and (2) if AT&T's stock price is less than $57.00, cash equal to 1.4912 times the difference between $57.00 and the AT&T stock price, up to a maximum of $8.50;

    - an all-cash election to receive per share $85.00 in cash; or

    - a mixed cash and stock election to receive per share (1) 0.95 of a share of AT&T common stock, (2) $30.85 in cash and (3) if AT&T's stock price is less than $57.00, cash equal to 0.95 times the difference between $57.00 and the AT&T stock price, up to a maximum of $5.42.

For determining whether any additional cash payment is due, we will measure AT&T's stock price by the volume-weighted average trading price of AT&T common stock for the 20 trading days ending on the third trading day prior to the closing of the merger.

The potential additional cash payments (commonly referred to as a "collar") are designed to ensure a value of $85.00 per share of MediaOne Group common stock as long as the AT&T stock price is between $57.00 and $51.30. If the AT&T stock price is lower than $51.30, a stockholder making an all-stock election or a mixed cash and stock election will receive less than $85.00 in value; if the AT&T stock price is greater than $57.00, a stockholder making an all-stock election or a mixed cash and stock election will

                                                          CHAPTER ONE - OVERVIEW

receive more than $85.00 in value. A stockholder making an all-cash election, by contrast, will receive $85.00 in value regardless of the AT&T stock price (assuming no proration).

Additionally, in the event that the relative aggregate value of the stock and cash portions of the merger consideration are such that counsel to either MediaOne Group or AT&T cannot give the required tax opinions (which would only happen if the price of AT&T common stock fell below $31.24 per share), then AT&T will issue additional shares of AT&T common stock in the merger to the extent necessary to permit counsel to give these opinions. Please read the more detailed description of the merger consideration on pages III-1 to III-7.

EXAMPLES (SUBJECT TO PRORATION):

CHOOSING ALL STOCK. If you own 100 shares and elect to receive all AT&T common stock, you will receive shares of AT&T common stock equal to 1.4912 multiplied by 100, or 149 shares; additionally, you will receive a cash payment equal to
 .12 of the market price of a share of AT&T common stock in lieu of the remaining fractional share.

CHOOSING ALL CASH. If you own 100 shares and elect to receive all cash, you will receive $85.00 multiplied by 100, or $8,500.

CHOOSING STOCK AND CASH. If you own 100 shares and elect the mix of stock and cash, you will receive $30.85 multiplied by 100, or $3,085, and shares of AT&T common stock equal to 0.95 multiplied by 100, or 95 shares.

ADDITIONAL CASH PAYMENTS. If AT&T's stock price during a measurement period prior to the merger is below $57.00 per share, holders who elect all stock or the mix of stock and cash will receive the additional cash payments that we describe above.

PRORATION:

AT&T has agreed to pay a set amount of cash and AT&T common stock in the merger. If MediaOne Group stockholders and optionholders as a group elect to receive more AT&T common stock or more cash in the merger than the amount available, those stockholders and optionholders who made an election for the oversubscribed category will receive a prorated amount of cash and AT&T common stock. MediaOne Group stockholders who elect the mix of stock and cash will not be subject to proration.

EXAMPLE 1:

If you elect all AT&T common stock and too many other holders elect all AT&T common stock, then you and all MediaOne Group stockholders who elected to receive all AT&T common stock will receive as much AT&T common stock as is available for this group, prorated, and the rest of your consideration in cash. You will also receive a prorated piece of the additional cash payment, if any, that we describe above. In this event, holders who elect all cash will receive all cash. If you elect the mix of cash and stock, your consideration will not be subject to proration.

EXAMPLE 2:

If you elect all cash and too many other holders elect all cash, then you and all MediaOne Group stockholders who elected to receive all cash will receive as much cash as is available for this group, prorated, and the rest of your consideration in AT&T common stock. You will also receive a prorated piece of the additional cash payment, if any, that we describe above. In this event, holders who elect all AT&T common stock will receive all AT&T common stock (and an additional cash payment, if any). Again, if you elect the mix of cash and stock, your consideration will not be subject to proration.

WHAT MEDIAONE GROUP PREFERRED STOCKHOLDERS WILL RECEIVE (SEE PAGE III-4)

In the merger:

    - each share of MediaOne Group Series C preferred stock will become one share of newly created AT&T Series C preferred stock with substantially the same rights as the shares of MediaOne Group Series C preferred stock;

CHAPTER ONE - OVERVIEW

    - each share of MediaOne Group Series D preferred stock will become one share of newly created AT&T Series D preferred stock with substantially the same rights as the shares of MediaOne Group Series D preferred stock and will be convertible into the right to receive the same consideration to be received in the merger by a holder of the number of shares of MediaOne Group common stock into which a share of MediaOne Group Series D preferred stock is then convertible based upon the election of consideration alternatives made by the holder of the largest number of shares of MediaOne Group Series D preferred stock; and

    - each share of MediaOne Group Series E preferred stock will become one share of newly created AT&T Series E preferred stock with substantially the same rights as the MediaOne Group Series E preferred stock and will be convertible into the right to receive the same consideration to be received in the merger by a holder of the number of shares of MediaOne Group common stock into which a share of MediaOne Group Series E preferred stock is then convertible based upon the election of consideration alternatives made by the holder of the largest number of shares of MediaOne Group Series E preferred stock.

MediaOne Group has agreed to redeem the MediaOne Group Series C preferred stock and the MediaOne Group Series D preferred stock as promptly as possible under the terms of each series of preferred stock. We expect this to occur prior to the closing of the merger. As a result, we do not expect any shares of MediaOne Group Series C preferred stock or MediaOne Group Series D preferred stock to be outstanding at the closing of the merger.

NO FRACTIONAL SHARES

AT&T will not issue any fractional shares of AT&T common stock in the merger. Holders of MediaOne Group common stock will receive a check for any fractional shares in an amount based on the market value of AT&T common stock on the last full trading day prior to the merger.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATES FOR EXCHANGE UNTIL WE INSTRUCT YOU TO DO SO AFTER WE COMPLETE THE MERGER.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

AT&T common stock trades on the New York Stock Exchange, Inc. (the NYSE). MediaOne Group common stock also trades on the NYSE. On March 19, 1999, the last full trading day prior to the public announcement of the Comcast merger agreement, the last reported closing price on the NYSE Composite Transaction Tape for MediaOne Group common stock was $60.75. On April 21, 1999, the last full trading day prior to the public announcement by AT&T of its offer to purchase MediaOne Group, the last reported closing price on the NYSE Composite Transaction Tape for AT&T common stock was $57.00 and the last reported closing price on the NYSE Composite Transaction Tape for MediaOne Group common stock was $66.94. On April 30, 1999, the last full trading day prior to the public announcement of MediaOne Group's approval of the proposed AT&T merger, the last reported closing price on the NYSE Composite Transaction Tape for AT&T common stock was $50.50 and the last reported closing price on the NYSE Composite Transaction Tape for MediaOne Group common stock was $81.63. On August 26, 1999, the most recent available date prior to the printing of this document, the last reported closing price on the NYSE Composite Transaction Tape for AT&T common stock was $49.94, and the last reported closing price on the NYSE Composite Transaction Tape for MediaOne Group common stock was $70.94.

                                                          CHAPTER ONE - OVERVIEW

LISTING OF AT&T COMMON STOCK AND AT&T SERIES D PREFERRED STOCK

AT&T will list the shares of AT&T common stock issued in the merger on the NYSE under the symbol "T."

The shares of AT&T Series D preferred stock issued in the merger, if any, will be listed on the NYSE.

OWNERSHIP OF AT&T AFTER THE MERGER

AT&T will issue approximately 575.9 million shares of AT&T common stock to MediaOne Group common stockholders in the merger. This will represent approximately 15.3% of the outstanding AT&T common stock after the merger. This information is based on the number of shares of AT&T common stock and shares of MediaOne Group common stock outstanding on June 30, 1999, and does not take into account preferred stock, stock options or other equity-based awards of MediaOne Group or AT&T.

STOCKHOLDER VOTE REQUIRED

Approval of the adoption of the merger agreement requires a majority of the total votes represented by the outstanding shares of MediaOne Group common stock. As a result, a MediaOne Group stockholder that abstains or does not vote on the merger is effectively voting against the merger.

Each share of MediaOne Group common stock is entitled to one vote. Holders of MediaOne Group preferred stock have no voting rights with respect to the merger.

SHARE OWNERSHIP OF MANAGEMENT

On August 24, 1999, directors and executive officers of MediaOne Group and their affiliates owned and were entitled to vote 5,046,771 shares of MediaOne Group common stock, or less than 1% of the outstanding shares of MediaOne Group common stock. These individuals and their affiliates have indicated that they will vote in favor of adoption of the merger agreement.

APPRAISAL RIGHTS

The holders of MediaOne Group common stock, MediaOne Group Series C preferred stock (if not redeemed prior to the merger) and MediaOne Group Series E preferred stock have the right to an appraisal of the value of their shares in connection with the merger. For information about the appraisal rights available in connection with the merger, see "The Transaction--The Merger
Transaction--Appraisal Rights" on page II-14.

OPINION OF FINANCIAL ADVISOR (SEE PAGE II-29)

In deciding to approve the merger, the MediaOne Group Board considered the opinion of its financial advisor. The MediaOne Group Board received an opinion from Lehman Brothers Inc. that, as of the date of the opinion, the merger consideration was fair to MediaOne Group common stockholders from a financial point of view. The opinion was based upon and subject to the assumptions, limitations and qualifications stated in the opinion. The opinion is attached as Annex B to this document. We encourage you to read the opinion.

BOARD OF DIRECTORS OF AT&T AND RELATED MATTERS AFTER THE MERGER (SEE PAGE
  III-11)

Following the merger, the AT&T Board will be increased by one member to include one current MediaOne Group director selected by AT&T. At least until and including the second AT&T annual meeting after the merger, the AT&T Board will nominate such person for re-election to the AT&T Board.

INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE II-34)

When you consider the MediaOne Group Board's recommendation that MediaOne Group stockholders vote in favor of the merger, you should be aware that a number of MediaOne Group officers and directors may have interests in the merger that may be different from, or in addition to, yours.

CHAPTER ONE - OVERVIEW

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE II-10)

In the opinion of Weil, Gotshal & Manges LLP, counsel to MediaOne Group, and Wachtell, Lipton, Rosen & Katz, counsel to AT&T, the merger will qualify as a reorganization for U.S. federal income tax purposes under the provisions of the U.S. federal income tax law that deal with tax-free reorganizations. As such, no gain or loss will be recognized by the stockholders of MediaOne Group on the exchange of their shares solely for shares of AT&T common stock. A MediaOne Group stockholder who receives a combination of cash and AT&T common stock in the merger in exchange for shares of MediaOne Group common stock will recognize gain in an amount equal to the lesser of the amount of cash received and the total gain realized by such stockholder in the merger. A MediaOne Group stockholder who receives solely cash in the merger will recognize gain or loss equal to the difference between such stockholder's tax basis in the MediaOne Group common stock surrendered and the cash received in the merger. Additionally, a stockholder may have to recognize gain in connection with any cash received in lieu of fractional shares.

THIS TAX TREATMENT MAY NOT APPLY TO EVERY MEDIAONE GROUP STOCKHOLDER. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU MAY BE VERY COMPLICATED AND DEPEND ON YOUR SPECIFIC SITUATION. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

CONDITIONS TO THE COMPLETION OF THE MERGER (SEE PAGE III-14)

The completion of the merger depends upon meeting a number of conditions, including the following:

    - adoption of the merger agreement by the MediaOne Group stockholders;

    - expiration or termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR
      ACT);

    - absence of (1) any law or court order prohibiting the merger or (2) any governmental action, statute or regulation materially restraining the business of the combined company;

    - if necessary, expiration of up to one year following the August 3, 1999 delivery by MediaOne Group of a termination notice relating to the non-competition restrictions contained in the Time Warner Entertainment Company, L.P. (TWE) partnership agreement; and

    - receipt by MediaOne Group of all required consents and waivers unless the failure to obtain such consents and the limitations or conditions placed on such consents would not be reasonably expected to result in a material adverse effect on MediaOne Group, or, in certain circumstances on AT&T, after the merger.

REGULATORY APPROVALS (SEE PAGE II-11)

AT&T and MediaOne Group have made filings and taken other actions, and will continue to take actions necessary to obtain approval of the proposed merger from governmental authorities, including U.S. and foreign antitrust authorities, cable television franchising authorities, state regulatory authorities and the Federal Communications Commission (the FCC).

Under the HSR Act, we cannot complete the merger until AT&T and MediaOne Group give information and materials to the U.S. Department of Justice and wait for a required waiting period to expire or terminate. AT&T and MediaOne Group submitted pre-merger notification and report forms effective on June 22, 1999. On July 21, 1999, AT&T and MediaOne Group received a request from the U.S. Department of Justice for additional information and documentary material which, unless earlier terminated or extended by AT&T and MediaOne Group, extends the waiting period until 20 days after both AT&T and MediaOne Group substantially comply with the request.

                                                          CHAPTER ONE - OVERVIEW

Under the regulations of the Council of the European Union, we cannot complete the merger until the Commission of the European Communities (the EUROPEAN COMMISSION) has granted its approval of the merger. AT&T and MediaOne Group filed the required notification with the European Commission on June 9, 1999. On July 23, 1999, the European Commission approved the merger. Regulatory filings and approvals in countries outside the United States and European Union may also be required or advisable before we can complete the merger. We are currently in the process of determining which other foreign competition filings are required or advisable, and we will promptly make those additional filings.

AT&T and MediaOne Group have agreed to cooperate with each other and use their best efforts to take all actions needed to complete the merger. In addition, AT&T has agreed unconditionally to obtain necessary FCC consents in connection with the change of control and/or assignment of MediaOne Group's or its subsidiaries' FCC licenses and to obtain the expiration or termination of the HSR Act waiting period.

AT&T and MediaOne Group are working to obtain the required regulatory approvals and consents. However, we can give no assurance as to when or whether these approvals and consents will be obtained or the terms and conditions that may be imposed.

AT&T and MediaOne Group are not required to close the merger unless we satisfy the regulatory conditions to completion of the merger.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE III-16)

1. Either AT&T or MediaOne Group can terminate the merger agreement if any of the following occurs:

    - we do not complete the merger by March 31, 2000--however, that date will become September 30, 2000 if we do not close by March 31, 2000 solely because (a) regulatory or legal conditions have not been satisfied or (b) the requisite consents or waivers have not been obtained.

    - MediaOne Group stockholders do not approve the adoption of the merger agreement; or

    - a law or court order permanently prohibits the merger.

2.  AT&T can terminate the merger agreement if any of the following occurs:

    - the MediaOne Group Board (a) fails to recommend adoption of the merger agreement, (b) withdraws or modifies its approval or recommendation of the merger or (c) fails to call the MediaOne Group stockholder meeting;

    - MediaOne Group breaches (a) its obligation to call the MediaOne Group meeting, (b) its obligation to recommend the merger or (c) the restrictions on its ability to solicit or to engage in discussions with a third party relating to an alternative transaction; or

    - MediaOne Group breaches the merger agreement and its breach causes a failure to satisfy a closing condition that cannot be cured prior to March 31, 2000--or September 30 if the time to complete the merger is extended.

3. In addition, MediaOne Group can terminate the merger agreement if AT&T breaches the merger agreement and its breach causes a failure to satisfy a closing condition that cannot be cured prior to March 31, 2000--or September 30 if the time to complete the merger is extended.

4. Finally, AT&T and MediaOne Group can mutually agree to terminate the merger agreement.

TERMINATION FEES (SEE PAGE III-17)

1.  MediaOne Group must pay AT&T a termination fee of $1.6 billion in cash if:

CHAPTER ONE - OVERVIEW

    - AT&T terminates the merger agreement as described in either of the first two bullet points of paragraph 2 above; or

    - either AT&T or MediaOne Group terminates the merger agreement because MediaOne Group stockholders do not approve the adoption of the merger agreement and:

        - prior to the MediaOne Group meeting, a third party has made a proposal for an alternative transaction involving MediaOne Group and that proposal is not withdrawn prior to the MediaOne Group meeting; and

        - within one year of the MediaOne Group meeting, either:

            - MediaOne Group enters into an alternative transaction with a third party that results in a change of control of MediaOne Group; or

            - a third party acquires a majority of MediaOne Group common stock through a tender offer.

2. MediaOne Group must repay AT&T the $1.5 billion loaned by AT&T to MediaOne Group in connection with the termination by MediaOne Group of the Comcast merger agreement if the merger agreement is terminated for any reason other than:

    - by mutual agreement of MediaOne Group and AT&T;

    - because there is a permanent legal prohibition to closing the merger, unless such prohibition results from a private action that is not an antitrust action;

    - MediaOne Group stockholders' failure to approve the merger agreement at a duly held meeting, except if the conditions set forth in the second bullet point of paragraph 1 above apply;

    - a breach by AT&T of any of its obligations under the merger agreement that causes a failure to satisfy a closing condition; or

    - as a result of the failure to satisfy certain regulatory conditions to the merger agreement.

                                                          Chapter One - Overview

            SUMMARY SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

HOW WE PREPARED THE FINANCIAL STATEMENTS

    We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information from the consolidated financial statements of AT&T and of MediaOne Group. The information is only a summary and you should read it together with AT&T's and MediaOne Group's historical financial statements and related notes contained in the underlying reports and other information that AT&T and MediaOne Group have filed with the SEC and incorporated by reference. See "Additional Information for Stockholders--Where You Can Find More Information" on page VI-1.

PURCHASE OF A BUSINESS ACCOUNTING TREATMENT

    The merger will be accounted for by AT&T as a purchase of a business. This means that, for accounting and financial reporting purposes, the assets and liabilities of MediaOne Group will be recorded at their fair value, and any excess of AT&T's purchase price over the fair value of MediaOne Group's tangible net assets will be recorded as intangible assets, including goodwill. See "The Transaction--The Merger Transaction--Accounting Treatment" on page II-9.

    We have presented unaudited pro forma condensed combined financial information that reflects the purchase method of accounting to give you a better understanding of what our businesses might have looked like had they been combined since January 1, 1998. The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that we would have had or the future results that we will experience after the merger. See "The Transaction--Unaudited Pro Forma Condensed Combined Financial Statements" on page II-20.

MERGER-RELATED EXPENSES

    We estimate that merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, will be approximately $345 million. After the merger, AT&T may also incur charges and expenses relating to integrating the operations of MediaOne Group.

SELECTED HISTORICAL FINANCIAL DATA OF AT&T

    In the table below, we provide you with selected historical consolidated financial data of AT&T. AT&T prepared this information using its consolidated financial statements as of the dates indicated and for each of the fiscal years in the five-year period ended December 31, 1998 and for the six-month periods ended June 30, 1999 and 1998. AT&T derived the consolidated income statement data below for each of the three years ended December 31, 1998, and the consolidated balance sheet data at December 31, 1998 and 1997 from financial statements audited by PricewaterhouseCoopers LLP, independent accountants. AT&T derived the remaining data from unaudited consolidated financial statements. This information is only a summary and you should read it together with the financial information incorporated by reference in this document. See "Additional Information for Stockholders--Where You Can Find More Information" on page VI-1.

    Income from continuing operations for the six months ended June 30, 1999 includes $641 million of nonoperational items, primarily including an in-process research and development charge associated with AT&T's merger with Tele-Communications, Inc., equity losses associated with investments in At

CHAPTER ONE - OVERVIEW

Home Corporation and Cablevision Systems Corporation, and gains on the sale of businesses. Income from continuing operations for the six months ended June 30, 1998 and for the year ended December 31, 1998 includes nonoperational items of $1.6 billion and $1.1 billion, respectively, including restructuring and other charges as well as benefits from gains on sales. Income from continuing operations for 1995 includes $2.0 billion of restructuring and other charges. The number of shares of AT&T common stock outstanding and per share data have been adjusted to reflect the AT&T three-for-two stock split paid on April 15, 1999. The number of shares of Liberty Media Group tracking stock outstanding and per share data reflect a two-for-one stock split paid on June 11, 1999.

                                                          CHAPTER ONE - OVERVIEW

                AT&T--SELECTED HISTORICAL FINANCIAL INFORMATION
                                  (UNAUDITED)
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                         AT OR FOR THE SIX
                                       MONTHS ENDED JUNE 30,          AT OR FOR THE YEAR ENDED DECEMBER 31,
                                       ---------------------  -----------------------------------------------------
                                        1999(1)      1998       1998       1997       1996       1995       1994
                                       ----------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
Revenues.............................  $   29,787  $  26,042  $  53,223  $  51,577  $  50,688  $  48,449  $  46,063
Operating income.....................       5,141        945      7,487      6,836      8,709      5,169      7,393
Income from continuing operations....       2,063      1,124      5,235      4,249      5,458      2,981      4,230
Income from continuing
  operations--available to AT&T
  common shareowners.................       2,664      1,124      5,235      4,249      5,458      2,981      4,230
Weighted average AT&T common shares
  and potential common shares........       3,043      2,720      2,700      2,683      2,651      2,612      2,571
Per AT&T common share-- basic:
  Income from continuing
    operations(2)....................  $     0.90  $    0.42  $    1.96  $    1.59  $    2.07  $    1.15  $    1.65
Per AT&T common share-- diluted:
  Income from continuing
    operations(3)....................        0.88       0.41       1.94       1.59       2.07       1.14       1.64
Cash dividends declared per AT&T
  common share.......................        0.44       0.44       0.88       0.88       0.88       0.88       0.88
Loss from continuing operations
  available to Liberty Media Group
  shareowners........................        (601)        --         --         --         --         --         --
Weighted average Liberty Media Group
  shares.............................       1,250         --         --         --         --         --         --
Per Liberty Media Group
  share--basic.......................       (0.48)        --         --         --         --         --         --
Per Liberty Media Group
  share--diluted.....................       (0.48)        --         --         --         --         --         --
Cash dividends declared per Liberty
  Media Group share..................          --         --         --         --         --         --         --
                                       ----------  ---------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
  Total assets.......................  $  145,238  $  61,085  $  59,550  $  61,095  $  57,348  $  62,864  $  57,817
  Long-term debt.....................      22,152      7,161      5,556      7,857      8,878      8,913      9,138
  Shareowners' equity................      73,488     25,736     25,522     23,678     21,092     17,400     18,100

------------------------

(1) On March 9, 1999, the TCI merger closed. The TCI merger was recorded as a purchase. In conjunction with the TCI merger, AT&T issued Liberty Media Group tracking stock to reflect the

CHAPTER ONE - OVERVIEW

    separate economic performance of the Liberty Media Group. AT&T does not have a controlling financial interest in the Liberty Media Group, therefore the Liberty Media Group is accounted for as an equity investment. As a separate tracking stock, all of the earnings or losses related to the Liberty Media Group are excluded from the earnings available to the holders of AT&T common stock.

(2) Basic earnings from continuing operations per AT&T common share prior to the three-for-two stock split, for the five years ended December 31, 1998 through December 31, 1994, respectively, were $2.93, $2.39, $3.10, $1.72 and $2.48, respectively. For the period ended June 30, 1998, pre-split basic earnings from continuing operations per AT&T common share were $0.63.

(3) Diluted earnings from continuing operations per AT&T common share prior to the three-for-two stock split, for the five years ended December 31, 1998 through December 31, 1994, respectively, were $2.91, $2.38, $3.09, $1.71 and $2.47, respectively. For the period ended June 30, 1998, pre-split diluted earnings from continuing operations per AT&T common share were $0.62.

                                                          Chapter One - Overview

SELECTED HISTORICAL FINANCIAL DATA OF MEDIAONE GROUP

    We derived the following selected historical financial data for each of the years ended December 31, 1994 through 1998 from MediaOne Group's audited consolidated financial statements. Financial data at and for the six-month period ended June 30, 1999 and 1998 was derived from MediaOne Group's unaudited consolidated financial statements. This information is only a summary and you should read it together with MediaOne Group's historical financial statements and related notes contained in the annual reports and other information that we have filed with the SEC and incorporated by reference. See "Additional Information for Stockholders--Where You Can Find More Information" on page VI-1.

    On June 12, 1998, U S WEST, Inc. separated its businesses into two independent public companies. Sometimes in this document we will refer to U S WEST, Inc. prior to the separation as OLD U S WEST. Prior to this separation, Old U S WEST conducted its businesses through two groups: U S WEST Media Group and U S WEST Communications Group. Upon the separation, Old U S WEST was renamed "MediaOne Group, Inc." and retained the businesses of U S WEST Media Group, except for U S WEST Dex, Inc., the domestic directory business. The telecommunications businesses of U S WEST Communications Group became an independent public company and retained the "U S WEST, Inc." name. Sometimes we refer to that company as NEW U S WEST. In addition, U S WEST Dex was aligned with New U S WEST. MediaOne Group has accounted for the distribution to stockholders of New U S WEST as a discontinuance of the businesses comprising New U S WEST.

CHAPTER ONE - OVERVIEW

           MEDIAONE GROUP--SELECTED HISTORICAL FINANCIAL INFORMATION
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                         SIX MONTH PERIOD
                                       ENDED OR AS OF JUNE
                                                30
                                           (UNAUDITED)                 YEAR ENDED OR AS OF DECEMBER 31,
                                       --------------------  -----------------------------------------------------
                                         1999       1998       1998       1997      1996(1)     1995       1994
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
Revenues.............................  $   1,327  $   1,613  $   2,882  $   3,847  $   1,837  $   1,330  $     925
Operating (loss) income..............       (149)       (53)      (239)        30         44         --         (9)
Income (loss) from continuing
  operations before extraordinary
  items(2)...........................       (287)     1,952      1,430       (827)      (357)      (102)        23
Income from discontinued
  operations(3)......................         --     25,208     25,208      1,524      1,535      1,423      1,403
Extraordinary items(4)...............         17       (333)      (333)        --         --         (4)        --
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)....................  $    (270) $  26,827  $  26,305  $     697  $   1,178  $   1,317  $   1,426
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------

BASIC EARNINGS (LOSS) FOR COMMON
  STOCKHOLDERS PER COMMON SHARE:(5)
Income (loss) from continuing
  operations before extraordinary
  items..............................  $   (0.52) $    3.08  $    2.18  $   (1.45) $   (0.74) $   (0.22)
Income from discontinued
  operations.........................         --      40.45      40.51       0.57       0.58       0.52
Extraordinary items..................       0.03      (0.55)     (0.55)        --         --      (0.01)
                                       ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)....................  $   (0.49) $   42.98  $   42.14  $   (0.88) $   (0.16) $    0.29
                                       ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------

DILUTED EARNINGS (LOSS) FOR COMMON
  STOCKHOLDERS PER COMMON SHARE:(5)
Income (loss) from continuing
  operations before extraordinary
  items..............................  $   (0.52) $    2.91  $    2.10  $   (1.45) $   (0.74) $   (0.22)
Income from discontinued
  operations.........................         --      37.72      37.70       0.57       0.58       0.52
Extraordinary items..................       0.03      (0.51)     (0.51)        --         --      (0.01)
                                       ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)....................  $   (0.49) $   40.12  $   39.29  $   (0.88) $   (0.16) $    0.29
                                       ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------
Cash dividends declared per share....         --         --         --         --         --         --         --

BALANCE SHEET DATA:
Total assets.........................  $  30,511  $  25,389  $  28,192  $  26,783  $  27,727  $  11,847  $  10,331
Long-term debt(6)....................  $   6,245  $   3,040  $   4,853  $   8,228  $   8,635  $   1,263  $     585
Shareowners' equity..................  $  12,000  $  13,004  $  12,789  $  11,324  $  11,549  $   7,948  $   7,382

                                                          CHAPTER ONE - OVERVIEW

(1) In November 1996, MediaOne Group acquired Continental Cablevision, Inc., the third largest cable operator in the United States. MediaOne Group has accounted for the acquisition under the purchase method. Continental Cablevision was consolidated effective November 15, 1996.

(2) During the six month period of 1999, MediaOne Group incurred pretax merger-related costs of $1,522 ($1,512 after tax, and $2.50 per share of MediaOne Group common stock), including the termination fee of $1,500 paid to Comcast as a result of the termination of the Comcast merger. In addition, effective on June 30, 1999, AirTouch Communications, Inc. merged its operations into Vodafone Group Public Limited Company. As a result, MediaOne Group exchanged its investment in AirTouch common and preferred stock for a similar investment in Vodafone, resulting in a pretax gain of $2,482 ($1,530 after tax, and $2.52 per share of MediaOne Group common stock). On April 6, 1998, MediaOne Group sold its domestic wireless operations to AirTouch. As a result of the sale, MediaOne Group recognized a pre-tax gain of $3,869 ($2,257 after tax, and $3.71 per share of MediaOne Group common stock) during the year ended December 31, 1998.

(3) Income from discontinued operations includes income related to the businesses of U S WEST Communications Group and U S WEST Dex. 1998 income from discontinued operations also includes a gain on the separation of $24,461 ($40.25 per share of MediaOne Group common stock).

(4) These items represent a gain and charges incurred upon the early extinguishment of debt. The item in 1998 was incurred as a result of the separation.

(5) Effective with the separation of New U S WEST and MediaOne Group discussed above, on June 12, 1998 each outstanding share of U S WEST Media Group common stock remains outstanding and represents one share of MediaOne Group common stock. In addition, all shares of U S WEST Communications Group stock were cancelled. The average shares of MediaOne Group common stock outstanding for the year ended December 31, 1996 include 151 million shares issued in connection with the acquisition of Continental Cablevision. In a recapitalization plan effective November 1, 1995, each share of common stock of Old U S WEST was converted into one share each of U S WEST Communications Group stock and U S WEST Media Group stock. Earnings per common share for 1995 have been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995.

(6) In addition to long-term debt, MediaOne Group also has outstanding company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely company-guaranteed debentures of $1,060 and $569 at June 30, 1999 and 1998, respectively, $1,061 at December 31, 1998, $1,080 at
    December 31, 1997 and 1996, and $600 at December 31, 1995; preferred stock subject to mandatory redemption of $100 at June 30, 1999 and 1998, and December 31, 1998 and 1997, and $51 at December 31, 1996, 1995 and 1994; and
    minority interest in Centaur Funding Corporation of $1,107 at June 30, 1999, and $1,099 at December 31, 1998.

SELECTED PRO FORMA CONDENSED FINANCIAL INFORMATION

    In the table below, we provide you with unaudited selected pro forma condensed financial information for AT&T as if the merger had been completed on January 1, 1998 for income statement purposes and on June 30, 1999 for balance sheet purposes. In addition, this information reflects the TCI merger as if it had been completed on January 1, 1998 for income statement purposes. TCI is reflected in AT&T's balance sheet as of June 30, 1999, therefore there is no TCI pro forma impact on the balance sheet.

Chapter One - Overview

    This unaudited selected pro forma condensed financial information should be read in conjunction with the separate historical financial statements and accompanying notes of AT&T and of MediaOne Group, which are incorporated by reference in this document. See "Additional Information for Stockholders--Where You Can Find More Information" on page VI-1. You should not rely on the unaudited selected pro forma financial information as an indication of the results of operations or financial position that would have been achieved if the merger had taken place earlier or of the results of operations or financial position of AT&T after the completion of the merger.

    Income from continuing operations attributable to AT&T common shareowners excludes the results of the Liberty Media Group and dividend requirements on AT&T preferred stock. The merger will have no effect on Liberty Media Group tracking stock.

    We have included detailed unaudited pro forma financial statements on page II-20.

                                                                                  SIX MONTHS
                                                                                    ENDED          YEAR ENDED
                                                                                JUNE 30, 1999   DECEMBER 31, 1998
                                                                                --------------  -----------------
                                                                                 (IN MILLIONS, EXCEPT PER SHARE
                                                                                              DATA)
UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT DATA:
Revenues......................................................................    $   32,055        $  62,308
Operating income..............................................................    $    4,405        $   6,545
Income from continuing operations attributable to AT&T common shareowners.....    $    2,956        $   4,267
Weighted average shares and potential shares of AT&T common stock.............         3,881            3,874
Basic earnings per AT&T common share--Income from continuing operations.......    $     0.78        $    1.14
Diluted earnings per AT&T common share--Income from continuing operations.....    $     0.77        $    1.10

                                                                                JUNE 30, 1999
                                                                                --------------
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET DATA:
Total assets..................................................................    $  233,881
Long-term debt................................................................        28,485
Shareowners' equity--AT&T shareowners.........................................        74,211
Shareowners' equity--Liberty Media Group shareowners..........................        35,286

UNAUDITED COMPARATIVE PER SHARE DATA

    In the table below, we provide you with historical and pro forma per share information for AT&T and historical and pro forma equivalent per share information for MediaOne Group as of and for the six months ended June 30, 1999 and as of and for the year ended December 31, 1998. We have assumed for purposes of the AT&T pro forma financial information that the merger, and the TCI merger, had been completed on January 1, 1998 for income statement purposes, and that the merger had been completed on June 30, 1999 for balance sheet purposes.

    The MediaOne Group pro forma equivalent information presents AT&T pro forma per share data multiplied by the unadjusted all-stock election exchange ratio of 1.4912.

                                                          CHAPTER ONE - OVERVIEW

    It is important that when you read this information, you read along with it the financial statements and accompanying notes of AT&T and MediaOne Group included in the documents that are described on page VI-1 of this document under "Additional Information for Stockholders--Where You Can Find More Information" and are incorporated herein by reference. You should not rely on the unaudited selected pro forma financial information as an indication of the results of operations or financial position that would have been achieved if the merger had taken place earlier or of the results of operations or financial position of AT&T after the completion of the merger.

    The per share data presented below for AT&T historical and pro forma amounts has been adjusted to reflect the AT&T three-for-two stock split paid on April 15, 1999.

    The per share data presented below for AT&T pro forma amounts is calculated based on shares of AT&T common stock, not including shares of Liberty Media Group tracking stock. The merger will have no effect on Liberty Media Group tracking stock.

                                                                                                              MEDIAONE
                                                                       MEDIAONE                               GROUP PRO
                                                                         GROUP        AT&T       AT&T PRO       FORMA
                                                                      HISTORICAL   HISTORICAL      FORMA     EQUIVALENT
                                                                      -----------  -----------  -----------  -----------
Book value per common share:
  June 30, 1999.....................................................   $   19.80    $   11.95    $   19.48    $   29.05
  December 31, 1998(1)..............................................       21.19         9.70           --           --
Income from continuing operations:
Earnings (loss) per common share--basic:
  For the six months ended June 30, 1999............................   $   (0.52)   $    0.90    $    0.78    $    1.16
  For the year ended December 31, 1998(2)...........................        2.18         1.96         1.14         1.70
Income for continuing operations:
Earnings (loss) per common share--diluted:
  For the six months ended June 30, 1999............................   $   (0.52)   $    0.88    $    0.77    $    1.15
  For the year ended December 31, 1998(2)...........................        2.10         1.94         1.10         1.64

------------------------

(1) AT&T historical book value per common share as of December 31, 1998 prior to adjustment for the three-for-two stock split AT&T paid on April 15, 1999 was $14.55.

(2) MediaOne Group's historical earnings per share during 1998 include $3.71 basic earnings per common share and $3.47 diluted earnings per common share related to the sale of its domestic wireless operations during the year.

Chapter One - Overview

                                  RISK FACTORS

    You should carefully consider the following important factors, in addition to those discussed elsewhere in this document and in the documents that we have filed with the SEC incorporated by reference to determine whether to vote for the proposals relating to the merger.

VALUE OF AT&T COMMON STOCK TO BE RECEIVED IN THE MERGER MAY FLUCTUATE; ALL
  HOLDERS MAY NOT RECEIVE THE SAME VALUE

    Upon consummation of the merger, all outstanding shares of MediaOne Group common stock will be converted into cash, AT&T common stock or a combination of cash and AT&T common stock. Holders who elect to receive all cash will, subject to proration, receive $85.00 for each MediaOne Group share. Because the price of the AT&T common stock fluctuates, the value of the merger consideration received by any holder of MediaOne Group common stock receiving AT&T common stock could fluctuate and be less than or greater than $85.00 per share. If the market price of AT&T common stock at the effective time of the merger is less than $51.30, the value to holders of MediaOne Group common stock who receive AT&T common stock in the merger will be less than $85.00 per share. However, if the AT&T Price is less than $57.00 but not less than $51.30, holders of MediaOne Group common stock who receive AT&T common stock in the merger will receive an additional cash payment such that holders will receive a value of $85.00 per MediaOne Group share. If the market price of AT&T common stock at the effective time of the merger is greater than $57.00 per share, holders of MediaOne Group common stock who receive AT&T common stock in the merger will receive a value in excess of $85.00 per MediaOne Group share.

    If the market price of AT&T common stock at the effective time of the merger is less than $51.30, the value of the merger consideration to be received by holders of MediaOne Group common stock who elected all stock (assuming less than 100% of the shares of MediaOne Group common stock are subject to an all-stock election) will be less than the value of the merger consideration to be received by holders of MediaOne Group common stock making an all-cash election or a mixed cash and stock election and the value of the merger consideration to be received by holders of MediaOne Group common stock making a mixed cash and stock election will be less than the value of the merger consideration to be received by holders of MediaOne Group common stock making an all-cash election. Conversely, if the market price of AT&T common stock at the effective time of the merger is greater than $57.00, the value of the merger consideration to be received by the holders of MediaOne Group common stock making an all-stock election (assuming less than 100% of the shares of MediaOne Group common stock are subject to an all-stock election) will be greater than the value of the merger consideration to be received by holders of MediaOne Group common stock making an all-cash election or a mixed cash and stock election and the value of the merger consideration to be received by holders of MediaOne Group common stock making a mixed cash and stock election will be greater than the value of the merger consideration to be received by holders of MediaOne Group common stock making an all-cash election. Accordingly, there can be no assurance that all holders of MediaOne Group common stock will receive the same value of consideration in the merger.

    The merger will occur at a date later than the date of the stockholder meeting and there can be no assurance that the market price of AT&T common stock on the date of the stockholder meeting will reflect the market price of AT&T common stock received in the merger. The market price of AT&T common stock is affected by various factors including those we discuss under "--Cautionary Statements Relating to Forward Looking Statements." For historical and current market prices of AT&T common

                                                          CHAPTER ONE - OVERVIEW

stock and MediaOne Group common stock, see "The Transaction--Comparative Per Share Market Price and Dividend Information" on page II-19.

STOCKHOLDERS MAY RECEIVE A FORM OF CONSIDERATION DIFFERENT FROM WHAT THEY ELECT

    Because of possible proration, holders of MediaOne Group common stock may not receive the type of consideration they elect to receive in the merger. If a holder elects all cash and cash is oversubscribed, then the holder will receive a portion of the merger consideration in AT&T common stock. Similarly, if a holder elects all AT&T common stock and AT&T common stock is oversubscribed, then the holder will receive a portion of the merger consideration in cash. As a result, unless a stockholder elects the mix of cash and stock, we cannot assure stockholders that they will receive all of the type of consideration that they elect. In addition, because the receipt of cash in the merger may be taxable to a stockholder, no assurance can be given that any stockholder can exchange shares of MediaOne Group in an entirely tax-free transaction.

AT&T AND MEDIAONE GROUP MAY ENCOUNTER DIFFICULTIES IN INTEGRATING OPERATIONS AND
  MAY NOT ACHIEVE COST SAVINGS AND STRATEGIC AND OTHER BENEFITS

    The merger will combine two companies that have previously operated independently. We expect to realize cost savings and other financial and operating benefits as a result of the merger. However, we cannot predict with certainty when these cost savings and benefits will occur, or the extent to which they actually will be achieved. There are a large number of systems that must be integrated, including management information, purchasing, accounting and finance, sales, billing, payroll and benefits and regulatory compliance. The integration of AT&T and MediaOne Group will also require substantial attention from management. The diversion of management attention and any difficulties associated with integrating AT&T and MediaOne Group could have a material adverse effect on the revenues, the levels of expenses and the operating results of the combined company and the value of AT&T common stock.

    We also expect to realize strategic and other benefits as a result of the merger that we describe in this document under "The Transaction--The Merger Transaction--MediaOne Group's Reasons for the Merger" and "The Transaction--The Merger Transaction--AT&T's Reasons for the Merger." However, we cannot predict with certainty whether, or to what extent, we will realize these benefits. The following are factors that may prevent us from realizing these benefits:

    - we may have to alter sales and marketing campaigns to gain market acceptance of the combined company's strategy of providing bundled packages of communications and entertainment services;

    - the technological and administrative difficulties that the internal infrastructure of the combined company will experience in bundling these services, and in providing efficient billing and customer care platforms for these services, may be greater than we expect;

    - deployment of this strategy may require more technical and ground support than the combined company currently has employed or contracted;

    - changes in technology may increase the number of competitors that the combined company faces or may require significant capital expenditures to provide competitive services; and

    - adverse changes may occur in the securities markets that hinder our ability to raise the necessary capital to implement technological changes.

CHAPTER ONE - OVERVIEW

REGULATORY AGENCIES MAY IMPOSE CONDITIONS ON APPROVALS RELATING TO THE MERGER

    A condition to AT&T's and MediaOne Group's obligations to complete the merger is that we receive, without any material restrictions or conditions, all material required regulatory consents and approvals. Additionally, AT&T and MediaOne Group have agreed to cooperate with each other and use their best efforts to obtain all such regulatory consents and approvals, except that AT&T has an unconditional and unqualified obligation in the merger agreement to obtain FCC consents in connection with the change of control and/or assignment of MediaOne Group's or its subsidiaries' FCC licenses and to obtain the expiration or termination of the HSR Act waiting period.

    It is possible that third parties will request that the FCC condition its approval of the merger on requiring AT&T and MediaOne Group to unbundle their cable facilities and make them available to competitors. There can be no assurance that, if such requests are made, the FCC will not impose such obligations on AT&T and MediaOne Group as a condition to the FCC's approval of the merger or at some later date. Similarly, local franchise authorities that must consent to the change of control of MediaOne Group may impose similar unbundling obligations as a condition to their consent to the merger or at a later date. Although AT&T and MediaOne Group believe that it is unlawful for local franchise authorities to impose these obligations, there can be no assurance that franchise authorities will not seek to impose them.

    If the FCC or local franchise authorities impose unbundling requirements as a condition to approval of the merger, completion of the merger may be delayed or jeopardized. In addition, imposition of unbundling requirements may reduce the expected benefits of the merger, the operating results of the combined company and the value of AT&T common stock.

RISKS RELATING TO MEDIAONE GROUP'S INTEREST IN TIME WARNER ENTERTAINMENT
  COMPANY, L.P.

    MediaOne Group currently holds a 25.51% interest in TWE, the second largest cable television system operator in the United States. The remaining interest in TWE is owned by Time Warner Inc.

    In order to avoid disputes as to whether the merger would violate the non-competition provisions of the TWE partnership agreement, on August 3, 1999, MediaOne Group sent a notice of termination to TWE which will terminate these non-competition provisions as to MediaOne Group. The non-competition provisions will continue to apply to Time Warner. Delivery of the notice of termination permitted TWE to terminate most of MediaOne Group's management rights in TWE, which it did on August 4, 1999. Most of these rights would have terminated in any event upon the change of control of MediaOne Group in the merger. The delivery of the termination notice and the resulting termination of management rights is irrevocable, however, even if the merger does not occur. The loss of these management rights may have a material adverse effect on the value of MediaOne Group's interest in TWE. Notwithstanding the notice of termination, MediaOne Group retains certain rights under the partnership agreement, including the right to approve such matters as the merger of TWE, TWE's entrance into new lines of business and the issuance of new partnership interests.

    In addition, Time Warner has expressed its view that, absent Time Warner's consent, completion of the merger will violate the TWE partnership agreement unless AT&T and MediaOne Group delay completion at least until August 3, 2000, one year following delivery of the termination notice. While AT&T and MediaOne disagree with this view, if Time Warner's view prevails and if Time Warner does not consent to an earlier closing, AT&T and MediaOne may have to delay completing the merger to August 3, 2000. Any such delay could delay our ability to realize the expected financial and operating benefits of the merger.

                                                          CHAPTER ONE - OVERVIEW

          CAUTIONARY STATEMENTS RELATING TO FORWARD-LOOKING STATEMENTS

    This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing products, benefits from new technology, plans and objectives of management, markets for stock of AT&T and MediaOne Group and other matters. Statements in this document that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, in each case relating to AT&T and MediaOne Group, wherever they occur in this document, are necessarily estimates reflecting the best judgment of the senior management of AT&T and MediaOne Group and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

    - the effects of vigorous competition in the markets in which these entities operate, including the impact on revenues and earnings of competitive changes to existing price structures;

    - the ability to enter into agreements to, and the cost of entering new territories necessary to, provide nationwide services;

    - the ability of AT&T to establish a significant presence in new geographic and service areas;

    - requirements imposed on these entities or latitude allowed to their competitors by the FCC or state regulatory commissions under the Telecommunications Act of 1996 or other applicable laws and regulations;

    - changes in technology that may increase the number of competitors AT&T or MediaOne Group faces or require significant capital expenditures to provide competitive services;

    - general economic or business conditions that may be less favorable than expected, resulting in, among other things, lower than expected revenues;

    - costs or difficulties related to the integration of the businesses of AT&T and MediaOne Group may be greater than expected;

    - costs or difficulties related to the integration of the businesses of other entities acquired by AT&T, including the business of TCI, with that of AT&T may be greater than expected;

    - legislative or regulatory changes may adversely affect the businesses in which AT&T and MediaOne Group are engaged;

    - the rate of customer bankruptcies and other defaults may increase;

    - necessary technological changes (including changes to address "Year 2000" data systems issues) may be more difficult or expensive to make than anticipated; and

    - adverse changes may occur in the securities markets.

CHAPTER ONE - OVERVIEW

    The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this document and the other documents incorporated herein by reference, including, but not limited to, the December 31, 1998 Annual Report on Form 10-K of AT&T (including any amendments thereto) and the December 31, 1998 Annual Report on Form 10-K of MediaOne Group (including any amendments thereto). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Neither AT&T nor MediaOne Group undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  CHAPTER TWO

                                THE TRANSACTION

                                 THE COMPANIES

MEDIAONE GROUP, INC.

    MediaOne Group is one of the world's largest broadband communications companies, bringing the power of broadband to more than eight million customers in the United States, Europe and Asia. MediaOne Group also has interests in some of the world's fastest-growing wireless communications businesses, serving more than five million customers outside the United States. MediaOne Group was incorporated in 1995 under the laws of the State of Delaware and has its principal executive offices at 188 Inverness Drive West, Englewood, Colorado 80112 (telephone number (303) 858-3000). Internet users can obtain information about MediaOne Group and its services at HTTP://WWW.MEDIAONEGROUP.COM.

AT&T CORP.

    AT&T is among the world's communications leaders, providing voice, data and video communications services to large and small businesses, consumers and government entities. AT&T and its subsidiaries furnish domestic long distance, international long distance, regional, local and wireless telecommunications services, and cable television and Internet communications transmission services. AT&T also provides billing, directory and calling card services to support its communications business.

    AT&T common stock is divided into two groups, with each group intended to reflect the separate performance of a specified group of assets and businesses of AT&T: (1) AT&T common stock, which is intended to reflect the performance of the "AT&T COMMON STOCK GROUP," which consists of the assets of AT&T prior to its acquisition of TCI and TCI's domestic cable and telecommunications businesses, and (2) Liberty Media Group tracking stock, which is intended to reflect the performance of the "LIBERTY MEDIA GROUP," which consists primarily of the programming assets, principal international assets and businesses and substantially all of the non-cable and non-programming assets of TCI.

    AT&T was incorporated in 1885 under the laws of the State of New York and has its principal executive offices at 32 Avenue of the Americas, New York, New York 10013-2412 (telephone number (212) 387-5400). Internet users can obtain information about AT&T and its services at HTTP://WWW.ATT.COM.

METEOR ACQUISITION INC.

    Merger Sub is a Delaware corporation formed by AT&T in April 1999 solely for the purpose of having MediaOne Group merge into Merger Sub. Merger Sub is wholly owned by AT&T. The mailing address of Merger Sub's principal executive offices is c/o AT&T Corp., 32 Avenue of the Americas, New York, New York 10013-2412 (telephone number (212) 387-5400).

                             THE MERGER TRANSACTION

GENERAL

    The MediaOne Group Board is using this proxy statement/prospectus to solicit proxies from the holders of MediaOne Group common stock for use at the MediaOne Group meeting. At the MediaOne Group meeting, we will ask holders of MediaOne Group common stock to approve the adoption of the merger agreement.

CHAPTER TWO - THE TRANSACTION

BACKGROUND OF THE MERGER

    Prior to June 12, 1998, MediaOne Group, which was known as "U S WEST, Inc.", conducted its business through two groups: U S WEST Media Group and U S WEST Communications Group. On June 12, 1998, Old U S WEST was separated into two independent publicly traded companies: MediaOne Group, which retained the broadband and media businesses of Old U S WEST and New U S WEST, which retained the telecommunications businesses and domestic telephone directory business of Old U S WEST and the "U S WEST, Inc." name.

    Following the separation, MediaOne Group sought to accelerate the implementation of its competitive strategy of becoming a leading provider of video, telephony and high-speed data services over its cable networks. Faced with increasing consolidation within the cable industry, MediaOne Group decided that expanding the geographical reach of its cable networks and increasing the number of its cable clusters in key geographical areas were critical for the implementation of its competitive broadband strategy. As a number of significant cable acquisitions were announced, including AT&T's acquisition of TCI, it became apparent that MediaOne Group should acquire additional cable systems to more effectively implement its broadband strategy. As a result, in the second half of 1998, MediaOne Group had preliminary discussions with various cable companies regarding a possible acquisition by MediaOne Group. Many of the cable companies, however, did not fit into MediaOne Group's strategy from a geographical or technological standpoint or were not available for sale because they had controlling stockholders who were unwilling to sell. None of these discussions resulted in an agreement with respect to such a transaction.

    In December 1998, as part of its efforts to expand its residential telephony business, MediaOne Group entered into an agreement with Comcast and Cox Communications, Inc. to jointly negotiate with AT&T regarding a possible joint venture that would enable AT&T to deliver consumer telecommunications services over their cable networks. In January 1999, Mr. Brian L. Roberts, the President of Comcast, raised the possibility with Mr. Charles M. Lillis, the Chairman and Chief Executive Officer of MediaOne Group, of combining the domestic cable operations of MediaOne Group and Comcast.

    On March 2, 1999, Comcast suggested entering into a business combination with MediaOne Group in which shares of MediaOne Group common stock would be exchanged for shares of Comcast Class A Special common stock. The MediaOne Group Board was informed of the developments with Comcast at its regular board meeting held on March 10, 11 and 12, 1999. The MediaOne Group Board, after reviewing such developments, authorized its management to continue discussions with Comcast with respect to a possible business combination.

    Beginning on March 16, 1999, representatives of MediaOne Group met with representatives of Comcast to discuss Comcast's proposal, perform due diligence and commence negotiation of a merger agreement. A confidentiality agreement was executed by the two companies on March 16, 1999 to facilitate the exchange of certain non-public information. On March 19, 1999, the MediaOne Group Board held a special meeting by teleconference at which the MediaOne Group Board reviewed, together with its legal and financial advisors, various legal and business issues relating to the proposed transaction, including the limitations requested by Comcast on MediaOne Group's ability to solicit proposals for alternative transactions following execution of the Comcast merger agreement. At this meeting, representatives of Lehman Brothers presented Lehman Brothers' preliminary financial analysis of the proposed Comcast merger. After discussion, the MediaOne Group Board authorized its management to continue negotiations with Comcast. Negotiations and due diligence continued between representatives of MediaOne Group and Comcast on March 20 and 21, 1999 and the Comcast merger agreement was finalized on March 21, 1999.

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                                                   CHAPTER TWO - THE TRANSACTION

    On March 21, 1999, the MediaOne Group Board held a special meeting to consider the proposed Comcast merger. At this meeting, MediaOne Group's management gave an overview of the transaction and reviewed with the MediaOne Group Board the terms of the proposed Comcast merger, including the concept of a fixed exchange ratio, the lack of a collar, MediaOne Group's inability to solicit other offers and its ability to consider alternative transactions for a limited period of time, and MediaOne Group's right to terminate the merger agreement upon payment of a $1.5 billion fee in order to accept an alternative superior proposal. Weil, Gotshal & Manges LLP, MediaOne Group's legal counsel, reviewed the terms of the proposed Comcast merger agreement. In addition, Cadwalader, Wickersham & Taft reviewed the directors' fiduciary duties under Delaware law with respect to the proposed Comcast merger, including with respect to the MediaOne Group Board's ability to consider alternative transactions. Lehman Brothers made a presentation as to the financial analyses performed in connection with its opinion, and rendered its opinion to the MediaOne Group Board to the effect that, as of the date of the meeting and based upon and subject to the assumptions, limitations and qualifications stated in the opinion, the exchange ratio of 2.2 shares of Comcast Class A Special common stock for each share of MediaOne Group common stock was fair to the holders of MediaOne Group common stock from a financial point of view. The MediaOne Group Board concluded that the terms of the merger agreement with Comcast were fair to and in the best interests of MediaOne Group stockholders and voted to approve the Comcast merger and the Comcast merger agreement and recommended that the MediaOne Group stockholders approve the adoption of the Comcast merger agreement.

    After the MediaOne Group Board meeting concluded, on March 22, 1999, MediaOne Group and Comcast executed the Comcast merger agreement and issued a joint press release announcing the execution of the merger agreement.

    On March 25, 1999, MediaOne Group received a letter from Mr. Amos B. Hostetter, Jr., a significant MediaOne Group stockholder, expressing his concerns regarding the proposed Comcast merger, and requesting that MediaOne Group release him from certain standstill restrictions that Mr. Hostetter was subject to so that he could work with others to develop an alternative transaction that would be more favorable to MediaOne Group stockholders than the proposed Comcast merger. In response to Mr. Hostetter's request, MediaOne Group granted a limited waiver of the existing standstill restrictions to allow Mr. Hostetter to attempt to develop a superior proposal.

    Following receipt of this waiver, Mr. Hostetter had conversations with AT&T, among others, as to the possibility of making a proposal to MediaOne Group. Following these discussions, and subsequent internal reviews by AT&T and the AT&T Board, the AT&T Board met on April 22, 1999 to consider a possible acquisition proposal for MediaOne Group. At this meeting, the AT&T Board heard and considered presentations from AT&T's management and financial and legal advisors. At the conclusion of the meeting, the AT&T Board authorized AT&T to make a proposal to acquire MediaOne Group.

    Following the meeting of the AT&T Board, on April 22, 1999, AT&T made an unsolicited offer to MediaOne Group to acquire each share of MediaOne Group common stock for $85.00 per share consisting of 0.95 of a share of AT&T common stock plus $30.85 in cash. In addition, the AT&T proposal included a collar feature that would have the effect of increasing the amount of cash to be received per share of MediaOne Group common stock to the extent that AT&T's stock price was less than $57.00 per share. Under the AT&T proposal, the increase in the amount of cash received was limited to $5.42 per share.

    On April 23, 1999, the MediaOne Group Board met to review the AT&T proposal and determined that its fiduciary duties under Delaware law required the MediaOne Group Board to negotiate with

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CHAPTER TWO - THE TRANSACTION

AT&T. MediaOne Group subsequently notified Comcast, as required by the Comcast merger agreement, that it intended to negotiate with AT&T. On April 26, 1999, MediaOne Group entered into a confidentiality agreement with AT&T.

    During the week of April 26, 1999, MediaOne Group and AT&T engaged in discussions regarding the AT&T proposal and negotiated the terms of a definitive agreement relating to a merger with AT&T. Members of the MediaOne Group Board were kept apprised of the status of negotiations. In addition, MediaOne Group continued to communicate with Comcast regarding the status of negotiations with AT&T, and, at Comcast's request, on April 28 and 29, 1999, entered into confidentiality agreements with, and provided confidential information to, Microsoft Corporation and America Online, Inc., respectively.

    On May 1, 1999, the MediaOne Group Board held a special meeting to consider the AT&T proposal. At this meeting, MediaOne Group's management gave an overview of the negotiations resulting from the AT&T proposal, and described the process of negotiations with AT&T and the communications with Comcast and the other parties involved in discussions with MediaOne Group. MediaOne Group's management reviewed the circumstances of the Comcast merger agreement and the AT&T proposal, including that Comcast would have a five-day period to make a counter-offer to MediaOne Group, the termination of the 45-day initial period to negotiate with other parties under the Comcast merger agreement, the procedure for terminating the Comcast merger agreement, AT&T's willingness to make a binding offer to execute a merger agreement with MediaOne Group if the MediaOne Group Board notified Comcast of its intent to terminate the Comcast merger agreement and AT&T's offer to loan the $1.5 billion termination fee to MediaOne Group.

    At the meeting, Weil, Gotshal & Manges LLP reviewed the terms of the AT&T merger agreement, highlighting the differences between the proposed AT&T merger agreement and the existing Comcast merger agreement. In addition, Cadwalader, Wickersham & Taft reviewed the directors' fiduciary duties under Delaware law with respect to the termination of the Comcast merger agreement and entry into a merger agreement with AT&T. Lehman Brothers made a presentation as to the financial analyses performed in connection with its opinion, and rendered its oral opinion, which was subsequently confirmed in writing, that, as of such date and based upon and subject to the assumptions, limitations and qualifications stated in the opinion, the consideration to be received by holders of MediaOne Group common stock under the AT&T merger agreement was fair from a financial point of view.

    Following the presentations by MediaOne Group's management and financial and legal advisors, the MediaOne Group Board concluded that the terms of the merger with AT&T constituted a "superior proposal" under the Comcast merger agreement, and that the terms of the AT&T merger agreement were advisable and fair to, and in the best interest of, MediaOne Group stockholders. In accordance with this determination, the MediaOne Group Board unanimously voted to authorize the termination of the Comcast merger agreement in order to enter into the AT&T merger agreement, and recommended that MediaOne Group stockholders approve the adoption of the AT&T merger agreement.

    After the MediaOne Group Board meeting concluded, AT&T delivered a binding offer by which it agreed to enter into the AT&T merger agreement and to loan the payment of the $1.5 billion termination fee to MediaOne Group in consideration for MediaOne Group terminating the Comcast merger agreement. By its terms, the AT&T offer was to expire on May 10, 1999 unless Comcast did not make a counter-offer for MediaOne Group, in which case the AT&T offer was to expire on May 7, 1999.

                                                   Chapter Two - The Transaction

    On May 1, 1999, following receipt of the AT&T binding offer, MediaOne Group delivered a notice to Comcast in accordance with the Comcast merger agreement indicating MediaOne Group's intention to terminate the Comcast merger agreement. The notice to Comcast commenced a five-day period for Comcast to make a counter-offer to MediaOne Group.

    On May 3, 1999, representatives of AT&T and representatives of Comcast met to negotiate a possible transaction under which Comcast would agree not to interfere with AT&T's effort to acquire MediaOne Group, and AT&T and Comcast would agree to exchange cable properties that would result in a net increase in Comcast's cable subscribers of about two million subscribers. Over the course of May 3 and May 4, 1999, AT&T and Comcast reached an agreement with respect to this transaction, and they signed and announced the agreement on the evening of May 4, 1999. Following execution of this agreement, Comcast notified MediaOne Group that it did not intend to make a counter-offer and that it would accept termination of the Comcast merger agreement upon receipt of the $1.5 billion termination fee.

    Also commencing on May 3, 1999, representatives of AT&T and representatives of Microsoft met to negotiate a possible transaction under which, among other things, Microsoft would acquire $5 billion of securities from AT&T, Microsoft and AT&T would work together in a technology strategic alliance, and Microsoft would purchase MediaOne Group's 29.9% interest in Telewest Communications plc in a tax-free exchange for Microsoft shares (either following AT&T's acquisition of MediaOne Group or earlier with MediaOne Group's consent). Over the course of May 3 through May 6, 1999, AT&T and Microsoft reached agreement with respect to these transactions, and they signed and announced their agreement on the morning of May 6, 1999. In this agreement, Microsoft also agreed not to interfere with AT&T's effort to acquire MediaOne Group.

    Later on May 6, 1999, MediaOne Group terminated the Comcast merger agreement, AT&T loaned to MediaOne Group the $1.5 billion termination fee paid to Comcast and MediaOne Group executed the AT&T merger agreement. Also on that date, Lehman Brothers confirmed in writing its opinion rendered at the May 1, 1999 MediaOne Group Board meeting.

    On July 21, 1999, Mr. Hostetter was elected to the AT&T Board.

    In order to avoid disputes as to whether the AT&T merger would violate the non-competition provisions of the TWE partnership agreement, on August 3, 1999, MediaOne Group sent a notice of termination to TWE which will terminate these non-competition provisions as to MediaOne Group. The non-competition provisions will continue to apply to Time Warner. On August 4, 1999, TWE accepted MediaOne Group's notice of termination and, as permitted under the TWE partnership agreement as a result of MediaOne Group's notice, TWE irrevocably terminated most of MediaOne Group's management rights in TWE.

MEDIAONE GROUP'S REASONS FOR THE MERGER

    MediaOne Group is pursuing the merger for the following reasons:

    - GREATER VALUE TO MEDIAONE GROUP STOCKHOLDERS. The value to MediaOne Group stockholders of the consideration to be received in the AT&T merger is greater than the value MediaOne Group stockholders would have received in the Comcast merger. Comcast had offered to exchange 2.2 shares of its stock for each share of MediaOne Group common stock, with a value per MediaOne Group share of approximately $72.26 as of April 30, 1999. By contrast, in the AT&T merger, MediaOne Group stockholders can elect to receive 1.4912 shares of AT&T common stock, $85.00 in cash or $30.85 in cash and 0.95 of an AT&T share for each share of

CHAPTER TWO - THE TRANSACTION

      MediaOne Group common stock, which has a total value per MediaOne Group share of $84.25 as of April 30, 1999. In addition, to the extent the price of AT&T common stock is less than $57.00 during a prescribed measurement period prior to the closing, stockholders receiving AT&T common stock in the merger will also receive an additional cash payment to account for the difference between the actual price of AT&T common stock (subject to a floor of $51.30) and $57.00. For shares subject to a mixed cash and stock election, the maximum additional cash payment will be $5.42 per share, and, for shares subject to an all-stock election, the maximum additional cash payment will be $8.50 per share.

    - BUNDLED SERVICES. MediaOne Group believes that the ability to offer customers bundled packages of communications and entertainment services will increase customer satisfaction and drive subscriber penetration. MediaOne Group believes that the combined company's ability to offer customers "one-stop shopping" for all of their video entertainment, information, Internet and communication needs will be a significant advantage to AT&T following the merger, and that stockholders will ultimately benefit from increases in sales and customer satisfaction that may result from this ability.

    - AT&T BRAND AND MARKETING. AT&T is acknowledged to have a strong and well-recognized brand that consumers associate with reliable services. Use of such brand in connection with the delivery of local telephony, video entertainment and Internet services could improve subscriber identification of the services. AT&T also has a strong marketing presence in many of the local markets in which MediaOne Group operates, and utilizing the capabilities of AT&T's marketing force along with the bundling of various service offerings could provide operating efficiencies as well as improved customer acquisition.

    - PARTICIPATION IN POTENTIAL GROWTH OF AT&T'S BUSINESSES. MediaOne Group believes that the provision of local telephone service through the broadband infrastructure is a tremendous business opportunity that MediaOne Group alone would not be able to exploit successfully in the near term due to capital as well as other constraints. The combination of MediaOne Group's and AT&T's broadband infrastructure and AT&T's national brand, marketing capability, free cash flow and access to capital markets should enable the combined company to take better advantage of this opportunity than MediaOne Group could independently, although there can be no assurance as to the combined company's success in this area.

    - INCREASED FINANCIAL STRENGTH; DIVERSIFICATION OF REVENUE SOURCES. The MediaOne Group Board believes that the merger will benefit MediaOne Group stockholders because the combined company will have a greater capital resources and financial strength than MediaOne Group on its own. The MediaOne Group Board believes that, as a result of the merger, MediaOne Group will have access to AT&T's financial resources to finance the capital improvements required for cable system upgrades and the provision of advanced services. Additionally, AT&T's diversified sources of revenue will result in less reliance upon cable subscriber revenue as a primary source of revenue. Currently, MediaOne Group derives most of its total revenue from the provision of cable television services to subscribers. These revenues are used primarily to finance operations as well as the upgrade of cable plant and equipment of MediaOne Group cable systems and for debt service. Because revenues from cable television services will account for a significantly smaller portion of the total revenue of AT&T, the timing of cable system upgrades will not be solely dependent upon subscriber revenue sources.

    - CERTAINTY OF CLOSING THE MERGER. In the merger agreement, AT&T has taken on a great proportion of the regulatory risks associated with the merger by unconditionally agreeing to obtain all

                                                   CHAPTER TWO - THE TRANSACTION

      necessary FCC consents in connection with the change of control and/or assignment of MediaOne Group's or its subsidiaries' FCC licenses and to obtain the expiration or termination of the HSR Act waiting period.

    - OPERATIONAL AND CAPITAL COST SAVINGS AND OTHER BENEFITS. We expect that the merger will result in operational and capital cost savings and other benefits totaling approximately $175 million to $200 million. Although we expect to realize cost savings and other financial and operating benefits as a result of the merger, we cannot predict with certainty when these cost savings and benefits will occur, or the extent to which they will actually be achieved.

FACTORS CONSIDERED BY, AND RECOMMENDATION OF, THE MEDIAONE GROUP BOARD

    At a meeting of the MediaOne Group Board held on May 1, 1999, after due consideration, the MediaOne Group Board unanimously:

    - determined that the terms of the AT&T merger agreement are advisable and fair to and in the best interests of the stockholders of MediaOne Group;

    - voted to approve the merger with AT&T, the AT&T merger agreement and the related transactions; and

    - determined to recommend that the MediaOne Group stockholders approve the adoption of the AT&T merger agreement.

    In reaching its decision to approve the merger agreement and the merger, and to recommend that MediaOne Group stockholders approve the adoption of the merger agreement, the MediaOne Group Board consulted with MediaOne Group's management and its financial and legal advisors and considered certain factors, including the following:

    - the reasons described under "--MediaOne Group's Reasons for the Merger";

    - the terms of the AT&T merger agreement compared to the terms of the Comcast merger agreement, including, but not limited to:

       - the premium to MediaOne Group stockholders represented by the AT&T offer compared to the Comcast offer and compared to the historical trading price of MediaOne Group common stock; and

       - the fact that, unlike in the proposed Comcast transaction, the AT&T common stock to be received by MediaOne Group stockholders in the merger will have voting rights;

    - the strategic fit between AT&T and MediaOne Group, and the belief that the combined company has the potential to enhance stockholder value through additional opportunities and operating efficiencies, although such opportunities and efficiencies may not be realized;

    - current industry trends, including the likelihood of continuing consolidation and increasing competition in the cable television and broadband industries, and the corresponding decrease in the number of suitable or available merger partners for MediaOne Group;

    - the ability of the combined company to utilize its enhanced market position to capitalize on e-commerce, programming and other Internet and broadband opportunities;

    - the likelihood of AT&T's ability to finance the cash portion of the merger consideration;

CHAPTER TWO - THE TRANSACTION

    - the collar feature included in the AT&T proposal that has the effect of protecting MediaOne Group stockholders against a decline of up to 10% in the value of AT&T common stock offered in the merger from $57.00 per share of AT&T common stock;

    - the ownership by MediaOne Group stockholders of approximately 15.3% of AT&T's common equity value and approximately 14.6% of AT&T's voting power after the merger;

    - the historical performance and substantial liquidity of AT&T's common stock and the fact that AT&T has historically paid dividends on AT&T common stock;

    - the tax-free nature of the merger to MediaOne Group common stockholders for U.S. federal income tax purposes of the stock portion of the consideration received in the merger, and the taxable nature of the merger with respect to the cash portion of the consideration received;

    - the analysis and presentation of Lehman Brothers, and Lehman Brothers' oral opinion, subsequently confirmed in writing, to the effect that, as of that date, and based upon and subject to the assumptions, limitations and qualifications set forth in its opinion, the consideration to be received in the merger was fair, from a financial point of view, to MediaOne Group common stockholders;

    - information concerning the financial performance and condition, prospects, business operations, debt capacity and asset quality of MediaOne Group and AT&T and of the two companies on a combined basis;

    - the familiarity of the MediaOne Group Board with the business, properties and prospects of MediaOne Group, including the opportunities and alternatives available to MediaOne Group if the merger were not to be undertaken; and

    - the interests of the directors and executive officers in the merger as described in "--Interests of Certain Persons in the Merger" on page II-34.

    The MediaOne Group Board also considered the following potential risks relating to the merger:

    - the challenges and potential costs of combining the businesses of two major companies of this size and the attendant risks of not achieving the expected operating efficiencies or improvements in earnings and of diverting management focus and resources from other strategic opportunities and from operational matters for an extended period of time;

    - the terms and conditions of the merger agreement, including, but not limited to:

       - the obligation of MediaOne Group to pay a termination fee of $1.6 billion to AT&T under certain circumstances upon termination of the merger agreement, and to repay $1.5 billion loaned by AT&T to MediaOne Group in connection with the termination of the Comcast merger agreement;

       - the prohibition against solicitation of alternative transactions and the prohibition against engaging in discussions with third parties regarding alternative transactions; and

       - the limitations upon the interim business operations of MediaOne Group imposed by the merger agreement and the risks to MediaOne Group's continuing businesses if the merger is not consummated;

                                                   Chapter Two - The Transaction

    - the risk that the merger will not be consummated;

    - the risk that, because of potential proration, MediaOne Group stockholders may receive a form of consideration in the merger different from that which they elected to receive, and the potential tax consequences to such MediaOne Group stockholders;

    - the impact of the merger on MediaOne Group's customers and employees and the potential negative impact on the ability of MediaOne Group to retain key employees if the merger is not consummated;

    - the risk that MediaOne Group's management rights pursuant to the TWE partnership agreement may have to be terminated up to one year prior to closing of the merger in order to complete the merger; the risk that MediaOne Group will lose these management rights even if the merger is not completed; and the risks of extending the length of time it would take to close the merger as a result of the one-year notice period under the TWE partnership agreement; and

    - the other risks described under "Risk Factors" on page I-20.

    The foregoing discussion of the information and factors considered and given weight by the MediaOne Group Board is not intended to be exhaustive, but includes the factors considered material by the MediaOne Group Board. The MediaOne Group Board relied on the experience and expertise of Lehman Brothers, its financial advisor, for quantitative analysis of the financial terms of the merger. See "--Opinion of Financial Advisor" on page II-29. In reaching its decision to approve the merger agreement and the merger and to recommend approval of the adoption of the merger agreement to MediaOne Group stockholders, the MediaOne Group Board did not assign any relative or specific weights to the various factors considered. Instead, the MediaOne Group Board conducted an overall analysis of the factors described above, including through discussions with and asking questions of MediaOne Group's management and legal and financial advisors. In considering the factors described above, individual directors may have given different weight to different factors.

    For the reasons discussed above, the MediaOne Group Board has unanimously approved and deemed advisable and in the best interests of MediaOne Group stockholders the merger agreement and the merger, and recommends that MediaOne Group stockholders vote FOR approval of the adoption of the merger agreement.

AT&T'S REASONS FOR THE MERGER

    AT&T believes that the merger is in the best interests of AT&T and its shareowners. AT&T expects that, by combining MediaOne Group's cable systems with AT&T's existing network, the merger will facilitate AT&T's strategy of gaining accelerated entry into residential local telephony, residential Internet services and other online and electronic and diversified digital data and video services for consumers on a nationwide basis.

ACCOUNTING TREATMENT

    This merger will be accounted for by AT&T as a purchase of a business. Under this method of accounting, the assets and liabilities of MediaOne Group will be recorded at their fair value, and any excess of AT&T's purchase price over the fair value of MediaOne Group's tangible net assets will be recorded as intangible assets, including goodwill. The revenues and expenses of MediaOne Group will be included in AT&T's consolidated financial statements from the date the merger is completed.

CHAPTER TWO - THE TRANSACTION

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following discussion of the material U.S. federal income tax consequences of the merger to the holders of MediaOne Group common stock and to MediaOne Group, AT&T and Merger Sub is based on the opinions of Weil, Gotshal & Manges LLP, counsel to MediaOne Group, and Wachtell, Lipton, Rosen & Katz, counsel to AT&T. The opinions are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), existing regulations thereunder, current administrative rulings and court decisions, all of which are subject to change. No attempt has been made to comment on all U.S. federal income tax consequences of the merger that may be relevant to particular holders, including holders that are subject to special tax rules, such as dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities, persons holding shares of MediaOne Group common stock or AT&T common stock as part of a hedging, straddle, conversion or other transaction, holders whose functional currency is not the U.S. dollar, holders subject to the U.S. alternative minimum tax, holders who acquired shares of MediaOne Group common stock pursuant to an employee stock option or otherwise as compensation, and holders who do not hold their shares as capital assets. HOLDERS OF MEDIAONE GROUP COMMON STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES UNDER APPLICABLE U.S. STATE AND LOCAL AND FOREIGN TAX LAWS.

    MediaOne Group has received from its counsel, Weil, Gotshal & Manges LLP, an opinion to the effect that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. AT&T has received from its counsel, Wachtell, Lipton, Rosen & Katz, an opinion to the effect that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering their opinions, counsel to each of MediaOne Group and AT&T have assumed that the merger will be completed in the manner described in the merger agreement and this proxy statement/prospectus and have relied upon representations made by MediaOne Group and AT&T. No ruling has been or will be sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger, and the opinions of counsel are not binding upon the Internal Revenue Service or any court. Accordingly, there can be no assurances that the Internal Revenue Service will not contest the conclusions expressed in the opinions or that a court will not sustain such contest.

    Assuming the merger is treated as a reorganization within the meaning of
Section 368(a) of the Code:

    - no gain or loss will be recognized for U.S. federal income tax purposes by MediaOne Group, AT&T or Merger Sub as a result of the merger;

    - holders of MediaOne Group common stock who exchange their shares solely for shares (including fractional share interests) of AT&T common stock will not recognize gain or loss on the exchange of such shares in the merger;

    - holders of MediaOne Group common stock who exchange their shares for a combination of AT&T common stock and cash will recognize gain, but not loss, in the exchange. The gain, if any, that the holder will recognize will equal the lesser of (1) the amount of cash received in the exchange and (2) the amount of gain that the holder realizes in the exchange. The amount of gain that the holder realizes in the exchange will equal the excess of (1) the sum of the cash plus the fair market value of the AT&T common stock received in the exchange over (2) the tax basis of the MediaOne Group common stock surrendered. Any gain recognized will be treated as capital gain except in the unusual case in which the receipt of the cash has the effect of the

                                                   CHAPTER TWO - THE TRANSACTION

      distribution of a dividend for U.S. federal income tax purposes (under tests set forth in Section 302 of the Code), in which case such recognized gain generally will be treated as ordinary dividend income. Any gain that is treated as capital gain will be long term capital gain if the MediaOne Group common stock was held for longer than one year at the time of the merger;

    - holders of MediaOne Group common stock who exchange their shares solely for cash (including pursuant to the exercise of appraisal rights) will recognize gain or loss equal to the difference between the tax basis of the MediaOne Group common stock surrendered and the amount of cash received therefor;

    - the aggregate tax basis of the AT&T common stock received by holders of MediaOne Group common stock will be the same as the aggregate tax basis of the MediaOne Group common stock exchanged in the merger, reduced by the amount of cash received and increased by the amount of gain recognized in the merger;

    - the holding period of the AT&T common stock will include the holding period of the MediaOne Group common stock exchanged in the merger, provided that such shares of MediaOne Group common stock are held as capital assets at the time of the merger; and

    - holders of MediaOne Group common stock who receive cash in lieu of a fractional share of AT&T common stock will recognize gain or loss equal to the difference, if any, between the amount of cash received and their tax basis in the fractional share interest.

    In addition, holders of MediaOne Group common stock who exchange their shares for a combination of AT&T common stock and cash or solely for cash will be taxed at ordinary income rates on their pro rata share of the interest or other return earned on the cash portion of the merger consideration to be received by such holder. See "The Merger Agreement--Election Procedure; Exchange of Shares" on page III-7.

    Under the Code, a holder of MediaOne Group common stock may be subject, under certain circumstances, to backup withholding at a rate of 31% with respect to the amount of cash, if any, received in the merger (including cash received in lieu of fractional shares and upon exercise of appraisal rights) unless the holder provides proof of an applicable exemption or correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the holder's U.S. federal income tax liability, so long as the required information is furnished to the Internal Revenue Service.

    It is a condition to MediaOne Group's and AT&T's obligation to complete the merger that their counsel each issues an opinion to the effect described above at the effective time of the merger. It is a further condition to each party's obligation to complete the merger that it receives an opinion from its counsel to the effect that the merger should not cause the separation of MediaOne Group from New U S WEST on June 12, 1998 to fail to qualify as a tax-free transaction under Section 355(a) and (c) of the Code. In rendering such opinions, counsel will rely upon representations made by MediaOne Group and AT&T.

ANTITRUST MATTERS

    Under the HSR Act and the related rules, the merger may not be completed until notifications have been given, certain information has been furnished to the Antitrust Division of the U.S. Department of Justice, and specified waiting period requirements have been satisfied. Effective on

CHAPTER TWO - THE TRANSACTION

June 22, 1999, AT&T and MediaOne Group each filed the required notification and report forms under the HSR Act with the Antitrust Division and the U.S. Federal Trade Commission. The review of the merger was assigned to the Antitrust Division.

    The HSR Act further provides that, if, within the initial 30-calendar day waiting period, the Antitrust Division or Federal Trade Commission issues a request for additional information or documents, the waiting period will be extended until 11:59 p.m. on the 20th day after the date of substantial compliance by the filing parties with such request, unless earlier terminated. On July 21, 1999, the Antitrust Division issued such a request to AT&T and MediaOne Group in connection with the merger. Only one such extension of the initial waiting period is permitted under the HSR Act; however, the filing parties may voluntarily extend the waiting period. If the Antitrust Division or Federal Trade Commission believes that the merger would violate the U.S. federal antitrust laws by substantially lessening competition in any line of commerce affecting U.S. consumers, they have the authority to challenge the merger on antitrust grounds by seeking a federal court order temporarily enjoining the transaction pending conclusion of a full trial of those issues. The Antitrust Division may also proceed with a court action if the injunction is denied, and, if the merger is found to be anticompetitive, challenge it after the fact.

    We can give no assurance that a challenge to the merger will not be made or, if such a challenge is made, that it would be unsuccessful. Expiration or termination of the HSR Act waiting period is a condition to the merger. However, in the merger agreement, AT&T has an unconditional and unqualified obligation to obtain the expiration or termination of the HSR Act waiting period. See "The Merger Agreement--Principal Covenants--Best Efforts Covenant" on page III-11.

FEDERAL COMMUNICATIONS COMMISSION

    AT&T and MediaOne Group are required to obtain approvals from the FCC in connection with the merger. On July 7, 1999, AT&T and MediaOne Group filed the required applications with the FCC seeking approval of the transfer of control to AT&T of the FCC licenses and authorizations held by certain MediaOne Group subsidiaries. In evaluating such applications, the FCC will consider whether AT&T is qualified to control such licenses and authorizations and whether the public interest, convenience and necessity will be served by such transfer of control. As required, the FCC is seeking public comments on the applications. Initial comments by interested parties are due on August 23, 1999 and reply comments are due on September 17, 1999.

    Under the merger agreement, AT&T has an unconditional and unqualified obligation to obtain necessary FCC consents in connection with the change of control and/or assignment of MediaOne Group's or its subsidiaries' FCC licenses.

STATE AND LOCAL GOVERNMENTAL AUTHORITIES

    The merger is also subject to certain U.S. state and local governmental approvals or actions. MediaOne Group and AT&T have filed applications and formal notifications in connection with the merger in five states and with approximately 500 local franchising authorities. The filings seek the level of review appropriate under each state's laws or local franchise authority's franchise agreement. Where approval or consent is required for transfers of control of cable television franchises, the governing legal standard addresses the legal, technical and financial and, in Massachusetts, managerial qualifications of the company acquiring control. Where approval is required for transfers of control of regulated telephony service providers, the governing legal standard is typically whether the transaction is "in the public interest."

                                                   CHAPTER TWO - THE TRANSACTION

    In addition, several parties have advocated to various local franchise authorities that must consent to the change of control in MediaOne Group that such local franchise authorities impose that AT&T and MediaOne Group unbundle their cable facilities and make them available to competitors as a condition to their approval. AT&T and MediaOne Group firmly believe that such action by a local franchise authority would be unlawful as a result of, among other things, preemption by the Communication Act of 1934, as amended. However, there can be no assurance that local franchise authorities will not seek to impose such a condition. The imposition of such a condition could reduce the economic benefits to combined company of the merger. MediaOne Group and AT&T intend to contest any such conditions imposed by local franchise authorities, as AT&T has done in connection with such a condition imposed on AT&T's cable systems in Portland, Oregon, Multnomah County, Oregon and on July 26, 1999 in Broward County, Florida. If these types of conditions were imposed and if it were ultimately determined that AT&T's or MediaOne Group's failure to comply with any such condition were unlawful, the combined company could face financial penalties or potential loss of the applicable local franchise.

    A condition to AT&T's and MediaOne Group's obligation to complete the merger is that all required U.S. state and local governmental authorizations be obtained, without limitations or conditions, unless the failure to obtain such authorizations and the limitations or conditions placed on the authorizations, individually or in the aggregate, would not be reasonably expected to result in a material adverse effect on MediaOne Group. See "The Merger Agreement--Conditions to the Completion of the Merger" on page III-14.

    As a result, depending on the nature of any conditions imposed by local franchise authorities, these conditions could jeopardize or delay completion of the merger. In addition, if AT&T and MediaOne Group decide to complete the merger notwithstanding any conditions imposed by local franchising authorities, the expected benefits of the merger may be reduced.

FOREIGN REGULATORY FILINGS

    Under Regulation (EEC) No. 4064/89 of the Council of the European Union, the merger may not be consummated until the European Commission has granted its approval thereof. The requisite notification was filed with respect to the merger with the European Commission on June 9, 1999. On July 23, 1999, the European Commission approved the merger.

    AT&T and MediaOne Group are not aware of any other foreign governmental approvals or actions that may be required for consummation of the merger. However, AT&T and MediaOne Group conduct operations in a number of foreign countries, some of which have voluntary and/or post-merger notification systems. Should any other approval or action be required, AT&T and MediaOne Group currently contemplate that such approval or action would be sought. The failure to make any such filings or to obtain any such approvals is not anticipated to have a material effect on the merger or the combined company.

    AT&T and MediaOne Group believe that they will obtain all material required regulatory approvals prior to the MediaOne Group meeting. However, it is not certain that all such approvals will be received by such time and governmental authorities may impose unfavorable conditions for granting the required approvals.

Chapter Two - The Transaction

OTHER REGULATORY FILINGS

    AT&T and MediaOne Group conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. AT&T and MediaOne Group are currently in the process of reviewing whether other filings or approvals may be required or desirable in these other jurisdictions. If AT&T and MediaOne Group conclude other filings or approvals are required or desirable, it is anticipated that such filings will be completed and such approvals will be sought; however, the failure to complete such filings or to obtain such approvals is not expected to have a material effect on the combined company.

APPRAISAL RIGHTS

    MediaOne Group is a Delaware corporation. Section 262 of the Delaware General Corporation Law provides appraisal rights (sometimes referred to as "dissenters' rights") under certain circumstances to stockholders of a Delaware corporation that is involved in a merger.

    Record holders of MediaOne Group common stock, MediaOne Group Series C preferred stock (if such shares are not redeemed prior to the merger) and MediaOne Group Series E preferred stock that follow the appropriate procedures are entitled to appraisal rights under Section 262 in connection with the Merger.

    THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DELAWARE GENERAL CORPORATION LAW AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262, WHICH IS REPRINTED IN ITS ENTIRETY AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS. ALL REFERENCES IN
SECTION 262 TO A "STOCKHOLDER" AND IN THIS DISCUSSION TO A "RECORD HOLDER" OR A "HOLDER OF MEDIAONE GROUP STOCK" ARE TO THE RECORD HOLDER OF THE SHARES OF MEDIAONE GROUP COMMON STOCK, MEDIAONE GROUP SERIES C PREFERRED STOCK (IF SUCH SHARES ARE NOT REDEEMED PRIOR TO THE MERGER) AND MEDIAONE GROUP SERIES E PREFERRED STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME OF THE MERGER AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

    Under the Delaware General Corporation Law, record holders of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock that follow the procedures set forth in Section 262 and that have not voted in favor of the approval and adoption of the merger agreement will be entitled to have their shares of MediaOne Group appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the Delaware Court of Chancery.

    Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the MediaOne Group meeting, not less than 20 days prior to the meeting, MediaOne Group must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in each such notice a copy of Section 262. THIS PROXY STATEMENT/PROSPECTUS CONSTITUTES SUCH NOTICE TO THE HOLDERS OF MEDIAONE GROUP COMMON STOCK. Any holder of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock who wishes to exercise appraisal rights or wishes to preserve such holder's right to do so should review the following discussion and Annex C carefully because

                                                   CHAPTER TWO - THE TRANSACTION

failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the Delaware General Corporation Law.

    A holder of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock wishing to exercise such holder's appraisal rights must deliver to MediaOne Group, before the vote on the approval and adoption of the merger agreement at the MediaOne Group meeting, a written demand for appraisal of such holder's MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock and must reasonably inform MediaOne Group of the identity of the holder of record as well as the intention of the holder to demand an appraisal of the fair value of the shares held. In addition, a holder of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock wishing to exercise appraisal rights or wishing to preserve such holder's right to do so must hold of record such shares on the date the written demand for appraisal is made, must continue to hold such shares through the effective time of the merger and must either vote against or abstain from voting on the approval and adoption of the merger agreement.

    Only a holder of record of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock is entitled to assert appraisal rights for MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock registered in such holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates, and must state that such holder intends thereby to demand appraisal of such holder's shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock. A proxy or vote against the approval and adoption of the merger agreement will not constitute a demand for appraisal.

    If the shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/ or MediaOne Group Series E preferred stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and, if the shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder, such as a broker who holds MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock held for one or more beneficial owners while not exercising such rights with respect to the shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock held for other beneficial owners. In such case, however, the written demand should set forth the number of shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock as to which appraisal is sought. If no number of shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock is expressly mentioned, the demand will be presumed to cover all MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock held in the name of the record owner. Holders of

CHAPTER TWO - THE TRANSACTION

MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for making of a demand for appraisal by such nominee.

    All written demands for appraisal of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock should be mailed or delivered to MediaOne Group at 188 Inverness Drive West, Englewood, Colorado 80112, Attention: Corporate Secretary, so as to be received before the vote on the approval and adoption of the merger agreement at the MediaOne Group meeting.

    Within 10 days after the effective time of the merger, Merger Sub, as the surviving corporation in the merger, must send a notice as to the effectiveness of the merger to each person that satisfied the appropriate provisions of
Section 262. Within 120 days after the effective time of the merger, but not thereafter, MediaOne Group, or any holder of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. MediaOne Group is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock. Accordingly, it is the obligation of the holders of the shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

    Within 120 days after the effective time of the merger, any record holder of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock that has complied with the requirements for exercise of appraisal rights will be entitled to request in writing a statement from MediaOne Group setting forth the aggregate number of shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request has been received by MediaOne Group or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

    If a holder of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock timely files a petition for appraisal and serves a copy of such petition upon MediaOne Group, MediaOne Group will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders that have complied with Section 262 and that have become entitled to appraisal rights. The Delaware Court of Chancery may require the holders of shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock that demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceeding. If any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

                                                   CHAPTER TWO - THE TRANSACTION

    After determining the holders of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock entitled to appraisal, the Delaware Court of Chancery will appraise the fair value of their shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock as determined under Section 262 could be more than, the same as or less than the value of the consideration that they would otherwise receive in the merger if they did not seek appraisal of their MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock, and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. More specifically, the Delaware Supreme Court has stated that: "Fair value, in an appraisal context, measures 'that which has been taken from the stockholder, viz., his proportionate interest in a going concern.' In the appraisal process the corporation is valued 'as an entity,' not merely as a collection of assets or by the sum of the market price of each share of its stock. Moreover, the corporation must be viewed as an on-going enterprise, occupying a particular market position in the light of future prospects." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a stockholder's exclusive remedy. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock have been appraised. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any holder of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged PRO RATA against the value of all of the shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock entitled to appraisal.

    Any holder of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock that has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote such stockholder's shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of MediaOne Group common stock, MediaOne Group Series C preferred stock and/ or MediaOne Group Series E preferred stock as of a date prior to the effective time of the merger).

    If any holder of MediaOne Group common stock, MediaOne Group Series C preferred stock and/ or MediaOne Group Series E preferred stock that demands appraisal of such holder's shares of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock under
Section 262 fails to perfect, or effectively withdraws or loses such holder's right to appraisal, as provided in the Delaware General Corporation Law, the MediaOne

CHAPTER TWO - THE TRANSACTION

Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock of such holder will be converted into AT&T common stock in accordance with the merger agreement (without interest), as more fully described under "The Merger Agreement--Merger Consideration." A holder of MediaOne Group common stock, MediaOne Group Series C preferred stock and/or MediaOne Group Series E preferred stock will fail to perfect, or will effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger. A holder may withdraw a demand for appraisal by delivering to MediaOne Group a written withdrawal of the demand for appraisal and an acceptance of the Merger. Any such attempt to withdraw made more than 60 days after the effective time of the merger will, however, require the written approval of AT&T. Further, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

    FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A HOLDER OF MEDIAONE GROUP COMMON STOCK, MEDIAONE GROUP SERIES C PREFERRED STOCK AND/OR MEDIAONE GROUP SERIES E PREFERRED STOCK WILL BE ENTITLED TO RECEIVE ONLY THE CONSIDERATION SET FORTH IN THE MERGER AGREEMENT FOR EACH SHARE OF MEDIAONE GROUP COMMON STOCK, MEDIAONE GROUP SERIES C PREFERRED STOCK AND/OR MEDIAONE GROUP SERIES E PREFERRED STOCK ISSUED AND OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE TIME OF THE MERGER OWNED BY SUCH HOLDER).

    The foregoing is a summary of certain of the provisions of Section 262 and is qualified in its entirety by reference to the full text of such Section 262, a copy of which is attached as Annex C to this proxy statement/prospectus.

    MediaOne Group has agreed to redeem MediaOne Group Series C preferred stock as promptly as practicable. If the MediaOne Group Series C preferred stock is redeemed prior to the merger, there will be no appraisal rights for holders of those shares.

FEDERAL SECURITIES LAWS CONSEQUENCES

    This proxy statement/prospectus does not cover any resales of AT&T capital stock to be received by MediaOne Group stockholders upon the effective time of the merger and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.

    All shares of AT&T capital stock received by MediaOne Group stockholders in the merger will be freely transferable, except that shares of AT&T common stock received by persons who are deemed to be "affiliates" of MediaOne Group for purposes of Rule 145 under the Securities Act at the time of the MediaOne Group meeting may be resold by them only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of MediaOne Group for such purposes generally include individuals or entities that control, are controlled by or are under common control with MediaOne Group and include directors and executive officers of MediaOne Group. Pursuant to the merger agreement, MediaOne Group has delivered to AT&T a letter identifying all persons that may be deemed affiliates of MediaOne Group. The merger agreement requires MediaOne Group to use its best efforts to obtain from each such affiliate a written agreement to the effect that such persons will not offer, sell or otherwise dispose of any of the shares of AT&T common stock issued to them in the merger in violation of the Securities Act or the related SEC rules.

                                                   Chapter Two - The Transaction

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

    AT&T common stock trades on the NYSE under the symbol "T." MediaOne Group common stock trades on the NYSE under the symbol "UMG."

    The following table sets forth the high and low sale prices for a share of AT&T common stock and for a share of MediaOne Group common stock, rounded up to the nearest sixteenth, and, in the case of AT&T common stock, the dividends declared, for the periods indicated. MediaOne Group does not currently pay cash dividends to its stockholders. The prices are, in each case, as reported on the NYSE Composite Transaction Tape and are based on published financial sources.

    The AT&T share price and cash dividend per share information set forth below has been adjusted for the AT&T three-for-two stock split that was paid on April 15, 1999.

                                                         AT&T SHARES
                                          -----------------------------------------      MEDIAONE GROUP
                                                                            CASH             SHARES
                                                                          DIVIDENDS   --------------------
                                              HIGH             LOW        PER SHARE     HIGH        LOW
                                          -------------   -------------   ---------   --------   ---------
1997
  First Quarter.........................  $    28 7/16    $    22 3/4       $0.22     $ 20 5/8   $ 17 5/8
  Second Quarter........................       25 11/16        20 1/2        0.22       22 3/8     16
  Third Quarter.........................       30 3/4          22 11/16      0.22       24 1/4     19 13/16
  Fourth Quarter........................       42 11/16        28 11/16      0.22       29 1/8     22 5/16

1998
  First Quarter.........................  $    45 11/16   $    38 1/4       $0.22     $ 37 3/16  $ 27
  Second Quarter........................       44 15/16        37 7/16       0.22       44 1/4     34 3/16
  Third Quarter.........................       40 15/16        32 1/4        0.22       50 1/8     40
  Fourth Quarter........................       52 11/16        37 1/2        0.22       47         33 7/16

1999
  First Quarter.........................  $    64 1/8     $    50 5/8       $0.22     $ 70       $ 46 1/8
  Second Quarter........................       63              50 1/16       0.22       81 13/16   60
  Third Quarter (through August 26,
    1999)...............................       59              46 3/8                   78 15/16   67 1/16

    On March 19, 1999, the last full trading day prior to the public announcement of the Comcast merger agreement, the last reported closing price on the NYSE Composite Transaction Tape for MediaOne Group common stock was $60.75. On April 21, 1999, the last full trading day prior to the public announcement by AT&T of its offer to purchase MediaOne Group, the last reported closing price on the NYSE Composite Transaction Tape for AT&T common stock was $57.00 and the last reported closing price on the NYSE Composite Transaction Tape for MediaOne Group common stock was $66.94. On April 30, 1999, the last full trading day prior to the public announcement of the proposed AT&T merger, the last reported closing price on the NYSE Composite Transaction Tape for AT&T common stock was $50.50 and the last reported closing price on the NYSE Composite Transaction Tape for MediaOne Group common stock was $81.63. On August 26, 1999, the most recent available date prior to the printing of this proxy statement/prospectus, the last reported closing price on the NYSE Composite Transaction Tape for AT&T shares was $49.94 per share, and the last reported closing price on the NYSE Composite Transaction Tape for MediaOne Group shares was $70.94 per share. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER.

    Following the merger, AT&T common stock will continue to be listed and traded on NYSE under the symbol "T."

CHAPTER TWO - THE TRANSACTION

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The unaudited pro forma information set forth below for AT&T gives effect to the merger as if it had been completed on January 1, 1998 for income statement purposes, and as if it had been completed on June 30, 1999 for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma information. The unaudited pro forma condensed income statements for the year ended December 31, 1998 and the six months ended June 30, 1999 give effect to the TCI merger as if the TCI merger had been completed on January 1, 1998. As a result of the TCI merger, AT&T is accounting for the Liberty Media Group under the equity method of accounting because AT&T does not have a controlling financial interest in the Liberty Media Group.

    The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined company. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling, marketing or any other expenses for any future operating changes. Upon the closing of the merger, AT&T may incur certain integration related expenses not reflected in the pro forma financial statements as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized by AT&T as a liability assumed as of the merger date resulting in additional goodwill in accordance with Emerging Issues Task Force No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination ("EITF 95-3"). The assessment of integration related expenses is ongoing. The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the merger, and the TCI merger, been consummated on the dates, or at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the merger are based upon the assumptions set forth in the notes hereto, including the exchange of all of the outstanding shares of MediaOne Group for an aggregate of approximately 613 million shares of AT&T common stock not including AT&T stock options.

    AT&T will account for the merger under the purchase method of accounting. Accordingly, AT&T will establish a new basis for MediaOne Group's assets and liabilities based upon the fair values thereof and the AT&T purchase price including the costs of the merger. The purchase accounting adjustments made in connection with the development of the pro forma combined financial statements are preliminary and have been made solely for purposes of developing such pro forma combined financial information. Such preliminary adjustments include the allocation of consideration to certain investments of MediaOne Group identified as "assets held for sale" by the AT&T Board based upon fair value as determined by AT&T in conjunction with its financial advisors.

    AT&T currently knows of no events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of required purchase accounting adjustments will be made upon the completion of a study to be undertaken by AT&T in conjunction with independent appraisers to determine the fair value of certain of MediaOne Group's assets and liabilities, including intangible assets and in-process research and development. Refer to note 3 for a discussion of the sensitivity to earnings that may occur as a result of the final determination of fair value. Assuming completion of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date on which the merger takes place.

                                                   Chapter Two - The Transaction

                                      AT&T
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 1999
                                 (IN MILLIONS)

                                                         MEDIAONE       PRO FORMA
                                             HISTORICAL    GROUP        AT&T WITH
                                HISTORICAL   MEDIAONE    PRO FORMA       MEDIAONE
                                 AT&T(1)     GROUP(1)   ADJUSTMENTS       GROUP
                                ----------   --------   -----------    ------------
ASSETS:
Cash and cash equivalents.....   $    418    $ 1,032     $   (345) (3d) $  1,105
                                                           20,429(7)
                                                          (20,429) (3a)
                                                               --
Receivables--net..............     10,030        409           --        10,439
Other current assets..........      2,498        690           --         3,188
                                ----------   --------   -----------    ------------
    Total current assets......     12,946      2,131         (345)       14,732
Property, plant and
  equipment--net..............     34,994      4,501           --        39,495
Licensing cost--net...........      8,315         --           --         8,315
Franchise.....................         --         --       21,437(3n)    21,437
Goodwill......................     28,402     11,371       24,344(3o)    52,746
                                                          (11,371) (3f)
Investment in Liberty Media
  Group and related
  receivables.................     35,389         --           --        35,389
Other investments.............     16,268      9,789       (2,380) (6)   36,772
                                                           13,095(3h)
Other assets..................      8,924      2,076         (582) (6)    8,868
                                                              (50) (5)
                                                           (1,500) (4)
Assets held for sale..........         --        643        2,962(6)     16,127
                                                           12,522(3i)
                                ----------   --------   -----------    ------------
    Total non-current
      assets..................    132,292     28,380       58,477       219,149
Total assets..................   $145,238    $30,511     $ 58,132      $233,881
                                ----------   --------   -----------    ------------
                                ----------   --------   -----------    ------------
LIABILITIES:
Accounts payable..............   $  5,738    $   301     $     --      $  6,039
Debt maturing within one
  year........................      7,085      1,718       20,429(7)     27,732
                                                           (1,500) (4)
Other current liabilities.....      8,754        884           --         9,638
                                ----------   --------   -----------    ------------
    Total current
      liabilities.............     21,577      2,903       18,929        43,409
Long-term debt................     22,152      6,245           88(3j)    28,485
Deferred income taxes.........     11,039      6,954       15,007(3m)    33,000
Other long-term liabilities
  and deferred credits........      8,221        142           --         8,363
                                ----------   --------   -----------    ------------
    Total long-term
      liabilities.............     41,412     13,341       15,095        69,848
Total liabilities.............     62,989     16,244       34,024       113,257
Minority interest.............      2,407      1,107          110(3l)     3,624
Company-obligated convertible
  quarterly income preferred
  securities of a subsidiary
  trust holding solely
  subordinated debt securities
  of AT&T.....................      4,695         --           --         4,695
Subsidiary-obligated
  mandatorily redeemable
  preferred securities of
  subsidiary trusts holding
  solely subordinated debt
  securities of
  subsidiaries................      1,659      1,060           39(3k)     2,758
Preferred stock subject to
  mandatory redemption........         --        100          (50) (5)       50
                                                              (50) (3g)
                                                               50(3c)
Preferred stock...............         --        929         (929) (3e)       --
Common stock..................      3,196     10,409      (10,409) (3e)    3,809
                                                              613(3b)
Liberty Media Group Class A
  tracking stock..............      1,157         --           --         1,157
Liberty Media Group Class B
  tracking stock..............        108         --           --           108
Additional paid-in capital
  AT&T common stock...........     27,446         --       35,396(3b)    62,842
  Liberty Media Group tracking
    stock.....................     32,653         --           --        32,653
Retained earnings
  Common stock................      7,594        371         (371) (3e)    7,594
  Liberty Media Group tracking
    stock.....................       (601)                     --          (601)
Other.........................      1,935        291         (291) (3e)    1,935
                                ----------   --------   -----------    ------------
    Total shareowners'
      equity..................     73,488     12,000       24,009       109,497
                                                               --
Total liabilities and
  shareowners' equity.........   $145,238    $30,511     $ 58,132      $233,881
                                ----------   --------   -----------    ------------
                                ----------   --------   -----------    ------------

      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

CHAPTER TWO - THE TRANSACTION

                                      AT&T
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1999
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                    PRO FORMA
                                                                    LIBERTY/          OTHER TCI       PRO FORMA   HISTORICAL
                                 HISTORICAL    HISTORICAL TCI    VENTURES GROUP       PRO FORMA       AT&T WITH    MEDIAONE
                                   AT&T(1)    (JAN-FEB '99)(1)    ADJUSTMENT(2)    ADJUSTMENTS(10)       TCI       GROUP(1)
                                 -----------  -----------------  ---------------  -----------------  -----------  -----------
REVENUES.......................   $  29,787       $   1,145         $    (204)        $      --       $  30,728    $   1,327
OPERATING EXPENSES:
Access and other
  interconnection..............       7,400              --                --                --           7,400           --
Network and other
  communications services......       6,646             543               (79)               --           7,110          534
Depreciation and amortization..       3,280             277               (22)               77           3,612          578
Selling, general and
  administrative...............       6,618             677              (260)               --           7,035          364
Restructuring and other
  charges......................         702              --                --                --             702           --
                                 -----------        -------            ------            ------      -----------  -----------
    Total operating expenses...      24,646           1,497              (361)               77          25,859        1,476
OPERATING INCOME (LOSS)........       5,141            (352)              157               (77)          4,869         (149)
Equity losses from Liberty
  Media Group..................        (601)             --               (68)             (144)           (813)          --
Other income (expense)--Net .            75             356              (321)              (39)             71          867
Interest expense...............         649             161               (25)               82             867          199
Income (loss) from continuing
  operations before income
  taxes........................       3,966            (157)             (207)             (342)          3,260          519
Provision (benefit) for income
  taxes........................       1,903             119              (207)              (50)          1,765          806
                                 -----------        -------            ------            ------      -----------  -----------
Income (loss) from continuing
  operations...................       2,063            (276)               --              (292)          1,495         (287)
Dividend requirements on
  preferred stocks.............          --              (4)               --                --              (4)         (28)
                                 -----------        -------            ------            ------      -----------  -----------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS ATTRIBUTABLE TO
  COMMON SHAREOWNERS...........   $   2,063       $    (280)        $      --         $    (292)      $   1,491    $    (315)
                                 -----------        -------            ------            ------      -----------  -----------
                                 -----------        -------            ------            ------      -----------  -----------
AT&T EPS CALCULATION:
Income from continuing
  operations attributable to
  AT&T common shareowners......   $   2,664                                                           $   2,304
Weighted average shares
  outstanding (basic)..........       2,970                                                               3,153
Basic EPS......................   $    0.90                                                           $    0.73
Income from continuing
  operations attributable to
  AT&T common shareowners......   $   2,681                                                           $   2,321
Weighted average shares
  outstanding (diluted)........       3,043                                                               3,258
Diluted EPS....................   $    0.88                                                           $    0.71
Liberty Media Group EPS (14)
Basic..........................   $   (0.48)                                                          $   (0.65)
Diluted........................   $   (0.48)                                                          $   (0.65)

                                               PRO FORMA
                                  MEDIAONE     AT&T WITH
                                  GROUP PRO     TCI AND
                                    FORMA      MEDIAONE
                                 ADJUSTMENTS     GROUP
                                 -----------  -----------
REVENUES.......................   $      --    $  32,055
OPERATING EXPENSES:
Access and other
  interconnection..............          --        7,400
Network and other
  communications services......          --        7,644
Depreciation and amortization..         572(8)      4,505
                                       (257) (9)
Selling, general and
  administrative...............          --        7,399
Restructuring and other
  charges......................          --          702
                                 -----------  -----------
    Total operating expenses...         315       27,650
OPERATING INCOME (LOSS)........        (315)       4,405
Equity losses from Liberty
  Media Group..................          --         (813)
Other income (expense)--Net .          (303) (8)      2,360
                                        225(6)
                                      1,500(4)
Interest expense...............         526  (1      1,436
                                         (7) (8)
                                       (149)   1a)
Income (loss) from continuing
  operations before income
  taxes........................         737        4,516
Provision (benefit) for income
  taxes........................        (203)  12)      2,368
                                 -----------  -----------
Income (loss) from continuing
  operations...................         940        2,148
Dividend requirements on
  preferred stocks.............          27  (1         (5)
                                 -----------  -----------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS ATTRIBUTABLE TO
  COMMON SHAREOWNERS...........   $     967    $   2,143
                                 -----------  -----------
                                 -----------  -----------
AT&T EPS CALCULATION:
Income from continuing
  operations attributable to
  AT&T common shareowners......                $   2,956
Weighted average shares
  outstanding (basic)..........                    3,766
Basic EPS......................                $    0.78
Income from continuing
  operations attributable to
  AT&T common shareowners......                $   2,973
Weighted average shares
  outstanding (diluted)........                    3,881
Diluted EPS....................                $    0.77
Liberty Media Group EPS (14)
Basic..........................                $   (0.65)
Diluted........................                $   (0.65)

      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

                                                   CHAPTER TWO - THE TRANSACTION

                                      AT&T
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                  PRO FORMA
                                                                  LIBERTY/
                                                                  VENTURES        OTHER TCI      PRO FORMA   HISTORICAL
                                      HISTORICAL   HISTORICAL       GROUP         PRO FORMA      AT&T WITH    MEDIAONE
                                        AT&T(1)      TCI(1)     ADJUSTMENT(2)  ADJUSTMENTS(10)      TCI       GROUP(1)
                                      -----------  -----------  -------------  ---------------  -----------  -----------
REVENUES............................   $  53,223    $   7,351     $  (1,148)      $      --      $  59,426    $   2,882
OPERATING EXPENSES:
Access and other interconnection....      15,328           --            --              --         15,328           --
Network and other communications
 services...........................      10,250        3,087          (495)             --         12,842        1,013
Depreciation and amortization.......       4,629        1,735          (135)            454          6,683        1,182
Selling, general and
 administrative.....................      13,015        2,583          (943)             --         14,655          926
Restructuring and other charges.....       2,514            5            (5)             --          2,514           --
                                      -----------  -----------  -------------       -------     -----------  -----------
    Total operating expenses........      45,736        7,410        (1,578)            454         52,022        3,121
OPERATING INCOME (LOSS).............       7,487          (59)          430            (454)         7,404         (239)
Equity earnings (losses) from
 Liberty Media Group................          --           --           626            (741)          (115)          --
Other income (expense)--Net.........       1,247        4,658        (1,631)           (234)         1,500        3,368
                                                                                     (2,540)
Interest expense....................         427        1,061          (103)            489          1,874          491
Income (loss) from continuing
 operations before income taxes.....       8,307        3,538          (472)         (4,458)         6,915        2,638
Provision (benefit) for income
 taxes..............................       3,072        1,595          (472)           (948)         2,949        1,208
                                                                                       (298)
                                      -----------  -----------  -------------       -------     -----------  -----------
Income (loss) from continuing
 operations.........................       5,235        1,943            --          (3,212)         3,966        1,430
Dividend requirements on preferred
 stocks.............................          --          (24)           --              14            (10)        (108)
                                      -----------  -----------  -------------       -------     -----------  -----------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS ATTRIBUTABLE TO COMMON
 SHAREOWNERS........................   $   5,235    $   1,919     $      --       $  (3,198)     $   3,956    $   1,322
                                      -----------  -----------  -------------       -------     -----------  -----------
                                      -----------  -----------  -------------       -------     -----------  -----------
AT&T EPS CALCULATION:
Income from continuing operations
 attributable to AT&T common
 shareowners........................   $   5,235                                                 $   4,071
Weighted average shares outstanding
 (basic)............................       2,676                                                     3,146
Basic EPS...........................   $    1.96                                                 $    1.29
Income from continuing operations
 attributable to AT&T common
 shareowners........................   $   5,235                                                 $   4,071
Weighted average shares outstanding
 (diluted)..........................       2,700                                                     3,251
Diluted EPS.........................   $    1.94                                                 $    1.25
Liberty Media Group EPS (14)
Basic...............................                                                             $   (0.10)
Diluted.............................                                                             $   (0.10)

                                                    PRO FORMA
                                       MEDIAONE     AT&T WITH
                                       GROUP PRO     TCI AND
                                         FORMA      MEDIAONE
                                      ADJUSTMENTS     GROUP
                                      -----------  -----------
REVENUES............................   $      --    $  62,308
OPERATING EXPENSES:
Access and other interconnection....          --       15,328
Network and other communications
 services...........................                   13,855
Depreciation and amortization.......       1,145(8)      8,485
                                            (525) (9)
Selling, general and
 administrative.....................                   15,581
Restructuring and other charges.....          --        2,514
                                      -----------  -----------
    Total operating expenses........         620       55,763
OPERATING INCOME (LOSS).............        (620)       6,545
Equity earnings (losses) from
 Liberty Media Group................          --         (115)
Other income (expense)--Net.........        (606) (8)      4,603
                                             341(6)
Interest expense....................       1,052 (11      3,103
                                             (15) (8)
                                            (299)   1a)
Income (loss) from continuing
 operations before income taxes.....      (1,623)       7,930
Provision (benefit) for income
 taxes..............................        (445)  12)      3,712

                                      -----------  -----------
Income (loss) from continuing
 operations.........................      (1,178)       4,218
Dividend requirements on preferred
 stocks.............................          52 (13        (66)
                                      -----------  -----------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS ATTRIBUTABLE TO COMMON
 SHAREOWNERS........................   $  (1,126)   $   4,152
                                      -----------  -----------
                                      -----------  -----------
AT&T EPS CALCULATION:
Income from continuing operations
 attributable to AT&T common
 shareowners........................                $   4,267
Weighted average shares outstanding
 (basic)............................                    3,759
Basic EPS...........................                $    1.14
Income from continuing operations
 attributable to AT&T common
 shareowners........................                $   4,267
Weighted average shares outstanding
 (diluted)..........................                    3,874
Diluted EPS.........................                $    1.10
Liberty Media Group EPS (14)
Basic...............................                $   (0.10)
Diluted.............................                $   (0.10)

      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

Chapter Two - The Transaction

        NOTES TO UNAUDITED AT&T CONDENSED PRO FORMA FINANCIAL STATEMENTS

    1. These columns reflect the historical results of operations and financial position of the respective companies. AT&T's historical balance sheet as of June 30, 1999 gives effect to the TCI merger.

    2. These columns reflect the deconsolidation to the equity method of accounting of the historical results of operations for the interests represented by the shares of Liberty Media Group tracking stock. AT&T accounts for the Liberty Media Group under the equity method because it does not possess a "controlling financial interest" in the Liberty Media Group.

    3. This adjustment reflects the acquisition of MediaOne Group and the excess consideration over net assets acquired (goodwill). Accordingly, the historical shareowners' equity accounts of MediaOne Group have been eliminated (entry 3e). For the purpose of these pro forma financial statements, consideration has been calculated assuming a mixed cash and stock election pursuant to the terms of the merger agreement of $30.85 in cash and 0.95 of a share of AT&T common stock for each share of MediaOne Group common stock outstanding at the pro forma balance sheet date. The merger agreement specifies the aggregate number of shares of AT&T common stock to be issued in exchange for shares of MediaOne Group common stock and equivalents. The different election provisions are intended to satisfy individual MediaOne Group shareholder and optionholder preferences to the extent possible. Each election may be subject to proration depending upon the consideration other shareholders and optionholders elect to receive in the merger. Accordingly, under the terms of the merger, the impact of such election provisions on the total consideration exchanged will not materially differ from the mixed cash and stock election assumed in the pro forma financial information. If the price of AT&T common stock is less than $57.00 per share during a prescribed measurement period shortly prior to the closing of the merger, an additional cash payment of up to $5.42 per share of MediaOne Group common stock will be paid by AT&T for shares of MediaOne Group common stock subject to the mixed cash and stock election. In that event, a new measurement date for the purpose of valuing AT&T common stock for accounting purposes would be established. The aggregate purchase price consideration would change $613 million (not including the additional cash payment) for each $1 per share change in the value of the AT&T common stock based on the average price a few days before and after the merger is consummated affecting net income by $15 million annually based on a 40-year franchise/goodwill amortization period.

    For the purpose of these pro forma financial statements, the MediaOne Group Series D preferred stock is assumed to have been converted into MediaOne Group common stock as of the pro forma balance sheet date and exchanged pursuant to the mixed cash and stock election. Under the terms of the merger agreement, MediaOne Group is required to call for the conversion of the MediaOne Group Series D preferred stock as promptly as it is permitted to do so. The AT&T Series E preferred stock to be issued as consideration in exchange for the MediaOne Group Series E preferred stock has been valued based on the security's liquidation value which approximates fair value. All outstanding and unvested options to purchase shares of MediaOne Group common stock will vest upon completion of the merger and have been included as consideration assuming a "standard option election" pursuant to the terms of the merger agreement. Under the standard option election, each MediaOne Group

                                                   CHAPTER TWO - THE TRANSACTION

optionholder will receive cash and a converted option to purchase AT&T common stock, the fair value of which was determined by using the Black-Scholes option-pricing model.

    This adjustment reflects the acquisition of MediaOne Group and the excess consideration over net assets acquired
(goodwill) (in millions, except per share amounts).
           Shares of MediaOne Group common stock outstanding at 6/30/99................................        606.2
           Shares of MediaOne Group common stock to be issued upon conversion of MediaOne Group Series
           D preferred stock...........................................................................         39.6
           Shares of MediaOne Group common stock to be exchanged for cash and AT&T common stock........        645.8
           Cash per share..............................................................................  $     30.85
           Cash consideration for outstanding shares...................................................  $    19,923
           Cash consideration for 30 million outstanding options (average cash payment per option of
           $16.87).....................................................................................          506
       a.  Total cash consideration....................................................................  $    20,429
           AT&T common stock exchange ratio per share..................................................         0.95
           Equivalent AT&T shares (par value $1).......................................................        613.5
           AT&T common stock share price based on the average closing price a few days before and after
           the merger was agreed to and announced......................................................  $     57.05
           SUB-TOTAL...................................................................................  $    35,000
           AT&T stock options resulting from the conversion of MediaOne Group stock options in the
           merger......................................................................................         28.9
           Average fair value per option...............................................................  $     34.91
           SUB-TOTAL...................................................................................  $     1,009
       b.  AT&T common stock equity consideration......................................................  $    36,009
       c.  Value of AT&T Series E preferred stock to be issued in exchange for MediaOne Group Series E
           preferred stock at liquidation value (994 thousand outstanding shares at $50 per share).....           50
       d.  Merger costs (estimate).....................................................................          345
           TOTAL CONSIDERATION.........................................................................  $    56,833
       e.  Historical net book value of MediaOne Group.................................................      (12,000)
           Pro Forma Adjustments relating to:
       f.  Existing MediaOne Group intangible assets...................................................       11,371
       g.  Exchange of MediaOne Group Series E preferred stock.........................................          (50)
       h.  Investments.................................................................................      (13,095)
       i.  Assets held for sale (see note 6)...........................................................      (12,522)
       j.  Debt........................................................................................           88
       k.  Subsidiary-Obligated Mandatorily redeemable preferred securities............................           39
       l.  Minority interest in Centaur Funding Corporation............................................          110
       m.  Deferred tax impacts........................................................................       15,007
       n.  Franchise intangible........................................................................      (21,437)
       o.  Preliminary goodwill........................................................................  $    24,344

    Upon the closing of the merger, the total consideration will be allocated to the specific identifiable tangible and intangible assets and liabilities of MediaOne Group after the completion of third-party appraisals during the allocation period specified by Statement of Financial Accounting Standards No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises. A preliminary allocation of the purchase price has been allocated to certain identifiable tangible assets, the franchise intangible, and liabilities of MediaOne Group, including deferred income tax impacts, based upon information

CHAPTER TWO - THE TRANSACTION

available to the management of AT&T at the date of the preparation of the accompanying pro forma condensed financial statements. Such information includes quoted market prices where available and estimates of fair values provided in conjunction with AT&T's financial advisors. See note 6 for a discussion on "asset held for sale" accounting. The final purchase accounting allocation may also include certain in-process research and development projects and intangible assets such as customer relationships.

    Consideration allocated to in-process research and development projects would be recorded as a charge against net income in the period the merger occurs. Each $1 billion allocated to in-process research and development would have the effect of increasing net income in subsequent periods by $25 million annually by reducing franchise/goodwill amortization expense. A preliminary estimate of in-process research and development will not be available until the completion of an independent evaluation of each project, if any, in process as of the merger date.

    Assuming an estimated useful life of 10 years, each $1 billion of consideration allocated to intangible assets other than franchise/goodwill would have the effect of decreasing net income by $46 million annually ($0.01 per share). Certain restructuring related costs may be recorded by AT&T as a liability upon the closing of the merger in accordance with EITF 95-3 that would result in additional goodwill to be amortized over 40 years.

    4. As a result of the termination of the merger agreement between MediaOne Group and Comcast, MediaOne Group paid Comcast a termination fee of $1.5 billion. The termination fee was loaned to MediaOne Group by AT&T and was recorded on MediaOne Group's balance sheet as a note payable to AT&T. The note bears interest at LIBOR plus 0.15% and matures on December 31, 2000. The note is due on demand at any time following consummation of the merger. For the purpose of the pro forma financial statements, the note payable to AT&T has been eliminated in consolidation and the non-recurring charge has been eliminated from the condensed statement of income for the six months ended June 30, 1999.

    5. Gives effect to the redemption of the MediaOne Group Series C preferred stock. The MediaOne Group Series C preferred stock is redeemable, at the option of the holder, into common shares of Financial Security Assurance Ltd. ("FSA") or cash. MediaOne Group holds an investment in FSA common shares and anticipates that the MediaOne Group Series C preferred stockholders will elect FSA common shares upon redemption. The pro forma balance sheet reflects the FSA common shares election. Under the terms of the merger agreement, MediaOne Group is required to call for the redemption of the MediaOne Group Series C preferred stock as promptly as it is permitted to do so.

    6. MediaOne Group and AT&T intend to divest over a period of time not expected to exceed one year from the date of the closing of the merger (the "HOLDING PERIOD") certain non-strategic MediaOne Group assets preliminarily valued at $16,127 million. MediaOne Group currently accounts for the majority of these assets as equity method investments. The carrying value of assets intended to be sold have been reclassified to the balance sheet caption "assets held for sale" ($2,380 million from "Other investments" and $582 million from "Other assets"). Such assets have been valued at their expected disposition value using valuation methodologies prevalent in the industry ($12,522 million represents the excess of fair value over carrying value). For pro forma income statement purposes, interest expense incurred on incremental borrowings during the holding period has been eliminated from all periods presented. The amount of interest eliminated is based on the ratio of the preliminary value allocated to the assets held for sale over the total consideration to acquire MediaOne Group multiplied by total incremental interest expense. See Note 11. In addition, the equity earnings (losses) reported on assets held for sale have been reflected in the value assigned to assets held for sale and eliminated, net of tax, in all periods reported.

                                                   CHAPTER TWO - THE TRANSACTION

    7. Reflects additional borrowings equal to the cash consideration to be exchanged in the merger. The incremental borrowings are assumed to be short-term indebtedness as AT&T intends to repay the debt with the proceeds from the sale of certain non-strategic MediaOne Group assets (see Note 6).

    8. Represents the amortization of franchise and goodwill resulting from the preliminary allocation of the excess of consideration over the net assets of MediaOne Group. AT&T expects the amount of excess consideration allocated to goodwill and franchise agreements upon completion of third-party appraisals to be amortized over 40 years. The Chief Accountant's office of the SEC has notified AT&T that as a result of competitive, technological and regulatory forces, the SEC believes the expiration of the intangible assets associated with the merger could occur sooner than 40 years. The SEC believes a more reasonable amortization period to be in the range of 20 to 25 years. AT&T has considered the views of the SEC but continues to believe that consideration allocated to franchise agreements and goodwill has an indeterminate life that is to be amortized over the maximum period of 40 years under current generally accepted accounting principles. The amortization period for goodwill and franchise intangibles of 40 years is based by AT&T upon the expected useful life of the franchise agreements and value related to the access to homes passed that is integral to AT&T's strategy of providing fully-integrated facilities-based residential communications services on a national basis. The factors considered in determining the appropriate amortization period included the expected life of the associated technology including hybrid fiber optic cable, legal and regulatory considerations, experience with renewing franchises and territories, future changes in technology, anticipated market demand and competition. If the franchise intangible and goodwill (including cable investments) were amortized over a period of 25 years, AT&T's net income would be reduced by $635 million annually or $0.16 per share. If the amortization period were 20 years, AT&T's net income would be reduced by $1,040 million annually or $0.27 per share. An allocation to customer relationships and other intangible assets with shorter amortization periods will be made, although the amounts allocated are not expected to be material. AT&T will evaluate the periods of amortization continually to determine whether later events and circumstances warrant revised estimates of useful lives. As discussed in Note 3, amounts allocated to other assets such as intangible assets may be amortized over shorter periods resulting in a lower net income. Any amount allocated to goodwill will also be impacted by any in-process research and development charge that may be recorded. An assessment of the useful lives attributable to other assets is not complete. Consideration allocated to MediaOne Group investments other than assets held for sale has been amortized over the estimated period of benefit preliminarily estimated to range from seven to 30 years. Interest expense accretion on MediaOne Group debt and other mezzanine obligations has been recognized over the remaining life of the debt. No amortization has been recorded on the consideration allocated to the assets held for sale.

    9. Gives effect to the elimination of MediaOne Group historical amortization expense.

    10. Represents TCI merger purchase accounting adjustments. These adjustments include the amortization of the excess of the purchase price over the net assets acquired, incremental interest expense on additional borrowings, and the elimination of certain non-recurring gains with respect to TCI's investment in Teleport Communications Group Inc. ("TCG"). The TCI merger closed on March 9, 1999.

    11. Represent the recognition of incremental interest expense on the additional borrowings incurred to fund the cash consideration to be exchanged in the merger. See note 7. Interest expense was calculated using an interest rate of 5.15% for the year ended December 31, 1998 and for the six months ended June 30, 1999. The interest rate reflects the 90-day commercial paper rate in effect as of July 30, 1999. An increase of 25 basis points in the assumed interest rates would result in additional pre-tax interest expense of $51 million annually ($37 million excluding interest attributable to debt incurred to fund the assets held for sale). As discussed in note 6, interest expense of $299 million for 1998 and $149 million for 1999 has not been recognized as it is attributable to the incremental

CHAPTER TWO - THE TRANSACTION

borrowings incurred to fund the acquisition of the non-strategic assets that are held for sale during the holding period (adjustment 11a).

    12. Reflects the statutory tax effect of the pro forma adjustments.

    13. Gives effect to the elimination of dividend requirements on MediaOne Group Series C preferred stock and MediaOne Group Series D preferred stock assumed to be redeemed or converted into MediaOne Group common stock at or before the time of the merger.

    14. Liberty Media Group tracking stock was split on a two-for-one basis, payable on June 11, 1999. The Liberty Media Group earnings per share amounts in these pro forma income statements are on a post-split basis.

                                                   Chapter Two - The Transaction

                          OPINION OF FINANCIAL ADVISOR

    Lehman Brothers acted as financial advisor to MediaOne Group in connection with the merger and delivered its oral opinion to the MediaOne Group Board at the May 1, 1999 meeting of the MediaOne Group Board, which was confirmed in writing on May 6, 1999, to the effect that, as of the date thereof, and based on and subject to the assumptions, limitations and qualifications set forth in the opinion, the consideration to be offered to the MediaOne Group common stockholders in the merger is fair to such stockholders.

    THE FULL TEXT OF LEHMAN BROTHERS' WRITTEN OPINION, DATED MAY 6, 1999, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS MAY READ SUCH OPINION FOR A DISCUSSION OF ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING ITS OPINION. THE SUMMARY OF THE LEHMAN BROTHERS OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS.

    No limitations were imposed by MediaOne Group on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion, except that Lehman Brothers did not solicit any indications of interest from any third party with respect to a purchase of MediaOne Group. Lehman Brothers was not requested to and did not make any recommendation to the MediaOne Group Board as to the form or amount of the consideration to be received by MediaOne Group common stockholders, which was determined through arm's-length negotiations between the parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to MediaOne Group, but, rather, made its determination as to the fairness, from a financial point of view, of the consideration to be received by the holders of MediaOne Group common stock in the merger on the basis of the financial and comparative analyses described below. Lehman Brothers' opinion is for the use and benefit of the MediaOne Group Board and was rendered to the MediaOne Group Board in connection with its consideration of the merger. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any MediaOne Group stockholder as to how such stockholder should vote with respect to the merger. Lehman Brothers was not requested to opine as to, and its opinion does not address, MediaOne Group's underlying business decision to proceed with or effect the merger.

    In connection with the preparation and delivery of its opinion to the MediaOne Group Board, Lehman Brothers performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but, rather, made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of MediaOne Group and AT&T. Any estimates or projections contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value

CHAPTER TWO - THE TRANSACTION

of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    In arriving at its opinion, Lehman Brothers reviewed and analyzed:

    - the merger agreement and the specific terms of the proposed merger;

    - publicly available information concerning MediaOne Group and AT&T that Lehman Brothers believed to be relevant to its analysis, including, without limitation, Forms 10-K for the fiscal year ended December 31, 1998;

    - publicly available information concerning TWE (an entity in which MediaOne Group owns a 25.51% partnership interest), other companies in which MediaOne Group has a significant equity interest, and other selected non-cable assets of MediaOne Group (collectively, the "MEDIAONE GROUP OTHER ASSETS"), TCI (a company which was acquired by AT&T on March 9,
      1999), TCG (a company which was acquired by AT&T on July 23, 1998), and other companies in which AT&T has a significant equity interest, in each case, that Lehman Brothers believed to be relevant to its analysis;

    - financial and operating information that MediaOne Group furnished to Lehman Brothers with respect to the business, operations and prospects of MediaOne Group and of the MediaOne Group Other Assets;

    - a trading history of MediaOne Group's common stock from June 15, 1998 to the present and of the U S WEST Media Group common stock (the common stock of MediaOne Group's predecessor) from October 27, 1995 to June 12, 1998 and a comparison of these trading histories with those of other companies that Lehman Brothers deemed relevant;

    - a trading history of AT&T common stock from October 1, 1996 to the present and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant;

    - a comparison of the historical financial results and present financial condition of MediaOne Group with those of other companies that Lehman Brothers deemed relevant;

    - a comparison of the historical financial results and present financial condition of AT&T with those of other companies that Lehman Brothers deemed relevant;

    - third-party research analysts' earnings estimates, valuation analyses, target prices and investment recommendations for MediaOne Group and AT&T;

    - a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

    - the potential pro forma effects of the merger, including the cost savings, operating synergies and strategic benefits expected by management of AT&T to result from a combination of the businesses of MediaOne Group and AT&T;

    - the terms and conditions, including the financial terms, of the Comcast merger agreement; and

    - information relating to Comcast and the Comcast Class A Special common stock that Lehman Brothers deemed relevant.

Lehman Brothers also conducted discussions with the managements of MediaOne Group and AT&T concerning their respective businesses, operations, assets, financial condition and prospects, and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

                                                   CHAPTER TWO - THE TRANSACTION

    In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information it used without assuming any responsibility for independent verification of such information, and Lehman Brothers further relied upon the assurances of MediaOne Group's management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of MediaOne Group furnished to Lehman Brothers by MediaOne Group, upon advice of MediaOne Group, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of MediaOne Group's management as to the future financial performance of MediaOne Group, and that MediaOne Group would perform substantially in accordance with such projections. Lehman Brothers was not provided with, and did not have access to, any non-public financial projections of AT&T prepared by AT&T's management. Accordingly, upon advice of AT&T, Lehman Brothers assumed that the publicly-disclosed estimates prepared by AT&T, as well as estimates prepared by third party research analysts, were a reasonable basis upon which to evaluate the future financial performance of AT&T and that AT&T will perform substantially in accordance with AT&T's publicly-disclosed estimates. With respect to the cost savings, operating synergies and strategic benefits expected by management of AT&T to result from a combination of the businesses of MediaOne Group and AT&T, upon advice of AT&T, Lehman Brothers assumed that such cost savings, operating synergies and strategic benefits would be realized substantially in accordance with such expectations.

    In arriving at its opinion, with respect to the valuation of the MediaOne Group Other Assets, Lehman Brothers relied upon public information and information provided to Lehman Brothers by management of MediaOne Group and did not have an opportunity to conduct any independent due diligence of the MediaOne Group Other Assets. In addition, Lehman Brothers did not have an opportunity to conduct a physical inspection of the properties and facilities of either MediaOne Group or AT&T and did not make or obtain any evaluations or appraisals of the assets or liabilities of MediaOne Group or AT&T.

    Lehman Brothers was not requested to and did not express any opinion as to the prices at which shares of AT&T common stock may trade at any time prior to or following the consummation of the merger. In addition, Lehman Brothers was not authorized to and did not solicit any indications of interest from any third party with respect to a purchase of MediaOne Group. Upon advice of MediaOne Group and its legal advisors, Lehman Brothers assumed that the receipt of shares of AT&T common stock by MediaOne Group stockholders in the merger will qualify as a tax-free transaction to MediaOne Group stockholders. Upon advice of MediaOne Group and its legal advisors, Lehman Brothers also assumed that consummation of the merger will not cause the separation by MediaOne Group from New U S WEST on June 12, 1998 to fail to qualify as a tax-free transaction. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they existed on, and can be evaluated as of, the date of its opinion letter.

    The following is a summary of certain financial and comparative analyses performed by Lehman Brothers and presented to the MediaOne Group Board. Certain of the analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

CHAPTER TWO - THE TRANSACTION

COMPARABLE TRADING ANALYSIS

    Using publicly available information including estimates in published third-party research reports, Lehman Brothers reviewed and compared certain actual and projected financial, operating and stock market information pertaining to Adelphia Communications Corporation, Cablevision, Comcast and Cox Communications, Inc., four companies that Lehman Brothers believed were comparable to MediaOne Group. With respect to the cable businesses of each of the comparable companies, Lehman Brothers calculated enterprise values (determined as equity market value plus net debt) as multiples of 1998 subscribers, projected 1999 earnings before interest, taxes, depreciation and amortization ("EBITDA") and projected 2000 EBITDA:

                                                                      LOW       HIGH      MEDIAN
                                                                   ---------  ---------  ---------
Enterprise Value as a Multiple of 1998 Subscribers...............  $   3,502  $   4,020  $   3,629
Enterprise Value as a Multiple of Projected 1999
  EBITDA.........................................................      15.1x      17.6x      16.7x
Enterprise Value as a Multiple of Projected 2000
  EBITDA.........................................................      13.6x      15.7x      15.2x

    These multiples were derived by subtracting a third-party research estimate of the value of the non-cable assets of the comparable companies from the total enterprise value of the comparable companies in order to estimate the value ascribed by the public markets to the domestic cable assets of the comparable companies. Applying multiples derived from its analysis of the comparable companies to MediaOne Group's domestic cable operations, Lehman Brothers calculated a range of implied public equity values per share of MediaOne Group of $57 to $61 and a range of implied private equity values per share of MediaOne Group of $69 to $79 (assuming a private market premium to the implied public equity value per share of 20% to 30%).

    However, because of the inherent differences in the businesses, operations, financial conditions and prospects of MediaOne Group and the comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable companies analysis, and, accordingly, also made qualitative judgments concerning differences between the characteristics of the comparable companies and MediaOne Group that would affect the trading values of MediaOne Group and such companies.

DISCOUNTED CASH FLOW ANALYSIS

    Using a discounted cash flow methodology, Lehman Brothers calculated the net present value of MediaOne Group's domestic cable operations based upon (1) a base case long-range plan prepared by MediaOne Group's management with respect to the domestic cable operations of MediaOne Group and (2) an upside case long-range plan prepared by MediaOne Group with respect to the domestic cable operations of MediaOne Group. After-tax cash flows for the 10-year period beginning on January 1, 1999 and ending on December 31, 2009 were calculated as unlevered after-tax earnings plus amortization and depreciation less capital expenditures and net changes in working capital. Lehman Brothers calculated terminal values for MediaOne Group's domestic cable operations in 2008 by applying to projected EBITDA a range of terminal multiples of 10.0x to 12.0x. Lehman Brothers' determination of the appropriate range of terminal multiples was based on an assessment of forward EBITDA trading multiples in the current and historical market for comparable companies and on Lehman Brothers' general experience in valuations of companies. The cash flow streams and terminal values were discounted to present values using a range of discount rates from 10.0% to 12.0%, which were

                                                   CHAPTER TWO - THE TRANSACTION

chosen based on several assumptions regarding factors, such as the inflation rate, interest rates, the inherent business risk in the business of MediaOne Group and comparable companies and the cost of capital of MediaOne Group and comparable companies. From this analysis, Lehman Brothers calculated a reference range of implied equity value per share of MediaOne Group of (1) $64 to $74 for the base case projections prepared by management of MediaOne Group and (2) $72 to $83 for the upside case projections prepared by management of MediaOne Group.

PRECEDENT TRANSACTION ANALYSIS

    Lehman Brothers reviewed certain publicly available information regarding the terms and financial characteristics of the following selected business combination transactions that were announced or took place from April 1998 through March 1999, which Lehman Brothers believed to be comparable to the merger (identified by acquirer/acquiree):

    - Cox/Media General Inc. (Fairfax County and Fredericksburg, Virginia)

    - Adelphia/Harron Communications Corp.

    - Adelphia/Century Communications Corporation

    - Adelphia/FrontierVision Partners, L.P.

    - Interlink Communications Partners/Rifkin Acquisition Partners

    - Charter Communications, Inc./InterMedia Partners IV/TCI

    - Comcast/Prime Communications (Washington and Chicago properties)

    - Vulcan Ventures/Charter Communications, Inc.

    - AT&T/TCI

    - Comcast/Jones Intercable, Inc.

    - Cox/Prime South Communications

    - Vulcan Ventures/Marcus Cable Company L.L.C.

For the selected transactions, Lehman Brothers determined transaction values (including net debt) as multiples of 1998 subscribers, projected current year EBITDA and projected forward year EBITDA:

                                                                      LOW       HIGH      MEDIAN
                                                                   ---------  ---------  ---------
Implied Equity Value as a Multiple of 1998 Subscribers...........  $   2,663  $   4,261  $   3,431
Implied Equity Value as a Multiple of Current-Year EBITDA........      13.0x      17.4x      14.8x
Implied Equity Value as a Multiple of Forward-Year EBITDA........      12.1x      14.4x      13.4x

Lehman Brothers noted that there had been significant appreciation in the publicly traded cable stocks since the announcement of most of the selected transactions and that most cable companies were trading at public multiples that were higher than any of these private transaction multiples. Applying multiples derived from its analysis of the selected transactions (adjusted to reflect the recent appreciation in publicly traded cable stocks) to MediaOne Group's domestic cable operations, Lehman Brothers calculated a range of implied private equity values per share of $65 to $70.

CHAPTER TWO - THE TRANSACTION

    However, because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of MediaOne Group and the businesses, operations and prospects of the acquired companies included in the selected transactions, Lehman Brothers believed that it was inappropriate to, and, therefore, did not, rely solely on the quantitative results of the precedent transactions analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of these transactions and the merger that would affect the acquisition values of MediaOne Group and such acquired companies. In particular, Lehman Brothers considered the form of consideration and whether the transactions involved the purchase of assets or stock.

    Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and other securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The MediaOne Group Board selected Lehman Brothers because of its expertise, reputation and familiarity with MediaOne Group in particular and the media and telecommunications industries in general, and because its investment banking professionals have substantial experience in transactions similar to the merger.

    As compensation for its services in connection with the merger, MediaOne Group has agreed to pay Lehman Brothers a fee for acting as financial advisor in connection with the merger, including rendering its opinion. Pursuant to the terms of an engagement letter between Lehman Brothers and MediaOne Group, MediaOne Group agreed to pay Lehman Brothers customary financial advisory fees, a portion of which was payable upon the earlier of the rendering of Lehman Brothers' opinion or MediaOne Group's signing of a definitive acquisition agreement with a purchaser. In addition, MediaOne Group has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagements by MediaOne Group and the rendering of its opinion.

    Lehman Brothers is acting as financial advisor to MediaOne Group in connection with the merger. Lehman Brothers has also performed various investment banking services for MediaOne Group in the past and expects to do so in the future, including serving as underwriter for public offerings of debt and equity securities and as advisor in several acquisitions, dispositions and other strategic transactions by the Company, and has received customary fees for such services. Lehman Brothers has performed various investment banking services for AT&T, TCI, TCG and Comcast, including serving as underwriter for public offerings of debt and equity securities and as advisor in strategic transactions, and has received customary fees for such services. In the ordinary course of its business, Lehman Brothers may actively trade in MediaOne Group, AT&T and Comcast securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

GENERAL

    In considering the recommendation of the MediaOne Group Board in favor of the merger, stockholders should be aware that certain members of the MediaOne Group Board and MediaOne Group's management have interests in the merger that are different from, and in addition to, the interests of MediaOne Group stockholders. The MediaOne Group Board was aware of such interests and considered them, among other matters, when voting to approve the merger.

                                                   Chapter Two - The Transaction

    The merger agreement provides that, following the effective time of the merger, AT&T will honor in accordance with their terms MediaOne Group's employee severance plans and all other employment and severance agreements and arrangements with respect to employees, former employees, directors and former directors of MediaOne Group, including those that provide for payment or acceleration of benefits upon or in connection with a change of control of MediaOne Group.

CHANGE OF CONTROL SEVERANCE AGREEMENTS

    MediaOne Group has entered into change of control severance agreements with certain of its executive officers, including Messrs. Charles M. Lillis, A. Gary Ames, Frank M. Eichler, Richard A. Post, Douglas D. Holmes and Roger K. Christensen and Ms. Janice C. Peters. Except in the case of Mr. Lillis, each change of control severance agreement provides generally that, in the event that the executive officer's employment with MediaOne Group is terminated either (1) by MediaOne Group, other than for cause, or (2) by the executive officer for good reason, in either case (or, in the case of Mr. Lillis, if his employment with MediaOne Group ceases for any reason), within three years following a change of control, MediaOne Group will pay to the executive the following payments, and will provide to the executive the following benefits:

    - (a) base salary through termination and (b) annual bonus for year of termination prorated to the officer's termination date, except in the case of Mr. Lillis, whose annual bonus will cover the entire year;

    - in the case of Mr. Lillis, the value of his most recent long-term incentive grant;

    - a lump sum cash payment equal to three times the sum of (a) annual base salary prior to termination, (b) annual bonus amounts under any short-term incentive program in which the executive officer participates (calculated at 100% target unless the percentage actually achieved is greater than 100%, in which case the higher percentage applies) and (c) the annual long-term incentive grant value of the most recent grant under any long-term incentive program in which the executive officer participates;

    - the continuation of health care benefits following termination for his or her lifetime, on terms substantially similar to those MediaOne Group would provide if the executive officer were eligible for retiree benefits immediately prior to the change of control; and

    - immediate vesting of the executive officer's pension benefits and the addition of 36 months to both the executive officer's age and years of service.

    Except in the case of Mr. Lillis, who will cease to serve as Chief Executive Officer, neither MediaOne Group nor AT&T has determined whether any of the above-named executives subject to change of control severance agreements will be terminated following the effective time of the merger. Assuming that all such executives are terminated either by MediaOne Group, other than for cause, or by the executive officer for good reason, in either case (or, in the case of Mr. Lillis, for any reason), MediaOne Group will pay to such executive officers aggregate severance payments currently estimated to be approximately $82,472,000.

    Further, AT&T has agreed that each such executive officer will become entitled to the above payments and benefits in the event that the executive officer's employment with MediaOne Group ceases for any reason after 90 days following the effective time of the merger.

    In addition, the change of control severance agreements provide that MediaOne Group is obligated to pay an additional amount sufficient to make the executive officer whole with respect to any excise tax that may be imposed by
Section 4999 of the Code and any taxes imposed on such additional

CHAPTER TWO - THE TRANSACTION

amounts. Completion of the merger will constitute a change of control for purposes of the change of control severance agreements.

    Further, Mr. Lillis has the discretion to award cash bonuses (or other forms of benefit with the approval of AT&T) with an aggregate value of up to $35 million to selected employees, including officers, other than himself. Mr. Lillis has not yet made any determination regarding the allocation of such payments.

STOCK PLANS

    The MediaOne Group stock plans provide that all outstanding and unvested options to purchase shares of MediaOne Group common stock and restricted shares under the MediaOne Group stock option plans will vest, in the case of executive officers, upon the approval of the adoption of the merger agreement by MediaOne Group stockholders. In addition, employees whose employment is terminated as a result of the merger will have the full term of their respective options in which to exercise those options.

    With respect to the following executive officers of MediaOne Group, Messrs. Lillis, Ames, Eichler, Post, Holmes and Christensen and Ms. Peters, an aggregate of approximately 570,000 shares of MediaOne Group common stock and 1,838,000 options to acquire shares of MediaOne Group common stock will vest upon the approval of the adoption of the merger agreement by MediaOne Group stockholders.

    With respect to the following non-employee directors of MediaOne Group, Ms. Kathleen A. Cote and Messrs. Robert L. Crandall, Grant A. Dove, Allan D. Gilmour, Pierson M. Grieve, Charles P. Russ, III, Louis A. Simpson, John "Jack" Slevin and Daniel W. Yohannes, an aggregate of approximately 36,000 shares of MediaOne Group common stock and 258,551 options to acquire shares of MediaOne Group common stock will vest upon the approval of the adoption of the merger agreement by MediaOne Group stockholders.

OTHER EXECUTIVE BENEFIT PLANS

    Various other MediaOne Group executive benefit plans that cover the executive officers named above contain provisions relating to change of control, which are summarized below:

    - MEDIAONE GROUP NONQUALIFIED PENSION PLAN. Upon completion of the merger,
      (1) the plan cannot be adversely amended or terminated for three years to reduce benefits under the plan, (2) the present value of the benefits of the plan is funded in a rabbi trust, (3) the plan will make up any qualified pension plan benefits forfeited by a severed executive officer and (4) participants may elect to receive lump sum payments equal to 94% of the present value of their benefits under the plan.

    - MEDIAONE GROUP DEFERRED COMPENSATION PLAN. Upon the completion of the merger, (1) the plan cannot be adversely amended or terminated for three years, (2) the present value of the benefits of the plan is funded in a rabbi trust and (3) participants may elect to receive lump sum payments equal to 94% of the present value of their benefits under the plan.

    - MEDIAONE GROUP EXECUTIVE LIFE INSURANCE (SPLIT DOLLAR). Upon the completion of the merger, (1) the plan cannot be adversely amended or terminated for three years to reduce benefits available on the date immediately prior to the change of control, (2) the cash values in the basic policies may not be withdrawn by the plan sponsor and (3) the collateral assignment of the supplemental policies will be released after three years to fund a 50% death benefit.

                                                   CHAPTER TWO - THE TRANSACTION

    - MEDIAONE GROUP MID-CAREER PENSION PLAN. Upon completion of the merger, (1) the plan cannot be adversely amended or terminated for three years to cause participants to receive lower benefits, (2) the present value of the benefits of the plan is funded in a rabbi trust and (3) all unvested plan benefits become vested.

    - MEDIAONE GROUP EXECUTIVE DISABILITY PLAN. Upon the completion of the merger, the plan cannot be adversely amended for three years to reduce benefits available on the date immediately prior to the change of control, or, with respect to disabled executives, for the duration of their disability up to age 65 or certain other events specified in the plan.

MAINTENANCE OF BENEFITS FOR MEDIAONE GROUP EMPLOYEES

    AT&T has agreed, until December 31, 2001, to provide to MediaOne Group employees who are employed by MediaOne Group or its subsidiaries at the effective time of the merger, employee benefits and aggregate compensation substantially comparable in the aggregate to those provided by MediaOne Group and its subsidiaries as of the effective time of the merger, other than benefits provided under severance or termination plans of MediaOne Group or its subsidiaries. Until the second anniversary of the effective time of the merger, AT&T has agreed to continue certain severance plans of MediaOne Group and its subsidiaries without adverse change. AT&T has also agreed, until the fifth anniversary of the effective time of the merger, to continue the existing retiree medical, dental and life insurance benefit plan coverage for (1) employees of MediaOne Group and its subsidiaries as of the effective time of the merger, (2) retired employees of MediaOne Group and (3) employees and retired employees of Time Warner Telecom Inc. who participate in certain MediaOne Group benefit plans.

DIRECTORS AND OFFICERS

    The merger agreement provides that, immediately following the effective time of the merger, the AT&T Board will be increased to add at least one member and that one current member of the MediaOne Group Board selected by AT&T will be appointed to the AT&T Board. From the effective time of the merger until and including the second annual meeting of AT&T shareowners taking place after the effective time of the merger, the AT&T Board will nominate such person for re-election to the AT&T Board at each AT&T shareowner meeting at which such person's term expires.

INDEMNIFICATION AND INSURANCE

    Under the merger agreement, AT&T will:

    - indemnify and advance expenses, including fees of counsel, to present and former directors, officers and employees of MediaOne Group and its subsidiaries and any person that becomes a director, officer or employee of MediaOne Group prior to the effective time of the merger for liabilities from their acts or omissions in those capacities occurring prior to the effective time of the merger to the extent provided under the MediaOne Group charter and bylaws as in effect on May 6, 1999; and

    - for six years after the effective time of the merger, provide officers' and directors' liability insurance covering acts or omissions occurring prior to the effective time of the merger by each person currently covered by MediaOne Group's officers' and directors' liability insurance policy. This AT&T policy must be no less favorable than the MediaOne Group policy in effect on May 6, 1999, except that AT&T is obligated to pay in the aggregate no more than 300% of the annual premium paid by MediaOne Group for such insurance as of May 6, 1999.

                                 CHAPTER THREE

                              THE MERGER AGREEMENT

    The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A to this proxy statement/prospectus.

STRUCTURE OF THE MERGER

    Under the merger agreement, MediaOne Group will merge with and into Merger Sub with Merger Sub continuing as the surviving corporation.

TIMING OF CLOSING

    The closing of the merger will occur within five business days after the day on which the last of the conditions set forth in the merger agreement has been satisfied or waived unless AT&T and MediaOne Group agree to a different date.

MERGER CONSIDERATION

    CONVERSION OF MEDIAONE GROUP COMMON STOCK

    In the merger, MediaOne Group stockholders will have the right to make one of the following elections and receive the per share consideration indicated below:

ELECTION                       CONSIDERATION TO BE RECEIVED PER SHARE
-----------------------------  ----------------------------------------------------------
STOCK ELECTION                 - 1.4912 shares of AT&T common stock; and
(SUBJECT TO PRORATION AS       - If the AT&T Price is less than $57.00, cash equal to:
DESCRIBED BELOW)               1.4912 x ($57.00 - AT&T Price)
                               with a maximum of $8.50 in cash (the "STOCK TOP-UP")

CASH ELECTION                  - $85.00 in cash
(SUBJECT TO PRORATION AS
DESCRIBED BELOW)

STANDARD ELECTION              - 0.95 of a share of AT&T common stock; and
(NOT SUBJECT TO PRORATION)     - $30.85 in cash; and
                               - If the AT&T Price is less than $57.00, cash equal to:
                               0.95 x ($57.00 - AT&T Price)
                               with a maximum of $5.42 in cash (the "STANDARD TOP-UP")

AT&T PRICE =                   The volume-weighted average trading price of AT&T common
                               stock for the 20 trading days ending on the third trading
                               day prior to the closing of the merger.

    The Stock Top-Up and the Standard Top-Up (commonly referred to as a "collar") are designed to ensure a value of $85.00 per share of MediaOne Group common stock so long as the AT&T Price is between $57.00 and $51.30. If the AT&T Price is lower than $51.30, a stockholder making a Stock Election will receive less than $85.00 in value; if the AT&T Price is greater than $57.00, a stockholder making a Stock Election will receive more than $85.00 in value. A stockholder making a Cash Election, by contrast, will receive $85.00 in value regardless of the AT&T Price (assuming no proration), while a stockholder making a Standard Election will be only partially affected by the AT&T Price.

                                     III-1

CHAPTER THREE - THE MERGER AGREEMENT

    The chart below describes the value to holders of MediaOne Group common stock who make a Stock Election or a Standard Election at varying AT&T common stock prices, assuming no proration. For MediaOne Group stockholders making a Cash Election or a Stock Election, the actual proportion of AT&T common stock and cash received and the total value of the consideration received will depend on proration.

           VALUE OF CONSIDERATION AT VARYING AT&T COMMON STOCK PRICES

                                             STOCK ELECTION                                STANDARD ELECTION
                          ----------------------------------------------------  ---------------------------------------
AT&T STOCK      CASH                                                   TOTAL
   PRICE      ELECTION     SHARES     SHARE VALUE     CASH TOP-UP      VALUE      SHARES      SHARE VALUE   CASH VALUE
-----------  -----------  ---------  -------------  ---------------  ---------  -----------  -------------  -----------
 $   45.00    $   85.00      1.4912    $   67.10       $    8.50     $   75.60        0.95     $   42.75     $   30.85

 $   47.00    $   85.00      1.4912    $   70.09       $    8.50     $   78.59        0.95     $   44.65     $   30.85

 $   49.00    $   85.00      1.4912    $   73.07       $    8.50     $   81.57        0.95     $   46.55     $   30.85

 $   51.30    $   85.00      1.4912    $   76.50       $    8.50     $   85.00        0.95     $   48.73     $   30.85

 $   55.00    $   85.00      1.4912    $   82.02       $    2.98     $   85.00        0.95     $   52.25     $   30.85

 $   57.00    $   85.00      1.4912    $   85.00       $    0.00     $   85.00        0.95     $   54.15     $   30.85

 $   59.00    $   85.00      1.4912    $   87.98       $    0.00     $   87.98        0.95     $   56.05     $   30.85

 $   61.00    $   85.00      1.4912    $   90.96       $    0.00     $   90.96        0.95     $   57.95     $   30.85

 $   63.00    $   85.00      1.4912    $   93.95       $    0.00     $   93.95        0.95     $   59.85     $   30.85


AT&T STOCK                      TOTAL
   PRICE       CASH TOP-UP      VALUE
-----------  ---------------  ---------
 $   45.00      $    5.42     $   79.02
 $   47.00      $    5.42     $   80.92
 $   49.00      $    5.42     $   82.82
 $   51.30      $    5.42     $   85.00
 $   55.00      $    1.90     $   85.00
 $   57.00      $    0.00     $   85.00
 $   59.00      $    0.00     $   86.90
 $   61.00      $    0.00     $   88.80
 $   63.00      $    0.00     $   90.70

    Shares of MediaOne Group common stock held by MediaOne Group as treasury stock or owned by AT&T will be canceled without consideration.

    CERTAIN ADJUSTMENTS

    The merger agreement specifies the aggregate number of shares of AT&T common stock that AT&T will issue (1) in the merger, (2) upon exercise of the AT&T stock options issued in the merger and (3) upon conversion of AT&T Series D preferred stock and AT&T Series E preferred stock. For ease of reference, we refer to that number as the "AT&T SHARE ISSUANCE NUMBER." The AT&T Share Issuance Number is calculated by multiplying (1) the aggregate number of shares of MediaOne Group common stock (other than shares for which dissenter's rights of appraisal have been exercised, shares held by MediaOne Group as treasury stock and shares held by AT&T) outstanding immediately prior to the effective time of the merger, plus shares issuable on conversion of MediaOne Group Series D preferred stock and MediaOne Group Series E preferred stock and shares issuable upon exercise of MediaOne Group stock options by (2) 0.95.

    ADJUSTMENTS IF TOO MANY SHARES OF AT&T COMMON STOCK ARE ELECTED. If the number of shares of AT&T common stock to be issued (1) in the merger, (2) upon exercise of the AT&T stock options issued in the merger and (3) upon conversion of AT&T Series D preferred stock and AT&T Series E preferred stock is greater than the AT&T Share Issuance Number based on the elections made, then the consideration paid to MediaOne Group stockholders making a Stock Election will be adjusted to reduce the number of shares of AT&T common stock and substitute therefor an amount in cash. The mix of AT&T common stock and cash to be received pursuant to a Stock Election under these circumstances will be based on what we call the "STOCK ELECTION PRORATION FACTOR." The Stock Election Proration Factor is calculated by subtracting from the AT&T Share Issuance Number the number of shares of AT&T common stock issuable pursuant to Standard Elections and similar elections by holders

                                     III-2

                                            CHAPTER THREE - THE MERGER AGREEMENT

of MediaOne Group Series D preferred stock, holders of MediaOne Group Series E preferred stock and holders of MediaOne Group stock options, and then dividing the resulting sum by the number of shares of AT&T common stock that would have otherwise been issuable pursuant to Stock Elections and similar elections by holders of MediaOne Group Series D preferred stock, holders of MediaOne Group Series E preferred stock and holders of MediaOne Group stock options. The Stock Election Proration Factor is then applied to adjust the consideration paid to MediaOne Group stockholders making a Stock Election such that each share of MediaOne Group common stock subject to a Stock Election will be converted into:

    - a number of shares of AT&T common stock equal to 1.4912 times the Stock Election Proration Factor;

    - an amount in cash equal to $85.00 multiplied by one minus the Stock Election Proration Factor; and

    - an additional amount in cash, not to exceed $8.50 times the Stock Election Proration Factor, equal to the product of (1) 1.4912 multiplied by (2) the Stock Election Proration Factor multiplied by (3) the amount, if any, by which the AT&T Price is less than $57.00.

The treatment in the merger of shares of MediaOne Group common stock subject to Cash Elections or Standard Elections will remain unchanged under these circumstances.

EXAMPLE:

    If the Stock Elections of MediaOne Group stockholders are oversubscribed and thereby the number of shares of AT&T common stock issuable in the merger exceeds the AT&T Share Issuance Number, we would calculate the Stock Election Proration Factor. If we assume that the Stock Election Proration Factor is 0.8, then if you own 100 MediaOne Group shares and make a Stock Election, you would receive:

    - a number of shares of AT&T common stock equal to 1.4912 multiplied by 0.8, or 1.193, multiplied by the number of shares you hold, or 100, for a total of 119 shares of AT&T common stock; additionally, you will receive a cash payment equal to 0.3 times the market price of a share of AT&T common stock in lieu of a fractional share being issued;

    - you will also receive an amount in cash equal to $85.00 multiplied by 1 minus 0.8, which equals $17, multiplied by the number of shares you hold, or 100, for a total amount of $1,700 cash; and

    - additionally, if the AT&T Price was below $57.00--for example, $54.00--you would also receive an amount in cash equal to 1.4912 multiplied by 0.8 multiplied by $3 ($57.00-$54.00), for a total amount of $3.58 per MediaOne Group share, or $358.00 cash.

    ADJUSTMENTS IF TOO FEW SHARES OF AT&T COMMON STOCK ARE ELECTED. If the number of shares of AT&T common stock to be issued (1) in the merger, (2) upon exercise of the AT&T stock options issued in the merger and (3) upon conversion of AT&T Series D preferred stock and AT&T Series E preferred stock is less than the AT&T Share Issuance Number based on the elections made, then the consideration paid to MediaOne Group stockholders making a Cash Election will be adjusted to reduce the amount of cash and substitute therefor a number of shares of AT&T common stock. The mix of AT&T common stock and cash to be received pursuant to a Cash Election under these circumstances will be based on what we call the "CASH ELECTION PRORATION FACTOR." The Cash Election Proration Factor is calculated by subtracting from the AT&T Share Issuance Number the number of shares of AT&T common stock issuable pursuant to Stock Elections and Standard Elections and similar elections

                                     III-3

CHAPTER THREE - THE MERGER AGREEMENT

by holders of MediaOne Group Series D preferred stock, holders of MediaOne Group Series E preferred stock and holders of MediaOne Group stock options, and then dividing the resulting sum by the number of shares of MediaOne Group common stock subject to Cash Elections and similar elections by holders of MediaOne Group Series D preferred stock, holders of MediaOne Group Series E preferred stock and holders of MediaOne Group stock options. The Cash Election Proration Factor is then applied to adjust the consideration paid to MediaOne Group stockholders making a Cash Election such that each share of MediaOne Group common stock subject to a Cash Election will be converted into:

    - a number of shares of AT&T common stock equal to the Cash Election Proration Factor;

    - an amount in cash equal to (1) $85.00 multiplied by (2)(a) one minus (b) the Cash Election Proration Factor divided by 1.4912; and

    - an additional amount in cash, not to exceed $5.70 times the Cash Election Proration Factor, equal to the Cash Election Proration Factor times the amount, if any, by which the AT&T Price is less than $57.00.

The treatment in the merger of shares of MediaOne Group common stock subject to Stock Elections or Standard Elections will remain unchanged under these circumstances.

EXAMPLE:

    If the Cash Elections of MediaOne Group stockholders are oversubscribed and thereby the number of shares of AT&T common stock issuable in the merger is less than the AT&T Share Issuance Number, we would calculate the Cash Election Proration Factor. If we assume that the Cash Election Proration Factor is 0.2, then if you own 100 MediaOne Group shares and make a Cash Election, you would receive:

    - a number of shares of AT&T common stock equal to 0.2 multiplied by the number of shares you hold, or 100, for a total of 20 AT&T shares;

    - you will also receive an amount in cash equal to $85.00 multiplied by (1) 1 minus (2) 0.2 divided by 1.4912, which equals $73.60, multiplied by the number of shares you hold, or 100, for a total amount of $7,360 cash; and

    - additionally, if the AT&T Price was below $57.00--for example, $54.00--you would also receive an amount in cash equal to 0.2 multiplied by $3.00 ($57.00-$54.00), for a total amount of $0.60 per MediaOne Group share, or $60.00 cash.

    OTHER ADJUSTMENTS. Assuming all other conditions to closing have been satisfied, AT&T has agreed that if the conditions relating to the tax treatment of the merger are not satisfied but are capable of being satisfied by increasing the AT&T Share Issuance Number, then AT&T will increase the AT&T Share Issuance Number as necessary to satisfy such conditions. If required, AT&T will also use its reasonable best efforts to obtain the requisite approval of AT&T shareowners for the issuance of a number of shares of AT&T common stock equal to the revised AT&T Share Issuance Number.

    CONVERSION OF MEDIAONE GROUP PREFERRED STOCK

    The merger agreement provides that, at the effective time of the merger:

    - each share of MediaOne Group Series C preferred stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive one share of newly created AT&T Series C preferred stock;

                                     III-4

                                            CHAPTER THREE - THE MERGER AGREEMENT

    - each share of MediaOne Group Series D preferred stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive one share of newly created AT&T Series D preferred stock; and

    - each share of MediaOne Group Series E preferred stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive one share of newly created AT&T Series E preferred stock.

    Any shares of MediaOne Group Series C preferred stock, MediaOne Group Series D preferred stock or MediaOne Group Series E preferred stock held by MediaOne Group as treasury stock or held by AT&T will be canceled without consideration. MediaOne Group has agreed to redeem the MediaOne Group Series C preferred stock and the MediaOne Group Series D preferred stock as promptly as possible. We expect this to occur prior to the effective time of the merger. As a result, we do not expect any shares of MediaOne Group Series C preferred stock or MediaOne Group Series D preferred stock to be outstanding at the effective time of the merger.

TREATMENT OF MEDIAONE GROUP STOCK OPTIONS

    The merger agreement provides that each holder of a MediaOne Group stock option will have the right to make a Stock Election, a Cash Election or a Standard Election with respect to each of such holder's MediaOne Group stock options. At the effective time of the merger:

    - each outstanding MediaOne Group stock option subject to a Cash Election will be converted, for each share underlying such option, into the Cash Consideration minus the per-share exercise price of the MediaOne Group option (the "STOCK OPTION CASH CONSIDERATION"), subject to adjustment under the circumstances described under "--Merger Consideration--Certain Adjustments";

    - each outstanding MediaOne Group stock option subject to a Standard Election will be converted, for each share underlying such option, into:

       - an option to purchase 0.95 of a share of AT&T common stock at an exercise price equal to (1) the per-share exercise price of the MediaOne Group option multiplied by (2) a fraction (the "STANDARD ELECTION FRACTION"), the numerator of which is $54.15 and the denominator of which is $85.00, minus (3) the Standard Top-Up, if any, divided by (4) 0.95; and

       - $30.85 in cash minus the product of (1) the per-share exercise price of the MediaOne Group option and (2) one minus the Standard Election Fraction (collectively, the "STOCK OPTION STANDARD CONSIDERATION"); and

    - each outstanding MediaOne Group stock option subject to a Stock Election will be converted, for each share underlying such option, into an option to receive 1.4912 shares of AT&T common stock at an exercise price equal to (1) the per-share exercise price of the MediaOne Group option minus (2) the Stock Top-Up, if any, divided by (3) 1.4912 (the "STOCK OPTION STOCK CONSIDERATION"), subject to adjustment under the circumstances described under "--Merger Consideration--Certain Adjustments."

                                     III-5

Chapter Three - The Merger Agreement

    No holder of a MediaOne Group stock option will be required to pay any negative cash amount resulting from the treatment of the MediaOne Group stock option in the merger; instead any such amount will be appropriately adjusted and added to the per-share exercise price of the AT&T option received by the holder in exchange for such MediaOne Group option.

    Holders of MediaOne Group stock options will be given the opportunity to make Stock Elections, Standard Elections and Cash Elections in the same manner as holders of MediaOne Group common stock are given the opportunity to make Stock Elections, Standard Elections and Cash Elections, as described under "--Election Procedure; Exchange of Shares." Any holder of a MediaOne Group stock option who fails to make a proper election will be deemed to have elected the Stock Option Standard Consideration.

    AT&T will take all necessary actions to assume the MediaOne Group stock options and any obligations to issue MediaOne Group common stock under the existing terms of any other plans, agreements or arrangements of MediaOne Group covering any current or former employees or directors of MediaOne Group or its subsidiaries.

    CERTAIN ADJUSTMENTS

    If the number of shares of AT&T common stock to be issued (1) in the merger,
(2) upon exercise of the AT&T stock options issued in the merger and (3) upon conversion of AT&T Series D preferred stock and AT&T Series E preferred stock is greater than the AT&T Share Issuance Number, then the Stock Option Stock Consideration will be adjusted such that each MediaOne Group stock option subject to a Stock Election will be converted, for each share underlying such option, into:

    - an option to purchase a number of shares of AT&T common stock equal to
      1.4912 times the Stock Election Proration Factor, at an exercise price equal to (1) the per-share exercise price of the MediaOne Group option multiplied by the Stock Election Proration Factor minus (2) the Stock Top-Up, if any, multiplied by the Stock Election Proration Factor, divided by (3) 1.4912 multiplied by the Stock Election Proration Factor; and

    - an amount in cash equal to (1) $85.00 multiplied by one minus the Stock Election Proration Factor minus (2) the per-share exercise price of the MediaOne Group option multiplied by one minus the Stock Election Proration Factor.

The treatment in the merger of MediaOne Group stock options subject to Cash Elections or Standard Elections will remain unchanged under these circumstances.

    If the number of shares of AT&T common stock to be issued (1) in the merger,
(2) upon exercise of the AT&T stock options issued in the merger and (3) upon conversion of AT&T Series D preferred stock and AT&T Series E preferred stock is less than the AT&T Share Issuance Number, then the Stock Option Cash Consideration will be adjusted such that each MediaOne Group stock option subject to a Cash Election will be converted, for each share underlying such option, into:

    - an option to purchase the number of shares of AT&T common stock equal to the Cash Election Proration Factor, at an exercise price equal to (1) the per-share exercise price of the MediaOne Group option multiplied by (2) a fraction (the "Cash Election Fraction"), the numerator of which is the Cash Election Proration Factor and the denominator of which is 1.4912, minus (3) the Cash Election Proration Factor times the amount, if any, by which the AT&T Price is less than $57.00 (which product is not to exceed the Cash Election Proration Factor times $5.70) divided by (4) the Cash Election Proration Factor; and

                                     III-6

                                            CHAPTER THREE - THE MERGER AGREEMENT

    - an amount in cash equal to (1) $85.00 multiplied by one minus the Cash Election Fraction minus (2) the per-share exercise price of the MediaOne Group option multiplied by one minus the Cash Election Fraction.

The treatment in the merger of MediaOne Group stock options subject to Stock Elections or Standard Elections will remain unchanged under these circumstances.

ELECTION PROCEDURE; EXCHANGE OF SHARES

    We will appoint an exchange agent to handle the exchange of MediaOne Group stock certificates in the merger for AT&T stock certificates and cash and the payment of cash in lieu of fractional shares of AT&T common stock. Soon after the closing, AT&T or the exchange agent will send to each holder of MediaOne Group stock at the effective time of the merger a letter of transmittal for use in the exchange and instructions explaining how to surrender MediaOne Group stock certificates to the exchange agent. AT&T or the exchange agent will also at that time send to each holder of MediaOne Group common stock an election form for use in making Standard Elections, Cash Elections or Stock Elections with respect to such holder's shares of MediaOne Group common stock. For any such election to be valid, a properly completed and executed election form, together with the corresponding MediaOne Group stock certificates, must be received by the exchange agent on the date set forth in the election notice. This date is to be mutually agreed upon by AT&T and MediaOne Group, and will, in no event, be later than the 20th business day after the effective time of the merger. AT&T will make similar election forms available to the appropriate holders of MediaOne Group Series D preferred stock and MediaOne Group Series E preferred stock and holders of MediaOne Group stock options to allow such holders to make comparable elections. Holders of MediaOne Group stock that surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. WE REQUEST THAT YOU NOT SURRENDER YOUR CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS. Holders of unexchanged shares of MediaOne Group stock will not be entitled to receive any dividends or other distributions payable by AT&T after the closing of the merger until their certificates are surrendered.

    The exchange agent will invest the aggregate cash portion of the merger consideration during the period from the effective time of the merger until the date set forth in the election notice for the receipt of elections. Any interest or other return on the investment will be distributed to the holders of MediaOne Group common stock and MediaOne Group stock options, pro rata, based on the cash portion of the merger consideration to be received by such holder.

    AT&T will not issue any fractional shares of AT&T common stock in the merger. Holders of MediaOne Group common stock will receive a check for any fractional shares in an amount based on the market value of AT&T common stock on the last full trading day prior to the merger.

APPRAISAL RIGHTS

    Record holders of MediaOne Group common stock, MediaOne Group Series C preferred stock (if such shares are not redeemed prior to the merger) and MediaOne Group Series E preferred stock that follow the appropriate procedures are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law in connection with the merger. For more information about appraisal rights available to holders of MediaOne Group common stock, MediaOne Group Series C preferred stock and MediaOne Group Series E preferred stock, see "The Transaction--The Merger Transaction-- Appraisal Rights" on page II-14.

                                     III-7
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CHAPTER THREE - THE MERGER AGREEMENT

PRINCIPAL COVENANTS

    Each of AT&T and MediaOne Group has undertaken covenants in the merger agreement. The following summarizes the more significant of these covenants.

    INTERIM OPERATIONS

    Each of AT&T and MediaOne Group has undertaken a separate covenant that places restrictions on it and its subsidiaries until the effective time of the merger. AT&T and its subsidiaries and MediaOne Group and its subsidiaries are required to conduct their business in the ordinary course consistent with past practice, and to use all reasonable efforts to preserve intact and keep available their business organizations, services of key personnel and relationships with third parties. The following summarizes the more significant of the restrictions undertaken by each company, each of which is subject to certain exceptions.

    RESTRICTIONS ON THE INTERIM OPERATIONS OF MEDIAONE GROUP

    MediaOne Group is restricted from:

       - amending its charter or bylaws;

       - amending any material term of any of its outstanding securities;

       - splitting, combining or reclassifying any of its capital stock, declaring any dividend on its capital stock or redeeming any of its securities, except for regular dividends on outstanding preferred stock or trust preferred securities;

       - adopting a plan of liquidation, dissolution, merger, restructuring or other material reorganization;

       - issuing or disposing of any shares of its capital stock or any securities convertible into or exercisable for its capital stock, except for the issuance of shares of MediaOne Group common stock upon the exercise of stock options in accordance with existing terms, the issuance of shares upon conversion of outstanding convertible securities and the granting of certain options to acquire MediaOne Group common stock;

       - incurring any capital expenditure except as set forth on the schedule to the merger agreement;

       - acquiring any assets, except for assets acquired pursuant to existing commitments, assets used in the ordinary course of business or assets having a fair market value of up to $25 million in the aggregate;

       - selling, encumbering or otherwise transferring any domestic assets having a fair market value exceeding $25 million in any transaction, or $100 million in the aggregate, except assets transferred pursuant to existing commitments;

       - incurring any indebtedness, subject to certain ordinary course exceptions;

       - making any loans or investments, except for loans to or investments in its wholly owned subsidiaries;

                                     III-8
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                                            CHAPTER THREE - THE MERGER AGREEMENT

       - entering into or amending any agreement, for the provision of goods or services that provides for payments in excess of $25 million per agreement, or $100 million in the aggregate for similar agreements, except in the ordinary course of business;

       - entering into any new programming agreement unless, in certain cases, reasonable efforts are made to ensure that the new programming agreement can be terminated at the effective time of the merger without penalty;

       - entering into any commitment for acquisition of high-speed modems or digital set-top boxes in quantities that would exceed expected needs for those products through June 30, 2001;

       - amending the TWE partnership agreement in any material respect, entering or amending any material agreement with Time Warner Inc., waiving or exercising any material right with respect to TWE or consenting to any material transaction by or with respect to TWE;

       - entering into any agreement that materially limits the ability of MediaOne Group or any subsidiary of MediaOne Group, or that could, after the effective time of the merger, materially limit the ability of AT&T, any subsidiary of AT&T or the surviving corporation, or any of their affiliates, from engaging in the business of providing cable television, telephony or data transmission services anywhere in the world or providing programming content in the United States, the United Kingdom or Japan;

       - entering into commitments with respect to or increasing the benefits under employment and employee benefits arrangements, except as required by law or existing commitments;

       - entering into or amending in any material respect any material joint venture or partnership;

       - entering into or amending in any material respect any agreement for the provision by a third party of telephony, data or other services through the facilities of MediaOne Group's cable television systems if the agreement is exclusive or cannot be terminated as of the effective time of the merger without penalty; and

       - entering into or amending in any material respect any agreement providing for the right to use the facilities of MediaOne Group's cable television systems if the agreement is exclusive or cannot be terminated within two years after the effective time of the merger without penalty.

    RESTRICTIONS ON THE INTERIM OPERATIONS OF AT&T

    AT&T is restricted from:

       - amending its charter or bylaws;

       - amending any material terms of the shares of its common stock;

       - splitting, combining or reclassifying any shares of its common stock or declaring any dividend or other distribution on its common stock, except for regular quarterly cash dividends or regular dividends on any future series of preferred stock;

       - taking any action that would be reasonably likely to prevent, impair or materially delay the ability of MediaOne Group or AT&T to complete the transactions contemplated by the merger agreement;

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CHAPTER THREE - THE MERGER AGREEMENT

       - entering into or acquiring any new line of business that is material to AT&T and its subsidiaries, taken as a whole, and that is not strategically related to the current business or operations of AT&T and its subsidiaries;

       - incurring any indebtedness for acquisitions or indebtedness outside of the ordinary course of business unless, in AT&T's reasonable judgment, the incurrence would not be reasonably likely to result in the downgrading of its senior debt to a non-investment-grade rating;

       - engaging in any merger, consolidation or similar transaction unless AT&T shareowners prior to the transaction own a majority of the equity interests in the combined company;

       - engaging in any transaction in which a third party acquires more than 25% of the voting securities of AT&T or any of its significant subsidiaries; and

       - disposing of assets, securities or ownership interests representing 10% or more of the basic cable subscribers of AT&T and its subsidiaries, other than asset swaps under certain circumstances.

    NO SOLICITATION BY MEDIAONE GROUP

    MediaOne Group has agreed that it and its subsidiaries and its and their officers, directors, employees and advisors will not:

       - take action to solicit, initiate or encourage any proposal for an alternative acquisition transaction involving MediaOne Group of a nature defined in the merger agreement;

       - engage in discussions or negotiations with a potential bidder that has made or is known by MediaOne Group to be considering making an acquisition proposal;

       - disclose non-public information relating to MediaOne Group or its subsidiaries, or grant access to the properties, books or records of MediaOne Group to any such potential bidder;

       - grant any waiver or release under any standstill or similar agreement relating to any class of equity securities of MediaOne Group, except as otherwise requested by AT&T; or

       - grant any waiver or approve any transaction under the MediaOne Group stockholder rights plan, the Delaware anti-takeover statute or the anti-takeover provisions contained in the MediaOne Group charter. For information about the Delaware anti-takeover statute, the MediaOne Group stockholder rights plan and the anti-takeover provisions contained in the MediaOne Group charter, see "Certain Legal Information--Comparison of Stockholder Rights" on page V-1.

    Notwithstanding the restrictions above, nothing in the merger agreement prohibits the MediaOne Group Board from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to an acquisition proposal; provided that the MediaOne Group Board will not recommend that MediaOne Group stockholders tender their shares in connection with a tender offer, except to the extent the MediaOne Group Board determines, in its good faith judgment, by a majority vote, that such a recommendation is required to comply with its fiduciary duty to its stockholders under applicable law, after receiving the advice of outside legal counsel.

    MediaOne Group must notify AT&T within 24 hours if MediaOne Group receives an offer or any request for non-public information or access to the properties, books or records of MediaOne Group or its subsidiaries from a potential bidder that is known to be considering making or has made an offer. The notice must be made orally and in writing, and must indicate the identity of the bidder and the

                                     III-10

                                            CHAPTER THREE - THE MERGER AGREEMENT

terms and conditions of any offer or request. MediaOne Group must keep AT&T informed on a prompt basis of the status and details of any offer or request.

    MEDIAONE GROUP BOARD'S COVENANT TO RECOMMEND

    The MediaOne Group Board has agreed to call a meeting of MediaOne Group stockholders and recommend the approval of the adoption of the merger agreement to MediaOne Group stockholders. However, the MediaOne Group Board is permitted not to make this recommendation, to withdraw this recommendation or to modify this recommendation in a manner adverse to AT&T under the following circumstances:

       - the MediaOne Group Board, by a majority vote, must determine, in its good faith judgment, that it is necessary to do so to comply with its fiduciary duty to its stockholders under applicable law, after receiving the advice of outside legal counsel; and

       - two days prior to taking such action, MediaOne Group must deliver to AT&T a notice stating that it intends to withdraw or modify its recommendation and describes its reasons for doing so.

Even if the MediaOne Group Board determines that it will not recommend the merger, MediaOne Group must still submit the merger agreement to its stockholders at the MediaOne Group stockholders' meeting unless the merger agreement has been terminated.

    AT&T BOARD MATTERS

    Immediately prior to the effective time of the merger, the AT&T Board will take all necessary action to expand the size of the AT&T Board by at least one member and to appoint to the AT&T Board, as of the effective time of the merger, one current member of the MediaOne Group Board selected by AT&T who agrees to serve in that capacity. From the effective time of the merger until and including the second annual meeting of AT&T shareowners taking place after the effective time of the merger, the AT&T Board will nominate the new director for reelection at each subsequent annual or special meeting of the AT&T shareowners at which the new director's term expires.

    LISTING OF AT&T STOCK

    AT&T has agreed to use its best efforts to cause the shares of AT&T common stock and AT&T Series D preferred stock to be issued in the merger and reserved for issuance in connection with the assumption by AT&T of MediaOne Group stock options to be approved for listing on the NYSE and to cause the securities of MediaOne Group and its subsidiaries that are listed on the NYSE to continue to be listed following the merger.

    BEST EFFORTS COVENANT

    AT&T and MediaOne Group have agreed to cooperate with each other and use their best efforts to take all actions and do all things necessary or advisable under the merger agreement and under applicable law to complete the merger and the other transactions contemplated by the merger agreement, except that AT&T has an unconditional and unqualified obligation to obtain FCC consents in connection with the change of control and/or assignment of MediaOne Group's or its subsidiaries' FCC licenses and to obtain the expiration or termination of the HSR Act waiting period.

                                     III-11

CHAPTER THREE - THE MERGER AGREEMENT

    EMPLOYEE BENEFITS MATTERS

    The merger agreement provides that AT&T will honor all obligations under MediaOne Group's employee plans and benefits arrangements, and will pay all benefits required under such plans and arrangements.

    AT&T has also agreed, until December 31, 2001, to provide to MediaOne Group employees who are employed by MediaOne Group or its subsidiaries at the effective time of the merger, employee benefits and aggregate compensation substantially comparable to those provided by MediaOne Group or its subsidiaries as of the effective time of the merger, other than benefits provided under severance or termination plans of MediaOne Group or its subsidiaries. Until the second anniversary of the effective time of the merger, AT&T has agreed to continue certain severance plans of MediaOne Group and its subsidiaries without adverse change. AT&T has also agreed, until the fifth anniversary of the effective time of the merger, to continue the existing retiree medical, dental and life insurance benefit plan coverage for:

       - employees of MediaOne Group and its subsidiaries as of the effective time of the merger;

       - retired employees of MediaOne Group; and

       - employees and retired employees of Time Warner Telecom who participate in certain MediaOne Group benefit plans.

    Please see "The Transaction--Interests of Certain Persons in the Merger" on page II-34 for additional information on employee benefits matters covered in the merger agreement.

    INDEMNIFICATION AND INSURANCE OF MEDIAONE GROUP DIRECTORS AND OFFICERS

    AT&T has agreed that:

       - it will, or will cause the surviving corporation to, indemnify and advance expenses, including fees of counsel, to present and former directors, officers and employees of MediaOne Group and its subsidiaries and any person that becomes a director, officer or employee of MediaOne Group prior to the effective time of the merger for liabilities from their acts or omissions in those capacities occurring prior to the effective time of the merger to the extent provided under the MediaOne Group charter and bylaws as in effect on May 6, 1999; and

       - for six years after the effective time of the merger it will, or will cause the surviving corporation to, provide officers' and directors' liability insurance covering acts or omissions occurring prior to the effective time of the merger by each person currently covered by MediaOne Group's officers' and directors' liability insurance policy. This AT&T or surviving corporation policy must be no less favorable than the MediaOne Group policy in effect on May 6, 1999, except that AT&T is obligated to pay, or to cause the surviving corporation to pay, in the aggregate, no more than 300% of the annual premium paid by MediaOne Group for such insurance as of May 6, 1999.

    MEDIAONE GROUP'S REDEMPTION OF PREFERRED STOCK

    MediaOne Group has agreed to call for redemption and redeem the MediaOne Group Series C preferred stock and the MediaOne Group Series D preferred stock as promptly as the terms of these securities permit.

                                     III-12

                                            CHAPTER THREE - THE MERGER AGREEMENT

    CERTAIN OTHER COVENANTS

    The merger agreement contains mutual covenants of AT&T and MediaOne Group, the most significant of which are that AT&T and MediaOne Group agree:

       - not to jeopardize the intended tax treatment of the merger;

       - to promptly notify the other party of certain events, including any notice from any governmental authority regarding the merger or any notice from any person alleging that the consent of that person is required to complete the merger;

       - to prepare and file a proxy statement, registration statement and all necessary filings with the SEC relating to the merger;

       - to consult with each other and obtain consent before issuing any public announcements regarding the merger; and

       - to provide reasonable access to its own books, properties and records to the other party, its counsel, advisors and representatives, and to furnish all financial and operating data and other information as reasonably requested.

    In addition, AT&T and MediaOne Group have agreed that, at any time after MediaOne Group stockholders approve the merger agreement, AT&T may elect to have MediaOne Group give a termination notice relating to the non-competition restrictions contained in the TWE partnership agreement. AT&T and MediaOne Group have also agreed that MediaOne Group may deliver a termination notice at any time after August 4, 1999. With AT&T's consent, MediaOne Group delivered a termination notice to TWE on August 3, 1999.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains substantially reciprocal representations and warranties made by AT&T and Merger Sub, on the one hand, and MediaOne Group, on the other hand. The most significant of these relate to:

       - corporate existence and authorization to enter into the contemplated transaction;

       - governmental approvals required in connection with the contemplated transaction;

       - absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transaction;

       - capitalization;

       - ownership of subsidiaries;

       - filings with the SEC;

       - financial statements;

       - information provided for inclusion in this proxy statement/prospectus;

       - absence of certain material changes since December 31, 1998;

       - absence of undisclosed material liabilities;

       - compliance with laws;

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
CHAPTER THREE - THE MERGER AGREEMENT

       - litigation;

       - finders' or advisors' fees;

       - opinion of financial advisor, in the case of MediaOne Group only;

       - tax matters;

       - employee benefits matters;

       - environmental matters;

       - intellectual property matters;

       - material contracts; and

       - the stockholder vote required to approve the contemplated transaction.

    MediaOne Group represented to AT&T that it has a 25.51% equity interest in TWE. In addition, MediaOne Group represented that it is not aware of any circumstances that would have a material adverse effect on this investment. MediaOne Group also represented that it had taken all action necessary to exempt the merger from the provisions of the Delaware anti-takeover statute, to approve the merger for purposes of certain provisions of the MediaOne Group charter and to render the MediaOne Group rights plan inapplicable to the merger.

    AT&T represented to MediaOne Group that it does not own any securities of MediaOne Group. AT&T also made representations to MediaOne Group regarding the formation and business, assets and liabilities of Merger Sub.

    The representations and warranties in the merger agreement will not survive the closing of the merger or termination of the merger agreement.

CONDITIONS TO THE COMPLETION OF THE MERGER

    MUTUAL CLOSING CONDITIONS

    The obligations of AT&T, Merger Sub and MediaOne Group to complete the merger are subject to the satisfaction of or, to the extent legally permissible, to the waiver of the following conditions:

       - approval of the merger agreement by MediaOne Group stockholders;

       - expiration or termination of the HSR Act waiting period;

       - absence of legal prohibition on completion of the merger;

       - AT&T's registration statement on Form S-4, which includes this proxy statement/prospectus, being effective and not subject to any stop order by the SEC;

       - approval for listing on the NYSE of the shares of AT&T common stock to be issued in the merger;

       - if necessary, expiration of up to one year following the August 3, 1999 delivery by MediaOne Group of a termination notice relating to the non-competition restrictions contained in the TWE partnership agreement;

                                     III-14

                                            Chapter Three - The Merger Agreement

       - receipt of FCC consents in connection with the change of control and/or assignment of MediaOne Group's and its subsidiaries' FCC licenses unless the failure to obtain any such consents would not be reasonably expected to have a material adverse effect on AT&T after giving effect to the merger;

       - receipt, without limitations or conditions, of all other required consents and waivers unless the failure to obtain such consents and the limitations or conditions placed on such consents and waivers would not be reasonably expected to result in a material adverse effect on MediaOne Group; and

       - absence of any governmental action, statute or regulation restraining the operation of the business of AT&T and its subsidiaries or MediaOne Group and its subsidiaries after the effective time of the merger that would be reasonably expected to have a material adverse effect on AT&T.

    ADDITIONAL CLOSING CONDITIONS FOR AT&T'S AND MERGER SUB'S BENEFIT

    AT&T's and Merger Sub's obligations to complete the merger are subject to the following additional conditions:

       - MediaOne Group's performance in all material respects of the obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

       - accuracy, as of the effective time of the merger, of the representations and warranties of MediaOne Group to the extent specified in the merger agreement;

       - receipt of an opinion of AT&T's counsel that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and

       - receipt of an opinion of AT&T's counsel that the merger should not cause the separation of MediaOne Group from New U S WEST on June 12, 1998 to fail to qualify as a tax-free transaction.

    ADDITIONAL CLOSING CONDITIONS FOR MEDIAONE GROUP'S BENEFIT

    MediaOne Group's obligation to complete the merger is subject to the following additional conditions:

       - each of AT&T's and Merger Sub's performance in all material respects of the obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

       - accuracy, as of the effective time of the merger, of the representations and warranties of AT&T and Merger Sub to the extent specified in the merger agreement;

       - receipt of an opinion of MediaOne Group's counsel that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and

       - receipt of an opinion of MediaOne Group's counsel that the merger should not cause the separation of MediaOne Group from New U S WEST on June 12, 1998 to fail to qualify as a tax-free transaction.

                                     III-15

CHAPTER THREE - THE MERGER AGREEMENT

TERMINATION OF THE MERGER AGREEMENT

    RIGHT TO TERMINATE

    The merger agreement may be terminated at any time prior to the effective time of the merger in any of the following ways, even if it was previously approved by MediaOne Group stockholders:

       - The merger agreement may be terminated by the mutual written consent of AT&T and MediaOne Group.

       - The merger agreement may be terminated by either AT&T or MediaOne Group if:

           - the merger has not been completed by March 31, 2000. However, that date will become September 30, 2000 if we do not close by March 31, 2000 solely because:

               - the regulatory or legal conditions have not been satisfied by that date;

               - the requisite consents and waivers have not been obtained by that date; or

               - if necessary, the one-year period after MediaOne Group's August
                 3, 1999 delivery of the termination notice relating to TWE has not expired by that date.

               Neither AT&T nor MediaOne Group can terminate the merger agreement after the applicable date if its failure to fulfill in any material respect its obligations under the merger agreement has resulted in the failure to complete the merger by that date.

           - MediaOne Group stockholders fail to approve the merger agreement at a duly held meeting; or

           - there is a permanent legal prohibition to closing the merger.

       - The merger agreement may be terminated by AT&T if:

           - the MediaOne Group Board fails to recommend approval of the merger agreement, or withdraws or modifies in a manner adverse to AT&T its approval or recommendation or fails to call the MediaOne Group meeting;

           - MediaOne Group willfully and materially breaches its obligation to recommend approval of the merger agreement to MediaOne Group stockholders or its obligations under the non-solicitation and other covenants described under "--Principal Covenants--MediaOne Group Board's Covenant to Recommend" and "--Principal Covenants--No Solicitation by MediaOne Group"; or

           - MediaOne Group breaches any of its obligations under the merger agreement and that breach causes a failure to satisfy a closing condition that cannot be cured prior to the date set forth under the first sub-bullet point under the second bullet point of this section "Right to Terminate."

       - The merger agreement may be terminated by MediaOne Group if AT&T breaches any of its obligations under the merger agreement and that breach causes a failure to satisfy a closing condition that cannot be cured prior to the date set forth under the first sub-bullet point under the second bullet point of this section "Right to Terminate."

    If the merger agreement is validly terminated, the merger agreement will become void without any liability on the part of any party, except that no party will be relieved of any liability or damages resulting from its breach of the merger agreement. In addition, the provisions of the merger agreement

                                     III-16

                                            CHAPTER THREE - THE MERGER AGREEMENT

relating to the effect of the termination of the merger agreement, expenses and termination fees, as well as the confidentiality agreement entered into between AT&T and MediaOne Group, with the exception of certain provisions thereof, will continue in effect notwithstanding termination of the merger agreement.

    TERMINATION FEES PAYABLE BY MEDIAONE GROUP

    MediaOne Group has agreed to make certain payments to AT&T under the following circumstances:

       - MediaOne Group has agreed to pay AT&T $1.5 billion in cash, plus interest, in repayment of the amounts loaned by AT&T to MediaOne Group on May 6, 1999 and used by MediaOne Group to pay the termination fee to Comcast under the Comcast merger agreement, if the AT&T merger agreement is terminated for any reason other than:

           - by mutual agreement of MediaOne Group and AT&T;

           - because there is a permanent legal prohibition to closing the merger unless such a prohibition results from a private action that is not an antitrust action;

           - MediaOne Group stockholders fail to approve the merger agreement at a duly held meeting, except under the circumstances described under the third bullet point of this section "Termination Fees Payable by MediaOne Group";

           - under the circumstances described in the fourth bullet point under "--Right to Terminate";

           - as a result of the failure to satisfy any of the conditions described in the second, third, seventh, eighth and ninth bullet points under "--Conditions to the Completion of the Merger--Mutual Closing Conditions" unless, in the case of the conditions described in the third and ninth of such bullet points, the failure to satisfy the condition results from a private action that is not an antitrust action;

           - the failure to satisfy the conditions described in the first and second bullet points under "--Conditions to the Completion of the Merger--Additional Closing Conditions for MediaOne Group's Benefit"; or

           - otherwise as a result of a breach of the merger agreement by AT&T.

       - MediaOne Group has agreed to pay AT&T a termination fee of $1.6 billion in cash, in addition to the reimbursement payment payable in the circumstances described in the immediately preceding bullet point, under the following circumstances:

           - AT&T terminates the merger agreement because the MediaOne Group Board fails to recommend approval of the merger agreement or withdraws, or modifies in a manner adverse to AT&T its approval or recommendation or fails to call the MediaOne Group meeting; or

           - AT&T terminates the merger agreement because MediaOne Group willfully and materially breaches its obligation to recommend approval of the adoption of the merger agreement to MediaOne Group stockholders or its obligations under the non-solicitation and other covenants described under "--Principal Covenants--MediaOne Group

                                     III-17

CHAPTER THREE - THE MERGER AGREEMENT

             Board's Covenant to Recommend" and "--Principal Covenants--No Solicitation by MediaOne Group."

       - MediaOne Group has agreed to repay AT&T the $1.5 billion loan and pay the $1.6 billion termination fee under the following circumstances:

           - either AT&T or MediaOne Group terminates the merger agreement because MediaOne Group stockholders fail to approve the merger agreement at a duly held meeting and the following two conditions are met:

               - prior to the MediaOne Group meeting, a third party has made and not withdrawn a proposal for an alternative acquisition transaction involving MediaOne Group of a nature defined in the merger agreement; and

               - within one year of the MediaOne Group meeting, either:

                   - MediaOne Group or any of its subsidiaries enters into an agreement relating to an alternative transaction with any third party that provides for the transfer or issuance of securities representing more than 50% of the voting interests of MediaOne Group; a merger, consolidation or other transaction that results in the issuance of consideration to MediaOne Group stockholders in exchange for more than 50% of the voting interests of MediaOne Group; or the transfer of assets, securities or ownership interests representing more than 50% of the assets or earning power of MediaOne Group and its subsidiaries, taken as a whole; or

                   - any third party commences a tender offer that results in the acquisition of a majority of MediaOne Group common stock by that third party.

OTHER EXPENSES

    Except as described above, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring the costs or expenses, except that MediaOne Group and AT&T will share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in the preparation of this proxy statement/prospectus and the registration statement. We estimate that merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, will total approximately $345 million if the merger is completed.

AMENDMENTS; WAIVERS

    Any provision of the merger agreement may be amended prior to the effective time of the merger if the amendment is in writing and signed by MediaOne Group, Merger Sub and AT&T. Any provision of the merger agreement may be waived prior to the effective time of the merger if the waiver is in writing and signed by the party against whom the waiver is to be effective. After MediaOne Group stockholders have approved the adoption of the merger agreement, no amendment or waiver that requires further approval by MediaOne Group stockholders may be made without the approval of MediaOne Group stockholders.

                                     III-18

                                  CHAPTER FOUR

                             THE MEETING AND VOTING

                    INFORMATION ABOUT THE MEETING AND VOTING

    The MediaOne Group Board is using this document to solicit proxies from the holders of MediaOne Group common stock for use at the MediaOne Group meeting. We are first mailing this proxy statement/prospectus and accompanying form of proxy to MediaOne Group stockholders on or about September 7, 1999.

MATTERS RELATING TO THE MEETING

    TIME AND PLACE

    The meeting will be held on October 21, 1999 at 10:00 a.m. Mountain Time, at The Terrace Gardens at Dove Valley Event and Conference Center, 13065 East Briarwood Avenue, Englewood, Colorado 80112.

    PURPOSE OF MEETING IS TO VOTE ON THE FOLLOWING ITEMS

    The adoption of the merger agreement, as described under "The
Transaction--The Merger Transaction--General" on page II-1.

    RECORD DATE

    The record date for shares entitled to vote is September 2, 1999.

    OUTSTANDING SHARES HELD ON RECORD DATE

    As of the record date, there were outstanding approximately 606,721,116 shares of MediaOne Group common stock.

    LIST OF STOCKHOLDERS

    A list of MediaOne Group stockholders entitled to vote at the meeting will be available for inspection by any stockholder for purposes germane to the meeting during normal business hours at the offices of MediaOne Group identified on page I-3. This list will also be available for inspection by stockholders present at the meeting.

    SHARES ENTITLED TO VOTE

    Shares entitled to vote are MediaOne Group common stock held at the close of business on the record date, September 2, 1999. Each share of MediaOne Group common stock that you own entitles you to one vote. Shares of MediaOne Group Series C preferred stock, Series D preferred stock and Series E preferred stock are not entitled to vote.

    Each participant in the MediaOne Group Savings Plan/ESOP instructs the trustees of the MediaOne Group Savings Plan/ESOP how to vote his or her shares. The trustees will vote shares held in the MediaOne Group Savings Plan/ESOP for which timely voting instructions are not received, as well as shares held in the suspense account of the MediaOne Group Savings Plan/ESOP, in the same proportion as the shares for which timely voting instructions are received.

    Shares held by MediaOne Group in its treasury are not voted.

CHAPTER FOUR - THE MEETING AND VOTING

    QUORUM REQUIREMENT

    A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy of holders of shares representing a majority of votes entitled to be cast by holders of MediaOne Group common stock entitled to vote at the meeting is a quorum. Abstentions and broker "non-votes" count as present for establishing a quorum. Shares held by MediaOne Group in its treasury are not counted as outstanding for quorum or voting purposes. A broker "non-vote" occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.

    SHARES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS AS OF AUGUST
     24, 1999

    On August 24, 1999, directors and executive officers of MediaOne Group and their affiliates owned and were entitled to vote 5,046,771 shares of MediaOne Group common stock, or less than 1% of the outstanding shares of MediaOne Group common stock.

    These individuals and their affiliates have indicated that they will vote in favor of the merger proposal.

    REPRESENTATIVES OF ARTHUR ANDERSEN LLP

    Representatives of Arthur Andersen LLP are expected to be present at the meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE NECESSARY TO APPROVE MERGER PROPOSAL

    Approval of the adoption of the merger and the merger agreement requires the affirmative vote of a majority of the votes of the outstanding shares of MediaOne Group common stock. The failure to vote, a vote to abstain or a broker non-vote has the same effect as a vote against the adoption of the merger agreement.

    Under the NYSE rules, if your broker holds your shares in its name, your broker may not vote your shares on the merger proposal absent instructions from you. Without your voting instructions, a broker non-vote will occur on the merger proposal and will have the effect of a vote against the adoption of the merger agreement.

PROXIES

    VOTING YOUR PROXY

    You may vote in person at your meeting or by proxy. We recommend you vote by proxy even if you plan to attend your meeting. You can always change your vote at the meeting.

    Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

    HOW TO VOTE BY PROXY

    You may vote by proxy by:

    - completing, signing, dating and returning your proxy card in the enclosed envelope;

                                           CHAPTER FOUR - THE MEETING AND VOTING

    - calling 1-877-PRX-VOTE (1-877-779-8683) and following the instructions-you will need to give the personal identification number contained on your proxy card; or

    - going to HTTP://WWW.EPROXYVOTE.COM/UMG and following the instructions-you will need to give the personal identification number contained on your proxy card.

    If you hold your shares through a broker or other custodian, you should check the voting form used by that firm to see if it offers telephone or Internet voting.

    PROXIES FOR PARTICIPANTS IN THE MEDIAONE GROUP SAVINGS PLAN/EMPLOYEE STOCK
     OWNERSHIP PLAN

    If you are a participant in the MediaOne Group Savings Plan/ESOP, you will receive a single proxy card that covers shares credited to your plan accounts, plus shares held of record in the same name. If your account in any such plan is not carried in the same name as the shares, if any, you hold of record, you will receive separate proxy cards for your individual and plan holdings. If you are a participant in the MediaOne Group Savings Plan/ESOP and you do not vote the shares credited to your plan account, those shares, as well as shares held in the suspense account of the MediaOne Group Savings Plan/ESOP, will be voted by the plan's trustees in the same proportion that the trustees vote all the shares as to which they have received timely voting instructions.

    If you submit your written proxy but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares FOR the merger proposal.

    REVOKING YOUR PROXY

    You may revoke your proxy before it is voted by:

       - sending in a new proxy with a later date-or, you may also submit your new proxy by telephone or the Internet;

       - notifying the Secretary in writing before the meeting that you have revoked your proxy; or

       - voting in person at the meeting.

    VOTING IN PERSON

    If you plan to attend the meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy from your nominee authorizing you to vote your "street name" shares on September 2, 1999, the record date for voting.

    PEOPLE WITH DISABILITIES

    We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary of MediaOne Group at least two weeks before the meeting at the number or address included under "Additional Information for Stockholders--Where You Can Find More Information" on page VI-1.

    CONFIDENTIAL VOTING

    Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

CHAPTER FOUR - THE MEETING AND VOTING

    PROXY SOLICITATION

    MediaOne Group will pay the costs of soliciting proxies.

    In addition to this mailing, MediaOne Group directors, officers and employees may solicit proxies personally, electronically or by telephone. MediaOne Group is paying D.F. King & Co. a fee of $17,500 plus expenses to help with the solicitation.

    The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should submit your proxy by mail, telephone or Internet without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

    Do not send in any stock certificates with your proxy cards. The exchange agent will mail transmittal forms with instructions for the surrender of stock certificates for MediaOne Group stock to MediaOne Group stockholders as soon as practicable after the completion of the merger.

OTHER BUSINESS; ADJOURNMENTS

    Under the MediaOne Group bylaws, no other business may be brought before the meeting.

    Adjournments may be made for the purpose of, among other things, soliciting additional proxies. An adjournment may be made from time to time by the chairman of the meeting or by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. No proxies voted against approval of the adoption of the merger agreement by MediaOne Group will be voted in favor of adjournment of the meeting for the purpose of soliciting additional proxies. We do not currently intend to seek an adjournment of the meeting.

                                  CHAPTER FIVE

                           CERTAIN LEGAL INFORMATION

                        COMPARISON OF STOCKHOLDER RIGHTS

    Upon consummation of the merger, some or all MediaOne Group stockholders will become stockholders of AT&T and their rights will be governed by the AT&T charter and the AT&T bylaws, which differ in certain material respects from the MediaOne Group charter and the MediaOne Group bylaws. As stockholders of AT&T, the rights of former MediaOne Group stockholders will also be governed by the New York Business Corporation Law instead of the Delaware General Corporation Law. New York is the jurisdiction of incorporation of AT&T and Delaware is the jurisdiction of incorporation of MediaOne Group.

    The following comparison of the New York Business Corporation Law, the AT&T charter and the AT&T bylaws, on the one hand, and the Delaware General Corporation Law, the MediaOne Group charter and the MediaOne Group bylaws, on the other hand, summarizes the material differences but is not intended to list all differences.

BUSINESS COMBINATIONS

    Generally, under the Delaware General Corporation Law, the approval by the affirmative vote of the holders of a majority of the outstanding stock (or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock) of a corporation entitled to vote on the matter is required for a merger or consolidation or sale, lease or exchange of all or substantially all the corporation's assets to be consummated.

    The MediaOne Group charter provides that the approval of the following business combinations requires the approval of holders of at least 80% of the outstanding shares of MediaOne Group voting stock, voting together as a single class:

    - any merger or consolidation of MediaOne Group or any MediaOne Group subsidiary with or into a person or entity that owns 10% or more of the outstanding shares of MediaOne Group voting stock-sometimes in this section, we will refer to such a person or entity as a "related person";

    - any merger or consolidation of a related person with or into MediaOne Group or any MediaOne Group subsidiary;

    - any sale, lease, transfer or other disposition of greater than 80% of the book value of the consolidated assets of MediaOne Group to a related person;

    - the issuance of any securities of MediaOne Group or any MediaOne Group subsidiary to a related person, other than a distribution to stockholders that is made pro rata to all holders of the class of stock that receives the distribution;

    - an acquisition by MediaOne Group or any MediaOne Group subsidiary of any securities of a related person;

    - any recapitalization that has the effect of increasing the voting power of a related person; and

    - any merger of MediaOne Group into a MediaOne Group subsidiary.

However, the 80% approval will not be required if:

    - the business combination is approved by a majority of continuing directors that (1) are not affiliated or associated with the related person and (2) were members of the MediaOne Group Board prior to the time that the related person became a related person, or were recommended

CHAPTER FIVE - CERTAIN LEGAL INFORMATION

      to succeed continuing directors by a majority of continuing directors then serving as members of the MediaOne Group Board; or

    - each of the following conditions are met:

       - the value of the consideration to be received by holders of any class or series of MediaOne Group voting stock is at least equal to the highest of the following:

           - the highest price paid by the related person for any shares of such class or series of MediaOne Group voting stock acquired (1) within the two-year period immediately prior to the first public announcement of the proposed business combination or (2) in the transaction in which it became a related person;

           - the fair market value of the MediaOne Group voting stock (1) at the time of the first public announcement of the proposed business combination or (2) on the date on which the related person became a related person, whichever is higher; or

           - in the case of any class or series of MediaOne Group voting stock other than MediaOne Group common stock, the redemption price of the shares of such class or series of MediaOne Group voting stock, or if the shares have no redemption price, the highest amount per share that class or series would be entitled to receive upon liquidation of MediaOne Group (1) at the time of the first public announcement of the proposed business combination or (2) on the date on which the related person became a related person, whichever is higher;

       - the consideration received in the business combination by holders of outstanding MediaOne Group voting stock is in cash or in the same form that the related person previously paid for shares of such class or series of MediaOne Group voting stock; and

       - a proxy statement relating to the business combination is mailed to the public MediaOne Group stockholders that contains (1) the recommendation of the continuing directors as to the advisability of the business combination and (2) if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness of the business combination to the public MediaOne Group stockholders.

    Under the New York Business Corporation Law, a plan of merger or consolidation, a plan of share exchange or the sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation is required to be approved (1) in the case of corporations like AT&T that were in existence on February 22, 1998 and that do not expressly provide in their certificates of incorporation for majority approval of such transactions, by two-thirds of the votes of all outstanding shares entitled to vote thereon, and
(2) in the case of all other corporations, by a majority of the votes of all outstanding shares entitled to vote thereon. The AT&T charter does not contain a provision expressly providing for majority approval of such transactions.

    The New York Business Corporation Law also provides that holders of shares of a class, or series of a class, of capital stock of a corporation shall be entitled to vote together and to vote as a separate class on any merger or consolidation in which (1) such shares will remain outstanding after the merger or consolidation or will be converted into the right to receive shares of stock of the surviving or consolidated corporation or another corporation and (2) the charter of the surviving or consolidated corporation or such other corporation immediately after the effectiveness of the merger or consolidation would contain any provision that is not contained in the charter of the pre-merger corporation and that, if contained in an amendment thereto, would entitle the holders of shares of such class or series

                                        CHAPTER FIVE - CERTAIN LEGAL INFORMATION

of a class to vote as a separate class pursuant to the procedures under the New York Business Corporation Law for class voting on charter amendments discussed under "--Amendments to Charters."

STATE TAKEOVER LEGISLATION

    Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

    - prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

    - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

    - at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

    The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through such person's affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

    The restrictions of Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq National Market tier of The Nasdaq Stock Market ("NASDAQ/NM") or held of record by more than 2,000 stockholders. MediaOne Group has taken all action necessary to exempt the merger, the merger agreement and the transactions contemplated by the merger agreement from the restrictions of Section 203 and, accordingly, Section 203 is inapplicable to the merger and the other transactions contemplated by the merger agreement.

    Section 912 of the New York Business Corporation Law prohibits any "business combination" (defined to include a variety of transactions, including mergers, sales or dispositions of assets, issuances

CHAPTER FIVE - CERTAIN LEGAL INFORMATION

of stock, liquidations, reclassifications and benefits from the corporation, including loans or guarantees) with, involving or proposed by any "interested stockholder" (defined generally as any person who, directly or indirectly, beneficially owns 20% or more of the outstanding voting stock of a New York corporation) for a period of five years after the date on which the interested stockholder became an interested stockholder. After such five-year period, a business combination between a New York corporation and such interested stockholder is prohibited unless either certain "fair price" provisions are complied with or the business combination is approved by a majority of the outstanding voting stock not beneficially owned by such interested stockholder or its affiliates and associates. The restrictions of the New York Business Corporation Law do not apply, however, to any business combination with an interested stockholder if such business combination, or the purchase of stock by the interested stockholder that caused such stockholder to become an interested stockholder, was approved by the board of directors of the New York corporation prior to the date on which the interested stockholder became an interested stockholder.

    A New York corporation may adopt an amendment to its bylaws, approved by the affirmative vote of a majority of votes of the outstanding voting stock, excluding the voting stock of interested stockholders and their affiliates and associates, expressly electing not to be governed by Section 912. Such amendment will not, however, be effective until 18 months after such stockholder vote and will not apply to any business combination with an interested stockholder who was such on or prior to the effective date of such amendment. The AT&T bylaws contain no provision electing not to be governed by Section 912.

RIGHTS OF DISSENTING STOCKHOLDERS

    Under the Delaware General Corporation Law, except as otherwise provided by the Delaware General Corporation Law, stockholders of a constituent corporation in a merger or consolidation have the right to demand and receive payment of the fair value of their stock in a merger or consolidation. However, except as otherwise provided by the Delaware General Corporation Law, stockholders do not have appraisal rights in a merger or consolidation if, among other things, their shares are:

    - listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc.; or

    - held of record by more than 2,000 stockholders;

and, in each case, the consideration such stockholders receive for their shares in a merger or consolidation consists solely of:

    - shares of stock of the corporation surviving or resulting from such merger or consolidation;

    - shares of stock of any other corporation that at the effective date of the merger or consolidation will be either listed on a national securities exchange, which is true in the case of AT&T common stock and AT&T Series D preferred stock to be issued pursuant to the merger, or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

    - cash in lieu of fractional shares of the corporations described in the two immediately preceding bullet points; or

    - any combination of shares of stock and cash in lieu of fractional shares described in the three immediately preceding bullet points.

                                        Chapter Five - Certain Legal Information

See "The Transaction--The Merger Transaction--Appraisal Rights" on page II-14.

    Stockholders of a New York corporation whose shares are not listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. have the right to dissent and receive payment of the fair value of their shares, except as otherwise provided by the New York Business Corporation Law, in the event of certain amendments or changes to the certificate of incorporation adversely affecting their shares, certain mergers or consolidations, certain sales, leases, exchanges or other dispositions of all or substantially all the corporation's assets and certain share exchanges. Holders of AT&T common stock do not have such rights to dissent because AT&T common stock is listed on a national securities exchange. In addition, holders of AT&T Series D preferred stock will not have such rights to dissent because AT&T Series D preferred stock will be listed on a national securities exchange. Holders of AT&T Series C preferred stock and holders of AT&T Series E preferred stock will have such rights to dissent.

AMENDMENTS TO CHARTERS

    Under the Delaware General Corporation Law, unless the certificate of incorporation requires a greater vote, a proposed amendment to the certificate of incorporation requires an affirmative vote of a majority of the voting power of the outstanding stock entitled to vote thereon and a majority of the voting power of the outstanding stock of each class entitled to vote thereon. The approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required under the Delaware General Corporation Law to approve a proposed amendment to a corporation's certificate of incorporation, whether or not entitled to vote on such amendment by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class (except as provided in the last sentence of this paragraph), increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. For this purpose, if a proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote as a separate class on the amendment. Accordingly, a proposed amendment the adverse effect of which on the powers, preferences or special rights of any series of common stock does not differ from its adverse effect on the powers, preferences or special rights of any other series of common stock would not entitle such series to vote as a class separately from the other series of common stock. The authorized number of shares of any class of stock may be increased or decreased (but not below the number of shares of such class outstanding) by the requisite vote described above if so provided in the original certificate of incorporation or in any amendment thereto that created such class of stock or that was adopted prior to the issuance of any shares of such class, or in an amendment authorized by a majority vote of the holders of shares of such class.

    The MediaOne Group charter provides that the MediaOne Group charter may be amended only with the approval of a majority of the MediaOne Group Board and the approval of holders of a majority the outstanding shares of MediaOne Group voting stock, voting together as a single class. However, amendment of MediaOne Group charter provisions relating to the (1) amendment of the MediaOne Group charter and bylaws, (2) classification of the MediaOne Group Board, (3) removal of directors, (4) stockholder actions by written consent and (5) stockholder meetings requires the approval of holders of 80% of the outstanding shares of MediaOne Group voting stock, voting together as a single class.

CHAPTER FIVE - CERTAIN LEGAL INFORMATION

    Under the New York Business Corporation Law, amendments to a certificate of incorporation generally must be approved by a vote of the board of directors followed by vote of a majority of all outstanding shares entitled to vote thereon at a meeting of stockholders, provided that, if a provision of the certificate of incorporation requires the vote of a greater number or proportion of shares, such provision may not be altered, amended or repealed except by such greater vote. The approval of a majority of the votes of all outstanding shares of any class of capital stock of a corporation, voting separately as a class, is also required to approve a proposed amendment to a corporation's certificate of incorporation, whether or not such holders are otherwise entitled to vote on such amendment by the certificate of incorporation, that:

    - would decrease the par value of the shares of such class, change any shares of such class into a different number of shares of the same class or into the same or a different number of shares of a different class, fix, change or abolish the designation of such class, alter or change the designation, relative rights, preferences or limitations of the shares of such class or provide new conversion rights or, alter any existing conversion rights so as to affect them adversely;

    - would exclude or limit the voting rights of the shares of such class, except as such rights may be limited by voting rights given to new shares then being authorized of any existing or new class or series of shares; or

    - would subordinate the rights of the shares of such class by authorizing shares having preferences superior to the rights of such existing shares.

For this purpose, if a proposed amendment would have any of the effects listed in the immediately preceding sentence on one or more series of any class so as to affect them adversely but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote as a separate class on the amendment. Accordingly, a proposed amendment the adverse effect of which on the powers, preferences or special rights of any class or series of shares of AT&T does not differ from its adverse effect on the powers, preferences or special rights of any other class or series of shares of AT&T would not entitle such class to vote separately from the other classes of shares of AT&T.

AMENDMENTS TO BYLAWS

    Under the Delaware General Corporation Law, the power to adopt, alter and repeal bylaws is vested in the stockholders, except to the extent that a corporation's certificate of incorporation vests concurrent power in the board of directors.

    Under the MediaOne Group charter and MediaOne Group bylaws, the MediaOne Group Board may adopt, amend, alter or repeal the MediaOne Group bylaws by the affirmative vote of at least 66 2/3% of the directors then in office. MediaOne Group stockholders may adopt, amend, alter or repeal the MediaOne Group bylaws by the affirmative vote of holders of at least 80% of the outstanding shares of MediaOne Group voting stock, voting together as a single class.

    Under the New York Business Corporation Law, except as otherwise provided in the certificate of incorporation, bylaws may be amended, repealed or adopted by a majority of the votes cast by the shares at the time entitled to vote in the election of any directors. When so provided in the certificate of incorporation or a bylaw adopted by the stockholders, bylaws also may be amended, repealed or adopted by the board of directors by such vote as may be therein specified, which may be greater than the vote otherwise prescribed by the New York Business Corporation Law, but any bylaw adopted by

                                        CHAPTER FIVE - CERTAIN LEGAL INFORMATION

the board of directors may be amended or repealed by the stockholders entitled to vote thereon as provided by the New York Business Corporation Law.

    The AT&T bylaws may be amended by the stockholders of AT&T at any meeting, or by the AT&T Board at any meeting by a majority vote of the full AT&T Board or at two successive meetings by a majority vote of a quorum present.

NO PREEMPTIVE RIGHTS

    Under the Delaware General Corporation Law, a stockholder does not possess preemptive rights unless such rights are specifically granted in the certificate of incorporation. The MediaOne Group charter does not provide for preemptive rights to stockholders to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may be issued by MediaOne Group.

    Under the New York Business Corporation Law, except as otherwise provided in the New York Business Corporation Law or in the certificate of incorporation, holders of equity shares of any corporation (like AT&T) incorporated prior to February 22, 1998 are granted certain preemptive rights. The AT&T charter provides that no holder of AT&T common stock has any preemptive rights to purchase any AT&T common stock or other securities of AT&T.

REDEMPTION OF CAPITAL STOCK

    Under the Delaware General Corporation Law, subject to certain limitations, a corporation's capital stock may be made subject to redemption by the corporation at its option, at the option of holders of such stock or otherwise.

    Under the New York Business Corporation Law, subject to certain limitations, a corporation's certificate of incorporation may provide for one or more classes or series of shares to be redeemable at the option of the corporation, the holders thereof, other persons or upon the happening of a specified event for cash, other property, indebtedness or other securities of the same or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments, as are stated in the certificate of incorporation. The AT&T charter does not contain such a provision. However, the certificate of designation relating to each of the AT&T Series D preferred stock and AT&T Series E preferred stock to be issued in the merger will contain provisions relating to the redemption of each of these series of AT&T preferred stock. See "--Description of AT&T Capital Stock--AT&T Preferred Stock" on page V-19.

DIVIDEND SOURCES

    Under the Delaware General Corporation Law, a board of directors may authorize a corporation to make dividends and other distributions to its stockholders, subject to any restrictions contained in the corporation's certificate of incorporation, either out of surplus (defined as net assets less statutory capital), or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Under the Delaware General Corporation Law, no distribution out of net profits is permitted, however, if a corporation's capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until such deficiency has been repaired.

    Under the New York Business Corporation Law, except as otherwise provided in the New York Business Corporation Law, dividends may be declared and paid and other distributions may be made

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CHAPTER FIVE - CERTAIN LEGAL INFORMATION

out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution must at least equal the amount of its stated capital. A corporation may declare and pay dividends or make other distributions, except when the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation.

    Following the merger, AT&T expects to continue to pay its regular quarterly dividend on AT&T common stock at its current rate, subject to any change that the AT&T Board may determine.

DURATION OF PROXIES

    Under the Delaware General Corporation Law, no proxy is valid for more than three years after its date unless otherwise provided in the proxy. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

    Under the New York Business Corporation Law, no proxy is valid for more than 11 months after its date, unless otherwise provided in the proxy. Irrevocable proxies may be created for:

    - a pledgee;

    - a person who has purchased or agreed to purchase the shares;

    - a creditor of the corporation who extends credit in consideration of the proxy;

    - a person who has contracted to perform services as an officer of the corporation if a proxy is required by the employment contract; and

    - a person designated under a voting agreement.

STOCKHOLDER ACTION

    Under the Delaware General Corporation Law unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted. The MediaOne Group charter provides that any action taken by MediaOne Group stockholders must be effected at a meeting of MediaOne Group stockholders and not by written consent.

    Under the New York Business Corporation Law, any action required or permitted to be taken by a vote at a meeting of stockholders may be taken without a meeting by written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon, or, if the certificate of incorporation so permits, signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The AT&T charter does not contain such a provision.

    The New York Business Corporation Law also provides that no written consent of stockholders shall be effective unless, within 60 days of the earliest dated consent delivered to the corporation, the corporation shall have received written consents from a sufficient number of holders to take the action specified therein. Prompt notice of the taking of corporate action without a meeting shall be given to those stockholders who have not consented in writing.

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                                        Chapter Five - Certain Legal Information

STOCKHOLDER PROPOSALS

    The MediaOne Group bylaws require that, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given notice thereof to MediaOne Group (in proper written form as specified in the MediaOne Group bylaws) not less than 90 days prior to the date of the annual meeting of stockholders. This requirement is separate and apart from and in addition to the requirements that a stockholder must meet to have a stockholder proposal included in MediaOne Group's proxy statement under SEC Rule 14a-8. The MediaOne Group bylaws require that written notice of the intent to make a nomination for the election of directors at a meeting of stockholders and that contains certain other specified information must be received by MediaOne Group not later than (1) 90 days in advance of such meeting with respect to an election of directors to be held at an annual meeting of stockholders and (2) the 15th day following the public announcement of the date of such meeting with respect to an election of directors to be held at a special meeting of stockholders.

    The AT&T bylaws require that, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have delivered notice thereof to AT&T (containing certain information specified in the AT&T bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. This requirement is separate and apart from and in addition to the requirements that a stockholder must meet to have a stockholder proposal included in AT&T's proxy statement under SEC Rule 14a-8.

MEETINGS OF STOCKHOLDERS

    The Delaware General Corporation Law provides that a special meeting of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. The MediaOne Group charter and MediaOne Group bylaws provide that special meetings of MediaOne Group stockholders may be called only by the Chairman of the MediaOne Group Board or a majority of the MediaOne Group Board.

    The New York Business Corporation Law provides that, if, for a period of one month after the date fixed by or under the bylaws for the annual meeting of stockholders or, if no date has been so fixed, for a period of 13 months after the last annual meeting, there is a failure to elect a sufficient number of directors to conduct the business of the corporation, the board of directors of the corporation shall call a special meeting for the election of directors. If such special meeting is not called by the board of directors of the corporation within two weeks after the expiration of such period or if it is called but there is a failure to elect such directors for a period of two months after the expiration of such period, holders of 10% of the votes of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors.

    The New York Business Corporation Law also provides that special meetings of stockholders may be called by the board of directors and by such persons as may be authorized in the certificate of incorporation or bylaws. The AT&T bylaws provide that special meetings of AT&T shareowners may be called at any time by the Chairman of the Board, by the AT&T Board or upon a request signed by stockholders representing at least 33 1/3% of AT&T common stock.

CUMULATIVE VOTING

    Under the Delaware General Corporation Law, the certificate of incorporation may provide that at all elections of directors, or at elections held under specified circumstances, each stockholder is entitled

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CHAPTER FIVE - CERTAIN LEGAL INFORMATION

to cumulate such stockholder's votes. The MediaOne Group charter does not provide for cumulative voting for the election of directors.

    Under the New York Business Corporation Law, the certificate of incorporation may provide that in all elections of directors each stockholder is entitled to cumulate such stockholder's votes. The AT&T charter does not contain such a provision.

NUMBER AND ELECTION OF DIRECTORS

    The Delaware General Corporation Law permits the certificate of incorporation or the bylaws of a corporation to contain provisions governing the number and terms of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, such number may not be changed without amending the certificate of incorporation. The Delaware General Corporation Law permits the certificate of incorporation of a corporation or a bylaw adopted by the stockholders to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. The Delaware General Corporation Law also permits the certificate of incorporation to confer upon holders of any class or series of stock the right to elect one or more directors to serve for such terms and have such voting powers as are stated in the certificate of incorporation. The terms of office and voting powers of directors so elected may be greater or less than those of any other director or class of directors.

    The MediaOne Group bylaws provide that the number of directors will be as determined by the MediaOne Group Board, but may not be fewer than six directors nor more than 17 directors. The MediaOne Group Board is divided into three classes, with members serving staggered three-year terms. The MediaOne Group Board currently consists of 10 directors.

    Subject to certain limitations, the New York Business Corporation Law permits the number of directors of a corporation to be fixed by its bylaws, by action of the stockholders or by action of the board of directors under the specific provision of a bylaw adopted by the stockholders. At each annual meeting of stockholders, directors are to be elected to hold office until the next annual meeting, except as described below for corporations with classified boards of directors. In addition, the New York Business Corporation Law permits the certificate of incorporation or the specific provisions of a bylaw adopted by the stockholders to provide that directors be divided into either two, three or four classes. All classes must be as nearly equal in number as possible. The term of office of one class of directors shall expire each year, with the terms of office of no two classes expiring the same year. New amendments to the New York Business Corporation Law delete the requirement of at least three directors in any class.

    The AT&T charter provides that the number of directors shall be as provided for in the AT&T bylaws. The AT&T bylaws provide that the number of directors shall be not less than 10 nor more than 25, the exact number of directors within such minimum and maximum limits to be fixed and determined by the vote of a majority of the entire AT&T Board. Currently, AT&T has 14 directors. If the merger is completed, the size of the AT&T Board will be increased to 15 directors. See "The Merger Agreement--Principal Covenants--AT&T Board Matters" on page III-11. AT&T does not have a classified board of directors.

REMOVAL OF DIRECTORS

    The Delaware General Corporation Law provides that a director or directors may be removed with or without cause by the holders of a majority in voting power of the shares then entitled to vote at an

                                        CHAPTER FIVE - CERTAIN LEGAL INFORMATION

election of directors, except that (1) members of a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise, and (2) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors or of the class of directors of which such director is a part.

    The MediaOne Group charter and the MediaOne Group bylaws provide that MediaOne Group directors may be removed from office only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding shares of MediaOne Group voting stock, voting as a single class.

    The New York Business Corporation Law provides that any or all of the directors may be removed for cause by vote of the stockholders and, if the certificate of incorporation or the specific provisions of a bylaw adopted by the stockholders provide, directors may be removed for cause by action of the board of directors. If the certificate of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the stockholders. The removal of directors, with or without cause, is subject to the following: (1) in the case of a corporation having cumulative voting, no director may be removed when the votes cast against such director's removal would be sufficient to elect the director if voted cumulatively, and (2) if a director is elected by the holders of shares of any class or series, such director may be removed only by the applicable vote of the holders of the shares of that class or series voting as a class. An action to procure a judgment removing a director for cause may be brought by the Attorney General of the State of New York or by the holders of 10% of the outstanding shares, whether or not entitled to vote.

    Neither the AT&T charter nor the AT&T bylaws provide that directors may be removed without cause by action of the stockholders or that directors may be removed by the AT&T Board.

VACANCIES

    Under the Delaware General Corporation Law unless otherwise provided in the certificate of incorporation or the bylaws, vacancies on a board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, provided that, in the case of a classified board of directors, such vacancies and newly created directorships may be filled by a majority of the directors elected by such class or by the sole remaining director so elected. In the case of a classified board of directors, directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors have been chosen, and until their successors have been duly elected and qualified. In addition, if, at the time of the filling of any such vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of outstanding shares entitled to vote for such directors, summarily order an election to fill any such vacancy or newly created directorship, or replace the directors chosen by the directors then in office.

    The MediaOne Group charter and the MediaOne Group bylaws provide that any vacancies on the MediaOne Group Board resulting from death, resignation, removal or other cause and newly created directorships resulting from any increase in the number of directors shall only be filled by the MediaOne Group Board by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or the sole remaining director, or, if not so filled, by the stockholders

CHAPTER FIVE - CERTAIN LEGAL INFORMATION

at the next annual meeting thereof or at a special meeting called for that purpose. The MediaOne Group charter and MediaOne Group bylaws also provide that any directors elected to fill a vacancy on the MediaOne Group Board or a newly created directorship will serve for the remainder of the full term of the class of directors for which such director was elected and until such director's successor shall have been elected and qualified.

    Under the New York Business Corporation Law, newly created directorships resulting from an increase in the number of directors and vacancies occurring on the board of directors for any reason except the removal of directors without cause may be filled by the vote of the board of directors. Unless the certificate of incorporation or bylaws provide otherwise, a vacancy in a directorship elected by holders of a particular class or series of shares shall be filled by a vote of the other directors elected by holders of the same class or series. However, the certificate of incorporation or bylaws may provide that such newly created directorships or vacancies are to be filled by vote of the stockholders. Unless the certificate of incorporation or the specific provisions of a bylaw adopted by the stockholders provide that the board of directors may fill vacancies occurring on the board of directors by reason of the removal of directors without cause, such vacancies may be filled only by vote of the stockholders. A director elected to fill a vacancy, unless elected by the stockholders, will hold office until the next meeting of stockholders at which the election of directors is in the regular order of business and until his or her successor has been elected and qualified. Notwithstanding the foregoing, unless otherwise provided in the certificate of incorporation or bylaws, whenever the holders of one or more classes or series of shares are entitled to elect one or more directors by the certificate of incorporation, any vacancy that may be filled by the board or a majority of the directors then in office shall be filled by a majority of the directors then in office that were elected by such classes or series.

    The AT&T bylaws provide that any vacancy on the AT&T Board may be filled by a majority vote of the remaining directors, though less than a quorum.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Delaware General Corporation Law generally permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Such determination shall be made, in the case of an individual who is a director or officer at the time of such determination:

    - by a majority of the disinterested directors, even though less than a quorum;

    - by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

    - by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or

    - by a majority vote of the stockholders, at a meeting at which a quorum is present.

Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

    The Delaware General Corporation Law requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

                                        CHAPTER FIVE - CERTAIN LEGAL INFORMATION

    The Delaware General Corporation Law permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals' commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

    Under the Delaware General Corporation Law, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

    The MediaOne Group bylaws provide that MediaOne Group officers and directors shall be indemnified to the fullest extent permitted by applicable law, except where a judgment or other final adjudication establishes, or where MediaOne Group determines, that the acts or omissions of an officer or director (1) were in breach of such person's duty of loyalty to MediaOne Group or its stockholders, (2) were not in good faith or involved intentional misconduct or a knowing violation of law or (3) resulted in receipt by such person of an improper personal benefit.

    Under the New York Business Corporation Law, a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if such director or officer acted in good faith, for a purpose that he or she reasonably believed to be in, or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation, and, in criminal proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose that he or she reasonably believed to be in, or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation. Notwithstanding the foregoing, that no indemnification may be made in respect of (1) a threatened action, or a pending action that is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such individual has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the individual is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

    Any individual who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, or ordered by a court pursuant to the New York Business Corporation Law, any indemnification under the New York Business Corporation Law pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the applicable standard of conduct by the disinterested directors if a quorum is available, or, if such a quorum so directs or is unavailable (1) the board of directors upon the written opinion of independent legal counsel or (2) the stockholders. A corporation may advance expenses incurred by a director or officer in defending any action or proceeding prior to its final disposition upon receipt of an undertaking by or on behalf of such individual to repay such advance to the extent that it exceeds the indemnification to which such individual is entitled.

Chapter Five - Certain Legal Information

    The indemnification described above under the New York Business Corporation Law is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or bylaws or when authorized by such certificate of incorporation or bylaws, (1) a resolution of stockholders, (2) a resolution of directors or (3) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

    The AT&T bylaws provide that AT&T is authorized, by (1) a resolution of stockholders, (2) a resolution of directors or (3) an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with the corporation or at the request of AT&T in any capacity with any other enterprise. AT&T has entered into indemnification agreements with certain of its officers and directors in accordance with the AT&T bylaws.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling AT&T or MediaOne Group pursuant to the foregoing provisions, AT&T and MediaOne Group have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

    The Delaware General Corporation Law provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

    - any breach of the director's duty of loyalty to the corporation or its stockholders;

    - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

    - violation of certain provisions of the Delaware General Corporation Law;

    - any transaction from which the director derived an improper personal benefit; or

    - any act or omission prior to the adoption of such a provision in the certificate of incorporation.

    The MediaOne Group charter provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of MediaOne Group shall not be liable to MediaOne Group or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

    The New York Business Corporation Law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for damages for any breach of duty in such capacity. However, no such provision can eliminate or limit the liability of any director (1) if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith, or involved intentional misconduct or a knowing violation of law, or that the director personally gained in fact a financial

                                        CHAPTER FIVE - CERTAIN LEGAL INFORMATION

profit or other advantage to which such director was not legally entitled or that the director's acts violated Section 719 of the New York Business Corporation Law (which includes declaration of dividends, purchase of capital stock, distribution of assets to stockholders after dissolution of the corporation and loans to directors to the extent contrary to New York law) or
(2) for any act or omission prior to the adoption of such a provision in the certificate of incorporation.

    CASE LAW AND COURT SYSTEMS

    There is a substantial body of case law in Delaware interpreting the corporation laws of that state. The body of case law interpreting the corporation laws of New York is not as developed as that of Delaware. Delaware also has established a system of Chancery Courts to adjudicate matters arising under Delaware corporate law. New York does not have an equivalent court system. As a result of these factors, there may be less certainty as to the outcome of certain matters governed by New York corporate law, and, therefore, it may be more difficult to obtain legal guidance as to such matters than would be the case under Delaware corporate law.

                       DESCRIPTION OF AT&T CAPITAL STOCK

    The following description of certain terms of the capital stock of AT&T does not purport to be complete and is qualified in its entirety by reference to the description of AT&T capital stock incorporated herein by reference and to the AT&T charter. For more information as to how you can obtain these documents, see "Additional Information for Stockholders--Where You Can Find More Information" on page VI-1.

AUTHORIZED CAPITAL STOCK

    The AT&T charter provides that AT&T is authorized to issue 8.85 billion shares of capital stock, consisting of 100 million shares of preferred stock, par value $1.00 per share, and 8.75 billion shares of common stock, of which 6 billion shares are common stock, par value $1.00 per share, 2.5 billion shares are Class A Liberty Media Group common stock, par value $1.00 per share, and 250 million shares are Class B Liberty Media Group common stock, par value $1.00 per share. The Class A Liberty Media Group common stock and the Class B Liberty Media Group common stock are referred to herein as "Liberty Media Group Class A tracking stock" and "Liberty Media Group Class B tracking stock," respectively, and, collectively, as "Liberty Media Group tracking stock." As of June 30, 1999, 3,196,236,144 shares of AT&T common stock, 1,156,716,104 shares of Liberty Media Group Class A tracking stock, 108,430,704 shares of Liberty Media Group Class B tracking stock and no shares of AT&T preferred stock were issued and outstanding.

AT&T COMMON STOCK

    VOTING RIGHTS

    After adjustments for recent stock splits, holders of AT&T common stock are entitled to one vote for each share of such stock held, holders of Liberty Media Group Class B tracking stock are entitled to 3/4 of a vote for each share of such stock held, and holders of Liberty Media Group Class A tracking stock are entitled to 3/40 of a vote for each share of such stock held, on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the AT&T Board with respect to any series of AT&T preferred stock, the holders of such shares possess all voting power. The AT&T charter does not provide for cumulative voting in the election of directors.

CHAPTER FIVE - CERTAIN LEGAL INFORMATION

    The AT&T charter provides that, except as otherwise required by New York law or any special voting rights of AT&T preferred stock, the holders of AT&T common stock, Liberty Media Group tracking stock and AT&T preferred stock, if any, entitled to vote with the common shareholders will vote together as one class. No separate class vote is required for the approval of any matter except under the following circumstances that require the separate class approval of the Liberty Media Group tracking stock:

    - any amendment to the AT&T charter that would change the total number of authorized shares or the par value of Liberty Media Group tracking stock or that would adversely change the rights of Liberty Media Group tracking stock;

    - a Covered Disposition, which generally includes a sale or transfer by AT&T of its equity interest in Liberty Media Corporation or Liberty Media Group LLC or a grant of a pledge or other security interest in the equity interest of AT&T in Liberty Media Corporation or Liberty Media Group LLC; and

    - any merger or similar transaction in which Liberty Media Group tracking stock is converted, reclassified or changed into or otherwise exchanged for any consideration unless specified requirements are met that are generally intended to ensure that the rights of the holders are not materially altered and the composition of the holders is not changed.

    Notwithstanding the foregoing, the separate approval of the holders of Liberty Media Group tracking stock is not required in the case of a redemption of Liberty Media Group tracking stock under certain circumstances.

    The AT&T charter also includes an anti-dilution adjustment provision so that the aggregate voting rights of AT&T common stock, on the one hand, and Liberty Media Group tracking stock, on the other hand, will not change as a result of stock splits, reverse stock splits, stock dividends or distributions.

    DIVIDENDS

    GENERAL. Provided that AT&T has sufficient assets to pay a dividend, the AT&T charter provides that dividends on Liberty Media Group tracking stock are limited to an "available dividend amount" that is designed to be equivalent to the amount that would legally be available for dividends on that stock if the Liberty Media Group were a stand-alone corporation. Dividends on AT&T common stock are limited to the amount of legally available funds less the "available dividend amount" for the Liberty Media Group tracking stock. The AT&T charter also generally provides that holders of Liberty Media Group Class A tracking stock and Liberty Media Group Class B tracking stock receive equal dividends per share. The exceptions to this are described under "--Share Distributions--Distributions on Liberty Media Group Tracking Stock."

                                        Chapter Five - Certain Legal Information

    DISCRIMINATION BETWEEN CLASSES OF COMMON STOCK. The AT&T charter does not provide for mandatory dividends. Provided that there are sufficient assets to pay a dividend on a class of stock as described in the preceding paragraph, the AT&T Board has the sole authority and discretion to declare and pay dividends, in equal or unequal amounts, on AT&T common stock or Liberty Media Group tracking stock. The AT&T Board has this power, regardless of the respective available dividend amounts, prior dividend amounts declared, liquidation rights or any other factor. This means that the AT&T Board could declare dividends on AT&T common stock while not declaring dividends on Liberty Media Group tracking stock or vice versa.

    DIVIDEND POLICY AS TO LIBERTY MEDIA GROUP TRACKING STOCK. The AT&T Board's dividend policy as it relates to Liberty Media Group tracking stock generally provides that AT&T will distribute, subject to limitations in the AT&T charter, any dividends AT&T receives from an entity included in the Liberty Media Group to the holders of Liberty Media Group tracking stock. This dividend policy may be amended, modified or rescinded only by the unanimous consent of the AT&T Board.

    SHARE DISTRIBUTIONS

    AT&T may declare and pay a distribution consisting of shares of AT&T common stock, Liberty Media Group tracking stock or any other securities of AT&T or any other person (herein sometimes called a "SHARE DISTRIBUTION") only as set forth below.

    DISTRIBUTIONS ON AT&T COMMON STOCK. AT&T may declare and pay share distributions to holders of AT&T common stock that consist of any securities of AT&T, any subsidiary of AT&T or any other person, except for shares of Liberty Media Group tracking stock, securities attributed to the Liberty Media Group, securities of any person included in the Liberty Media Group or securities convertible, exercisable or exchangeable for any of the Liberty Media Group securities described in this paragraph.

    DISTRIBUTIONS ON LIBERTY MEDIA GROUP TRACKING STOCK. AT&T may declare and pay share distributions to holders of Liberty Media Group tracking stock that consist of shares of (1) Liberty Media Group Class A tracking stock on an equal per-share basis to all holders, (2) AT&T common stock on an equal per-share basis to all holders, (3) Liberty Media Group Class A tracking stock to Class A holders and Liberty Media Group Class B tracking stock to Class B holders, in each case, on an equal per-share basis, and (4) other AT&T securities or stock of any other person on an equal per-share basis or, to the extent practicable, on a basis that gives shares having greater relative voting rights and related differences to the Class B holders.

    LIQUIDATION RIGHTS

    In the event of a voluntary or involuntary liquidation, dissolution or winding up of AT&T (collectively, "LIQUIDATION"), payment or provision for payment shall first be made for the debts and other liabilities of AT&T, including the liquidation preferences of AT&T preferred stock. Thereafter, holders of AT&T common stock and holders of Liberty Media Group tracking stock will share in the funds of AT&T remaining for distribution to its common shareholders in proportion to the aggregate market capitalization of AT&T common stock, or the aggregate market capitalization of Liberty Media Group tracking stock as applicable, to the aggregate market capitalization of the AT&T common stock and the Liberty Media Group tracking stock. The market capitalizations will be calculated based on the 20-trading-day period ending on the trading day prior to the public announcement of the liquidation. Holders of Liberty Media Group Class A tracking stock and Liberty Media Group Class B tracking stock will share equally, on a share-for-share basis.

CHAPTER FIVE - CERTAIN LEGAL INFORMATION

    Neither the consolidation or merger of AT&T with another corporation nor the sale, transfer or lease of all or substantially all of the assets of AT&T will itself constitute a liquidation. In addition, any transaction or series of related transactions that results in all of the assets and liabilities included in the Liberty Media Group being held by one or more "qualifying subsidiaries" included in the Liberty Media Group, and the distribution of such "qualifying subsidiary" (and no other material assets or liabilities) to the holders of Liberty Media Group tracking stock will not constitute a liquidation, but will be subject to the provisions in the AT&T charter regarding the redemption of Liberty Media Group tracking stock.

    OTHER CLASSES OF COMMON SHARES

    There currently are no other classes of common stock of AT&T outstanding. If any such other classes were created, references to the rights of AT&T common stock would, as a general matter, also include rights for such other class of common stock of AT&T.

    DETERMINATIONS BY THE AT&T BOARD

    Any determinations made by the AT&T Board under any provision described under this section, "Description of AT&T Capital Stock," will be final and binding on all shareholders of AT&T, except as may otherwise be required by law. AT&T will prepare a statement of any such determination by the AT&T Board respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of AT&T.

    RELATIONSHIP BETWEEN THE GROUPS. Neither the Liberty Media Group, on the one hand, nor the AT&T Common Stock Group, on the other hand, has any duty, responsibility or obligation to refrain from (1) engaging in the same or similar activities or lines of business as any member of the other group, (2) doing business with any potential or actual supplier or customer of any member of the other group, or (3) engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of the other group. None of the directors or officers of the AT&T Common Stock Group or the Liberty Media Group will have any duty, responsibility or obligation to cause the respective groups to refrain from doing any of the foregoing.

    Neither the Liberty Media Group, on the one hand, nor the AT&T Common Stock Group, on the other hand, has any duty, responsibility or obligation (1) to communicate or offer any business or other corporate opportunity to any other person (including any business or other corporate opportunity that may arise that either group may be financially able to undertake, and that is, from its nature, in the line of more than one group's business and is of practical advantage to more than one group), (2) to provide financial support to the other group (or any member thereof), or (3) otherwise to assist the other group. None of the directors or officers of the AT&T Common Stock Group or the Liberty Media Group has any duty, responsibility or obligation to cause the respective groups to do any of the foregoing.

    No director or officer of AT&T will be liable to AT&T or any holder of any securities of AT&T in respect of any failure or alleged failure of such officer or director to offer to (or to cause the Liberty Media Group or the AT&T Common Stock Group to offer to) either group any corporate opportunity of any kind or nature that is pursued by the other group.

    Nothing set forth in the three immediately preceding paragraphs will prevent any member of the Liberty Media Group from entering into written agreements with the AT&T Common Stock Group to define or restrict any aspect of the relationship between the groups.

                                        CHAPTER FIVE - CERTAIN LEGAL INFORMATION

    NO PREEMPTIVE RIGHTS. Holders of AT&T common stock or Liberty Media Group tracking stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by AT&T.

    TRANSFER AGENT AND REGISTRAR

    Boston Equiserve Trust Company, N.A. is the transfer agent and registrar for the AT&T common stock.

    STOCK EXCHANGE LISTING; DELISTING AND DEREGISTRATION OF MEDIAONE GROUP
     COMMON STOCK

    It is a condition to the merger that the shares of AT&T common stock issuable in the merger be approved for quotation on the NYSE at or prior to the closing of the merger, subject to official notice of issuance. If the merger is completed, MediaOne Group common stock will cease to be listed on the NYSE.

AT&T PREFERRED STOCK

    AT&T preferred stock may be issued from time to time in one or more series. The AT&T Board is authorized to fix the number of shares of each series, the designation thereof, and, subject to the other provisions of the AT&T charter, the relative rights, preferences and limitations of each series and the variations in such rights, preferences and limitations as between series.

    The merger agreement provides that AT&T will file certificates of designation with the Secretary of State of the State of New York prior to the effective time of the merger to create the AT&T Series C preferred stock, the AT&T Series D preferred stock and the AT&T Series E preferred stock. However, if no shares of MediaOne Group Class C preferred stock or MediaOne Group Class D preferred stock remain outstanding immediately prior to the effective time of the merger, AT&T will not file a certificate of designation for the corresponding series of AT&T preferred stock.

    A holder of one share of AT&T Series C preferred stock, AT&T Series D preferred stock or AT&T Series E preferred stock will have the same rights as a holder of one share of corresponding MediaOne Group preferred stock prior to the merger, except that (1) the shares of AT&T preferred stock received by holders of MediaOne Group Series D preferred stock or MediaOne Group Series E preferred stock will be convertible as described under "--AT&T Series D Preferred Stock--Conversion Rights" and "--AT&T Series E Preferred Stock--Conversion Rights," respectively, and (2) holders of shares of AT&T Series D preferred stock or AT&T Series E preferred stock will have the voting rights described under "--AT&T Series D Preferred Stock--Voting Rights" and "--AT&T Series E Preferred Stock--Voting Rights," respectively.

    AT&T SERIES C PREFERRED STOCK

    VOTING RIGHTS. Holders of AT&T Series C preferred stock will not be entitled to voting rights, except as provided by the certificate of designation, the AT&T charter or applicable law.

    The certificate of designation will provide that, without the written consent or affirmative vote of holders of at least 66 2/3% of the outstanding shares of AT&T Series C preferred stock, AT&T may not modify the preferences, rights or powers of AT&T Series C preferred stock so as to affect AT&T Series C preferred stock adversely. However, the approval of holders of AT&T Series C preferred stock will not be required to authorize or issue additional shares of AT&T common stock or AT&T preferred stock.

Chapter Five - Certain Legal Information

    DIVIDEND RIGHTS; RIGHTS UPON LIQUIDATION. Holders of AT&T Series C preferred stock will be entitled to receive, from legally available funds, quarterly cash dividends at the annual rate of $70 per share. In the event of the liquidation, dissolution or winding up of AT&T, holders of AT&T Series C preferred stock will be entitled to receive $1,000 per share, together with accrued and unpaid dividends.

    REDEMPTION RIGHTS. AT&T Series C preferred stock will be redeemable, at AT&T's option, in whole or in part at any time on or after September 2, 1999 at the following redemption prices per share, together with accrued and unpaid dividends:

IF REDEEMED DURING THE 12-MONTH PERIOD BEGINNING SEPTEMBER 2,                        PRICE
---------------------------------------------------------------------------------  ----------
1999.............................................................................  $ 1,035.00
2000.............................................................................  $ 1,028.00
2001.............................................................................  $ 1,021.00
2002.............................................................................  $ 1,014.00
2003.............................................................................  $ 1,007.00

    In addition, from and after the time of any exercise by holders of AT&T Series C preferred stock of certain options to acquire shares of common stock of FSA, AT&T may, at its option, redeem at a redemption price of $1,000 per share, payable in cash, together with accrued and unpaid dividends, a number of shares of AT&T Series C preferred stock equal to the product of 50,000 and a fraction, the numerator of which is the number of options exercised at such time and the denominator of which is the aggregate number of options initially issued.

    AT&T Series C preferred stock will be mandatorily redeemable on September 2, 2004, at a redemption price of $1,000 per share, payable in cash, together with accrued and unpaid dividends.

    CONVERSION RIGHTS.  AT&T Series C preferred stock will not be convertible.

    AT&T SERIES D PREFERRED STOCK

    VOTING RIGHTS. Holders of AT&T Series D preferred stock will not be entitled to voting rights, except as provided by the certificate of designation, the AT&T charter or applicable law.

    The certificate of designation will provide that, without the written consent or affirmative vote of holders of at least 66 2/3% of the outstanding shares of AT&T Series D preferred stock, AT&T may not:

    - authorize any senior stock or reclassify any junior stock or parity stock as senior stock; or

    - amend the certificate of designation or the AT&T charter so as to adversely affect the preferences, rights or powers of the AT&T Series D preferred stock.

    In addition, if at any time dividends payable on shares of AT&T Series D preferred stock have not been paid in an aggregate amount equal to or greater than the amount of dividends payable for six quarters, the number of directors on the AT&T Board will be increased by two. Holders of shares of AT&T Series D preferred stock, voting as a single class with any other shares of AT&T preferred stock entitled to this right, will be entitled to elect the two additional directors. Holders of shares of AT&T Series D preferred stock will have the right to elect the additional directors until all dividends in arrears have been paid in full and dividends for four subsequent quarters have been paid or declared and set aside for payment. At that time, the terms of office of the two additional directors will terminate and the number of directors on the AT&T Board will be reduced accordingly.

                                        CHAPTER FIVE - CERTAIN LEGAL INFORMATION

    DIVIDEND RIGHTS; RIGHTS UPON LIQUIDATION. Holders of AT&T Series D preferred stock will be entitled to receive, from legally available funds, quarterly cash dividends at the annual rate of 4.50% of the liquidation preference of $50 per share. In the event of the liquidation, dissolution or winding up of AT&T, holders of AT&T Series D preferred stock will be entitled to receive the liquidation preference in cash, together with accrued and unpaid dividends.

    REDEMPTION RIGHTS. AT&T Series D preferred stock will not be redeemable or exchangeable prior to November 15, 1999. On and after November 15, 1999 and before November 15, 2001, each share of AT&T Series D preferred stock will be exchangeable, at the option of AT&T, into a number of shares of AT&T common stock equal to $50, plus accrued and unpaid dividends, divided by 95% of the market price of AT&T common stock on the date of exchange if the last reported sales price of AT&T common stock is greater than the conversion price multiplied by 1.35 on 20 of the 30 trading days immediately prior to the date AT&T provides notice of redemption and/or exchange of the AT&T Series D preferred stock.

    On and after November 15, 2001, each share of AT&T Series D preferred stock will be redeemable at the option of AT&T, and, on November 15, 2016, will be mandatorily redeemable, in each case, at the election of AT&T, for:

    - an amount in cash equal to $50, together with accrued and unpaid dividends;

    - a number of shares of AT&T common stock equal to $50, together with accrued and unpaid dividends, divided by 95% of the current market price of AT&T common stock; or

    - a combination of the consideration described in the two bullet points above.

    CONVERSION RIGHTS. Until the date AT&T effects a redemption or exchange of all or any part of the outstanding AT&T Series D preferred stock, each share of AT&T Series D preferred stock will be convertible, at any time, at the option of the holder, into the consideration the holder would have received in the merger if that holder had converted its MediaOne Group Series D preferred stock into MediaOne Group common stock immediately prior to the merger. Because MediaOne Group stockholders can elect in the merger among the consideration paid to MediaOne Group stockholders making a Stock Election (the "STOCK CONSIDERATION"), the consideration paid to MediaOne Group stockholders making a Cash Election (the "CASH CONSIDERATION") and the consideration paid to MediaOne Group stockholders making a Standard Election (the "STANDARD CONSIDERATION"), the type of consideration to be received upon conversion of a share of MediaOne Group Series D preferred stock will be based on the election of the record holder of the largest number of shares of MediaOne Group Series D preferred stock to receive, upon conversion, Stock Consideration, Cash Consideration or Standard Consideration. If no such election is timely made, each share of MediaOne Group Series D preferred stock will be convertible into the Standard Consideration. The Stock Consideration or Cash Consideration so elected, as the case may be, will be subject to adjustment under the circumstances and in the manner described under "The Merger Agreement--Merger Consideration--Conversion of MediaOne Group Common Stock--Certain Adjustments" on page III-2. Currently, MediaOne Group Series D preferred stock is convertible at a rate of 1.98052 shares of MediaOne Group common stock per share of MediaOne Group Series D preferred stock. We have provided a chart on page III-2 that describes the per-share consideration a holder of MediaOne Group common stock would receive in the merger under various sets of circumstances.

    The conversion rate will be adjusted if certain events occur, including:

    - the issuance of shares of AT&T common stock as a dividend or distribution;

CHAPTER FIVE - CERTAIN LEGAL INFORMATION

    - the subdivision, reclassification or combination of AT&T common stock;

    - the issuance to all holders of AT&T common stock of rights, options or warrants to subscribe for or purchase shares of AT&T common stock at a price less than its then-current market value; or

    - the payment or distribution to all holders of AT&T common stock of capital stock, cash, evidences of AT&T's indebtedness or other assets, excluding regular cash dividends or distributions and dividends or distributions referred to in the first bullet point above.

    In addition, the conversion rate may be increased:

    - if necessary to ensure that any dividend or distribution payable in any reclassification or combination of, or any issuance of rights or warrants to purchase, shares of AT&T common stock is not taxable to holders of AT&T common stock; or

    - from time to time for a period of at least 20 trading days if determined by the AT&T Board to be in AT&T's best interest.

    In the event of a merger, a consolidation or a sale of all or substantially all of AT&T's assets, each share of AT&T Series D preferred stock that is not converted in the transaction will be convertible after the transaction, during the period such share is convertible, into the kind and amount of consideration that its holder would have received had that holder converted such share into AT&T common stock immediately prior to the transaction. If holders of AT&T common stock are entitled to elect the consideration to be received, the kind and amount of consideration into which shares of AT&T Series D preferred stock will be convertible after the transaction will be based on the election of the record holder of the largest number of shares of AT&T Series D preferred stock. If no such election is timely made, each holder of AT&T Series D preferred stock will be deemed to have failed to make such an election. This provision is inapplicable if AT&T is the surviving corporation in the transaction, and, with certain exceptions, if the transaction does not result in a reclassification of, or other change in, the outstanding shares of AT&T common stock.

    AT&T SERIES E PREFERRED STOCK

    VOTING RIGHTS. Holders of AT&T Series E preferred stock will not be entitled to voting rights, except as provided by the certificate of designation, the AT&T charter or applicable law.

    The certificate of designation will provide that, without the approval of holders of at least 66 2/3% of the outstanding shares of AT&T Series E preferred stock, AT&T may not:

    - authorize any senior stock or reclassify any junior stock or parity stock as senior stock; or

    - amend the certificate of designation or the AT&T charter so as to adversely affect the preferences, rights or powers of the AT&T Series E preferred stock.

    DIVIDEND RIGHTS; RIGHTS UPON LIQUIDATION. Holders of AT&T Series E preferred stock will be entitled to receive, from legally available funds, quarterly cash dividends at the annual rate of 6.342% of the liquidation preference of $50 per share. In the event of the liquidation, dissolution or winding up of AT&T, holders of AT&T Series E preferred stock will be entitled to receive the liquidation preference in cash, together with accrued and unpaid dividends.

    REDEMPTION RIGHTS. AT&T may, at its option, redeem shares of AT&T Series E preferred stock as follows:

    - beginning on June 30, 2002, AT&T may redeem all or part of such shares at a redemption price of $50 per share, payable in cash, together with any accrued and unpaid dividends; and

                                        CHAPTER FIVE - CERTAIN LEGAL INFORMATION

    - on an annual basis, beginning on August 1, 2007 and continuing through August 1, 2016, AT&T may redeem 49,704 shares at a redemption price of $50 per share, payable in cash, together with an amount equal to accrued and unpaid dividends, or such lesser number of shares that are then outstanding.

    AT&T must redeem shares of AT&T Series E preferred stock as follows:

    - on an annual basis, beginning on August 1, 2007 and continuing through August 1, 2016, AT&T must redeem 49,074 shares at a redemption price of $50 per share, payable in cash, together with an amount equal to accrued and unpaid dividends, or such lesser number of shares that are then outstanding; and

    - on June 30, 2017, AT&T must redeem all outstanding shares at a redemption price of $50 per share, payable in cash, together with any accrued and unpaid dividends.

    CONVERSION RIGHTS. After receipt from AT&T of a notice of redemption under the circumstances described in the first bullet point under "--Redemption Rights" and until the date of such redemption, each share of AT&T Series E preferred stock will be convertible, at the option of the holder, into the consideration the holder would have received in the merger if that holder had converted its MediaOne Group Series E preferred stock into MediaOne Group common stock immediately prior to the merger. Because MediaOne Group stockholders can elect in the merger among the Stock Consideration, the Cash Consideration and the Standard Consideration, the type of consideration to be received upon conversion of a share of MediaOne Group Series E preferred stock will be based on the election of the record holder of the largest number of shares of MediaOne Group Series E preferred stock to receive, upon conversion, Stock Consideration, Cash Consideration or Standard Consideration. If no such election is timely made, each share of MediaOne Group Series E preferred stock will be convertible into the Standard Consideration. The Stock Consideration or Cash Consideration so elected, as the case may be, will be subject to adjustment under the circumstances and in the manner described under "The Merger Agreement--Merger Consideration--Conversion of MediaOne Group Common Stock--Certain Adjustments" on page III-2. Currently, the number of shares of MediaOne Group common stock to be received upon conversion of a share of MediaOne Group Series E preferred stock is $47.50 divided by the average of the daily closing prices of MediaOne Group common stock for the 10 consecutive trading days ending on the third trading day immediately preceding the date of conversion. We have provided a chart on page III-2 that describes the per-share consideration a holder of MediaOne Group common stock would receive in the merger under various sets of circumstances.

    The conversion rate may be increased:

    - if necessary to ensure that any dividend or distribution payable in, any reclassification or combination of, or any issuance of rights or warrants to purchase, shares of AT&T common stock is not taxable to holders of AT&T common stock; or

    - from time to time for a period of at least 20 trading days if determined by the AT&T Board to be in AT&T's best interest.

    In the event of a merger, a consolidation or a sale of all or substantially all of AT&T's assets, each share of AT&T Series E preferred stock that is not converted in the transaction will be convertible, assuming shares of AT&T Series E preferred stock are then by their terms convertible into AT&T common stock, after the transaction, during the period such share is convertible, into the kind and amount of consideration to which its holder would have received had that holder converted such share into AT&T common stock immediately prior to the transaction. If holders of AT&T common stock are entitled to elect the consideration to be received, the kind and amount of consideration into which

CHAPTER FIVE - CERTAIN LEGAL INFORMATION

shares of AT&T Series E preferred stock will be convertible after the transaction will be based on the election of the record holder of the largest number of shares of AT&T Series E preferred stock. If no such election is timely made, each holder of AT&T Series E preferred stock will be deemed to have failed to make such an election. This provision is inapplicable if AT&T is the surviving corporation in the transaction, and, with certain exceptions, if the transaction does not result in a reclassification of, or other change in, the outstanding shares of AT&T common stock.

                                 LEGAL MATTERS

    The legality of the AT&T common stock and AT&T preferred stock to be issued in connection with the merger is being passed upon for AT&T by Robert S. Feit, Esq., General Attorney and Assistant Secretary of AT&T. As of August 27, 1999, Mr. Feit owned 5,035 shares of AT&T common stock and held options to purchase an additional 33,750 shares of AT&T common stock. It is a condition to the completion of the merger that AT&T and MediaOne Group receive opinions from Wachtell, Lipton, Rosen & Katz and Weil, Gotshal & Manges LLP, respectively, with respect to the tax treatment of the merger. See "The Merger Agreement--Conditions to the Completion of the Merger" on page III-14 and "The Transaction--The Merger Transaction--Material U.S. Federal Income Tax Consequences of the Merger" on page II-10.

                                    EXPERTS

    The consolidated financial statements of AT&T Corp. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, incorporated by reference in this proxy statement/prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated financial statements and financial statement schedule included in MediaOne Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated balance sheets of TCI and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which appear in the Current Report on Form 8-K, dated March 22, 1999, of AT&T, have been incorporated by reference herein in reliance upon the report, dated March 9, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The combined balance sheets of Liberty/Ventures Group as of December 31, 1998 and 1997, and the related combined statements of operations and comprehensive earnings, equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which appear in the Current Report on Form 8-K, dated March 22, 1999, of AT&T, have been incorporated by reference herein in reliance upon the report, dated March 9, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  CHAPTER SIX
                    ADDITIONAL INFORMATION FOR STOCKHOLDERS
                          FUTURE STOCKHOLDER PROPOSALS

    MediaOne Group will hold an annual meeting in the year 2000 only if the merger has not already been completed. If such a meeting is held, the deadline for receipt of a proposal to be considered for inclusion in the proxy statement/prospectus for the 2000 annual meeting is December 7, 1999. A stockholder that wishes to conduct such stockholder's own solicitation must submit notice of such stockholder's proposal before the date that is 90 days prior to the 2000 annual meeting of stockholders, pursuant to the advance notice requirement described in Article II, Section 7(c) of the MediaOne Group bylaws. Any stockholder proposal should be directed to the attention of the Secretary at MediaOne Group at the following address: MediaOne Group, Inc., 188 Inverness Drive West, Englewood, Colorado 80112.

    The SEC rules set forth standards for the exclusion of some stockholder proposals from a proxy statement/prospectus for an annual meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

    AT&T and MediaOne Group file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "HTTP://WWW.SEC.GOV."

    AT&T filed a registration statement on Form S-4 to register with the SEC the AT&T common stock to be issued to MediaOne Group stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of AT&T in addition to being a proxy statement of MediaOne Group for its meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

CHAPTER SIX - ADDITIONAL INFORMATION FOR STOCKHOLDERS

AT&T SEC FILINGS (FILE NO. 1-1105)                               PERIOD
Annual Report on Form 10-K                    For the Year ended December 31, 1998 (as
                                              amended on March 23, 1999 and July 12, 1999)
Quarterly Reports on Form 10-Q                Form 10-Q/A filed on January 8, 1999, Form
                                              10-Q for the quarters ended March 31, 1999
                                              and June 30, 1999
Current Reports on Form 8-K                   January 8, 1999, January 27, 1999, March 9,
                                              1999, March 10, 1999, March 22, 1999, May 3,
                                              1999 and May 7, 1999
Proxy statement/prospectus                    Filed on January 8, 1999 (including the
                                              description of AT&T capital stock included
                                              therein) and March 19, 1999
MEDIAONE GROUP SEC FILINGS (FILE NO. 1-8611)                     PERIOD
Annual Report on Form 10-K                    For the Year ended December 31, 1998
Quarterly Report on Form 10-Q                 For the quarters ended March 31, 1999 and
                                              June 30, 1999
Form 8-A                                      Filed on March 29, 1999
Current Reports on Form 8-K                   Filed on February 11, 1999, February 19,
                                              1999, March 22, 1999, April 29, 1999, May 6,
                                              1999 and July 28, 1999

    We are also incorporating by reference additional documents that we file with the SEC between the date of this proxy statement/prospectus and the date of the MediaOne Group meeting.

    AT&T has supplied all information contained or incorporated by reference in this proxy statement/ prospectus relating to AT&T, and MediaOne Group has supplied all such information relating to MediaOne Group.

    If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

           AT&T Corp.                   MediaOne Group, Inc.
   32 Avenue of the Americas          188 Inverness Drive West
    New York, NY 10013-2412             Englewood, CO 80112
      Tel: (212) 387-5400               Tel: (303) 858-3000
  Attn: Corporate Secretary's         Attn: Investor Relations
           Department

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM US, PLEASE DO SO BY OCTOBER 14, 1999 TO RECEIVE THEM BEFORE THE MEDIAONE GROUP MEETING.

    You can also get more information by visiting AT&T's web site at HTTP://WWW.ATT.COM and MediaOne Group's web site at HTTP://WWW.MEDIAONEGROUP.COM. Web site materials are not part of this document and are not incorporated by reference.

                           CHAPTER SIX - ADDITIONAL INFORMATION FOR STOCKHOLDERS

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE ADOPTION OF THE MERGER AND THE MERGER AGREEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED AUGUST 27, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO MEDIAONE GROUP STOCKHOLDERS NOR THE ISSUANCE OF AT&T CAPITAL STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                         ANNEX A

                            AGREEMENT AND PLAN OF MERGER
                                  DATED AS OF
                                  MAY 6, 1999
                                  BY AND AMONG
                                  AT&T CORP.,
                            METEOR ACQUISITION INC.
                                      AND
                              MEDIAONE GROUP, INC.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------

                                                      ARTICLE 1
                                                     DEFINITIONS

SECTION 1.1.         Definitions..........................................................................        A-5

                                                      ARTICLE 2
                                                     THE MERGER

SECTION 2.1.         The Merger...........................................................................       A-11
SECTION 2.2.         Articles of Incorporation and Bylaws of the Surviving Corporation....................       A-12
SECTION 2.3.         Directors and Officers of the Surviving Corporation..................................       A-12

                                                      ARTICLE 3
                                              CONVERSION OF SECURITIES

SECTION 3.1.         Conversion of Securities.............................................................       A-12
SECTION 3.2.         Surrender and Payment................................................................       A-15
SECTION 3.3.         Dissenting Shares....................................................................       A-18
SECTION 3.4.         Stock Options........................................................................       A-18
SECTION 3.5.         Fractional Shares....................................................................       A-20
SECTION 3.6.         Withholding Rights...................................................................       A-20
SECTION 3.7.         Lost Certificates....................................................................       A-21

                                                      ARTICLE 4
                                     REPRESENTATIONS AND WARRANTIES OF MEDIAONE

SECTION 4.1.         Corporate Existence and Power........................................................       A-21
SECTION 4.2.         Corporate Authorization..............................................................       A-21
SECTION 4.3.         Governmental Authorization...........................................................       A-22
SECTION 4.4.         Non-contravention....................................................................       A-22
SECTION 4.5.         Capitalization.......................................................................       A-22
SECTION 4.6.         Subsidiaries.........................................................................       A-23
SECTION 4.7.         SEC Filings..........................................................................       A-23
SECTION 4.8.         Financial Statements.................................................................       A-24
SECTION 4.9.         Information Supplied.................................................................       A-24
SECTION 4.10.        Absence of Certain Changes...........................................................       A-24
SECTION 4.11.        No Undisclosed Material Liabilities..................................................       A-24
SECTION 4.12.        Compliance with Laws and Court Orders................................................       A-25
SECTION 4.13.        Litigation...........................................................................       A-25
SECTION 4.14.        Finders' Fees........................................................................       A-25
SECTION 4.15.        Opinion of Financial Advisor.........................................................       A-25
SECTION 4.16.        Taxes................................................................................       A-25
SECTION 4.17.        Tax Opinions.........................................................................       A-26
SECTION 4.18.        Employee Benefit Plans and Labor Matters.............................................       A-26
SECTION 4.19.        Environmental Matters................................................................       A-27
SECTION 4.20.        Intellectual Property................................................................       A-28
SECTION 4.21.        Contracts............................................................................       A-28
SECTION 4.22.        TWE..................................................................................       A-29

                                                                                                              PAGE
                                                                                                            ---------
SECTION 4.23.        Vote Required........................................................................       A-29
SECTION 4.24.        Antitakeover Statutes, Rights Agreement and Charter Provisions.......................       A-29

                                                      ARTICLE 5
                                       REPRESENTATIONS AND WARRANTIES OF AT&T

SECTION 5.1.         Corporate Existence and Power........................................................       A-29
SECTION 5.2.         Corporate Authorization..............................................................       A-30
SECTION 5.3.         Governmental Authorization...........................................................       A-30
SECTION 5.4.         Non-contravention....................................................................       A-30
SECTION 5.5.         Capitalization.......................................................................       A-31
SECTION 5.6.         Subsidiaries.........................................................................       A-31
SECTION 5.7.         SEC Filings..........................................................................       A-32
SECTION 5.8.         Financial Statements.................................................................       A-32
SECTION 5.9.         Information Supplied.................................................................       A-32
SECTION 5.10.        Absence of Certain Changes...........................................................       A-32
SECTION 5.11.        No Undisclosed Material Liabilities..................................................       A-33
SECTION 5.12.        Compliance with Laws and Court Orders................................................       A-33
SECTION 5.13.        Litigation...........................................................................       A-33
SECTION 5.14.        Finders' Fees........................................................................       A-33
SECTION 5.15.        Taxes................................................................................       A-33
SECTION 5.16.        Tax Opinions.........................................................................       A-34
SECTION 5.17.        Employee Benefit Plans and Labor Matters.............................................       A-34
SECTION 5.18.        Environmental Matters................................................................       A-35
SECTION 5.19.        Intellectual Property................................................................       A-36
SECTION 5.20.        Contracts............................................................................       A-36
SECTION 5.21.        MediaOne Securities..................................................................       A-36
SECTION 5.22.        No Vote Required.....................................................................       A-36
SECTION 5.23.        Merger Sub...........................................................................       A-37

                                                      ARTICLE 6
                                                COVENANTS OF MEDIAONE

SECTION 6.1.         MediaOne Interim Operations..........................................................       A-37
SECTION 6.2.         MediaOne Stockholders' Meeting; Proxy Material.......................................       A-39
SECTION 6.3.         No Solicitation......................................................................       A-40
SECTION 6.4.         Redemption of Preferred Stock........................................................       A-40
SECTION 6.5.         Channel Launches.....................................................................       A-40

                                                      ARTICLE 7
                                                  COVENANTS OF AT&T

SECTION 7.1.         AT&T Interim Operations..............................................................       A-41
SECTION 7.2.         Director and Officer Liability.......................................................       A-42
SECTION 7.3.         Listing of Stock.....................................................................       A-42
SECTION 7.4.         AT&T Board of Directors..............................................................       A-42
SECTION 7.5.         Employee Matters.....................................................................       A-43
SECTION 7.6.         Designation of Preferred Stock.......................................................       A-44

                                                                                                              PAGE
                                                                                                            ---------

                                                      ARTICLE 8
                                           COVENANTS OF AT&T AND MEDIAONE

SECTION 8.1.         Best Efforts.........................................................................       A-44
SECTION 8.2.         Proxy Statement; Registration Statement..............................................       A-45
SECTION 8.3.         Public Announcements.................................................................       A-46
SECTION 8.4.         Further Assurances...................................................................       A-46
SECTION 8.5.         Access to Information................................................................       A-46
SECTION 8.6.         Notices of Certain Events............................................................       A-46
SECTION 8.7.         Tax-free Reorganization..............................................................       A-47
SECTION 8.8.         Affiliates...........................................................................       A-47
SECTION 8.9.         TWE Termination Notice...............................................................       A-47
SECTION 8.10.        Assumption of Certain Obligations....................................................       A-47

                                                      ARTICLE 9
                                              CONDITIONS TO THE MERGER

SECTION 9.1.         Conditions to the Obligations of Each Party..........................................       A-47
SECTION 9.2.         Conditions to the Obligations of AT&T and Merger Sub.................................       A-48
SECTION 9.3.         Conditions to the Obligations of MediaOne............................................       A-49

                                                     ARTICLE 10
                                                     TERMINATION

SECTION 10.1.        Termination..........................................................................       A-49
SECTION 10.2.        Effect of Termination................................................................       A-50
SECTION 10.3.        Fees and Expenses....................................................................       A-50

                                                     ARTICLE 11
                                                    MISCELLANEOUS

SECTION 11.1.        Notices..............................................................................       A-52
SECTION 11.2.        Survival of Representations and Warranties...........................................       A-53
SECTION 11.3.        Amendments; No Waivers...............................................................       A-53
SECTION 11.4.        Successors and Assigns...............................................................       A-53
SECTION 11.5.        Governing Law........................................................................       A-53
SECTION 11.6.        Jurisdiction.........................................................................       A-53
SECTION 11.7.        WAIVER OF JURY TRIAL.................................................................       A-53
SECTION 11.8.        Counterparts; Effectiveness..........................................................       A-53
SECTION 11.9.        Entire Agreement.....................................................................       A-53
SECTION 11.10.       Captions.............................................................................       A-54
SECTION 11.11.       Severability.........................................................................       A-54
SECTION 11.12.       Specific Performance.................................................................       A-54
SECTION 11.13.       Schedules............................................................................       A-54

                                               EXHIBITS AND SCHEDULES

Exhibit A--Form of MediaOne Rule 145 Affiliate Letter

MediaOne Disclosure Schedule

AT&T Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER dated as of May 6, 1999 by and among AT&T Corp., a New York corporation ("AT&T"), Meteor Acquisition Inc., a Delaware corporation wholly owned by AT&T ("Merger Sub"), and MediaOne Group, Inc., a Delaware corporation ("MediaOne").

    WHEREAS, the respective Boards of Directors of AT&T, Merger Sub and MediaOne have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the merger of MediaOne with and into Merger Sub on the terms and conditions set forth herein; and

    WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of the provisions of
Section 368(a) of the Internal Revenue Code of 1986 (the "Code");

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

    SECTION 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

    "Acquisition Proposal" means any offer or proposal for, or any indication of interest in (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction involving MediaOne or any MediaOne Significant Subsidiary or (ii) the acquisition, directly or indirectly, of (A) an equity interest representing greater than 25% of the voting securities of MediaOne or any MediaOne Significant Subsidiary or (B) assets, securities or ownership interests representing an amount equal to or greater than 25% of the consolidated assets or earning power of the MediaOne Group, other than the transactions contemplated by this Agreement or permitted pursuant to Section 6.1 hereof.

    "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED, HOWEVER, that Liberty Media, @Home and any Affiliates of Liberty Media, @Home or of any of their respective Subsidiaries shall not be treated as Affiliates of AT&T or of any of AT&T's Subsidiaries or Affiliates for purposes of this Agreement.

    "@Home" means At Home Corporation, a Delaware corporation.

    "AT&T Balance Sheet" means the Consolidated Balance Sheet of AT&T and its consolidated subsidiaries as of December 31, 1998 and the footnotes thereto, as set forth in the AT&T 10-K.

    "AT&T Balance Sheet Date" means December 31, 1998.

    "AT&T Common Stock" means the Common Stock, par value $1.00 per share, of AT&T.

    "AT&T Group" means AT&T and the AT&T Subsidiaries.

    "AT&T Material Adverse Effect" means a material adverse effect on the financial condition, assets or results of operations of AT&T and the AT&T Subsidiaries, taken as a whole, excluding any such effect resulting from or arising in connection with (i) this Agreement, the transactions contemplated hereby or the announcement thereof, (ii) changes or conditions generally affecting the industries in which AT&T and the AT&T Subsidiaries operate or
(iii) changes in general economic, regulatory or political conditions.

    "AT&T Price" means the volume weighted average per share sales price of the AT&T Common Stock for all sales on the NYSE during the 20-trading day period ending three trading days prior to the Effective Time.

    "AT&T Significant Subsidiary" means any AT&T Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC as of December 31, 1998 (but including
Tele-Communications, Inc. as if it had been an AT&T Subsidiary as of December 31, 1998).

    "AT&T Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time, directly or indirectly, owned by AT&T; PROVIDED, HOWEVER, that Liberty Media, @Home and their respective Subsidiaries shall not be treated as Subsidiaries of AT&T or any of AT&T's other Subsidiaries for purposes of this Agreement.

    "AT&T 10-K" means AT&T's annual report on Form 10-K for the fiscal year ended December 31, 1998.

    "Benefit Arrangement" means, with respect to any Person, any employment, severance or similar contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by such Person or any of its Affiliates and (iii) covers any employee or former employee of such Person or any of its Subsidiaries employed in the United States. "MediaOne Benefit Arrangements" means the Benefit Arrangements of MediaOne or the MediaOne Subsidiaries and "AT&T Benefit Arrangements" means the Benefit Arrangements of AT&T or the AT&T Subsidiaries.

    "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

    "Confidentiality Agreement" means the confidentiality letter agreement dated April 26, 1999 between AT&T and MediaOne.

    "Deferred Compensation Plan" means, with respect to any Person, any plan, agreement or arrangement that (i) is described under Sections 4(b)(5) or 401(a)(1) of ERISA (or similar plan covering one or more non-employee directors of a Person), (ii) is maintained, administered or contributed to or required to be contributed to by such Person or any of its Affiliates and (iii) covers any current or former employee or director of such Person or any of its Subsidiaries. "MediaOne Deferred Compensation Plan" means a Deferred Compensation Plan of MediaOne or any MediaOne Affiliate for the benefit of any current or former employee or director of MediaOne or any MediaOne Subsidiary and "AT&T Deferred Compensation Plan" means a Deferred Compensation Plan of AT&T or any AT&T Affiliate for the benefit of any current or former employee or director of AT&T or any AT&T Subsidiary.

    "Delaware Law" means the General Corporation Law of the State of Delaware.

    "Employee Plan" means, with respect to any Person, any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by such Person or any of its Affiliates and (iii) covers any employee or former employee of such Person or any of its Subsidiaries. "MediaOne Employee Plan" means an Employee

Plan of MediaOne or any of the MediaOne Subsidiaries and "AT&T Employee Plan" means an Employee Plan of AT&T or any of the AT&T Subsidiaries.

    "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

    "Environmental Permits" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Authority relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries as currently conducted.

    "ERISA" means the Employee Retirement Income Security Act of 1974.

    "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

    "FCC" means the Federal Communications Commission.

    "Franchise" means a written "franchise" within the meaning of Section 602(8) of the Communications Act.

    "Franchising Authority" means "franchising authority" within the meaning of
Section 602(9) of the Communications Act.

    "FTC Consent Order" means the consent agreement and order by and among the Federal Trade Commission, Turner Broadcasting System, Inc., Time Warner Inc., Tele-Communications, Inc. and Liberty Media Corporation published in 61 FR 50301.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

    "International Plan" means, with respect to any Person, any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or arrangement or contract providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan or a Benefit Arrangement, (ii) is entered into, maintained, administered or contributed to by such Person or any of its Affiliates and (iii) covers any employee or former employee of such Person or any of its Subsidiaries. "MediaOne International Plan" means an International Plan of MediaOne or any of the MediaOne Subsidiaries and "AT&T International Plan" means an International Plan of AT&T or any of the AT&T Subsidiaries.

    "Knowledge" means, with respect to any fact, the conscious awareness of such fact by an executive officer (as defined under the 1933 Act) of the relevant Person.

    "Liberty Media" means Liberty Media Corporation, a Delaware corporation, and its successors and assigns, and each other corporation constituting part of the Liberty Media Group as defined in AT&T's certificate of incorporation.

    "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

    "MediaOne Balance Sheet" means the Consolidated Balance Sheets of MediaOne and its consolidated subsidiaries as of December 31, 1998 and the footnotes thereto set forth in the MediaOne 10-K.

    "MediaOne Balance Sheet Date" means December 31, 1998.

    "MediaOne Common Stock" means Common Stock, par value $0.01 per share, of MediaOne.

    "MediaOne Franchises" means Franchises for the MediaOne Systems.

    "MediaOne Group" means MediaOne and the MediaOne Subsidiaries.

    "MediaOne Material Adverse Effect" means a material adverse effect on the financial condition, assets or results of operations of the MediaOne Group taken as a whole, excluding any such effect resulting from or arising in connection with (A) this Agreement, the transactions contemplated hereby or the announcement thereof, (B) changes or conditions generally affecting the industries in which MediaOne, the MediaOne Subsidiaries, TWE and the TWE Subsidiaries, operate or (C) changes in general economic, regulatory or political conditions.

    "MediaOne 1999 Rights Agreement" means the Rights Agreement dated as of April 6, 1999 between MediaOne and State Street Bank and Trust Company, as Rights Agent.

    "MediaOne Significant Subsidiary" means any MediaOne Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC as of December 31, 1998; PROVIDED that for purposes hereof, the phrase "earnings before interest, taxes, depreciation and amortization" will be substituted for the phrase "income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle" in Rule 1-02(w)(3).

    "MediaOne Social Contract" means the agreement dated August 3, 1995 between the FCC and Continental Cablevision, Inc., and the related FCC authorization dated July 3, 1997.

    "MediaOne Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time, directly or indirectly, owned by MediaOne. For the avoidance of doubt, (i) neither TWE nor Telewest Communications plc will be treated as MediaOne Subsidiaries and (ii) Mercury Personal Communications will be treated as a MediaOne Subsidiary for so long as MediaOne owns, directly or indirectly, not less than a 50% interest therein.

    "MediaOne Systems" means the Systems owned and operated by MediaOne or any MediaOne Subsidiary in the United States.

    "MediaOne 10-K" means MediaOne's annual report on Form 10-K for the fiscal year ended December 31, 1998.

    "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

    "Nasdaq" means The Nasdaq National Market.

    "NYSE" means The New York Stock Exchange, Inc.

    "1933 Act" means the Securities Act of 1933.

    "1934 Act" means the Securities Exchange Act of 1934.

    "PBGC" means the Pension Benefit Guaranty Corporation.

    "Pension Plan" means, with respect to any Person, any plan (other than a Multiemployer Plan) that is subject to Title IV of ERISA and is maintained, administered or contributed to or required to be contributed to by such Person or any of its ERISA Affiliates. "MediaOne Pension Plan" means a Pension Plan of MediaOne or any of its ERISA Affiliates and "AT&T Pension Plan" means a Pension Plan of AT&T or any of its ERISA Affiliates.

    "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    "SEC" means the Securities and Exchange Commission.

    "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

    "System" means a "cable television system" within the meaning of Section 602(7) of the Communications Act.

    "TW" means Time Warner Inc., a Delaware corporation.

    "TWE" means Time Warner Entertainment Company, L.P., a Delaware limited partnership.

    "TWE Agreements" means the TWE Partnership Agreement, together with any related agreements between MediaOne or any MediaOne Subsidiary, on the one hand, and TW or any Subsidiary of TW, on the other hand.

    "TWE Partnership Agreement" means the Agreement of Limited Partnership dated as of October 29, 1991, as amended.

    "TWE Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by TWE.

    "U S WEST" means U S WEST, Inc., a Delaware corporation.

    Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

    (b) Each of the following terms is defined in the Section set forth opposite such term:

                                                                                               SECTION
                                                                                             -----------
Additional Amount..........................................................................      3.1(c)
Adjusted Option............................................................................      3.4(c)
AT&T.......................................................................................     Preamble
AT&T Benefit Arrangements..................................................................      1.1(a)
AT&T Common Stock..........................................................................      5.5(a)
AT&T Employee Plan.........................................................................      1.1(a)
AT&T Intellectual Property.................................................................      5.20
AT&T International Plan....................................................................      1.1(a)
AT&T SEC Documents.........................................................................      5.7(a)
AT&T Securities............................................................................      5.5(b)
AT&T Series C Preferred Stock..............................................................      3.1(e)
AT&T Series D Preferred Stock..............................................................      3.1(e)
AT&T Series E Preferred Stock..............................................................      3.1(e)
Benefits Maintenance Period................................................................      7.6(a)
Cash Election..............................................................................      3.1(c)

                                                                                               SECTION
                                                                                             -----------
Cash Election Consideration................................................................      3.1(c)
Cash Election Fraction.....................................................................      3.4(c)
Cash Election Proration Factor.............................................................      3.1(h)
Cash Election Top-Up Amount................................................................      3.1(h)
Certificates...............................................................................      3.2(a)
Certificate of Merger......................................................................      2.1(b)
Code.......................................................................................     Preamble
Comcast....................................................................................      4.2(c)
Comcast Merger Agreement...................................................................      4.2(c)
Common Stock Consideration.................................................................      3.1(c)
Dissenting Shares..........................................................................      3.3
Effective Time.............................................................................      2.1(b)
Election Deadline..........................................................................      3.2(a)
Election Form..............................................................................      3.2(a)
End Date...................................................................................     10.1(b)
Exchange Agent.............................................................................      3.2(a)
Exchange Fund..............................................................................      3.2(a)
Franchise Consents.........................................................................      4.3
GAAP.......................................................................................      4.8
Governmental Authority.....................................................................      4.3
Indemnified Losses.........................................................................      7.3(a)
Indemnified Person.........................................................................      7.3(a)
IRS........................................................................................      4.16
Liberty Media Class A Common Stock.........................................................      5.5(a)
Liberty Media Class B Common Stock.........................................................      5.5(a)
License Consents...........................................................................      4.3
Maximum Share Amount.......................................................................      3.1(f)
MediaOne...................................................................................  Preamble
MediaOne Benefit Arrangements..............................................................       1.1(a)
MediaOne Common Holders....................................................................       3.2(b)
MediaOne Employee Plan.....................................................................       1.1(a)
MediaOne Intellectual Property.............................................................       4.20
MediaOne International Plan................................................................       1.1(a)
MediaOne Rule 145 Affiliate................................................................       8.8
MediaOne SEC Documents.....................................................................       4.7(a)
MediaOne Securities........................................................................       4.5(b)
MediaOne Series A Preferred Stock..........................................................       4.5(a)
MediaOne Series C Holders..................................................................       3.2(b)
MediaOne Series C Preferred Stock..........................................................       3.1(e)
MediaOne Series D Holders..................................................................       3.2(b)
MediaOne Series D Preferred Stock..........................................................       3.1(e)
MediaOne Series E Holders..................................................................       3.2(b)
MediaOne Series E Preferred Stock..........................................................       3.1(e)
MediaOne Series F Preferred Stock..........................................................       4.5(a)
MediaOne Stockholders' Meeting.............................................................       4.9
MediaOne Stockholders' Approval............................................................       4.23
MediaOne Stock Option......................................................................       3.4(a)
Merger.....................................................................................       2.1(a)
New Director...............................................................................       7.4
Proxy Statement............................................................................       4.9

                                                                                               SECTION
                                                                                             -----------
Purchase Rights............................................................................      8.1(a)
Registration Statement.....................................................................      4.9
Reimbursement Payment......................................................................     10.3(b)
Series C Certificates......................................................................      3.2(a)
Series C Consideration.....................................................................      3.1(e)
Series D Certificates......................................................................      3.2(a)
Series D Consideration.....................................................................      3.1(e)
Series E Certificates......................................................................      3.2(a)
Series E Consideration.....................................................................      3.1(e)
Social Contract Consent....................................................................      4.3
Spinoff....................................................................................      9.2(c)
Standard Election..........................................................................      3.1(e)
Standard Election Consideration............................................................      3.1(c)
Standard Election Fraction.................................................................      3.4(a)
Standard Election Top-Up Amount............................................................      3.1(c)
Standstill Agreement.......................................................................      6.3(a)
Stock Election.............................................................................      3.1(c)
Stock Election Consideration...............................................................      3.1(c)
Stock Election Proration Factor............................................................      3.1(g)
Stock Election Top-Up Amount...............................................................      3.1(c)
Stock Option Cash Election Consideration...................................................      3.4(a)
Stock Option Standard Election Consideration...............................................      3.4(a)
Stock Option Stock Election Consideration..................................................      3.4(a)
Successor Plan.............................................................................      7.6(b)
Surviving Corporation......................................................................      2.1(a)
Tax Returns................................................................................      4.16
Taxes......................................................................................      4.16
Termination Fee............................................................................     10.3(c)
Termination Notice Election................................................................      8.9
Third Party................................................................................      6.3(a)
Transferred Employees......................................................................      7.6(a)
368 Reorganization.........................................................................      8.7(a)
U S WEST Agreements........................................................................      8.10

                                   ARTICLE 2
                                   THE MERGER

    SECTION 2.1. The Merger. (a) At the Effective Time, MediaOne shall be merged (the "Merger") with and into Merger Sub in accordance with Delaware Law and upon the terms set forth in this Agreement, whereupon the separate existence of MediaOne shall cease and Merger Sub shall be the surviving corporation (the "Surviving Corporation").

    (b) As soon as practicable (and, in any event, within five Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 9, other than conditions that by their nature are to be satisfied at the Effective Time and will in fact be satisfied at the Effective Time, a certificate of merger shall be duly prepared, executed and acknowledged by MediaOne and Merger Sub and thereafter delivered to the Secretary of State of Delaware for filing pursuant to Delaware Law. Such certificate of merger shall be referred to herein as the "Certificate of Merger". The Merger shall become effective at such time (the "Effective Time") as the Certificate of

Merger is duly filed with such Secretary of State of Delaware (or at such later time as may be agreed by MediaOne and AT&T and specified in the Certificate of Merger).

    (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of MediaOne and Merger Sub, all as provided under Delaware Law.

    SECTION 2.2. Articles of Incorporation and Bylaws of the Surviving Corporation. The articles of incorporation of Merger Sub in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation and the bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation, in each case until amended in accordance with applicable law.

    SECTION 2.3. Directors and Officers of the Surviving Corporation. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 3
                            CONVERSION OF SECURITIES

    SECTION 3.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, AT&T, MediaOne or the holders of any of the following securities:

    (a) Each share of MediaOne Common Stock and each share of MediaOne Series C Preferred Stock, MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock held in the treasury of MediaOne or owned by AT&T immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

    (b) Each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of AT&T.

    (c) Subject to the provisions of Sections 3.1(g), (h) and (i) and to Sections 3.3 and 3.5, each share of MediaOne Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding any share of MediaOne Common Stock canceled pursuant to Section 3.1(a)) shall be converted, at the election of the holder thereof in accordance with the procedures set forth herein, into one of the following (as adjusted pursuant to the provisions of this Section 3.1, the "Common Stock Consideration"), and the associated preferred stock purchase rights, issued pursuant to the MediaOne 1999 Rights Agreement, shall be terminated:

        (i) for each such share of MediaOne Common Stock with respect to which an election to receive only AT&T Common Stock has been effectively made and not revoked or lost pursuant to Sections 3.2(a) (a "Stock Election"), the right to receive (A) 1.4912 shares of AT&T Common Stock and (B) an amount in cash (the "Stock Election Top-Up Amount"), if any, without interest except as provided in Section 3.2(b), rounded to the nearest cent, equal to 1.4912 times the excess, if any, of $57.00 over the AT&T Price; PROVIDED, HOWEVER, that in no event shall such amount in cash exceed $8.50 (collectively, the "Stock Election Consideration");

        (ii) for each such share of MediaOne Common Stock with respect to which an election to receive only cash has been effectively made and not revoked or lost pursuant to Section 3.2(a) (a "Cash Election"), the right to receive $85 in cash, without interest except as set forth in Section 3.2(b) (the "Cash Election Consideration"); and

       (iii) for each such share of MediaOne Common Stock other than shares as to which a Stock Election or a Cash Election has been made, the right to receive (A) .95 of a share of AT&T Common Stock, (B) $30.85 in cash, without interest except as set forth in Section 3.2(b), and (C) an additional amount in cash (the "Standard Election Top-Up Amount"), if any, without interest except as set forth in Section 3.2(b), rounded to the nearest cent, equal to .95 times the excess, if any, of $57.00 over the AT&T Price; PROVIDED, HOWEVER, that in no event shall such additional amount in cash exceed $5.42 (collectively, the "Standard Election Consideration").

    (d) If between the date of this Agreement and the Effective Time the outstanding shares of AT&T Common Stock shall have been changed into a different number of shares, by reason of any stock dividend, subdivision, split or combination of shares, the Stock Election Consideration and the Standard Election Consideration, and the consideration to be paid pursuant to Sections 3.1(g) and 3.1(h), will be correspondingly adjusted to reflect such stock dividend, subdivision, split or combination of shares.

    (e) Each person who, at the Effective Time, is a record holder of shares of MediaOne Common Stock (other than holders of shares of MediaOne Common Stock to be canceled as set forth in Section 3.1(a) or Dissenting Shares) shall have the right to submit an Election Form specifying the number of shares of MediaOne Common Stock that such person desires to have converted into the right to receive AT&T Common Stock and cash, if any, pursuant to the Stock Election, the number of shares of MediaOne Common Stock that such person desires to have converted into the right to receive cash pursuant to the Cash Election, and the number of shares of MediaOne Common Stock that such person desires to have converted into the right to receive the Standard Election Consideration (a "Standard Election"). Any such record holder who fails properly to submit an Election Form on or prior to the Election Deadline in accordance with the procedures set forth in Section 3.2(a) shall be deemed to have made a Standard Election.

    (f) The aggregate number of shares of AT&T Common Stock to be issued in the Merger or to become subject to issuance upon exercise of Adjusted Options or conversion of AT&T Series D Preferred Stock or AT&T Series E Preferred Stock shall equal .95 times the sum of (i) the total number of shares of MediaOne Common Stock issued and outstanding immediately prior to the Effective Time, other than shares to be canceled pursuant to Section 3.1(a) and Dissenting Shares, and (ii) the total number of shares of MediaOne Common Stock issuable upon exercise of MediaOne Stock Options or conversion of MediaOne Series D Preferred Stock or MediaOne Series E Preferred Stock outstanding immediately prior to the Effective Time (the "AT&T Share Issuance Number"). If between the date of this Agreement and the Effective Time the outstanding shares of AT&T Common Stock shall have been changed into a different number of shares, by reason of any stock dividend, subdivision, split or combination of shares, the AT&T Share Issuance Number will be correspondingly adjusted to reflect such stock dividend, subdivision, split or combination of shares. The AT&T Share Issuance Number shall also be subject to adjustment as set forth in Section 3.1(i).

    (g) In the event that the number of shares of AT&T Common Stock to be issued in the Merger or to become subject to issuance upon exercise of Adjusted Options or conversion of AT&T Series D Preferred Stock or AT&T Series E Preferred Stock would exceed the AT&T Share Issuance Number based on the elections of the holders of MediaOne Common Stock (together with the elections of holders of MediaOne Stock Options and the conversion adjustments applicable to the MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock), (i) all shares of MediaOne Common Stock subject to a Cash Election or a Standard Election will be converted into the right to receive the Cash Election Consideration or the Standard Election Consideration, as the case may be, and

(ii) each share of MediaOne Common Stock subject to a Stock Election will be converted into the right to receive (A) a number of shares of AT&T Common Stock equal to 1.4912 times the Stock Election Proration Factor, (B) an amount of cash, without interest except as set forth in Section 3.2(b), equal to (1) $85 multiplied by (2) one minus the Stock Election Proration Factor, and (C) an additional amount of cash, if any, without interest except as set forth in
Section 3.2(b), rounded to the nearest cent, equal to 1.4912 times the Stock Election Proration Factor times the excess, if any, of $57.00 over the AT&T Price; PROVIDED, HOWEVER, that in no event shall such additional amount in cash exceed $8.50 times the Stock Election Proration Factor. The "Stock Election Proration Factor" means a fraction (x) the numerator of which is the AT&T Share Issuance Number minus the aggregate number of shares of AT&T Common Stock to be issued in the Merger pursuant to the Standard Elections or to become subject to issuance upon exercise of Adjusted Options or conversion of AT&T Series D Preferred Stock or AT&T Series E Preferred Stock pursuant to elections corresponding to the Standard Elections made by holders of MediaOne Stock Options, MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock, and (y) the denominator of which is the number of shares of AT&T Common Stock that, but for this paragraph (g), would have been issued in the Merger pursuant to the Stock Elections or become subject to issuance upon exercise of Adjusted Options or conversion of AT&T Series D Preferred Stock or AT&T Series E Preferred Stock pursuant to elections corresponding to the Stock Elections made by holders of MediaOne Stock Options, MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock.

    (h) In the event that the number of shares of AT&T Common Stock to be issued in the Merger or to become subject to issuance upon exercise of Adjusted Options or conversion of AT&T Series D Preferred Stock or AT&T Series E Preferred Stock would be less than the AT&T Share Issuance Number based on the elections of the holders of MediaOne Common Stock (together with the elections of holders of MediaOne Stock Options and the conversion adjustments applicable to the MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock), (i) all shares of MediaOne Common Stock subject to a Stock Election or a Standard Election will be converted into the right to receive the Stock Election Consideration or the Standard Election Consideration, as the case may be, and (ii) each share of MediaOne Group Common Stock subject to a Cash Election will be converted into the right to receive (A) a number of shares of AT&T Common Stock equal to the Cash Election Proration Factor, (B) an amount of cash, without interest except as set forth in Section 3.2(b), equal to (1) $85 multiplied by (2) (x) one minus
(y) the Cash Election Proration Factor divided by 1.4912, and (C) an additional amount of cash (the "Cash Election Top-Up Amount"), if any, without interest except as set forth in Section 3.2(b), rounded to the nearest cent, equal to the Cash Election Proration Factor times the excess, if any, of $57.00 over the AT&T Price; PROVIDED, HOWEVER, that in no event shall such additional amount in cash exceed $5.70 times the Cash Election Proration Factor. The "Cash Election Proration Factor" means a fraction (x) the numerator of which is the AT&T Share Issuance Number minus the aggregate number of shares of AT&T Common Stock to be issued in the Merger pursuant to the Stock Elections and the Standard Elections or to become subject to issuance upon exercise of Adjusted Options or conversion of AT&T Series D Preferred Stock or AT&T Series E Preferred Stock pursuant to elections corresponding to the Stock Elections and the Standard Elections made by holders of MediaOne Stock Options, MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock, and (y) the denominator of which is the number of shares of MediaOne Common Stock subject to the Cash Elections or elections corresponding to the Cash Elections made by holders of MediaOne Stock Options, MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock.

    (i) In the event that either the condition set forth in Section 9.2(b) or the condition set forth in Section 9.3(b) is not satisfied but would be capable of being satisfied if the AT&T Share Issuance Number were increased, and all other conditions set forth in Article 9 have been satisfied (or, with respect to conditions to be satisfied at the Effective Time, will in fact be satisfied), then the AT&T Share Issuance Number shall be increased to the extent necessary to permit the satisfaction of the conditions set forth in each of Sections 9.2(b) and 9.3(b) and, if required by law or the rules of the

NYSE, AT&T will use its reasonable best efforts to obtain the requisite approval of its shareholders for the issuance of a number of shares of AT&T Common Stock equal to the revised AT&T Share Issuance Number (and MediaOne will use its reasonable best efforts to obtain the requisite approval of its shareholders for this Agreement and the Merger based on such revised AT&T Share Issuance Number, if approval based on such revision is necessary); PROVIDED that if, prior to any such required shareholder approval, the conditions set forth in Sections 9.2(b) and 9.3(b) become capable of being satisfied without revision of the AT&T Share Issuance Number, the AT&T Share Issuance Number shall not be revised and the Merger will be completed as promptly as practicable (subject to continued satisfaction of the conditions set forth in Article 9).

    (j) At the Effective Time:

        (i) except as otherwise provided in Section 3.1(a) or Section 3.3, each share of Series C Cumulative Redeemable Preferred Stock, par value $1.00 per share, of MediaOne (the "MediaOne Series C Preferred Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of the corresponding series (the "AT&T Series C Preferred Stock") of preferred stock of AT&T (the "Series C Consideration") that shall have terms that are identical to those of the MediaOne Series C Preferred Stock; PROVIDED that (A) as a result of the Merger, the issuer thereof shall be AT&T rather than MediaOne and (B) AT&T's obligations to pay full quarterly dividends in respect of shares of AT&T Series C Preferred Stock (from the date of the last dividend paid on the MediaOne Series C Preferred Stock) shall commence on the first dividend payment date that occurs following the Effective Time;

        (ii) except as otherwise provided in Section 3.1(a), each share of Series D Convertible Preferred Stock, par value $1.00 per share, of MediaOne (the "MediaOne Series D Preferred Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of the corresponding series (the "AT&T Series D Preferred Stock") of preferred stock of AT&T (the "Series D Consideration") that shall have terms that are identical to those of the MediaOne Series D Preferred Stock; PROVIDED that
    (A) as a result of the Merger, the issuer thereof shall be AT&T rather than MediaOne, (B) AT&T's obligations to pay full quarterly dividends in respect of shares of AT&T Series D Preferred Stock (from the date of the last dividend paid on the MediaOne Series D Preferred Stock) shall commence on the first dividend payment date that occurs following the Effective Time and
    (C) the AT&T Series D Preferred Stock shall initially be convertible into cash and a number of shares of AT&T Common Stock calculated in accordance with Section 3.7 of the Certificate of Designations relating thereto (subject to proration adjustments consistent with the provisions of Sections 3.1(g) and (h)); and

       (iii) except as otherwise provided in Section 3.1(a) or Section 3.3, each share of Series E Convertible Preferred Stock, par value $1.00 per share, of MediaOne (the "MediaOne Series E Preferred Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of the corresponding series (the "AT&T Series E Preferred Stock") of preferred stock of AT&T (the "Series E Consideration") that shall have terms that are identical to those of the MediaOne Series E Preferred Stock; PROVIDED that (A) as a result of the Merger, the issuer thereof shall be AT&T rather than MediaOne, (B) AT&T's obligations to pay full quarterly dividends in respect of shares of AT&T Series E Preferred Stock (from the date of the last dividend paid on the MediaOne Series E Preferred Stock) shall commence on the first dividend payment date that occurs following the Effective Time and (C) the conversion rate for the MediaOne Series E Preferred Stock shall be fixed as set forth in the Certificate of Designations relating thereto (subject to proration adjustments consistent with Sections 3.1(g) and (h)).

    SECTION 3.2. Surrender and Payment. (a) Prior to the Effective Time, AT&T shall appoint an agent (the "Exchange Agent") for the purpose of (i) exchanging certificates representing shares of MediaOne Common Stock (the "Common Certificates") for the Common Stock Consideration, (ii) exchanging certificates representing shares of MediaOne Series C Preferred Stock (the "Series C Certificates") for the Series C Consideration, (iii) exchanging certificates representing shares of MediaOne Series D Preferred Stock (the "Series D Certificates") for the Series D Consideration and (iv) exchanging certificates representing shares of MediaOne Series E Preferred Stock (the "Series E Certificates")," and together with the Common Certificates, the Series C Certificates and the Series D Certificates, the "Certificates") for the Series E Consideration. At the Effective Time, AT&T will deposit with the Exchange Agent (i) the Common Stock Consideration to be paid in respect of shares of MediaOne Common Stock, (ii) the Series C Consideration to be paid in respect of shares of MediaOne Series C Preferred Stock, (iii) the Series D Consideration to be paid in respect of shares of MediaOne Series D Preferred Stock, (iv) the Series E Consideration to be paid in respect of shares of MediaOne Series E Preferred Stock and (v) cash in an amount required to be paid pursuant to
Section 3.5. The Common Stock Consideration, Series C Consideration, Series D Consideration, Series E Consideration and cash referred to in items (i) through
(v) are referred to herein as the "Exchange Fund". Upon receipt, the Exchange Agent will invest the cash portion of the Exchange Fund in United States government securities maturing at the Election Deadline or such other investments as AT&T and MediaOne may mutually agree. Promptly after the Effective Time, AT&T will send, or will cause the Exchange Agent to send, (A) to each holder of shares of MediaOne Common Stock, MediaOne Series C Preferred Stock, MediaOne Series D Preferred Stock or MediaOne Series E Preferred Stock at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange, and (B) to each holder of shares of MediaOne Common Stock, an election form (the "Election Form") providing for such holders to make the Standard Election, the Cash Election or the Stock Election. Any Standard Election (other than a deemed Standard Election), Cash Election or Stock Election shall be validly made only if the Exchange Agent shall have received by 5:00 p.m., New York City time, on a date (the "Election Deadline") to be mutually agreed upon by AT&T and MediaOne (which date shall not be later than the twentieth Business Day after the Effective Time), an Election Form properly completed and executed (with the signature or signatures thereon guaranteed to the extent required by the Election Form) by such holder accompanied by such holder's Common Certificates, or by an appropriate guarantee of delivery of such Common Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as set forth in such Election Form. Any holder of MediaOne Common Stock who has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Election Form, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of MediaOne Common Stock may at any time prior to the Election Deadline revoke his election and withdraw his Common Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received by the close of business on the day prior to the Election Deadline. AT&T will make similar election forms available to the appropriate holders of shares of MediaOne Series D Preferred Stock (if such shares have not been redeemed) and MediaOne Series E Preferred Stock in the manner contemplated by the certificates of designations for such shares to permit such holders to make comparable elections with respect to the conversion adjustments for such shares. AT&T shall have the right to make rules (which will be described in the Election Form), not inconsistent with the terms of this Agreement, governing the validity of Election Forms and the manner and extent to which Standard Elections, Cash Election or Stock Elections are to be taken into account in making the determinations prescribed by Sections 3.1(g) and 3.1(h).

    (b) Upon surrender to the Exchange Agent of its Certificate, together with a properly completed letter of transmittal, (i) each holder of shares of MediaOne Common Stock (the "MediaOne Common Holders") will be entitled to receive promptly after the Election Deadline the Common Stock Consideration in respect of the shares of MediaOne Common Stock represented by its Certificate; (ii) each holder of shares of MediaOne Series C Preferred Stock (the "MediaOne Series C Holders") will be entitled to receive the Series C Consideration in respect of the shares of MediaOne Series C Preferred Stock represented by its Certificate; (iii) each holder of shares of MediaOne Series D Preferred Stock (the "MediaOne Series D Holders") will be entitled to receive the Series D Consideration in respect of the shares of MediaOne Series D Preferred Stock represented by its Certificate and (iv) each holder of shares of MediaOne Series E Preferred Stock (the "MediaOne Series E Holders") will be entitled to receive the Series E Consideration in respect of the shares represented by its Certificate. In addition, each such MediaOne Common Holder, MediaOne Series C Holder, MediaOne Series D Holder and MediaOne Series E Holder will be entitled to receive any dividends and distributions payable pursuant to Section 3.2(f) and, in the case of MediaOne Common Holders and holders of MediaOne Stock Options, such holder's PRO RATA share, if any, based on the cash portion of the Common Stock Consideration to be received by such holder, of the interest or other return earned on the cash portion of the Exchange Fund from the Effective Time until the Election Deadline. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Common Stock Consideration, the Series C Consideration, the Series D Consideration or the Series E Consideration, as the case may be.

    (c) If any portion of the Common Stock Consideration, the Series C Consideration, the Series D Consideration or the Series E Consideration is to be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, it shall be a condition to such payment that such Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    (d) After the Effective Time, there shall be no further registration of transfers of shares of MediaOne Common Stock, MediaOne Series C Preferred Stock, MediaOne Series D Preferred Stock or MediaOne Series E Preferred Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Common Stock Consideration, the Series C Consideration, the Series D Consideration or the Series E Consideration provided for, and in accordance with the procedures set forth, in this Article 3.

    (e) Any portion of the Exchange Fund made available to the Exchange Agent pursuant to Section 3.2(a) that remains unclaimed by the MediaOne Common Holders, MediaOne Series C Holders, MediaOne Series D Holders and MediaOne Series E Holders one year after the Effective Time shall be returned to AT&T, upon demand, and any such holder who has not exchanged its shares for the Common Stock Consideration, the Series C Consideration, the Series D Consideration or the Series E Consideration in accordance with this Section 3.2 prior to that time shall thereafter look only to AT&T for payment of such consideration, any dividends and distributions in respect of such shares, and, if applicable, the PRO RATA share, if any, of the interest or other return earned on the cash portion of the Exchange Fund from the Effective Time until the Election Deadline, in each case without any interest thereon. Notwithstanding the foregoing, AT&T shall not be liable to any MediaOne Common Holder, MediaOne Series C Holder, MediaOne Series D Holder or MediaOne Series E Holder for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by the MediaOne Common Holders, MediaOne Series C Holders, MediaOne Series D Holders and MediaOne Series E Holders five years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable law, the property of AT&T free and clear of any claims or interest of any Person previously entitled thereto.

    (f) No dividends or other distributions with respect to any AT&T Securities constituting part of the Common Stock Consideration, the Series C Consideration, the Series D Consideration or the Series E Consideration and, in the case of the Common Certificates, no cash payment in lieu of fractional shares as provided in
Section 3.5, shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in Section 3.2(b). Following such surrender, there shall be paid, without interest, to the Person in whose name such AT&T Securities have been registered, (i) at the time of such surrender,
(A) in the case of Common Certificates, the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 3.5, and (B) the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender, with respect to such AT&T Securities, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender, and with a payment date subsequent to surrender, payable with respect to such AT&T Securities.

    (h) Any portion of the Common Stock Consideration, Series C Consideration or the Series E Consideration made available to the Exchange Agent pursuant to
Section 3.2(a) to pay for shares of MediaOne Common Stock, MediaOne Series C Preferred Stock or MediaOne Series E Preferred Stock for which appraisal rights have been perfected shall be returned to AT&T upon demand.

    SECTION 3.3. Dissenting Shares. Notwithstanding Section 3.1, shares of MediaOne Common Stock, MediaOne Series C Preferred Stock and MediaOne Series E Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and has demanded appraisal for such shares in accordance with Delaware Law ("Dissenting Shares") shall not be converted into a right to receive the Common Stock Consideration, the Series C Consideration or the Series E Consideration, as the case may be, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Common Stock Consideration, the Series C Consideration or the Series E Consideration, as the case may be. MediaOne shall give AT&T prompt notice of any demands received by MediaOne for appraisal of shares, and AT&T shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of AT&T, MediaOne shall not make any payment with respect to, or settle or offer to settle, any such demands.

    SECTION 3.4. Stock Options. (a) Each outstanding option to purchase shares of MediaOne Common Stock granted under any stock option or compensation plans or arrangements (a "MediaOne Stock Option"), whether or not exercisable or vested, that is outstanding immediately prior to the Effective Time, shall be converted, at the election of the holder thereof, in accordance with the procedures set forth in this Section 3.4. Each holder may elect, with respect to each of such holder's MediaOne Stock Options, to make a Stock Election, a Cash Election, or a Standard Election. Subject to the provisions of paragraphs (b), (c) and (d) of this Section 3.4:

        (i) each MediaOne Stock Option subject to a Cash Election will be converted into, for each share underlying such MediaOne Stock Option, (A) the Cash Election Consideration minus (B) the per share exercise price of the MediaOne Stock Option (the "Stock Option Cash Election Consideration");

        (ii) each MediaOne Stock Option subject to a Standard Election will be converted into, for each share underlying such MediaOne Stock Option, (A) an option to purchase .95 of a share of AT&T Common Stock at an exercise price equal to (1) the per share exercise price of the MediaOne Stock Option multiplied by (2) a fraction, the numerator of which is $54.15 and the denominator of which is $85 (the "Standard Election Fraction"), minus (3) the Standard Election Top-Up Amount, if any, divided by (4) .95, and (B) $30.85 in cash, without interest except as set forth in Section 3.2(b), minus the product of (1) the per share exercise price of the MediaOne

    Stock Option and (2) one minus the Standard Election Fraction (the "Stock Option Standard Election Consideration"); and

       (iii) each MediaOne Stock Option subject to a Stock Election will be converted into, for each share underlying the MediaOne Stock Option, an option to receive 1.4912 shares of AT&T Common Stock at an exercise price equal to (A) the per share exercise price of the MediaOne Stock Option minus the Stock Election Top-Up Amount, if any, divided by 1.4912 (the "Stock Option Stock Election Consideration").

    (b) To the extent that the consideration to be paid in the Merger is adjusted pursuant to Section 3.1(g):

        (i) each MediaOne Stock Option subject to a Cash Election will be converted into, for each share underlying such MediaOne Stock Option, the Stock Option Cash Election Consideration;

        (ii) each MediaOne Stock Option subject to a Standard Election will be converted into, for each share underlying such MediaOne Stock Option, the Stock Option Standard Election Consideration; and

       (iii) each MediaOne Stock Option subject to a Stock Election will be converted into, for each share underlying such MediaOne Stock Option, (A) an option to purchase a number of shares of AT&T Common Stock equal to 1.4912 multiplied by the Stock Election Proration Factor, at an exercise price equal to (1) the per share exercise price of the MediaOne Stock Option multiplied by the Stock Election Proration Factor, minus (2) the Stock Election Top-Up Amount, if any, multiplied by the Stock Election Proration Factor, divided by (3) 1.4912 multiplied by the Stock Election Proration Factor, and (B) an amount of cash, without interest except as set forth in
    Section 3.2(b), equal to (1) $85 multiplied by one minus the Stock Election Proration Factor, minus (2) the per share exercise price of the MediaOne Stock Option multiplied by one minus the Stock Election Proration Factor.

    (c) To the extent that the consideration to be paid in the Merger is adjusted pursuant to Section 3.1 (h):

        (i) each MediaOne Stock Option subject to a Stock Election will be converted into, for each share underlying such MediaOne Stock Option, the Stock Option Stock Election Consideration;

        (ii) each MediaOne Stock Option subject to a Standard Election will be converted into, for each share underlying such MediaOne Stock Option, the Stock Option Standard Election Consideration; and

       (iii) each MediaOne Stock Option subject to a Cash Election will be converted into, for each share underlying such MediaOne Stock Option, (A) an option to purchase a number of shares of AT&T Common Stock equal to the Cash Election Proration Factor, at an exercise price equal to (1) the per share exercise price of the MediaOne Stock Option multiplied by (2) a fraction (the "Cash Election Fraction"), the numerator of which is the Cash Election Proration Factor and the denominator of which is 1.4912, minus (3) the Cash Election Top-Up Amount, if any, divided by (4) the Cash Election Proration Factor, and (B) an amount of cash, without interest except as set forth in
    Section 3.2(b), equal to (1) $85 multiplied by one minus the Cash Election Fraction, minus (2) the per share exercise price of the MediaOne Stock Option multiplied by one minus the Cash Election Fraction.

    The options to purchase shares of AT&T Common Stock referred to in this Section are hereinafter referred to as "Adjusted Options."

    (d) To the extent that the provisions of this Section 3.4 would require the payment to any holder of a MediaOne Stock Option of a positive cash amount, such amount, net of any applicable withholding taxes, shall be paid as promptly as practicable following the determination thereof. To the extent that the provisions of this Section 3.4 would require the payment to any holder of a MediaOne Stock

Option of a negative cash amount, then such amount shall not be paid by or to the holder of such MediaOne Stock Option; instead such amount shall be divided
(i) in the case of paragraphs (a)(ii), (b)(ii) and (c)(ii) above, by .95, (ii) in the case of paragraph (b)(iii) above, by 1.4912 times the Stock Election Proration Factor, and (iii) in the case of paragraph (c)(iii) above, by the Cash Election Proration Factor, and in each case the resulting amount shall be added to the per share exercise price of such holder's Adjusted Options with respect to which such calculation was performed.

    (e) Holders of MediaOne Stock Options will be provided with election forms and given the opportunity to make such elections in the same manner as holders of shares of MediaOne Common Stock are provided with Election Forms and given the opportunity to make Stock Elections, Cash Elections and Standard Elections. Any holder of a MediaOne Stock Option who does not make such an election on or prior to the Election Deadline will be deemed to have elected the Standard Election Consideration.

    (f) Any fractional share of AT&T Common Stock resulting from an aggregation of all the shares of a holder subject to MediaOne Stock Options shall be rounded up to the nearest whole share.

    (g) AT&T shall take such actions as are necessary for the assumption of the MediaOne Stock Options pursuant to this Section 3.4 and any obligations to issue MediaOne Common Stock under the existing terms of any other plans, agreements or arrangements of MediaOne covering any current or former employee or director of MediaOne or any MediaOne Subsidiary, including the reservation, issuance and listing of AT&T Common Stock as is necessary to effectuate the transactions contemplated by this Section 3.4. Similarly, MediaOne shall take all actions required to be taken by it to effectuate such assumption. AT&T shall prepare and file with the SEC a registration statement on Form S-8 (or any other appropriate form) or a post-effective amendment to a registration statement previously filed under the 1933 Act, with respect to the shares of AT&T Common Stock subject to the Adjusted Options and, where applicable, shall use its reasonable best efforts to have such registration statement declared effective as soon as practicable following the Effective Time and to maintain the effectiveness of such registration statement covering such Adjusted Options (and to maintain the current status of the prospectus contained therein) for so long as such Adjusted Options remain outstanding. With respect to those individuals, if any, who, subsequent to the Effective Time, will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, AT&T shall use all reasonable efforts to administer any Adjusted Options issued pursuant to this
Section 3.4 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act to the extent that the MediaOne Stock Option in respect of which such Adjusted Option has been issued complied with such rule prior to the Merger.

    SECTION 3.5. Fractional Shares. No fractional shares of AT&T Common Stock shall be issued in the Merger. All fractional shares of AT&T Common Stock that a holder of shares of MediaOne Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the closing sale price of a share of AT&T Common Stock on the NYSE on the trading day immediately preceding the Effective Time by the fraction of a share of AT&T Common Stock to which such holder would otherwise have been entitled.

    SECTION 3.6. Withholding Rights. AT&T shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this
Article 3 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If AT&T so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the MediaOne Common Holder, the MediaOne Series C Holder, the MediaOne Series D Holder or the MediaOne Series E Holder, as the case may be, in respect of which AT&T made such deduction and withholding.

    SECTION 3.7. Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and executing an indemnity reasonably satisfactory to AT&T (and, if required by AT&T in the case of a Certificate representing more than 1,000 shares (100 shares in the case of the MediaOne Series D Preferred Stock), the posting by such Person of a bond, in such reasonable amount as AT&T may direct, as indemnity) against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, (i) the Common Stock Consideration to be paid in respect of the shares of MediaOne Common Stock represented by such Certificate, (ii) the Series C Consideration to be paid in respect of the shares of MediaOne Series C Preferred Stock represented by such Certificate, (iii) the Series D Consideration to be paid in respect of the shares of MediaOne Series D Preferred Stock represented by such Certificate, or (iv) the Series E Consideration to be paid in respect of the shares of MediaOne Series E Preferred Stock represented by such Certificate, as the case may be. In addition, such Person will be entitled to receive any amounts payable pursuant to Section 3.2(f).

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF MEDIAONE

    Except as set forth in the MediaOne Disclosure Schedule or as disclosed in the MediaOne SEC Documents filed prior to the date hereof, MediaOne represents and warrants to AT&T and Merger Sub as follows:

    SECTION 4.1. Corporate Existence and Power. MediaOne is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. MediaOne is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have a MediaOne Material Adverse Effect. MediaOne has heretofore delivered or made available to AT&T true and complete copies of the certificate of incorporation and bylaws of MediaOne as currently in effect.

    SECTION 4.2. Corporate Authorization. (a) The execution, delivery and performance by MediaOne of this Agreement and the consummation by MediaOne of the transactions contemplated hereby are within MediaOne's corporate powers and, except for the required approval of MediaOne's stockholders of this Agreement, have been duly authorized by all necessary corporate action on the part of MediaOne. This Agreement constitutes a valid and binding agreement of MediaOne, enforceable against MediaOne in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, and (ii) for the limitations imposed by general principles of equity.

    (b) At a meeting duly called and held, MediaOne's Board of Directors has unanimously: (i) determined that this Agreement and the transactions contemplated hereby are advisable and fair to and in the best interests of MediaOne's stockholders; (ii) approved and adopted this Agreement and the transactions contemplated hereby; and (iii) resolved (subject to Section 6.2(b)) to recommend approval and adoption of this Agreement by its stockholders.

    (c) The Agreement and Plan of Merger, dated as of March 22, 1999 (the "Comcast Merger Agreement"), by and between MediaOne and Comcast Corporation ("Comcast") has been duly terminated by MediaOne pursuant to Section 10.1(d)(iii) thereof.

    SECTION 4.3. Governmental Authorization. The execution, delivery and performance by MediaOne of this Agreement and the consummation by MediaOne of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign (a "Governmental Authority"), other than: (i) notices to, or consents or waivers from, the relevant Franchising Authorities in respect of the MediaOne Franchises (the "Franchise Consents"), and the FCC in connection with a change of control and/or assignment of the holder of the FCC licenses of MediaOne and the MediaOne Subsidiaries ("License Consents"); (ii) any filings as may be required with the FCC or any Governmental Authority to obtain its consent to the assumption by AT&T or Merger Sub of the MediaOne Social Contract (the "Social Contract Consent"); (iii) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which MediaOne is qualified to do business; (iv) compliance with any applicable requirements of the HSR Act; (v) compliance with any applicable requirements of the 1933 Act, 1934 Act, and any other applicable securities laws, whether state or foreign; and (vii) any actions or filings the absence of which, individually or in the aggregate, would not be reasonably expected to have a MediaOne Material Adverse Effect or materially impair or delay the ability of MediaOne to consummate the transactions contemplated by this Agreement.

    SECTION 4.4. Non-contravention. The execution, delivery and performance by MediaOne of this Agreement and the consummation by MediaOne of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of MediaOne; (ii) assuming compliance with the matters referred to in
Section 4.3, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree; (iii) require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which MediaOne or any MediaOne Subsidiary is entitled under (A) any provision of any agreement or other instrument binding upon MediaOne or any MediaOne Subsidiary or (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of, MediaOne or any MediaOne Subsidiary; or (iv) result in the creation or imposition of any Lien on any asset of MediaOne or any MediaOne Subsidiary, other than such exceptions in the case of clauses (ii), (iii) and (iv) as would not be, individually or in the aggregate, reasonably expected to have a MediaOne Material Adverse Effect or materially impair or delay the ability of MediaOne to consummate the transactions contemplated by this Agreement.

    SECTION 4.5. Capitalization. (a) The authorized capital stock of MediaOne consists of 2,000,000,000 shares of MediaOne Common Stock and 200,000,000 shares of Preferred Stock, par value $1.00 per share, of which (i) 10,000,000 shares have been designated Series A Junior Participating Cumulative Preferred Stock (the "MediaOne Series A Preferred Stock"), (ii) 50,000 shares have been designated MediaOne Series C Preferred Stock, (iii) 20,000,000 shares have been designated MediaOne Series D Preferred Stock, (iv) 1,000,000 shares have been designated MediaOne Series E Preferred Stock and (v) 2,000,000 shares have been designated Series F Junior Participating Cumulative Preferred Stock (the "MediaOne Series F Preferred Stock") and reserved for issuance upon the exercise of rights distributed to holders of MediaOne Common Stock pursuant to the MediaOne 1999 Rights Agreement. As of the close of business on April 29, 1999, there were outstanding (i) 605,466,754 shares of MediaOne Common Stock (inclusive of all shares of restricted stock granted under any compensatory plans or arrangements), (ii) MediaOne Stock Options to purchase an aggregate of 29,126,981 shares of MediaOne Common Stock (of which options to purchase an aggregate of 9,907,524 shares of MediaOne Common Stock were exercisable), (iii) phantom shares or stock units issued under any stock option, compensation or deferred compensation plan or arrangement with respect to an aggregate of 339,703 shares of MediaOne Common Stock, (iv) no shares of MediaOne Series A Preferred Stock, (iv) 50,000 shares of MediaOne Series C Stock, (vi) 19,999,478 shares of MediaOne Series D Preferred

Stock (which are convertible, subject to the terms and conditions thereof, into 39,609,366 shares of MediaOne Common Stock), (vii) 996,562 shares of MediaOne Series E Preferred Stock and (viii) no shares of MediaOne Series F Preferred Stock. All outstanding shares of capital stock of MediaOne have been, and all shares that may be issued pursuant to any compensatory plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable.

    (b) Except as set forth in this Section 4.5 and for changes since April 29, 1999 resulting from the exercise of employee stock options outstanding on such date (and the grant or award of employee stock options in the ordinary course of business and the exercise thereof) and the conversion of MediaOne Series D Preferred Stock outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of MediaOne, (ii) securities of MediaOne convertible into or exchangeable for shares of capital stock or voting securities of MediaOne or (iii) options or other rights to acquire from MediaOne, or other obligation of MediaOne to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of MediaOne. There are no outstanding obligations of MediaOne or any MediaOne Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) and (iii) above (collectively, the "MediaOne Securities").

    SECTION 4.6. Subsidiaries. (a) Each MediaOne Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate, partnership or other similar powers required to carry on its business as now conducted, other than such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a MediaOne Material Adverse Effect. Each MediaOne Subsidiary is duly qualified to do business as a foreign corporation or other foreign legal entity and is in good standing in each jurisdiction where such qualification is necessary, with such exceptions, individually or in the aggregate, as have not had and would not be reasonably expected to have a MediaOne Material Adverse Effect. The MediaOne Disclosure Schedule sets forth a list of all MediaOne Significant Subsidiaries and their respective jurisdictions of organization and identifies MediaOne's (direct or indirect) percentage ownership interest therein.

    (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each MediaOne Significant Subsidiary, is owned by MediaOne, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of MediaOne or any MediaOne Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any MediaOne Significant Subsidiary or (ii) options or other rights to acquire from MediaOne or any MediaOne Subsidiary, or other obligation of MediaOne or any MediaOne Subsidiary to issue any capital stock, or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any MediaOne Significant Subsidiary. There are no outstanding obligations of MediaOne or any MediaOne Significant Subsidiary to repurchase, redeem or otherwise acquire any of the items referred to in clauses (i) and (ii) above.

    SECTION 4.7. SEC Filings. (a) MediaOne has delivered or made available to AT&T: (i) MediaOne's annual report on Form 10-K for its fiscal year ended December 31, 1997 and the MediaOne 10-K; (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of MediaOne held since December 31, 1997; and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1997 (the documents referred to in this Section 4.7(a), collectively, the "MediaOne SEC Documents").

    (b) As of its filing date, each MediaOne SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

    (c) As of its filing date, each MediaOne SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    (d) Each MediaOne SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

    SECTION 4.8. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of MediaOne included in the MediaOne SEC Documents fairly present, in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of MediaOne and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

    SECTION 4.9. Information Supplied. The information supplied by MediaOne for inclusion or incorporation in the registration statement on Form S-4 or any amendment or supplement thereto pursuant to which shares of AT&T Common Stock issuable in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by MediaOne for inclusion in the proxy statement/prospectus or any amendment or supplement thereto (the "Proxy Statement") to be sent to the stockholders of MediaOne in connection with their meeting to consider this Agreement and the Merger (the "MediaOne Stockholders' Meeting") shall not, on the date the Proxy Statement is first mailed to the stockholders of MediaOne or at the time of the MediaOne Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 4.10. Absence of Certain Changes. Since the MediaOne Balance Sheet Date, the business of MediaOne and the MediaOne Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

    (a) any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had or would be reasonably expected to have a MediaOne Material Adverse Effect; or

    (b) any action, event, occurrence or transaction that would have been prohibited by clause (a), (b), (c), (d), (f), (i) or (q) of the second sentence of Section 6.1 (or committed to do any of the foregoing) if this Agreement had been in effect as of the time thereof.

    SECTION 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of MediaOne or any MediaOne Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could be reasonably expected to result in such a liability or obligation, other than:

    (a) liabilities or obligations disclosed and provided for in the MediaOne Balance Sheet or in the notes thereto or in MediaOne SEC Documents filed prior to the date hereof or in the MediaOne 10-K;

    (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the MediaOne Balance Sheet Date; and

    (c) liabilities or obligations that, individually or in the aggregate have not had and would not be reasonably expected to have a MediaOne Material Adverse Effect.

    SECTION 4.12. Compliance with Laws and Court Orders. MediaOne and the MediaOne Subsidiaries hold all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Authorities necessary for the lawful conduct of their business, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not be reasonably expected to have a MediaOne Material Adverse Effect. MediaOne and each of the MediaOne Subsidiaries are and have been in compliance with, and to the knowledge of MediaOne, are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have a MediaOne Material Adverse Effect.

    SECTION 4.13. Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of MediaOne, threatened against or affecting, MediaOne or any MediaOne Subsidiary or any of their respective properties before any court or arbitrator or before or by any other Governmental Authority, that, individually or in the aggregate, would be reasonably expected to have a MediaOne Material Adverse Effect.

    SECTION 4.14. Finders' Fees. Except for Lehman Brothers Inc. and Allen & Co., Incorporated, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of MediaOne or any MediaOne Subsidiary who might be entitled to any fee or commission from AT&T, any of the AT&T Subsidiaries, MediaOne or any of the MediaOne Subsidiaries in connection with the transactions contemplated by this Agreement. A copy of Lehman Brothers Inc. engagement agreement has been provided to AT&T.

    SECTION 4.15. Opinion of Financial Advisor. MediaOne has received an opinion of Lehman Brothers Inc., financial advisor to MediaOne, to the effect that, as of May 6, 1999, from a financial point of view, the Common Stock Consideration is fair to the holders of MediaOne Common Stock.

    SECTION 4.16. Taxes. Except as set forth in the MediaOne Balance Sheet (including the notes thereto) and except as would not be, individually or in the aggregate, reasonably expected to have a MediaOne Material Adverse Effect, (i) all MediaOne Tax Returns required to be filed with any taxing authority by, or with respect to, MediaOne and the MediaOne Subsidiaries have been filed in accordance with all applicable laws; (ii) MediaOne and the MediaOne Subsidiaries have timely paid all Taxes shown as due and payable on the MediaOne Tax Returns that have been so filed, and, as of the time of filing, the MediaOne Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of MediaOne and the MediaOne Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the MediaOne Balance Sheet); (iii) MediaOne and the MediaOne Subsidiaries have made provision for all Taxes payable by MediaOne and the MediaOne Subsidiaries for which no MediaOne Tax Return has yet been filed;
(iv) the charges, accruals and reserves for Taxes with respect to MediaOne and the MediaOne Subsidiaries reflected on the MediaOne Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to MediaOne or any MediaOne Subsidiary in respect of any Tax where there is a reasonable possibility of an adverse determination; (vi) the federal income Tax Returns of MediaOne and the MediaOne Subsidiaries have been examined and settled with the Internal Revenue Service (the "IRS") (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1987; and (vii) there are no

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material Liens or encumbrances for Taxes on any of the assets of MediaOne or any
MediaOne Subsidiary except liens for current Taxes not yet due. For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "Tax Returns" shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

    SECTION 4.17. Tax Opinions. There are no facts or circumstances relating to MediaOne or, to the knowledge of MediaOne, U S WEST, that would prevent Weil, Gotshal & Manges LLP from delivering the opinion referred to in Section 9.3(c) as of the date hereof.

    SECTION 4.18. Employee Benefit Plans and Labor Matters. Except as have not had and would not be reasonably expected to have, individually or in the aggregate, a MediaOne Material Adverse Effect:

    (a) The MediaOne Disclosure Schedule contains a true and complete list, as of the date hereof, of all MediaOne Employee Plans and all MediaOne Benefit Arrangements. Copies of each MediaOne Employee Plan and each MediaOne Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been made available to AT&T as of the date hereof or will have been made available to AT&T within thirty days after the date hereof, together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any MediaOne Employee Plan.

    (b) No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any MediaOne Employee Plan subject to such Section 412, whether or not waived. No "reportable event" within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA has occurred in connection with any MediaOne Employee Plan. Neither MediaOne nor any ERISA Affiliate of MediaOne has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Effective Time (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or
(B) any liability under Section 4971 of the Code that in either case could become a liability of MediaOne, any MediaOne Subsidiary, AT&T or any of their ERISA Affiliates after the Effective Time. If a "complete withdrawal" by MediaOne and all of its ERISA Affiliates were to occur as of the Effective Time with respect to all Multiemployer Plans, none of MediaOne, any MediaOne Subsidiary or any of their ERISA Affiliates would incur any withdrawal liability under Title IV of ERISA.

    (c) As of December 31, 1998, the fair market value of the assets of each MediaOne Pension Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under such MediaOne Pension Plan determined on a termination basis using the assumptions established by the PBGC as in effect on such date. As of December 31, 1998, the aggregate unfunded liability of MediaOne and any MediaOne Subsidiary in respect of all MediaOne Deferred Compensation Plans, computed using reasonable actuarial assumptions and determined as if all benefits under such plans were vested and payable as of such date, did not exceed $53,000,000.

    (d) Each MediaOne Employee Plan that is intended to be qualified under
Section 401(a) of the Code is the subject of a favorable qualification determination letter issued by the IRS and to MediaOne's knowledge each such MediaOne Employee Plan is so qualified.

    (e) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of MediaOne or any MediaOne Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

    (f) MediaOne has made available to AT&T as of the date hereof, or will have made available to AT&T within thirty days after the date hereof, a list and copies of each MediaOne International Plan. According to the actuarial assumptions and valuations most recently used for the purpose of funding each MediaOne International Plan (or, if the same has no such assumptions and valuations or is unfunded, according to actuarial assumptions and valuations in use by the PBGC on the date hereof), as of December 31, 1998 the total amount or value of the funds available under such MediaOne International Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeded the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which MediaOne or any MediaOne Subsidiary has or would have after the Effective Time any obligation. From and after the Effective Time, AT&T and its Affiliates will get the full benefit of any such funds, accruals or reserves for the benefit of covered employees.

    (g) As of December 31, 1998, the aggregate amount of the accumulated post-retirement benefit obligation under all MediaOne Employee Plans, MediaOne Benefit Arrangements and MediaOne International Plans, as determined in accordance with Statement of Financial Accounting Standards No. 106, did not exceed $25,000,000.

    (h) Each MediaOne Employee Plan, MediaOne Benefit Arrangement and MediaOne International Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to registration or qualification where such Plan was intended so to be so registered or qualified) and has been maintained in good standing with applicable regulatory authorities.

    (i) No employee or former employee of MediaOne or any MediaOne Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby (either alone or together with any other event).

    (j) Neither MediaOne nor any of the MediaOne Subsidiaries is a party to any collective bargaining agreement. Neither MediaOne nor any of the MediaOne Subsidiaries is involved in or threatened with any labor dispute, work stoppage, labor strike, slowdown or grievance. To the knowledge of MediaOne, there is no organizing effort or representation question at issue with respect to any employee of MediaOne or any of the MediaOne Subsidiaries.

    SECTION 4.19. Environmental Matters. (a) Except as have not had and would not be reasonably expected to have, individually or in the aggregate, a MediaOne Material Adverse Effect:

        (A) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of MediaOne, is threatened by any Governmental Authority or other Person relating to or arising out of any Environmental Law;

        (B) MediaOne is and has been in compliance with all Environmental Laws and all Environmental Permits; and

        (C) there are no liabilities of or relating to MediaOne or any MediaOne Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

    (b) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted of which MediaOne has knowledge in relation to the current or prior business of MediaOne or any MediaOne Subsidiary or any property or facility now or previously owned or leased by MediaOne or any MediaOne Subsidiary that reveal matters that, individually or in the aggregate, have had or would reasonably be expected to have a MediaOne Material Adverse Effect.

    (c) For purposes of this Section 4.19, the terms MediaOne and MediaOne Subsidiary shall include any entity that is, in whole or in part, a predecessor of MediaOne or any MediaOne Subsidiary.

    SECTION 4.20. Intellectual Property. With such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a MediaOne Material Adverse Effect, each of MediaOne and the MediaOne Subsidiaries own or have a valid license to use each trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the "MediaOne Intellectual Property") necessary to carry on its business substantially as currently conducted. Neither MediaOne nor any MediaOne Subsidiary has received any notice of infringement of or conflict with, and to MediaOne's knowledge, there are no infringements of or conflicts with, the rights of any Person with respect to the use of any MediaOne Intellectual Property that, in either such case, individually or in the aggregate, have had or would be reasonably expected to have, a MediaOne Material Adverse Effect.

    SECTION 4.21. Contracts. Neither MediaOne nor any of the MediaOne Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business, (ii) any non-competition agreement or any other agreement or obligation which materially limits or will materially limit MediaOne or any of the MediaOne Subsidiaries from engaging in the business of providing cable television, telephony or data transmission services in the United States or the business of providing programming content in the United States, the United Kingdom or Japan,
(iii) any agreement, contract or commitment to which TW or any of its Affiliates is a party that amends the TWE Partnership Agreement or any related agreement or affects the rights or obligations of MediaOne or any MediaOne Subsidiary with respect to TWE or any TWE Subsidiary or (iv) any material agreement, contract or commitment to which U S WEST or any of its Affiliates is a party that is not in the ordinary course of business of MediaOne and the MediaOne Subsidiaries. With such exceptions as, individually or in the aggregate, have not had, and would not be reasonably expected to have, a MediaOne Material Adverse Effect, (x) each of the contracts, agreements and commitments of the MediaOne and the MediaOne Subsidiaries is valid and in full force and effect and (y) neither MediaOne nor any of the MediaOne Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such contract, agreement or commitment. To the knowledge of MediaOne, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of, such contract, agreement or commitment, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, a MediaOne Material Adverse Effect. Neither MediaOne nor any MediaOne Subsidiary is a party to, or otherwise a guarantor of or liable with respect to, any interest rate, currency or other swap or derivative transaction, other than any such transactions which are not material to the business of the MediaOne Group. MediaOne has provided or made available to AT&T a copy of each agreement described in item (i), (ii), (iii) or
(iv) above.

    SECTION 4.22. TWE. MediaOne, directly or indirectly, owns a 25.51% priority capital and residual equity interest in TWE as described in the TWE Partnership Agreement. As of the date hereof, to the knowledge of MediaOne, there are no facts or circumstances with respect to TWE or the TWE Subsidiaries that, individually or in the aggregate, have had or would be reasonably expected to have a material adverse effect on MediaOne's investment in TWE.

    SECTION 4.23. Vote Required. The only vote of the holders of any class or series of capital stock of MediaOne necessary to approve this Agreement and the transactions contemplated hereby is the affirmative vote of the holders of a majority of the outstanding shares of MediaOne Common Stock (the "MediaOne Stockholders' Approval").

    SECTION 4.24. Antitakeover Statutes, Rights Agreement and Charter Provisions. (a) MediaOne has taken all action necessary to exempt the Merger and this Agreement and the transactions contemplated hereby from the restrictions of
Section 203 of Delaware Law, and, accordingly, neither such Section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby.

    (b) The Amended and Restated Rights Agreement dated as of October 31, 1995 between MediaOne and State Street Bank and Trust Company, as Rights Agent, and the rights issued thereunder, have expired in accordance with their terms and have no further force or effect.

    (c) MediaOne and the MediaOne Board have taken all necessary action to (i) render the MediaOne 1999 Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement, (ii) provide that (A) neither AT&T nor any AT&T Subsidiary shall be deemed an Acquiring Person (as defined in the MediaOne 1999 Rights Agreement) as a result of this Agreement or any of the transactions contemplated hereby, (B) no Distribution Date (as defined in the MediaOne 1999 Rights Agreement) shall be deemed to have occurred as a result of this Agreement or the consummation of any of the transactions contemplated hereby and (C) the rights issuable pursuant to the MediaOne 1999 Rights Agreement will not separate from the shares of MediaOne Common Stock, as a result of the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

    (d) MediaOne and the MediaOne Board have taken all necessary action to approve this Agreement and the transactions contemplated hereby for purposes of
Article IX of the certificate of incorporation of MediaOne.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF AT&T

    Except as set forth in the AT&T Disclosure Schedule or as disclosed in the AT&T SEC Documents filed prior to the date hereof, each of AT&T and Merger Sub represents and warrants to MediaOne that:

    SECTION 5.1. Corporate Existence and Power. Each of AT&T and Merger Sub is a corporation duly incorporated and subsisting under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted. Each of AT&T and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have an AT&T Material

Adverse Effect. AT&T has heretofore delivered or made available to MediaOne true and complete copies of the certificate of incorporation and bylaws of AT&T, as currently in effect.

    SECTION 5.2. Corporate Authorization. (a) The execution, delivery and performance by AT&T and Merger Sub and the consummation by AT&T and Merger Sub of the transactions contemplated hereby are within the corporate powers of AT&T and Merger Sub, and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of AT&T and Merger Sub enforceable against each of AT&T and Merger Sub in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, and (ii) for the limitations imposed by general principles of equity.

    (b) AT&T's Board of Directors, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of AT&T's stockholders and (ii) approved this Agreement and the transactions contemplated hereby.

    SECTION 5.3. Governmental Authorization. The execution, delivery and performance by AT&T and Merger Sub of this Agreement and the consummation by AT&T and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than: (i) the Franchise Consents and the License Consents; (ii) the Social Contract Consent; (iii) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which AT&T is qualified to do business; (iv) the filing with the Secretary of State of the State of New York of certificates of designations creating the AT&T Series C Preferred Stock, the AT&T Series D Preferred Stock and the AT&T Series E Preferred Stock; (v) compliance with any applicable requirements of the HSR Act; (vi) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state or foreign; and (vii) any actions or filings the absence of which, individually or in the aggregate, would not be reasonably expected to have an AT&T Material Adverse Effect or materially impair or delay the ability of AT&T to consummate the transactions contemplated by this Agreement.

    SECTION 5.4. Non-contravention. The execution, delivery and performance by AT&T and Merger Sub of this Agreement and the consummation by AT&T and Merger Sub of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of AT&T or Merger Sub; (ii) assuming compliance with the matters referred to in Section 5.3, contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree; (iii) require any consent or other action by any Person under, constitute a default under (or an event that, with or without notice or lapse of time or both, would constitute a default), or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which AT&T or any of the AT&T Subsidiary is entitled under (A) any provision of any agreement or other instrument binding upon AT&T or any AT&T Subsidiary or (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of AT&T or any AT&T Subsidiary; (iv) result in the creation or imposition of any Lien on any asset of AT&T or any AT&T Subsidiary; or (v) assuming MediaOne does not have any right(s), present or contingent, to hold voting or nonvoting interest(s), equity interest(s), and/or beneficial ownership(s) in the capital stock of TW, contravene, conflict with, or result in any violation or breach of any provision of the FTC Consent Order, other than such exceptions in the case of clauses
(ii), (iii), (iv) and (v) as would not be, individually or in the aggregate, reasonably expected to have an AT&T Material Adverse Effect or materially impair the ability of AT&T to consummate the transactions contemplated by this Agreement.

    SECTION 5.5. Capitalization. (a) The authorized capital stock of AT&T consists of (i) 6 billion shares of Common Stock, par value $1.00 per share (the "AT&T Common Stock"), (ii) 2.5 billion shares of Class A Liberty Media Group Common Stock, par value $1.00 per share (the "Liberty Media Class A Common Stock"), (iii) 250 million shares of Class B Liberty Media Group Common Stock, par value $1.00 per share (the "Liberty Media Class B Common Stock"), and (iv) 100 million shares of preferred stock, $1.00 par value per share. As of the close of business on April 16, 1999, there were outstanding (i) 3,181,898,645 shares of AT&T Common Stock, (ii) employee and non-employee director stock options to purchase an aggregate of approximately 155 million shares of AT&T Common Stock (of which options to purchase an aggregate of approximately 50 million shares of AT&T Common Stock were exercisable), and (iii) no shares of AT&T Preferred Stock. All outstanding shares of capital stock of AT&T have been duly authorized and validly issued and are fully paid and nonassessable.

    (b) Except as set forth in this Section 5.5 and for changes since April 16, 1999 resulting from (x) the exercise of employee and non-employee director stock options outstanding on such date (and the grant or award of employee and non-employee director stock options in the ordinary course of business and the exercise thereof), and (y) the issuance of shares of AT&T Common Stock pursuant to publicly announced transactions, there are as of the date of this Agreement no outstanding (i) shares of capital stock or voting securities of AT&T (in each case, other than shares of Liberty Media Class A Common Stock or Liberty Media Class B Common Stock), (ii) securities of AT&T convertible into or exchangeable for shares of capital stock or voting securities of AT&T (in each case, other than shares of Liberty Media Class A Common Stock or Liberty Media Class B Common Stock) or (iii) options or other rights to acquire from AT&T or other obligations of AT&T to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of AT&T (in each case, other than shares of Liberty Media Class A Common Stock or Liberty Media Class B Common Stock). There are as of the date of this Agreement no outstanding obligations of AT&T or any AT&T Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in clause (i), (ii) or
(iii) above (collectively, the "AT&T Securities").

    (c) The AT&T Securities to be issued as part of the Common Stock Consideration, the Series C Consideration, Series D Consideration and Series E Consideration (or upon exercise of Adjusted Options) have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement (or the Adjusted Options, as the case may be), will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right. Prior to the Effective Time, AT&T will reserve for issuance the AT&T Common Stock to be issued upon exercise of the Adjusted Options.

    SECTION 5.6. Subsidiaries. (a) Each AT&T Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate partnership or other similar powers required to carry on its business as now conducted other than such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have an AT&T Material Adverse Effect. Each AT&T Subsidiary is duly qualified to do business as a foreign corporation or other foreign legal entity and is in good standing in each jurisdiction where such qualification is necessary, with such exceptions, individually or in the aggregate, as have not had and would not be reasonably expected to have an AT&T Material Adverse Effect. The AT&T Disclosure Schedule sets forth a list of all AT&T Significant Subsidiaries.

    (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each AT&T Significant Subsidiary is owned by AT&T, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of AT&T or any AT&T Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any AT&T Significant Subsidiary or (ii) options or other rights to acquire from AT&T or any AT&T Subsidiary, or other obligations of

AT&T or any AT&T Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any AT&T Significant Subsidiary. There are no outstanding obligations of AT&T or any AT&T Significant Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i) or (ii) above.

    SECTION 5.7. SEC Filings. (a) AT&T has delivered or made available to MediaOne (i) AT&T's annual reports on Form 10-K for its fiscal years ended December 31, 1998, 1997 and 1996, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by AT&T's stockholders held since December 31, 1997, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1997 (the documents referred to in this Section 5.7(a), collectively, the "AT&T SEC Documents").

    (b) As of its filing date, each AT&T SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and 1934 Act, as the case may be.

    (c) As of its filing date, each AT&T SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    (d) Each AT&T SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

    SECTION 5.8. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of AT&T included in the AT&T SEC Documents fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of AT&T and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

    SECTION 5.9. Information Supplied. The information supplied by AT&T for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by AT&T for inclusion in the Proxy Statement to be sent to the stockholders of MediaOne in connection with the MediaOne Stockholders' Meeting shall not, on the date the Proxy Statement is first mailed to the stockholders of MediaOne or at the time of the MediaOne Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 5.10. Absence of Certain Changes. Since the AT&T Balance Sheet Date, the business of AT&T and the AT&T Subsidiaries has been conducted in the ordinary course consistent with past practices. Since the AT&T Balance Sheet Date, there has not been:

    (a) any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had or would be reasonably expected to have an AT&T Material Adverse Effect; or

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    (b) any action, event, occurrence or transaction that would have been prohibited by Section 7.1 if this Agreement had been in effect as of the time thereof.

    SECTION 5.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of AT&T or any AT&T Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could be reasonably expected to result in such a liability or obligation, other than:

    (a) liabilities or obligations disclosed and provided for in the AT&T Balance Sheet or in the notes thereto or in the AT&T SEC Documents filed prior to the date hereof;

    (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the AT&T Balance Sheet Date; or

    (c) liabilities or obligations that, individually or in the aggregate have not had and would not be reasonably expected to have an AT&T Material Adverse Effect.

    SECTION 5.12. Compliance with Laws and Court Orders. AT&T and the AT&T Subsidiaries hold all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Authorities necessary for the lawful conduct of their business, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not be reasonably expected to have an AT&T Material Adverse Effect. AT&T and each of the AT&T Subsidiaries are, and have been in compliance with, and to the knowledge of AT&T, are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have an AT&T Material Adverse Effect.

    SECTION 5.13. Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of AT&T, threatened against or affecting, AT&T, any AT&T Subsidiary, or any of their respective properties before any court or arbitrator or before or by any other Governmental Authority, that, individually or in the aggregate, would be reasonably expected to have an AT&T Material Adverse Effect.

    SECTION 5.14. Finders' Fees. Except for Goldman Sachs & Co., Credit Suisse First Boston, and Merrill Lynch & Co., whose fees will be paid by AT&T, as of the date hereof there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of AT&T or any AT&T Subsidiary who might be entitled to any fee or commission from AT&T or any of the AT&T Subsidiaries upon consummation of the transactions contemplated by this Agreement.

    SECTION 5.15. Taxes. Except as set forth in the AT&T Balance Sheet (including the notes thereto) and except as would not be, individually or in the aggregate, reasonably expected to have an AT&T Material Adverse Effect: (i) all AT&T Tax Returns required to be filed with any taxing authority by, or with respect to, AT&T and the AT&T Subsidiaries have been filed in accordance with all applicable laws; (ii) AT&T and the AT&T Subsidiaries have timely paid all Taxes shown as due and payable on the AT&T Tax Returns that have been so filed, and, as of the time of filing, the AT&T Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of AT&T and the AT&T Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the AT&T Balance Sheet); (iii) AT&T and the AT&T Subsidiaries have made provision for all Taxes payable by AT&T and the AT&T Subsidiaries for which no AT&T Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to AT&T and the AT&T Subsidiaries reflected on the AT&T Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to AT&T or any AT&T

Subsidiary in respect of any Tax where there is a reasonable possibility of an adverse determination; (vi) the federal income Tax Returns of AT&T and the AT&T Subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1989; and (vii) there are no material Liens or encumbrances for Taxes on any of the assets of AT&T or any AT&T Subsidiary except liens for current Taxes not yet due.

    SECTION 5.16. Tax Opinions. There are no facts or circumstances relating to AT&T that would prevent Wachtell, Lipton, Rosen & Katz from delivering the opinion referred to in Section 9.2(c) as of the date hereof.

    SECTION 5.17. Employee Benefit Plans and Labor Matters. Except as have not and would not be reasonably expected to have, individually or in the aggregate, an AT&T Material Adverse Effect:

    (a) If MediaOne requests, copies of each AT&T Employee Plan and each AT&T Benefit Arrangements (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof will be made available to MediaOne within thirty days after the date hereof, together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any AT&T Employee Plan.

    (b) No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any AT&T Employee Plan subject to such
Section 412, whether or not waived. No "reportable event" within the meaning of
Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA has occurred in connection with any AT&T Employee Plan. Neither AT&T nor any ERISA Affiliate of AT&T has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Effective Time (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or
(B) any liability under Section 4971 of the Code that in either case could become a liability of AT&T, any AT&T Subsidiary, MediaOne or any of their ERISA Affiliates after the Effective Time. If a "complete withdrawal" by AT&T and all of its ERISA Affiliates were to occur as of the Effective Time with respect to all Multiemployer Plans, none of AT&T, any AT&T Subsidiary or any of their ERISA Affiliates would incur any withdrawal liability under Title IV of ERISA.

    (c) As of December 31, 1998, the fair market value of the assets of each AT&T Pension Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of the pension benefit obligations under such AT&T Pension Plan calculated pursuant to SFAS No. 84, "Employers' Accounting for Pensions." As of December 31, 1998, the aggregate unfunded liability of AT&T and any AT&T Subsidiary in respect of all AT&T Deferred Compensation Plans, computed using reasonable actuarial assumptions and determined as if all benefits under such plans were vested and payable as of such date, did not exceed $335 million.

    (d) Each AT&T Employee Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable qualification determination letter issued by the IRS and to AT&T's knowledge each such AT&T Employee Plan is so qualified.

    (e) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of AT&T or any AT&T Subsidiary that, individually or collectively, could give rise to the payment of any amount contingent on the transactions contemplated hereby that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

    (f) If MediaOne requests, AT&T will make available to MediaOne, within thirty days after the date hereof, a list and copies of each material AT&T International Plan. According to the actuarial assumptions and valuations most recently used for the purpose of funding each AT&T International Plan (or, if the same has no such assumptions and valuations or is unfunded, according to actuarial assumptions and valuations in use by the PBGC on the date hereof), as of December 31, 1998 the total amount or value of the funds available under such AT&T International Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeded the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which AT&T or any AT&T Subsidiary has or would have after the Effective Time any obligation. From and after the Effective Time, MediaOne and its Affiliates will get the full benefit of any such funds, accruals or reserves.

    (g) As of December 31, 1998, the aggregate amount of the accumulated post-retirement benefit obligation under all AT&T Employee Plans, AT&T Benefit Arrangements and AT&T International Plans, as determined in accordance with the Statement of Financial Accounting Standards No. 106, did not exceed $5.2 billion.

    (h) Each AT&T Employee Plan, AT&T Benefit Arrangement and AT&T International Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to registration or qualification plans where such Plan was intended so to be so registered or qualified) and has been maintained in good standing with applicable regulatory authorities.

    (i) No employee or former employee of AT&T or any AT&T Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby (either alone or together with any other event).

    (j) Neither AT&T nor any of the AT&T Subsidiaries is involved in or threatened with any labor dispute, work stoppage, labor strike, slowdown or grievance.

    SECTION 5.18. Environmental Matters. (a) Except as have not had and would not be reasonably expected to have, individually or in the aggregate, an AT&T Material Adverse Effect:

        (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of AT&T, is threatened by any Governmental Authority or other Person relating to or arising out of any Environmental Law;

        (ii) AT&T is and has been in compliance with all Environmental Laws and all Environmental Permits; and

       (iii) there are no liabilities of or relating to AT&T or any AT&T Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

    (b) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted of which AT&T has knowledge in relation to the current or prior business of AT&T or any AT&T Subsidiary or any property or facility now or previously owned or leased by AT&T or any AT&T Subsidiary that reveal matters that, individually or in the aggregate, have had or would reasonably be expected to have an AT&T Material Adverse Effect.

    (c) For purposes of this Section 5.18, the terms AT&T and AT&T Subsidiary shall include any entity that is, in whole or in part, a predecessor of AT&T or any AT&T Subsidiary.

    SECTION 5.19. Intellectual Property. With such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have an AT&T Material Adverse Effect, to AT&T's knowledge, each of AT&T and the AT&T Subsidiaries own or have a valid license or other right to use each trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration or applications for any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the "AT&T Intellectual Property") necessary to carry on its business substantially as conducted as of the Effective Time. To AT&T's knowledge, neither AT&T nor any AT&T Subsidiary has received any notice of infringement of or conflict with, and to AT&T's knowledge, there are no infringements of or conflicts with, the rights of any Person with respect to the use of any AT&T Intellectual Property in the conduct of AT&T's business substantially as conducted as of the Effective Time that, in either such case, individually or in the aggregate, have had or would be reasonably expected to have, an AT&T Material Adverse Effect.

    SECTION 5.20. Contracts. (a) Neither AT&T nor any of the AT&T Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business, or (ii) any non-competition agreement or any other agreement or obligation which limits or will limit AT&T or the AT&T Subsidiaries from engaging in the business of providing cable television, telephony or data transmission services in the United States or the business of providing programming content, other than any such non-competition agreements or other agreements or obligations which, individually or in the aggregate, do not have, and would not reasonably be expected to have, an AT&T Material Adverse Effect. With such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, an AT&T Material Adverse Effect, (i) each of the contracts, agreements and commitments of AT&T and the AT&T Subsidiaries is valid and in full force and effect and (ii) neither AT&T nor any of the AT&T Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of, any such contract, agreement or commitment. To the knowledge of AT&T, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of such contract, agreement or commitment, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, an AT&T Material Adverse Effect. Neither AT&T nor any AT&T Subsidiary is a party to, or otherwise a guarantor of or liable with respect to, any interest rate, currency or other swap or derivative transaction, other than any such transactions which are not material to the business of AT&T and the AT&T Subsidiaries, taken as a whole. AT&T has provided or made available to MediaOne a copy of each agreement of the type described in item (i) or (ii) above.

    (b) As of the date of this Agreement, neither AT&T nor any AT&T Subsidiary is a party to any contract, agreement, understanding or commitment, whether oral or written, with Amos B. Hostetter, Jr., or with TW or its Subsidiaries, with respect to the Merger or the transactions contemplated by this Agreement, except, in the case of Mr. Hostetter, as disclosed in his Schedule 13D relating to his ownership of MediaOne Common Stock.

    SECTION 5.21. MediaOne Securities. Neither AT&T nor any of the AT&T Subsidiaries owns any securities of MediaOne.

    SECTION 5.22. No Vote Required. Unless the AT&T Share Issuance Number is increased pursuant to Section 3.1(i), and assuming the accuracy of the representations set forth in Section 4.5 and MediaOne's compliance with the covenants set forth in Section 6.1, no vote of the holders of any class or series of capital stock of AT&T is necessary to approve this Agreement and the transactions contemplated hereby.

    SECTION 5.23. Merger Sub. Merger Sub was formed by AT&T solely for the purpose of engaging in the transactions contemplated hereby. As of the date hereof and as of the Effective Time, (a) Merger Sub is and will be a wholly owned subsidiary of AT&T and (b) except for obligations and liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business or activities or entered into any agreements or arrangements with any Person. At no time prior to the Effective Time will Merger Sub own any material assets other than an amount of cash necessary to incorporate Merger Sub and to pay the expenses of the Merger attributable to Merger Sub if the Merger is consummated.

                                   ARTICLE 6
                             COVENANTS OF MEDIAONE

    MediaOne agrees that:

    SECTION 6.1. MediaOne Interim Operations. Except as set forth in the MediaOne Disclosure Schedule or as otherwise expressly contemplated hereby, without the prior written consent of AT&T, from the date hereof until the Effective Time, MediaOne shall, and shall cause each of the MediaOne Subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and use all reasonable efforts to: (i) preserve intact its present business organization; (ii) keep available the services of its key officers and key employees; (iii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required for MediaOne or any MediaOne Subsidiary to carry on its business and (iv) preserve existing relationships with its material partners, lenders, suppliers and others having material business relationships with it so that the business of MediaOne and the MediaOne Subsidiaries shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, except as set forth in the MediaOne Disclosure Schedule or as otherwise expressly contemplated by this Agreement, from the date hereof until the Effective Time, without the prior written consent of AT&T, MediaOne shall not, nor shall it permit any MediaOne Subsidiary to:

    (a) amend its articles of incorporation or by-laws or other applicable governing instrument;

    (b) amend any material term of any of its outstanding securities;

    (c) split, combine, subdivide or reclassify any shares of its capital stock or other equity interests or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of MediaOne or any MediaOne Subsidiary, except for (i) regular dividends on outstanding preferred stock or trust preferred securities pursuant to the terms of such securities and (ii) dividends paid by any MediaOne Subsidiary that is, directly or indirectly, wholly owned by MediaOne;

    (d) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly owned MediaOne Subsidiaries);

    (e) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or other equity interests or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or other equity interests, other than
(i) the issuance of shares of MediaOne Common Stock upon the exercise of stock options in accordance with their present terms, (ii) issuances pursuant to the conversion of convertible securities outstanding on the date hereof and (iii) the granting of options to acquire shares of MediaOne Common Stock in accordance with Section 6.1(n) of the MediaOne Disclosure Schedule;

    (f) incur any capital expenditures except as set forth in the MediaOne Disclosure Schedule;

    (g) except for capital expenditures, which shall be governed by clause (f), acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, other than (i) pursuant to agreements in effect as of the date hereof, (ii) assets used in the ordinary course of business of MediaOne and the MediaOne Subsidiaries in a manner that is consistent with past practice or (iii) assets having a fair market value not exceeding $25,000,000 in the aggregate;

    (h) other than pursuant to agreements in effect as of the date hereof, sell, lease, license, encumber or otherwise transfer any domestic assets having a fair market value exceeding $25,000,000 in any one transaction or series of related transactions or $100,000,000 in the aggregate;

    (i) incur, assume or guarantee any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

    (j) make any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly owned Subsidiaries;

    (k) except for capital expenditures, which shall be governed by clause (f), engage in or enter into any transaction or commitment, enter into any contract or agreement, or relinquish or amend in any material respect any contract or other right, in any case, (i) material to the MediaOne Group, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement or (ii) other than in the ordinary course of business consistent with past practices and other than programming agreements, for the provision of goods or services that provides for payments in excess of $25,000,000 per agreement (or $100,000,000 for all agreements for similar goods or services);

    (l) after May 5, 1999, enter into any new programming agreement unless it has used all commercially reasonable efforts to include within such agreement a provision permitting it to terminate such agreement without penalty at the Effective Time if the counterparty thereto has a programming agreement with AT&T or any AT&T Subsidiary;

    (m) enter into any commitment, agreement or arrangement for the acquisition of high speed modems or digital set-top boxes in quantities exceeding MediaOne's expected needs for such modems and boxes through June 30, 2001;

    (n) amend in any material respects the TWE Partnership Agreement or enter into or amend any material agreement with TW or its Affiliates with respect to TWE or any TWE Subsidiary, or (except as prohibited by the TWE Partnership Agreement, as required by the fiduciary duties of MediaOne to the TWE Partnership or as an exercise by MediaOne of its rights with respect to the TWE Management Committee) waive or exercise any material rights with respect to TWE or any TWE Subsidiary or consent to any material transaction by or with respect to TWE or any TWE Subsidiary;

    (o) enter into any agreement or arrangement that materially limits or otherwise materially restricts MediaOne, any MediaOne Subsidiary or any of their respective Affiliates or any successor thereto or that could, after the Effective Time, materially limit or restrict AT&T, any AT&T Subsidiary, the Surviving Corporation or any of their Affiliates, from engaging in the business of providing cable television, telephony or data transmission services anywhere in the world or the business of providing programming content in the United States, the United Kingdom or Japan;

    (p) except as required pursuant to existing written, binding agreements or as otherwise mandated by law as of the date hereof (i) enter into any commitment to provide any severance or termination pay to (or amend any existing arrangement with) any director, officer or employee of MediaOne or any MediaOne Subsidiary, (ii) increase the benefits payable under any existing severance or termination pay policy or employment agreement (other than as may be increased by function of the existing terms of any such policy or agreement), (iii) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with any director, officer or employee of MediaOne or any MediaOne Subsidiary, (iv) establish, adopt or amend (except as required by applicable law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of MediaOne or any MediaOne Subsidiary, except that MediaOne and the MediaOne Subsidiaries may amend any such existing agreement or plan or adopt a successor plan or arrangement to the extent mandated by applicable law or to the extent that such amendment would not result in a more than de minimis increase in the costs or liabilities under such agreement or plan, (v) other than in the ordinary course of business consistent with past practice or as required by any agreement in effect as of the date hereof, increase the compensation, bonus or other benefits payable to any director, officer or employee of MediaOne or any MediaOne Subsidiary or (vi) amend the terms of any outstanding option to purchase shares in MediaOne Common Stock;

    (q) change (i) its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in U.S. GAAP or by law or (ii) its fiscal year;

    (r) enter into or amend in any material respect (i) any material joint venture, partnership or other similar arrangement, (ii) any agreement for the provision by one or more third parties of telephony, data or other services through the facilities of one or more of the MediaOne Systems, which is exclusive or which cannot be terminated as of the Effective Time without any penalty, or (iii) any agreement providing for the right to use the facilities of one or more of the MediaOne Systems, which is exclusive or which cannot be terminated within two years of the Effective Time without any penalty;

    (s) settle, or propose to settle, any litigation, investigation, arbitration, proceeding or other claim that is material to the MediaOne Group taken as a whole;

    (t) other than in the ordinary course of business consistent with past practice, make any material tax election or enter into any settlement or compromise of any material tax liability;

    (u) take any action that would make any representation or warranty of MediaOne hereunder inaccurate in any material respect at the Effective Time; or

    (v) agree or commit to do any of the foregoing; PROVIDED that the limitations set forth in clauses 6.1(a) through 6.1(v) shall not apply to any transaction between MediaOne and any MediaOne Subsidiary that is wholly owned by MediaOne or between any such wholly owned MediaOne Subsidiaries.

    SECTION 6.2. MediaOne Stockholders' Meeting; Proxy Material. (a) MediaOne shall cause the MediaOne Stockholders' Meeting to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. In connection with such meeting, MediaOne will (i) subject to Section 6.2(b), use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (ii) otherwise comply with all legal requirements applicable to such meeting.

    (b) Except as provided below, the Board of Directors of MediaOne shall recommend approval and adoption of this Agreement and the Merger by MediaOne's stockholders. The Board of Directors of MediaOne shall be permitted to withdraw, or modify in a manner adverse to AT&T, its recommendation to its stockholders, but only if (i) the Board of Directors determines in good faith by a majority vote, on the basis of the advice of MediaOne's outside counsel, that it must take such action to comply with its fiduciary duties under applicable law; and
(ii) MediaOne shall have delivered to AT&T a prior written notice advising AT&T that it intends to take such action and describing its reasons for taking such action (such notice to be delivered not less than two days prior to the time such action is taken). Unless this Agreement is previously terminated in accordance with Article 10, MediaOne shall submit this Agreement to its stockholders at the MediaOne Stockholders' Meeting even if the MediaOne Board of Directors determines at any time after the date hereof that is no longer advisable or recommends that the MediaOne stockholders reject it.

    SECTION 6.3. No Solicitation. (a) From the date hereof until the termination hereof, MediaOne will not, and will cause the MediaOne Subsidiaries and the officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors of MediaOne and the MediaOne Subsidiaries not to, directly or indirectly: (i) take any action to solicit, initiate, facilitate or encourage the submission of any Acquisition Proposal;
(ii) other than in the ordinary course of business and not related to an Acquisition Proposal, engage in any discussions or negotiations with, or disclose any non-public information relating to MediaOne or any MediaOne Subsidiary or afford access to the properties, books or records of MediaOne or any MediaOne Subsidiary to, any Person who is known by MediaOne to be considering making, or has made, an Acquisition Proposal; (iii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of MediaOne (a "Standstill Agreement"), (B) to the fullest extent permitted by Delaware Law, amend or grant any waiver or release or approve any transaction or redeem rights under the MediaOne 1999 Rights Agreement, (C) approve any transaction under Section 203 of the Delaware Law or Article IX of the MediaOne certificate of incorporation or
(D) approve of any Person's becoming an "interested stockholder" under Section 203 of Delaware Law or (iv) enter into any agreement with respect to an Acquisition Proposal. Notwithstanding the foregoing, MediaOne shall, if requested by AT&T, (1) release TW and its Subsidiaries from their standstill obligations under the TWE Agreements to the extent necessary to permit AT&T and TW to discuss a potential restructuring of the TWE Agreements to be effective following the Effective Time or other matters in connection with the Merger and the transactions contemplated hereby and (2) release Amos B. Hostetter, Jr. from his standstill obligations to the extent necessary to permit AT&T and Mr. Hostetter to work together in the implementation and completion of the Merger and the transactions contemplated thereby. Nothing contained in this Agreement shall prevent the Board of Directors of MediaOne from complying with Rule 14e-2 and Rule 14d-9 under the 1934 Act with regard to an Acquisition Proposal; PROVIDED that the Board of Directors of MediaOne shall not recommend that the stockholders of MediaOne tender their shares in connection with a tender offer except to the extent the Board of Directors of MediaOne by a majority vote determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of the Board of Directors of MediaOne to shareholders under applicable law, after receiving the advice of outside legal counsel.

    (b) MediaOne will notify AT&T promptly (but in no event later than 24 hours) after receipt by MediaOne (or any of its advisors) of any Acquisition Proposal, or of any request (other than in the ordinary course of business and not related to an Acquisition Proposal) for non-public information relating to MediaOne or any of the MediaOne Subsidiaries or for access to the properties, books or records of MediaOne or any MediaOne Subsidiary by any Person who is known to be considering making, or has made, an Acquisition Proposal. MediaOne shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any such Acquisition Proposal, indication or request. MediaOne shall keep AT&T fully informed, on a prompt basis (but in any event no later than 24 hours), of the status and details of any such Acquisition Proposal, indication or request. MediaOne shall, and shall cause the MediaOne Subsidiaries and the directors, employees and other agents of MediaOne and the MediaOne Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal.

    SECTION 6.4. Redemption of Preferred Stock. As promptly as it is permitted to do so under the terms thereof, MediaOne will call for redemption and redeem the MediaOne Series C Preferred Stock and the MediaOne Series D Preferred Stock in accordance with the terms thereof.

    SECTION 6.5. Channel Launches. MediaOne agrees to consult with AT&T regarding its plans and overall strategy for channel launches.

                                   ARTICLE 7
                               COVENANTS OF AT&T

    AT&T agrees that:

    SECTION 7.1. AT&T Interim Operations. Except as set forth in the AT&T Disclosure Schedule or as otherwise expressly contemplated hereby, without the prior consent of MediaOne, from the date hereof until the Effective Time, AT&T shall, and shall cause each of the AT&T Subsidiaries to, conduct their business in all material respects in the ordinary course consistent with past practice and use all reasonable efforts to (i) preserve intact its present business organization, (ii) keep available the services of its key officers and key employees, (iii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required for AT&T or any AT&T Subsidiary to carry on its business and (iv) preserve existing relationships with its material partners, lenders, suppliers and others having material business relationships with it so that the business of AT&T and the AT&T Subsidiaries shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, except as set forth in the AT&T Disclosure Schedule or as otherwise expressly contemplated by this Agreement, from the date hereof until the Effective Time, without the prior written consent of MediaOne, AT&T shall not, nor shall it permit any AT&T Subsidiary to:

    (a) amend AT&T's articles of incorporation or by-laws;

    (b) amend any material terms of the shares of AT&T Common Stock;

    (c) split, combine, subdivide or reclassify any shares of AT&T Common Stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of AT&T Common Stock, except for (i) regular quarterly cash dividends, (ii) regular dividends on any future series of preferred stock pursuant to the terms of such securities, or (iii) dividends paid by any AT&T Subsidiary to AT&T or any AT&T Subsidiary that is, directly or indirectly, wholly owned by AT&T;

    (d) take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of MediaOne or AT&T to consummate the transactions contemplated by this Agreement;

    (e) change (i) its methods of accounting or accounting practices in any material respect except as required by concurrent changes in U.S. GAAP or by law or (ii) its fiscal year;

    (f) enter into or acquire any new line of business that (i) is material to the AT&T Group taken as a whole and (ii) is not strategically related to the current business or operations of AT&T and the AT&T Subsidiaries;

    (g) incur indebtedness outside of the ordinary course or for acquisitions unless, in the reasonable judgment of AT&T, such incurrence is not reasonably likely to result in the rating accorded AT&T's senior debt by Moody's Investor's Service and Standard & Poor's Rating Services to be non-investment grade;

    (h) engage in any (i) merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction unless the shareholders of AT&T prior to such transaction own, directly or indirectly, a majority of the equity interests in the surviving or resulting corporation, (ii) transaction as a result of which any third party acquires, directly or indirectly, an equity interest representing greater than 25% of the voting securities of AT&T or any AT&T Significant Subsidiary or (iii) disposition, directly or indirectly, of assets, securities or ownership interests representing 10% or more of the basic cable subscribers of the AT&T Group, other than the transactions contemplated by this Agreement or permitted pursuant to Section 7.1 hereof or asset swaps (unless such asset swaps, together with other dispositions, result in a 10% decrease in the basic cable subscribers of the AT&T Group);

    (i) take any action that would make any representation or warranty of AT&T hereunder inaccurate in any material respect at the Effective Time; or

    (j) agree or commit to do any of the foregoing.

    SECTION 7.2. Director and Officer Liability. (a) AT&T shall, or shall cause the Surviving Corporation to, indemnify and hold harmless and advance expenses to the present and former officers, directors and employees of MediaOne and the MediaOne Subsidiaries, and each person who prior to the Effective Time becomes an officer, director or employee of MediaOne (each an "Indemnified Person"), in respect of acts or omissions by them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby) to the same extent provided under MediaOne's certificate of incorporation and bylaws in effect on the date hereof ("Indemnified Losses"); PROVIDED that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Without limiting the generality of the foregoing, the Indemnified Losses shall include reasonable costs of prosecuting a claim under this Section 7.2(a). AT&T shall, or shall cause the Surviving Corporation to, periodically advance or reimburse each Indemnified Person for all reasonable fees and expenses of counsel constituting Indemnified Losses as such fees and expenses are incurred; PROVIDED that such Indemnified Person shall agree to promptly repay to AT&T or the Surviving Corporation the amount of any such reimbursement if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified Person is not entitled to be indemnified by AT&T or the Surviving Corporation in connection with such matter. In the event that AT&T sells, transfers or leases all or substantially all of its assets or is not a surviving corporation in any merger, consolidation or other business combination in which it may enter with any Person, AT&T shall, as a condition of any such transaction, cause such purchaser or such surviving corporation, as the case may be, to assume AT&T's and the Surviving Corporation's obligations under this
Section 7.2 upon the consummation of any such transaction.

    (b) For six years after the Effective Time, AT&T shall, or shall cause the Surviving Corporation to, provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby) covering each such Indemnified Person currently covered by MediaOne's officers' and directors' liability insurance policy on terms with respect to coverage and amount (including with respect to the payment of attorney's fees) no less favorable than those of such policy in effect on the date hereof (which policy has been provided by MediaOne to AT&T); PROVIDED that if the aggregate annual premiums for such insurance during such period shall exceed 300% of the per annum rate of premium paid by MediaOne as of the date hereof for such insurance, then AT&T shall, or shall cause the Surviving Corporation to, provide a policy with the best coverage as shall then be available at 300% of such rate.

    (c) The rights of each Indemnified Person and its heirs and legal representatives under this Section 7.2 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of MediaOne or any MediaOne Subsidiary, or under Delaware Law or any other applicable laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

    SECTION 7.3. Listing of Stock. AT&T shall use its best efforts to cause (i) the shares of AT&T Common Stock and AT&T Series D Preferred Stock to be issued in connection with the Merger and reserved for issuance in connection with the Adjusted Options to be approved for listing on the NYSE, subject to official notice of issuance, and (ii) the securities of MediaOne and the MediaOne Subsidiaries that are listed on the NYSE to continue to be listed on the NYSE following the Merger.

    SECTION 7.4. AT&T Board of Directors. Immediately prior to the Effective Time, the Board of Directors of AT&T will take all necessary action to expand the size of its Board of Directors by at least one member and to appoint to the AT&T Board, as of the Effective Time, one current member of the MediaOne Board selected by AT&T who agrees to serve in that capacity (the "New Director"). From the Effective Time until and including the second annual meeting of the stockholders of AT&T taking place after the Effective Time, the Board of Directors of AT&T will nominate the New Director for reelection to the AT&T Board of Directors at each subsequent annual or special meeting of the stockholders of AT&T at which the New Director's term expires. The provisions of this Section 7.4 shall survive the consummation of the Merger and are intended to benefit, and shall be enforceable by, the New Director.

    SECTION 7.5. Employee Matters. (a) AT&T shall and shall cause the AT&T Subsidiaries to:

        (i) honor the terms of all MediaOne Employee Plans, MediaOne Benefit Arrangements and MediaOne International Plans, and cause the Surviving Corporation and its Subsidiaries to pay the benefits required under the terms of such plans and arrangements, in each case subject to Section 7.5(c);

        (ii) until December 31, 2001 (the "Benefits Maintenance Period"), with respect to employees of MediaOne or any of MediaOne Subsidiaries at the Effective Time ("Transferred Employees"), provide a level of employee benefits and aggregate compensation which is substantially comparable in the aggregate to the level of employee benefits and aggregate compensation provided by MediaOne and MediaOne Subsidiaries as of the Effective Time (other than the benefits provided under any severance or termination benefit plans and arrangements of MediaOne or any MediaOne Subsidiary);

       (iii) until the second anniversary of the Effective Time, continue, without any adverse change, each MediaOne and MediaOne Subsidiary Severance Plan identified as such in the MediaOne Disclosure Schedule (as amended in accordance with Section 6.1(p) of the MediaOne Disclosure Schedule); and

        (iv) until the fifth anniversary of the Effective Time (and for the life of certain individuals as identified in the MediaOne Disclosure Schedule), continue without adverse change the existing retiree medical, dental and life insurance benefit plan coverage for Transferred Employees and the retired employees of MediaOne and the employees and retired employees of Time Warner Telecom who participate in the MediaOne Pension Plan and are eligible to participate in the MediaOne retiree welfare benefit plans, each of whom are currently, or during such period will become, eligible to receive such benefits.

    (b) If Transferred Employees are included in any benefit plan or arrangement of AT&T or the AT&T Subsidiaries, including without limitation, any plan or arrangement providing vacation benefits, the Transferred Employees shall receive credit for service prior to the Effective Time with MediaOne and the MediaOne Subsidiaries and their predecessors to the same extent such service was counted under similar MediaOne Employee Plans, MediaOne Benefit Arrangements and MediaOne International Plans for purposes of determining eligibility to participate and vesting and benefit accrual (except that with respect to benefit accrual, such service shall not be counted to the extent that it would result in a duplication of benefits). If Transferred Employees or their dependents are included in any medical, dental or health plan other than the plan or plans they participated in at the Effective Time (a "Successor Plan"), any such Successor Plan shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under any similar MediaOne Employee Plan at the Effective Time.

    (c) Except as otherwise specifically set forth above, nothing contained herein shall be construed as requiring AT&T or any AT&T Subsidiary to continue any specific Employee Plan, Benefit Arrangement or International Plan, or to continue the employment of any specific person, PROVIDED, HOWEVER, that any changes that AT&T or any AT&T Subsidiary may make to any such Employee Plan, Benefit Arrangement or International Plan are permitted by the terms of the applicable Employee Plan, Benefit Arrangement or International Plan and under any applicable law.

    (d) The provisions of Section 7.5(a), as they relate solely to the individual Change of Control Agreements set forth in Section 4.18(i) of the MediaOne Disclosure Schedule and the severance agreements for the specified individuals set forth in Section 6.01(p)(3)(a) of the MediaOne Disclosure Schedule, are intended to be for the benefit of, and shall be enforceable by, each Transferred Employee who has entered into such a Change of Control Agreement or severance agreement (but only with respect to those provisions applicable to such Transferred Employee), their heirs and personal representatives. To the extent that benefits under such Change of Control Agreements or severance agreements are not paid by the Surviving Corporation and its Subsidiaries, AT&T shall pay or provide for the payment of such benefits.

    SECTION 7.6. Designation of Preferred Stock. Prior to the Effective Time, AT&T shall duly file with the Secretary of State of the State of New York certificates of designation creating the AT&T Series C Preferred Stock, the AT&T Series D Preferred Stock and the AT&T Series E Preferred Stock; PROVIDED that, if no shares of MediaOne Series C Preferred Stock, MediaOne Series D Preferred Stock or MediaOne Series E Preferred Stock remain outstanding, AT&T shall not be required to file a certificate of designation for the corresponding series of its preferred stock.

                                   ARTICLE 8
                         COVENANTS OF AT&T AND MEDIAONE

    The parties hereto agree that:

    SECTION 8.1. Best Efforts. (a) Subject to the terms and conditions of this Agreement, AT&T will use its best efforts to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents,
(ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement and (iii) obtain and maintain waivers of all Purchase Rights (as defined below); PROVIDED that AT&T's obligation to obtain the License Consents and the expiration or termination of the applicable waiting periods under the HSR Act shall be unconditional and shall not be qualified by best efforts (regardless of whether fulfillment of such obligation would have a MediaOne Material Adverse Effect or an AT&T Material Adverse Effect). The existence of the conditions set forth in Sections 9.1(b), (c), (g) and (h) shall not limit AT&T's obligations pursuant to the foregoing sentence or relieve AT&T of any liability or damages that may result from its breach of its obligations under this Section 8.1 (nor limit MediaOne's obligations pursuant to the following sentence or relieve MediaOne of any liability or damages that may result from its breach of its obligations under this Section 8.1). In connection with the foregoing, MediaOne will cooperate with and assist AT&T, and, with respect to matters that are within MediaOne's power or control, will use its best efforts to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents,
(ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement and (iii) obtain and maintain waivers of all Purchase Rights. At AT&T's request, MediaOne will commit to and implement any divestiture, hold separate or similar transaction or action with respect to any asset or business of the MediaOne Group, which commitment and implementation may, at MediaOne's option, be conditioned upon and effective as of the Effective Time. Subject to applicable laws relating to the exchange of information, MediaOne and AT&T shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to MediaOne and the MediaOne Subsidiaries or AT&T and the AT&T Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement. MediaOne has provided to AT&T a list of all Franchise Consents, all License Consents and all rights that any Person may have under the terms of the MediaOne Franchises to purchase all or any portion of a MediaOne System as a result of the transactions contemplated hereby ("Purchase Rights").

    (b) In furtherance and not in limitation of the foregoing, each of AT&T and MediaOne agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten Business Days of the date hereof, (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (iii) complete the review process under the HSR Act to permit the consummation of the Merger including, but not limited to, causing the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

    SECTION 8.2. Proxy Statement; Registration Statement. (a) As promptly as practicable after the execution of this Agreement, MediaOne shall prepare and file the Proxy Statement with the SEC, and AT&T shall prepare and file the Registration Statement (in which the Proxy Statement will be included) with the SEC. AT&T and MediaOne shall use their reasonable best efforts to cause the Registration Statement to become effective under the 1933 Act as soon after such filing as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger. The Proxy Statement shall include the recommendation of the Board of Directors of MediaOne in favor of approval and adoption of this Agreement and the Merger, except to the extent the Board of Directors of MediaOne shall have withdrawn or modified its approval or recommendation of this Agreement as permitted by Section 6.2(b). MediaOne shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Registration Statement becomes effective. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement and the Registration Statement and advise one another of any oral comments received from the SEC. The Registration Statement and the Proxy Statement shall comply as to form in all material respects with the rules and regulations promulgated by the SEC under the 1933 Act and the 1934 Act, respectively.

    (b) AT&T and MediaOne shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the 1933 Act and the 1934 Act and applicable state blue sky laws and the rules and regulations thereunder. Each party will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the AT&T Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Proxy Statement or the Registration Statement shall be filed without the approval of both parties hereto, which approval shall not be unreasonably withheld or delayed. If at any time prior to the Effective Time, any information relating to AT&T or MediaOne, or any of their respective Affiliates, officers or directors, should be discovered by AT&T or MediaOne that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of AT&T and MediaOne.

    SECTION 8.3. Public Announcements. So long as this Agreement is in effect, MediaOne and AT&T will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange or Nasdaq may be issued without such consent, if the party making such release or statement has used its reasonable efforts to consult with the other party.

    SECTION 8.4. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of MediaOne, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of MediaOne, any other actions and things to vest, perfect or confirm of record in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of MediaOne acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

    SECTION 8.5. Access to Information. From the date hereof until the Effective Time or earlier termination of this Agreement and subject to applicable law and the Confidentiality Agreement, each of MediaOne and AT&T shall (i) give to the other party and the other party's counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of such party and its Subsidiaries (and, in the case of MediaOne, to the offices, properties, books and records of TWE and the TWE Subsidiaries to the extent it is reasonably able to provide such access), (ii) furnish to the other party and the other party's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the other party in such other party's investigation. Any investigation pursuant to this Section 8.5 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. No information or knowledge obtained in any investigation pursuant to this Section 8.5 shall affect or be deemed to modify any representation or warranty made by any party hereunder. Each party will hold such information which is non-public in confidence in accordance with the provisions of the Confidentiality Agreement.

    SECTION 8.6. Notices of Certain Events. Each of MediaOne and AT&T shall promptly notify the other of:

    (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

    (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

    (c) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably expected to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at any time during the period commencing on the date hereof and ending at the Effective Time; and

    (d) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 8.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 8.7. Tax-free Reorganization. (a) Prior to the Effective Time, each party shall use its best efforts to cause the Merger to qualify as a reorganization within the meaning of the provisions of Section 368(a) of the Code ("368 Reorganization"), and will not take any action reasonably likely to cause the Merger not to so qualify. AT&T shall not take, or cause MediaOne to take, any action after the Effective Time reasonably likely to cause the Merger not to qualify as a 368 Reorganization.

    (b) Each party shall use its best efforts to obtain the opinions referred to in Sections 9.2(b), 9.2(c), 9.3(b), and 9.3(c).

    SECTION 8.8. Affiliates. (a) Within 30 days following the date of this Agreement, MediaOne shall deliver to AT&T a letter identifying all known Persons who may be deemed affiliates of MediaOne under Rule 145 of the 1933 Act (a "MediaOne Rule 145 Affiliate"). MediaOne shall use its best efforts to obtain a written agreement from each MediaOne Rule 145 Affiliate as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form of Exhibit A hereto.

    SECTION 8.9. TWE Termination Notice. At any time after the date upon which the MediaOne Stockholders' Approval shall have been obtained, AT&T may elect by written notice (a "Termination Notice Election") to have MediaOne give a Termination Notice (as defined in Section 5.5(f) of the TWE Partnership Agreement). In addition, MediaOne may exercise a Termination Notice Election at any time after the 90th day after the date hereof. If either party exercises a Termination Notice Election, then within five days of the date of such election, MediaOne shall give the Termination Notice in accordance with the TWE Agreements. Notwithstanding the foregoing, if AT&T and MediaOne agree (which agreement will not be unreasonably withheld) that delivery of a Termination Notice is not necessary for the completion of the Merger and that completion of the Merger without the delivery of a Termination Notice would not have a MediaOne Material Adverse Effect or an AT&T Material Adverse Effect, then MediaOne will not give the Termination Notice.

    SECTION 8.10. Assumption of Certain Obligations. At the Effective Time, the Surviving Corporation shall assume all of MediaOne's rights and obligations under all of the agreements to which MediaOne is a party as of the Effective Time, including without limitation, the Separation Agreement between MediaOne and U S WEST dated as of June 5, 1998, the Employee Matters Agreement between MediaOne and U S WEST dated as of June 5, 1998, and the Tax Sharing Agreement between MediaOne and U S WEST dated as of June 5, 1998 (collectively, the "U S WEST Agreements") and shall execute such instruments of assumption as may be reasonably required under the terms of the U S WEST Agreements and such other agreements. At the Effective Time, AT&T shall guarantee the performance by the Surviving Corporation of its obligations under the U S WEST Agreements.

                                   ARTICLE 9
                            CONDITIONS TO THE MERGER

    SECTION 9.1. Conditions to the Obligations of Each Party. The obligations of MediaOne, AT&T and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

    (a) the MediaOne Stockholders' Approval shall have been obtained;

    (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

    (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

    (d) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

    (e) the shares of AT&T Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

    (f) if a Termination Notice has been delivered, one year (or such shorter period, if any, to which TW agrees) shall have elapsed from the date upon which MediaOne delivers a Termination Notice to TW;

    (g) (i) all License Consents shall have been obtained and be in effect, except for such License Consents the failure to obtain would not, individually or in the aggregate, be reasonably expected to have an AT&T Material Adverse Effect (after giving effect to the Merger), and (ii) all Social Contract Consents, Franchise Consents and other consents and waivers, including waivers of all Purchase Rights, shall have been obtained, be in effect and be subject to no limitations, conditions, restrictions or obligations, except for such consents the failure to obtain would not, and such limitations, conditions, restrictions or obligation as would not, individually or in the aggregate, be reasonably expected to have a MediaOne Material Adverse Effect; and

    (h) no court, arbitrator or Governmental Authority shall have issued any order, and there shall not be any statute, rule or regulation restraining or prohibiting the effective operation of the business of AT&T and the AT&T Subsidiaries or MediaOne and the MediaOne Subsidiaries after the Effective Time that would be reasonably expected to have an AT&T Material Adverse Effect (after giving effect to the Merger).

    SECTION 9.2. Conditions to the Obligations of AT&T and Merger Sub. The obligations of AT&T and Merger Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

    (a) (i) MediaOne shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of MediaOne contained in this Agreement and in any certificate or other writing delivered by MediaOne pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or a MediaOne Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Effective Time, as if made at and as of such time (other than representations or warranties that address matters only as of a certain date which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have MediaOne Material Adverse Effect, and (iii) AT&T shall have received a certificate signed by an executive officer of MediaOne to the foregoing effect;

    (b) AT&T shall have received an opinion of Wachtell, Lipton, Rosen & Katz in form and substance reasonably satisfactory to AT&T, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a 368 Reorganization and that each of AT&T, Merger Sub and MediaOne will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of MediaOne and AT&T; and

    (c) AT&T shall have received an opinion of Wachtell, Lipton, Rosen & Katz dated the Effective Time to the effect that the Merger pursuant to this Agreement should not cause the spinoff of U S

WEST on June 12, 1998 (the "Spinoff") to fail to be qualified as a tax-free transaction under Section 355(a) and (c) of the Code. In rendering such opinion, Wachtell, Lipton, Rosen & Katz shall be entitled to rely upon certain documentation, including representations of officers of MediaOne and AT&T.

    SECTION 9.3. Conditions to the Obligations of MediaOne. The obligations of MediaOne to consummate the Merger are subject to the satisfaction of the following further conditions:

    (a) (a) (i) Each of AT&T and Merger Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of each of AT&T and Merger Sub contained in this Agreement and in any certificate or other writing delivered by AT&T pursuant hereto disregarding all qualifications and exceptions contained therein relating to materiality or AT&T Material Adverse Effect or any similar standard or qualification shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have an AT&T Material Adverse Effect and (iii) MediaOne shall have received a certificate signed by an executive officer of AT&T to the foregoing effect; and

    (b) MediaOne shall have received an opinion of Weil, Gotshal & Manges LLP in form and substance reasonably satisfactory to MediaOne, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a 368 Reorganization and that each of AT&T, Merger Sub and MediaOne will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of MediaOne and AT&T.

    (c) MediaOne shall have received an opinion of Weil, Gotshal & Manges LLP dated the Effective Time to the effect that the Merger pursuant to this Agreement should not cause the Spinoff to fail to be qualified as a tax-free transaction under Section 355(a) and (c) of the Code. In rendering such opinion Weil, Gotshal & Manges LLP shall be entitled to rely upon certain documentation, including representations of officers of MediaOne and AT&T.

                                   ARTICLE 10
                                  TERMINATION

    SECTION 10.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of MediaOne):

    (a) by mutual written agreement of MediaOne and AT&T;

    (b) by either MediaOne or AT&T, if:

        (i) the Merger has not been consummated on or before March 31, 2000 (the "End Date"); PROVIDED that if (A) the Effective Time has not occurred by March 31, 2000 by reason of the non-satisfaction of any of the conditions set forth in Sections 9.1(b), 9.1(c), 9.1(f), 9.1(g) and 9.1(h) and (B) all other conditions in Article 9 have theretofore been satisfied or waived or are then capable of being promptly satisfied, the End Date will be September 30, 2000; PROVIDED FURTHER that if (1) the Effective Time has not occurred by September 30, 2000 by reason of the non-satisfaction of the condition set forth in Section 9.1(f) and (2) all other conditions in Article 9 have theretofore been satisfied or waived or are then capable of being promptly satisfied, the End Date will be December 31, 2000; and PROVIDED FURTHER that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by the End Date;

        (ii) (A) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or other Governmental Authority having competent jurisdiction enjoining MediaOne and AT&T from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and non-appealable; or

       (iii) MediaOne Stockholders' Approval shall not have been obtained at the MediaOne Stockholders' Meeting (or any adjournment or postponement thereof).

    (c) by AT&T if:

        (i) the Board of Directors of MediaOne shall have failed to recommend or withdrawn, or modified in a manner adverse to AT&T, its approval or recommendation of this Agreement, or shall have failed to call the MediaOne Stockholders' Meeting in accordance with Section 6.2(a) (or the Board of Directors of MediaOne resolves to do any of the foregoing);

        (ii) MediaOne shall have willfully and materially breached any of its obligations under Sections 6.2(b) or 6.3; or

       (iii) a breach of any representation, warranty, covenant or agreement on the part of MediaOne set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.2(a) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date; or

    (d) by MediaOne, if a breach of any representation, warranty, covenant or agreement on the part of AT&T set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.3(a) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date.

    The party desiring to terminate this Agreement pursuant to this Section 10.1 (other than pursuant to Section 10.1(a)) shall give notice of such termination to the other party.

    SECTION 10.2. Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except that (a) the agreements contained in this Section 10.2, in Section 10.3 and in the Confidentiality Agreement (other than paragraph 7 thereof) shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any breach by such party of this Agreement.

    SECTION 10.3. Fees and Expenses. (a) Except as otherwise provided in this
Section 10.3, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense whether or not the Merger is consummated; PROVIDED that MediaOne and AT&T shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing and filing of the Registration Statement and the Proxy Statement.

    (b) If this Agreement is terminated, other than (i) pursuant to Section 10.1(a), Section 10.1(b)(ii) (unless termination under Section 10.1(b)(ii) is a result of a judgment, injunction, order or decree arising from a private action that is not an antitrust action), Section 10.1(b)(iii) (except as otherwise provided in paragraph (d) below), or Section 10.1(d), (ii) as a result of a failure to satisfy any of the conditions set forth in Sections 9.1(b), (c), (g) and (h) (except, in the case of Sections 9.1(c) and (h), a failure resulting from a judgment, injunction, order or decree arising from a private action that is not an antitrust action), or (iii) as a result of a failure to satisfy the condition set forth in Section 9.3(a) or otherwise as a result of AT&T's breach of this Agreement, MediaOne will pay to AT&T a reimbursement payment of $1,500,000,000 in cash, together with interest thereon, at a rate equal to the London Interbank Offered Rate plus .15%, from the date hereof to the date such payment is due pursuant to this Agreement (collectively, the "Reimbursement Payment"), reflecting reimbursement of the amounts advanced by AT&T to MediaOne on the date hereof and used by MediaOne to pay the termination fee to Comcast under the Comcast Merger Agreement (which advance will be evidenced by a note that, in the event of termination of this Agreement, will be repaid only on the terms set forth in this Section 10.3 with respect to the Reimbursement Payment, and that will survive the consummation of the Merger if the Merger is completed). For the avoidance of doubt, in the event the Reimbursement Payment is not paid when due, interest on the Reimbursement Payment shall be paid thereon from the due date to the date of payment pursuant to the provisions of Section 10.3(e) and not pursuant to the provisions of this
Section 10.3(b).

    (c) If this Agreement is terminated pursuant to Section 10.1(c)(i) or
Section 10.1(c)(ii), MediaOne shall pay to AT&T a termination fee of $1,600,000,000 in cash (the "Termination Fee"), which shall be in addition to the Reimbursement Payment paid pursuant to Section 10.3(b).

    (d) If (A) this Agreement is terminated pursuant to Section 10.1(b)(iii),
(B) after the date hereof and prior to the MediaOne Stockholders' Meeting, an Acquisition Proposal is made or continued or renewed by any Person (including Comcast) and not withdrawn prior to such meeting and (C) within one year of the MediaOne Stockholders' Meeting, either (1) MediaOne or any MediaOne Subsidiary enters into an agreement with any Person with respect to an Acquisition Proposal which provides for (x) transfer or issuance of securities representing more than 50% of the equity or voting interests in MediaOne, (y) a merger, consolidation, recapitalization or another transaction resulting in the issuance of cash or securities of any Person (other than a reincorporation or a holding company merger that results in the MediaOne stockholders owning all of the equity interests in the surviving corporation) to MediaOne stockholders in exchange for more than 50% of the equity or voting interests in MediaOne, or (z) transfer of assets, securities or ownership interests representing more than 50% of the consolidated assets or earning power of the MediaOne Group, or (2) any Person commences a tender offer that results in the acquisition by the Person making the tender offer of a majority of the MediaOne Common Stock, then MediaOne shall pay to AT&T both the Reimbursement Payment and the Termination Fee.

    (e) Any payment of the Reimbursement Payment and the Termination Fee pursuant to this Section 10.3 shall be made within one Business Day after termination of this Agreement except that any payment of the Reimbursement Payment and the Termination Fee pursuant to Section 10.3(d) shall be paid within one Business Day after it becomes payable. Any payment of the Reimbursement Payment and the Termination Fee shall be made by wire transfer of immediately available funds. If one party fails to pay to the other promptly any fee or expense due hereunder (including the Reimbursement Payment or the Termination
Fee), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the prosecution of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of The Bank of New York in New York City from the date such fee was required to be paid to the date it is paid.

                                   ARTICLE 11
                                 MISCELLANEOUS

    SECTION 11.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

       if to AT&T or Merger Sub, to:

       AT&T Corp.
       295 North Maple Avenue
       Basking Ridge, New Jersey 07920
       Attention: Marilyn J. Wasser
       Fax: (908) 953-8360

       with a copy to:

       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, New York 10019
       Attention: Richard D. Katcher
                  Steven A. Rosenblum
       Fax: (212) 403-2000

       if to MediaOne, to:

       MediaOne Group, Inc.
       188 Inverness Drive West
       Englewood, Colorado 80112
       Attention: Frank M. Eichler
       Fax: (303) 858-5834

       with copies to:

       Weil, Gotshal & Manges LLP
       767 Fifth Avenue
       New York, New York 10153
       Attention: Stephen M. Besen
                  Akiko Mikumo
       Fax: (212) 310-8007

       and

       Cadwalader, Wickersham & Taft
       100 Maiden Lane
       New York, New York 10038
       Attention: Dennis J. Block
       Fax: (212) 504-6666

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

    SECTION 11.2. Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement, except as provided under Section 10.2.

    SECTION 11.3. Amendments; No Waivers. (a) Subject to applicable law, any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; PROVIDED that, after the adoption of this Agreement by the stockholders of MediaOne, no such amendment or waiver shall be made or given that requires the approval of the stockholders of MediaOne unless the required approval is obtained.

    (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

    SECTION 11.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

    SECTION 11.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

    SECTION 11.6. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 shall be deemed effective service of process on such party.

    SECTION 11.7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    SECTION 11.8. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns except as provided in Sections 7.2, 7.4 and 7.5.

    SECTION 11.9. Entire Agreement. This Agreement, together with the Confidentiality Agreement (other than paragraph 7 thereof, which shall terminate upon execution of this Agreement), constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

    SECTION 11.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

    SECTION 11.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

    SECTION 11.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

    SECTION 11.13. Schedules. Each of MediaOne and AT&T has set forth information in its respective Disclosure Schedule in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of the Disclosure Schedules need not be set forth in any other section of the Disclosure Schedule so long as its relevance to the latter section of the Disclosure Schedule or section of the Agreement is apparent on the face of the information disclosed in the Disclosure Schedule. The fact that any item of information is disclosed in a Disclosure Schedule to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement except as otherwise expressly set forth in such Disclosure Schedules.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                AT&T CORP.

                                By:  /s/ C. MICHAEL ARMSTRONG
                                     -----------------------------------------
                                     Name: C. Michael Armstrong
                                     Title:  Chairman and Chief Executive
                                     Officer

                                METEOR ACQUISITION INC.

                                By:  /s/ DANIEL E. SOMERS
                                     -----------------------------------------
                                     Name: Daniel E. Somers
                                     Title:  President

                                MEDIAONE GROUP, INC.

                                By:  /s/ CHARLES M. LILLIS
                                     -----------------------------------------
                                     Name: Charles M. Lillis
                                     Title:  President, Chief Executive Officer
                                     and Chairman

                                                                         ANNEX B

                             [LEHMAN BROTHERS LOGO]

                                                                     May 6, 1999

Board of Directors
MediaOne Group, Inc.
188 Inverness Drive West
Englewood, Colorado 80112

Members of the Board:

    We understand that MediaOne Group, Inc. ("MediaOne" or the "Company"), AT&T Corp. ("AT&T") and Meteor Acquisition, Inc. ("Sub"), a wholly owned subsidiary of AT&T, intend to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which MediaOne will merge with and into Sub, with Sub continuing as the surviving corporation and becoming a wholly owned subsidiary of AT&T (the "Proposed Transaction"). In the Proposed Transaction, each share of MediaOne's Common Stock will be converted, at the election of each stockholder of MediaOne, into: (i) 1.4912 shares of AT&T Common Stock plus cash equal to
1.4912 times the excess of $57.00 over the AT&T Price (as defined below), with such cash limited to $8.50 per share (such stock and cash being subject to proration); (ii) $85.00 in cash (subject to proration) or (iii) 0.95 shares of AT&T Common Stock and $30.85 in cash, plus cash equal to 0.95 times the excess of $57.00 over the AT&T Price, with such cash limited to $5.42 per share. "AT&T Price" means the volume-weighted average price per share of AT&T Common Stock for the 20-trading-day period ending on the third trading-day prior to the effective date of the Proposed Transaction. The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement.

    We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the holders of the Company's Common Stock of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

    In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company and AT&T that we believe to be relevant to our analysis, including without limitation Form 10-Ks for the fiscal year ended December 31, 1998; (3) publicly available information concerning Time Warner Entertainment Company, L.P. (a company in which MediaOne owns a 25.51% partnership interest), other companies in which the Company has a significant equity interest and other selected non-cable assets of MediaOne (collectively, the "Other Assets"), Tele-Communications Inc. ("TCI") (a company which was acquired by AT&T on March 9, 1999), Teleport Communications Group Inc. ("TCG") (a company which was acquired by AT&T on July 23, 1998) and other companies in which AT&T has a significant interest, in each case, that we believe to be relevant to our analysis; (4) financial and operating information with respect to the business, operations and prospects of the Company and the Other Assets furnished to us by the Company; (5) a trading history of the Company's Common Stock from June 15, 1998 to the present and of the U S WEST Media Group Common Stock (the common stock of the Company's predecessor) from October 27, 1995 to June 12, 1998 and a comparison of these trading histories with those of other companies that we deemed relevant; (6) a trading history of

AT&T's Common Stock from October 1, 1996 to the present and a comparison of these trading histories with those of other companies that we deemed relevant;
(7) a comparison of the historical financial results and present financial condition of the Company with other companies that we deemed relevant and a comparison of the historical financial results and present financial condition of AT&T with other companies that we deemed relevant; (8) third party research analysts' earnings estimates, valuation analyses, target prices and investment recommendations for the Company and AT&T; (9) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (10) the potential pro forma effects of the Proposed Transaction, including the cost savings, operating synergies and strategic benefits expected by management of AT&T to result from a combination of the businesses of the Company and AT&T; (11) the terms and conditions, including the financial terms, of the existing merger agreement governing the proposed merger of MediaOne with Comcast Corporation ("Comcast"); and (12) such information relating to Comcast and Comcast's Class A Special Common Stock that we deemed relevant. We also have had discussions with the managements of the Company and AT&T concerning their respective businesses, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company furnished to us by the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, and that the Company will perform substantially in accordance with such projections. We were not provided with, and did not have access to, non-public financial projections of AT&T prepared by management of AT&T. Accordingly, upon advice of AT&T, we have assumed that the publicly-disclosed estimates prepared by AT&T, as well as estimates prepared by third-party research analysts, are a reasonable basis upon which to evaluate the future financial performance of AT&T and that AT&T will perform substantially in accordance with AT&T's publicly-disclosed estimates. With respect to the cost savings, operating synergies and strategic benefits expected by management of AT&T to result from a combination of the businesses of the Company and AT&T, upon advice of the management of AT&T we have assumed that such cost savings, operating synergies and strategic benefits will be realized substantially in accordance with such expectations.

    In arriving at our opinion, with respect to the valuation of the Other Assets, we have relied upon public information and information regarding the Other Assets provided to us by management of the Company, and have not had an opportunity to conduct any independent due diligence of the Other Assets. We also have not conducted a physical inspection of the properties and facilities of either the Company or AT&T and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or AT&T.

    We have not been requested to and do not express any opinion as to the prices at which shares of AT&T's Common Stock may trade at any time prior to or following the consummation of the Proposed Transaction. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to a purchase of the Company. Upon advice of the Company and its legal advisors, we have assumed the receipt of shares of AT&T Common Stock by stockholders of MediaOne in the Proposed Transaction will qualify as a tax-free transaction to MediaOne stockholders. Upon advice of the Company and its legal advisors, we also have assumed that consummation of the Proposed Transaction will not cause the split-off by the Company of U S WEST, Inc. on June 12, 1998 to fail to qualify as a tax-free transaction. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

    Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the holders of the Company's Common Stock in the Proposed Transaction is fair to such stockholders.

    We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which was previously paid to us and a portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We have performed various investment banking services for the Company in the past and expect to do so in the future, including serving as underwriter for public offerings of debt and equity securities and as advisor in several acquisitions, dispositions and other strategic transactions by the Company, and have received customary fees for such services. We also have performed various investment banking services for AT&T, TCI, TCG and Comcast, including serving as underwriter for public offerings of debt and equity securities and as advisor in strategic transactions, and have received customary fees for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of MediaOne, AT&T and Comcast for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities

    This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                          Very truly yours,
                                          LEHMAN BROTHERS

                                                                         ANNEX C

                        DELAWARE GENERAL CORPORATION LAW

    262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257,
Section 258, Section 263 or Section 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

    c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-98.)

                             [MEDIAONE GROUP LOGO]

                                                                   WSTMO-PS-SM99

                        SPECIAL MEETING OF SHAREHOLDERS
                                ADMISSION TICKET
                                OCTOBER 21, 1999

        The Special Meeting of Shareholders of MediaOne Group, Inc. will be held at 10:00 a.m., Mountain Time, on October 21, 1999, at The Terrace Gardens at Dove Valley Event and Conference Center, 13065 East Briarwood Avenue, Englewood, Colorado. Doors will open at 9:30 a.m., and the meeting begins at 10:00 a.m. The use of admission tickets expedites the registration of shareholders at the Special Meeting of Shareholders and is helpful to us in making arrangements for the meeting.

                PLEASE PRESENT THIS ADMISSION TICKET AT THE DOOR
               IN ORDER TO GAIN ADMITTANCE TO THE SPECIAL MEETING

    Directions to The Terrace Gardens at Dove Valley Event and Conference
Center:

                        - Take I-25 to Arapahoe Road

                        - East exactly two miles to Revere Parkway

                        - South one block to Briarwood Avenue

                        - East one block to 13065

                                  DETACH HERE
--------------------------------------------------------------------------------

                         PROXY VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS ON OCTOBER 21, 1999.

The undersigned hereby appoints Charles M. Lillis, Charles P. Russ, III, and Louis A. Simpson, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in MediaOne Group, Inc. at the MediaOne Group Special Meeting of Shareholders, to be held on October 21, 1999 at 10:00 a.m., Mountain Time, at The Terrace Gardens at Dove Valley Event and Conference Center, 13065 East Briarwood Avenue, Englewood, Colorado, and at any adjournments or postponements thereof, upon all subjects that may properly come before the Special Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR APPROVAL OF THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 6, 1999, BY AND AMONG AT&T CORP., METEOR ACQUISITION INC., A WHOLLY-OWNED SUBSIDIARY OF AT&T CORP., AND MEDIAONE GROUP, INC., IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATION, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Your vote for approval of the adoption of the Agreement and Plan of Merger may be indicated on the reverse.

This proxy/voting instruction card also constitutes your voting instructions to the trustees under the MediaOne Group Savings Plan/ESOP to vote shares credited to your account in the plan. If you do not return your card, your shares will be voted in the same proportion as the trustees vote company shares for which they received timely instructions. The trustee shall in all events exercise voting obligations consistent with their fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.

  SEE REVERSE                                                                 SEE REVERSE
      SIDE               CONTINUED AND TO BE SIGNED ON REVERSE SIDE               SIDE

[MEDIAONE GROUP LOGO]
P.O. BOX 8200
BOSTON, MA
02266-8200

VOTE BY TELEPHONE                                    VOTE BY INTERNET
Its fast, convenient, and immediate!                 It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone.                immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:                        FOLLOW THESE FOUR EASY STEPS:
1.  Read the accompanying Proxy Statement and        1.  Read the accompanying Proxy Statement and
    Proxy Card.                                          Proxy Card.
2.  Call the toll-free number 1-877-PRX-VOTE         2.  Go to the Website
    (1-877-779-8683). For shareholders                   http://www.eproxyvote.com/umg
    residing outside the United States call          3.  Enter your Control Number located on your
    collect on a touch-tone phone                        Proxy Card above your name.
    1-201-536-8073. There is NO CHARGE for           4.  Follow the instructions provided.
    this call.
3.  Enter your Control Number located on your
    Proxy Card above your name.
4.  Follow the recorded instructions.
YOUR VOTE IS IMPORTANT!                              YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                         Go to http://www.eproxyvote.com/umg anytime!

   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.
                          ADMISSION TICKET ON REVERSE
                                  DETACH HERE

/X/  PLEASE MARK VOTES AS IN THIS SAMPLE
                    DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1

To vote your shares for approval of the adoption of the Agreement and Plan of Merger, dated as of May 6, 1999, by and among AT&T Corp., Meteor Acquisition Inc., a wholly-owned subsidiary of AT&T Corp., and MediaOne Group, Inc., mark the "FOR" box on item "1." To vote against approval of the adoption of the Agreement and Plan of Merger, mark the "AGAINST" box. To abstain from voting for approval of the adoption of the Agreement and Plan of Merger, mark the "ABSTAIN" box.

1.  Approval of the adoption of the Agreement and Plan of Merger.

             FOR                          AGAINST                        ABSTAIN
             / /                            / /                            / /

                                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                      LEFT                                   / /

                                      MARK HERE IF YOU PLAN TO ATTEND THE
                                      SPECIAL MEETING  / /

Signature: ____________  Date: _______    Signature: ____________  Date: _______

[MEDIAONE GROUP LOGO]
                                                                      PROXY CARD
-----------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS ON OCTOBER 21, 1999.
The undersigned hereby appoints Charles M. Lillis, Charles P. Russ, III, and Louis A. Simpson, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in MediaOne Group, Inc. at the MediaOne Group Special Meeting of Shareholders, to be held on October 21, 1999 at 10:00 a.m., Mountain Time, at Terrace Gardens at Dove Valley Event and Conference Center, 13065 East Briarwood Avenue, Englewood, Colorado, 80112, and at any adjournments or postponements thereof, upon all subjects that may properly come before the Special Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR APPROVAL OF THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 6, 1999, BY AND AMONG AT&T CORP., METEOR ACQUISITION INC., A WHOLLY-OWNED SUBSIDIARY OF AT&T CORP., AND MEDIAONE GROUP, INC., IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATION, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Your vote for approval of the adoption of the Agreement and Plan of Merger may be indicated on the reverse.

[MEDIAONE GROUP LOGO]

To vote your shares for approval of the adoption of the Agreement and Plan of Merger, dated as of May 6, 1999, by and among AT&T Corp., Meteor Acquisition Inc., a wholly-owned subsidiary of AT&T Corp., and MediaOne Group, Inc., mark the "FOR" box on item "1." To vote against approval of the adoption of the Agreement and Plan of Merger, mark the "AGAINST" box. To abstain from voting for approval of the adoption of the Agreement and Plan of Merger, mark the "ABSTAIN" box.

--------------------------------------------------------------------------------
                        DIRECTORS RECOMMEND A VOTE "FOR"
--------------------------------------------------------------------------------

APPROVAL OF THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

                 FOR                                   AGAINST                                 ABSTAIN
                 / /                                     / /                                     / /

                                             Date ________________________, 1999
                                             Signature: ________________________
                                             Signature: ________________________
                                             Please sign this proxy and return
                                             promptly whether or not you plan to
                                             attend the Special Meeting.